Filed with the Securities and Exchange Commission on April 21, 2006

Registration No. 333-24989

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

Post-effective Amendment No. 11

Registration Statement

Under

The Securities Act of 1933*

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

(Exact name of registrant as specified in its charter)

CONNECTICUT

(State or other jurisdiction of incorporation or organization)

63

(Primary Standard Industrial Classification Code Number)

06-1241288

(I.R.S. Employer Identification No.)

ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JOSEPH D. EMANUEL, CHIEF LEGAL OFFICER

ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

LAURA KEALEY, ESQ.

VICE PRESIDENT AND CORPORATE COUNSEL

One Corporate Drive, Shelton, Connecticut 06484 (203) 944-5477

Approximate date of commencement of proposed sale to the public: May 1, 2006, or as soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following:  ☒.

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price**	Amount of registration fee
Market Value Adjusted Annuity Contracts			$-0-	$-0-

*	Pursuant to Rule 429 under the Securities Act of 1934, the prospectus contained in this Registration Statement also relates to annuity contracts which are covered by our earlier Registration Statement File Number 333-08743 which we continue to sell.

**	The proposed aggregate offering price is estimated solely for determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                 A Prudential Financial Company
                                One Corporate Drive, Shelton, Connecticut 06484

AMERICAN SKANDIA

ADVISORS CHOICE(R) 2000
(marketed by some firms as "Advisors Select 2000")

Flexible Premium Deferred Annuity

PROSPECTUS: MAY 1, 2006

This Prospectus describes Advisors Choice(R) 2000, a flexible premium deferred annuity (the "Annuity") offered by American Skandia Life Assurance Corporation
("American Skandia", "we", "our" or "us"). The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. This
Prospectus describes the important features of the Annuity and what you should consider before purchasing the Annuity. The Annuity or certain of its investment options and/or features may not be available in all states. Various rights and benefits may differ between states to meet applicable laws and/or regulations. For more information about variations applicable to your state, please refer to your Annuity contract or consult your Financial Professional.
Certain terms are capitalized in this Prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

 American Skandia offers several different annuities which your Financial
 Professional may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection and the ability to access your annuity's account value and the charges that you will be subject to if you choose to surrender the annuity. The fees and charges you pay and compensation paid to your Financial Professional may also be different between each annuity.
The Sub-accounts
--------------------------------------------------------------------------------
Each Sub-account of American Skandia Life Assurance Corporation Variable
Account B, invests in an underlying mutual fund portfolio. Currently, portfolios of the following underlying mutual funds are being offered: AIM
Variable Insurance Funds, American Skandia Trust, Evergreen Variable Annuity
Trust, First Defined Portfolio Fund LLC, Gartmore Variable Insurance Trust,
ProFund VP, The Prudential Series Fund, Rydex Variable Trust and Wells Fargo
Variable Trust. See the following page for a complete list of Sub-accounts.
Please Read This Prospectus
--------------------------------------------------------------------------------
Please read this prospectus and the current prospectus for the underlying mutual funds. Keep them for future reference. If you are purchasing the Annuity as a replacement for existing variable annuity or variable life coverage, you should consider any surrender or penalty charges you may incur when replacing your existing coverage.
Available Information
--------------------------------------------------------------------------------
We have also filed a Statement of Additional Information that is available from us, without charge, upon your request. The contents of the Statement of
Additional Information are described on page [94.] This Prospectus is part of the registration statement we filed with the SEC regarding this offering.
Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 100
F Street N.E., Washington, D.C., 20549 (see SEC file number 333-08853). These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the
SEC.
For Further Information Call:
--------------------------------------------------------------------------------
  1-800-752-6342
These annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or
any other agency. An investment in this annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the
AST Money Market sub-account.
These securities have NOT been approved or disapproved by the Securities and
Exchange Commission or any state securities commission NOR has the Commission or any state securities commission passed upon the accuracy or adequacy of this
Prospectus. Any representation to the contrary is a criminal offense.
American Skandia Advisors Choice(R) 2000 is a registered Service Mark of the
Prudential Insurance Company of America and is used under license by its affiliates.

Prospectus Dated: May 1, 2006 Statement of Additional Information Dated: May 1, 2006
CH2PROS506                                                                CHOICE2000
 PLEASE SEE OUR PRIVACY POLICY AND OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE
           STATEMENTS ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

                              INVESTMENT OPTIONS

AMERICAN SKANDIA TRUST
  AST Advanced Strategies
  AST Aggressive Asset Allocation
  AST AllianceBernstein Core Value
  AST AllianceBernstein Managed Index 500
  AST AllianceBernstein Growth & Income
  AST American Century Income & Growth
  AST American Century Strategic Balanced
  AST Balanced Asset Allocation
  AST Capital Growth Asset Allocation
  AST Cohen & Steers Realty
  AST Conservative Asset Allocation
  AST DeAM Large-Cap Value
  AST DeAM Small-Cap Growth
  AST DeAM Small-Cap Value
  AST Federated Aggressive Growth
  AST First Trust Balanced Target
  AST First Trust Capital Appreciation Target
  AST Global Allocation Portfolio
  AST Goldman Sachs Concentrated Growth
  AST Goldman Sachs Mid-Cap Growth
  AST Goldman Sachs Small-Cap Value
  AST High Yield
  AST JPMorgan International Equity
  AST Large-Cap Value
  AST Lord Abbett Bond Debenture
  AST LSV International Value
  AST Marsico Capital Growth
  AST MFS Global Equity
  AST MFS Growth
  AST Mid-Cap Value
  AST Money Market
  AST Neuberger Berman Mid-Cap Growth
  AST Neuberger Berman Mid-Cap Value
  AST PIMCO Limited Maturity Bond
  AST PIMCO Total Return Bond
  AST Preservation Asset Allocation
  AST Small-Cap Growth
  AST Small-Cap Value
  AST T. Rowe Price Asset Allocation
  AST T. Rowe Price Large-Cap Growth
  AST T. Rowe Price Global Bond
  AST T. Rowe Price Natural Resources
  AST William Blair International Growth

AIM VARIABLE INSURANCE FUNDS
  AIM V.I. Dynamics Fund -- Series I shares
  AIM V.I. Financial Services Fund -- Series I shares
  AIM V.I. Global Health Care Fund -- Series I shares
  AIM V.I. Technology Fund -- Series I shares

EVERGREEN VARIABLE ANNUITY TRUST
  Growth
  International Equity
  Omega

FIRST DEFINED PORTFOLIO FUND, LLC
  First Trust(R) 10 Uncommon Values
  Global Dividend Target 15
  NASDAQ(R) Target 15
  S&P(R) Target 24
  Target Managed VIP
  The Dow Target Dividend
  The Dow/sm/ DART 10
  Value Line(R) Target 25

GARTMORE VARIABLE INVESTMENT TRUST
  GVIT Developing Markets

PROFUND VP
  Access VP High Yield
  Asia 30
  Banks
  Basic Materials
  Bear
  Biotechnology
  Bull
  Consumer Goods
  Consumer Services
  Europe 30
  Financials
  Health Care
  Industrials
  Internet
  Japan
  Large-Cap Growth
  Large-Cap Value
  Mid-Cap Growth
  Mid-Cap Value
  Oil & Gas
  OTC
  Pharmaceuticals
  Precious Metals
  Real Estate
  Rising Rates Opportunity
  Semiconductor
  Short Mid-Cap
  Short OTC
  Short Small-Cap
  Small-Cap Growth
  Small-Cap Value
  Technology
  Telecommunications
  U.S. Government Plus
  UltraBull
  UltraMid-Cap
  UltraOTC
  UltraSmall-Cap
  Utilities

RYDEX VARIABLE TRUST
  Nova
  OTC
  Rydex Inverse S&P 500

WELLS FARGO VARIABLE TRUST
  Wells Fargo Advantage VT C&B Large Cap Value
  Wells Fargo Advantage VT Equity Income

Contents


 Do You Offer a Program for Withdrawals Under Sections 72(t)/72(q) of the Internal Revenue


                                      (i)

Contents

Living Benefit Programs.......................................................  56
 Do You Offer Programs Designed to Provide Investment Protection for Owners

 What Happens to My Units When There is a Change in Daily Asset-Based Charges?  90

Appendix F -- Description and Calculation of Previously Offered Optional
  Death Benefits.............................................................. F-1
Appendix G -- Additional Information on Asset Allocation Programs............. G-1

                                     (ii)

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Introduction

Why Would I Choose to Purchase This Annuity?
--------------------------------------------------------------------------------
This Annuity is frequently used for retirement planning because it allows you to accumulate retirement savings and also offers annuity payment options when you are ready to begin receiving income. The Annuity also offers a choice of different optional benefits, for an additional charge, that can provide principal protection or guaranteed minimum income protection for Owners while they are alive and one or more Death Benefits that can protect your retirement savings if you die during a period of declining markets. It may be used as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Roth
IRA, Section 401(a) plans (defined benefit plans and defined contribution plans such as 401(k), profit sharing and money purchase plans) or Tax Sheltered
Annuity (or 403(b)). It may also be used as an investment vehicle for
"non-qualified" investments. The Annuity allows you to invest your money in a number of Sub-accounts as well as in one or more Fixed Allocations.

When an Annuity is purchased as a "non-qualified" investment, you generally are not taxed on any investment gains the Annuity earns until you make a withdrawal or begin to receive annuity payments. This feature, referred to as
"tax-deferral", can be beneficial to the growth of your Account Value because money that would otherwise be needed to pay taxes on investment gains each year remains invested and can earn additional money. However, because the Annuity is designed for long-term retirement savings, a 10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2. Annuities purchased as a non-qualified investment are not subject to the maximum contribution limits that may apply to a qualified investment, and are not subject to required minimum distributions after age 70 1/2

When an Annuity is purchased as a "qualified" investment, you should consider that the Annuity does not provide any tax advantages in addition to the preferential treatment already available through your retirement plan under the
Internal Revenue Code. In other words, you need not invest in an Annuity to gain the preferential tax treatment provided by your retirement plan. An
Annuity, however, may offer features and benefits in addition to providing tax deferral that other investment vehicles may not offer, including Death Benefit protection for your beneficiaries, lifetime income options, and the ability to make transfers between numerous variable investment options offered under the
Annuity. You should consult with your Financial Professional as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

What Are Some of the Key Features of This Annuity?
--------------------------------------------------------------------------------
.. This Annuity is a "flexible premium deferred annuity." It is called "flexible premium" because you have considerable flexibility in the timing and amount of Purchase Payments. Generally, investors "defer" receiving annuity payments until after an accumulation period.
.. This Annuity offers both Sub-accounts and Fixed Allocations. If you allocate your Account Value to Sub-accounts, the value of your Annuity will vary daily to reflect the investment performance of the underlying investment options.
  Fixed Allocations of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment if you withdraw or transfer your
  Account Value before the Maturity Date.
.. The Annuity features two distinct periods -- the accumulation period and the payout period. During the accumulation period your Account Value is allocated to one or more investment options.
.. During the payout period, commonly called "annuitization," you can elect to receive annuity payments (1) for life; (2) for life with a guaranteed minimum number of payments; (3) based on joint lives; or (4) for a guaranteed number of payments. We currently make annuity payments available on a fixed or variable basis. Variable payment options are made available through a different contract and prospectus.
.. This Annuity offers optional income benefits, for an additional charge, that can provide principal protection or guaranteed minimum income protection for
  Owners while they are alive.
.. This Annuity offers a basic Death Benefit. It also offers optional Death
  Benefits that provide an enhanced level of protection for your beneficiary(ies) for an additional charge.
.. There is no Contingent Deferred Sales Charge on surrenders or withdrawals.
  You can withdraw Account Value from your Annuity free of any charges although the value of any optional benefit you elect may be reduced.
.. Transfers between investment options are tax-free. Currently, you may make twenty transfers each year free of charge. We also offer several programs that enable you to manage your Account Value as your financial needs and investment performance change.

How Do I Purchase This Annuity?
--------------------------------------------------------------------------------
We sell the Annuity through licensed, registered Financial Professionals.
Unless we agree otherwise, and subject to our rules, the Annuity has a minimum initial Purchase Payment of $5,000. We may allow you to make a lower initial
Purchase Payment provided you establish an electronic funds transfer under which Purchase Payments received in the first Annuity Year total at least
$5,000. There is no age restriction to purchase the Annuity. However, the basic
Death Benefit provides greater protection for Owners under age 85 as of the
Issue Date of this Annuity. The availability and level of protection of certain optional benefits may vary based on the age of the Owner on the Issue Date of the Annuity, the date the benefit is elected or the date of the Owner's death.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Glossary of Terms

Many terms used within this Prospectus are described within the text where they appear. The description of those terms are not repeated in this Glossary of
Terms.
ACCOUNT VALUE
The value of each allocation to a Sub-account (also referred to as "variable investment option") or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges. Other than on a contract anniversary, the Account Value is calculated before we assess any fee that is deducted annually in arrears. The Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

ADVISOR
A person or entity which:
.. is registered under the Investment Advisers Act of 1940, as amended, and, where applicable, under equivalent state law or regulation regarding the registration of investment advisors; or
.. may provide investment advisory services but is exempt from such registration.

ANNUITIZATION
The application of Account Value (or Protected Income Value for the Guaranteed
Minimum Income Benefit, if applicable) to one of the available annuity options for the Annuitant to begin receiving periodic payments for life (or joint lives), for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

ANNUITY DATE
The date you choose for annuity payments to commence. A maximum Annuity Date may apply.

ANNUITY YEAR
A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

COMBINATION 5% ROLL-UP AND HAV DEATH BENEFIT
We offer an Optional Death Benefit that, for an additional cost, provides an enhanced level of protection for your beneficiary(ies) by providing the greater of the Highest Anniversary Value Death Benefit and a 5% annual increase on
Purchase Payments adjusted for withdrawals.

CODE
The Internal Revenue Code of 1986, as amended from time to time.

ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT
We offer an Optional Death Benefit that, for an additional cost, provides an enhanced level of protection for your beneficiary(ies) by providing amounts in addition to the basic Death Benefit that can be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death.

FIXED ALLOCATION
An investment option that offers a fixed rate of interest for a specified
Guarantee Period during the accumulation period.

FREE LOOK
Under state insurance laws, you have the right, during a limited period of time, to examine your Annuity and decide if you want to keep it. This right is referred to as your "free look" right. The length of this time period depends on the law of your state, and may vary depending on whether your purchase is a replacement or not. Check your Annuity contract for more details about your free look right.

GUARANTEE PERIOD
A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

GUARANTEED MINIMUM INCOME BENEFIT (GMIB)
We offer a program that, for an additional cost, after a seven-year waiting period, guarantees your ability to begin receiving income from your Annuity in the form of annuity payments based on your total Purchase Payments and an annual increase of 5% on such Purchase Payments adjusted for withdrawals
(called the "Protected Income Value"), regardless of the impact of market performance on your Account Value.

GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB)
We offer a program that, for an additional cost, guarantees your ability to withdraw amounts over time equal to an initial principal value, regardless of the impact of market performance on your Account Value.

GUARANTEED RETURN OPTION PLUS/SM/ (GRO PLUS/SM/ )/GUARANTEED RETURN OPTION
We offer a program that, for an additional cost, guarantees a "return of premium" at a future date, while allowing you to allocate all or a portion of your Account Value to certain Sub-accounts.

HIGHEST ANNIVERSARY VALUE DEATH BENEFIT ("HAV")
We offer an Optional Death Benefit that, for an additional cost, provides an enhanced level of protection for your beneficiary(ies) by providing a death benefit equal to the greater of the basic Death Benefit and the Highest
Anniversary Value, less proportional withdrawals.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

HIGHEST DAILY VALUE DEATH BENEFIT ("HDV")
We offer an Optional Death Benefit that, for an additional cost, provides an enhanced level of protection for your beneficiary(ies) by providing a death benefit equal to the greater of the basic Death Benefit and the Highest Daily
Value, less proportional withdrawals.

INTERIM VALUE
The value of a Fixed Allocation on any date other than the Maturity Date. The
Interim Value is equal to the initial value allocated to the Fixed Allocation plus all interest credited to the Fixed Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

ISSUE DATE
The effective date of your Annuity.

LIFETIME FIVE INCOME BENEFIT
We offer a program that, for an additional cost, guarantees your ability to withdraw amounts equal to a percentage of an initial principal value, regardless of the impact of market performance on your Account Value, subject to our program rules regarding the timing and amount of withdrawals.

MVA
A market value adjustment used in the determination of Account Value of each
Fixed Allocation on any day prior to the Maturity Date of such Fixed Allocation.

OWNER
With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

SPOUSAL LIFETIME FIVE INCOME BENEFIT
We offer a program that, for an additional cost, guarantees until the later death of two Designated Lives (as defined in this Prospectus) the ability to withdraw an annual amount equal to 5% of an initial principal value regardless of the impact of market performance on the Account Value, subject to our program rules regarding the timing and amount of withdrawals.

SUB-ACCOUNT
We issue your Annuity through our separate account. See "What is the Separate
Account?" under the General Information section. The separate account invests in underlying mutual fund portfolios. From an accounting perspective, we divide the separate account into a number of sections, each of which corresponds to a particular underlying mutual fund portfolio. We refer to each such section of our separate account as a "Sub-account".

SURRENDER VALUE
The value of your Annuity available upon surrender prior to the Annuity Date.
It equals the Account Value as of the date we price the surrender minus the
Annual Maintenance Fee, Tax Charge, the charge for any optional benefits, and any additional amounts we applied to your Purchase Payments that we may be entitled to recover under certain circumstances. There is no Contingent
Deferred Sales Charge upon surrender or partial withdrawal. The surrender value may be calculated using a Market Value Adjustment with respect to amounts in any Fixed Allocation.

UNIT
A measure used to calculate your Account Value in a Sub-account during the accumulation period.

VALUATION DAY
Every day the New York Stock Exchange is open for trading or any other day the
Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Below is a summary of the fees and charges for the Annuity. Some fees and charges are assessed against your Annuity while others are assessed against assets allocated to the Sub-accounts. The fees and charges that are assessed against the Annuity include the Transfer Fee, Tax Charge and Annual Maintenance
Fee. The charges that are assessed against the Sub-accounts are the Mortality and Expense risk charge, the charge for Administration of the Annuity, and the charge for certain optional benefits you elect, other than the Guaranteed
Minimum Income Benefit, which is assessed against the Protected Income Value.
Each underlying mutual fund portfolio assesses a charge for investment management, other expenses and with some mutual funds, a 12b-1 charge. The prospectus for each underlying mutual fund provides more detailed information about the expenses for the underlying mutual funds.

The following table provides a summary of the fees and charges you will pay if you surrender the Annuity or transfer Account Value among investment options.
These fees and charges are described in more detail within this Prospectus.

YOUR TRANSACTION FEES AND CHARGES
----------------------------------------------------------------------------------------------
(ASSESSED AGAINST THE ANNUITY)

           FEE/CHARGE                                   AMOUNT DEDUCTED
----------------------------------------------------------------------------------------------

Contingent Deferred Sales Charge          There is no Contingent Deferred Sales Charge
                                         deducted upon surrender or partial withdrawal.
----------------------------------------------------------------------------------------------

Transfer Fee*                                                $10.00
----------------------------------------------------------------------------------------------

Tax Charge**                      0% to 3.5% of the value that is annuitized, depending on the requirements of the applicable jurisdiction.
----------------------------------------------------------------------------------------------

* Currently, we deduct the fee after the 20/th/ transfer each Annuity Year. We guarantee that the number of charge free transfers per Annuity Year will never be less than 12.
** This charge is deducted generally at the time you annuitize your contract.

Summary of Contract Fees and Charges

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

The following table provides a summary of the periodic fees and charges you will pay while you own the Annuity, excluding the underlying mutual fund
Portfolio annual expenses. These fees and charges are described in more detail within this Prospectus.

YOUR PERIODIC FEES AND CHARGES
------------------------------------------------------------------------------------------------------------
ANNUAL FEES/CHARGES ASSESSED AGAINST THE ANNUITY

                   FEE/CHARGE                                          AMOUNT DEDUCTED
------------------------------------------------------------------------------------------------------------

    Annual Maintenance Fee*                                Smaller of $35 or 2% of Account Value**
------------------------------------------------------------------------------------------------------------

ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS/1/
------------------------------------------------------------------------------------------------------------
(ASSESSED AS A PERCENTAGE OF THE AVERAGE DAILY NET ASSETS OF THE SUB-ACCOUNTS)

                   FEE/CHARGE                                          AMOUNT DEDUCTED
------------------------------------------------------------------------------------------------------------

    Mortality & Expense Risk Charge/2/                                      0.50%
------------------------------------------------------------------------------------------------------------

    Administration Charge/2/                                                0.15%
------------------------------------------------------------------------------------------------------------

    Settlement Service Charge/3/                       1.40% per year of the value of each Sub-account
                                                 if the Owner's beneficiary elects the Qualified Beneficiary
                                                          Continuation Option/4/ ("Qualified BCO")
------------------------------------------------------------------------------------------------------------

    Total Annual Charges of the Sub-accounts           0.65% per year of the value of each Sub-account
------------------------------------------------------------------------------------------------------------

* Assessed annually on the Annuity's anniversary date or upon surrender.
** Only applicable if Account Value is under $50,000. Assessed annually on the
Annuity's anniversary date or upon surrender.
1: These charges are deducted daily and apply to Sub-accounts only.
2: The combination of the Mortality and Expense Risk Charge and Administration
Charge is referred to as the "Insurance Charge" elsewhere in this Prospectus.
Prior to July 1, 1994, total annual expenses under the Annuity were 1.90%, including an investment allocation service charge of 1.00% and 0.90% for what we now refer to as the "Insurance Charge." Effective July 1, 1994, we no longer deducted the investment allocation service charge; total annual expenses were then 0.90%. Effective May 1, 1998, the Insurance Charge was further reduced to
0.65%.
3: The Mortality & Expense Risk Charge and the Administration Charge do not
apply if you are a beneficiary under the Qualified Beneficiary Continuation
Option. The Settlement Service Charge applies only if your beneficiary elects the Qualified Beneficiary Continuation Option.
4: When an Annuity is used as an IRA, 403(b) or other "qualified investment", upon the Owner's death a beneficiary may generally elect to continue the
Annuity and receive Minimum Distributions under the Annuity instead of receiving the death benefit in a single payment. If a beneficiary elects this option, the beneficiary will incur the Settlement Service Charge. Please refer the section of this Prospectus that describes the Qualified Beneficiary
Continuation Option for more detailed information about this option, including certain restrictions and limitations that may apply.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Summary of Contract Fees and Charges continued

The following table sets forth the charge for each optional benefit under the
Annuity. These fees would be in addition to the periodic fees and transaction fees set forth in the tables above.

YOUR OPTIONAL BENEFIT FEES AND CHARGES
---------------------------------------------------------------------------------------------------
                                                          OPTIONAL
                                                        BENEFIT FEE/             TOTAL ANNUAL
                OPTIONAL BENEFIT                           CHARGE                  CHARGE*
---------------------------------------------------------------------------------------------------

GUARANTEED RETURN OPTION Plus/SM/ (GRO Plus/SM/)/GUARANTEED RETURN OPTION
---------------------------------------------------------------------------------------------------
                                                  0.25% of average daily   0.90%
                                                  net assets of the Sub-   1.65% for Qualified BCO
                                                  accounts

GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB)
---------------------------------------------------------------------------------------------------
                                                  0.35% of average daily   1.00%
                                                  net assets of the Sub-   1.75% for Qualified BCO
                                                  accounts

GUARANTEED MINIMUM INCOME BENEFIT (GMIB)**
---------------------------------------------------------------------------------------------------
                                                  0.50% per year of the    0.65%
                                                  average Protected        PLUS
                                                  Income Value during      0.50% per year of
                                                  each year; deducted      average Protected Income
                                                  annually in arrears each Value
                                                  Annuity Year

LIFETIME FIVE/SM/ INCOME BENEFIT**
---------------------------------------------------------------------------------------------------
                                                  0.60% of average daily   1.25%
                                                  net assets of the Sub-
                                                  accounts

SPOUSAL LIFETIME FIVE/SM/ INCOME BENEFIT**
---------------------------------------------------------------------------------------------------
                                                  0.75% of average daily   1.40%
                                                  net assets of the Sub-
                                                  accounts

ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT**
---------------------------------------------------------------------------------------------------
                                                  0.25% of average daily   0.90%
                                                  net assets of the Sub-
                                                  accounts

HIGHEST ANNIVERSARY VALUE DEATH BENEFIT ("HAV")**
---------------------------------------------------------------------------------------------------
                                                  0.25% of average daily   0.90%
                                                  net assets of the Sub-
                                                  accounts

COMBINATION 5% ROLL-UP AND HAV DEATH BENEFIT**
---------------------------------------------------------------------------------------------------
                                                  0.50% of average daily   1.15%
                                                  net assets of the Sub-
                                                  accounts

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                   OPTIONAL
                                                                 BENEFIT FEE/                      TOTAL ANNUAL
             OPTIONAL BENEFIT                                       CHARGE                           CHARGE*
------------------------------------------------------------------------------------------------------------------------------

HIGHEST DAILY VALUE DEATH BENEFIT ("HDV")**
------------------------------------------------------------------------------------------------------------------------------
                                                            0.50% of average daily                 1.15%
                                                            net assets of the Sub-
                                                            accounts
------------------------------------------------------------------------------------------------------------------------------
Please refer to the section of this Prospectus that describes each optional benefit for a complete description of the benefit, including any restrictions or limitations that may apply.
------------------------------------------------------------------------------------------------------------------------------

* The Total Annual Charge includes the Insurance Charge assessed against the average daily net assets allocated to the Sub-accounts. If you elect more than one optional benefit, the Total Annual Charge would be increased to include the charge for each optional benefit.
** These optional benefits are not available under the Qualified BCO.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("Portfolios") as of
December 31, 2005. Each figure is stated as a percentage of the underlying
Portfolio's average daily net assets.

           TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
           ---------------------------------------------------------
                                                     MINIMUM MAXIMUM
           ---------------------------------------------------------
               Total Portfolio Operating Expense      0.63%  2.48%

The following are the total annual expenses for each underlying mutual fund
("Portfolio") as of December 31, 2005, except as noted. The "Total Annual
Portfolio Operating Expenses" reflect the combination of the underlying
Portfolio's investment management fee, other expenses and any 12b-1 fees. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table. For certain of the underlying Portfolios, a portion of the management fee has been waived and/or other expenses have been partially reimbursed. The existence of any such fee waivers and/or reimbursements have been reflected in the footnotes. The following expenses are deducted by the underlying Portfolio before it provides American Skandia with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying
Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling
1-800-752-6342.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Summary of Contract Fees and Charges continued
UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
--------------------------------------------------------------------------------------------------------
(AS A PERCENTAGE OF THE AVERAGE NET ASSETS OF THE UNDERLYING PORTFOLIOS)
                                                             FOR THE YEAR ENDED DECEMBER 31, 2005
                                                                                        TOTAL ANNUAL
                                                        MANAGEMENT   OTHER     12B-1 PORTFOLIO OPERATING
              UNDERLYING PORTFOLIO                         FEES    EXPENSES/1/ FEES       EXPENSES

American Skandia Trust/2,3/
--------------------------------------------------------------------------------------------------------
      AST Advanced Strategies                             0.85%      0.18%     0.00%        1.03%
      AST Aggressive Asset Allocation/4/                  1.04%      0.29%     0.00%        1.33%
      AST AllianceBernstein Core Value                    0.75%      0.19%     0.00%        0.94%
      AST AllianceBernstein Managed Index 500/5/          0.60%      0.17%     0.00%        0.77%
      AST AllianceBernstein Growth & Income               0.75%      0.13%     0.00%        0.88%
      AST American Century Income & Growth                0.75%      0.18%     0.00%        0.93%
      AST American Century Strategic Balanced             0.85%      0.23%     0.00%        1.08%
      AST Balanced Asset Allocation/4/                    0.95%      0.20%     0.00%        1.15%
      AST Capital Growth Asset Allocation/4/              1.00%      0.20%     0.00%        1.20%
      AST Cohen & Steers Realty                           1.00%      0.18%     0.00%        1.18%
      AST Conservative Asset Allocation/4/                0.94%      0.24%     0.00%        1.18%
      AST DeAM Large-Cap Value                            0.85%      0.22%     0.00%        1.07%
      AST DeAM Small-Cap Growth                           0.95%      0.20%     0.00%        1.15%
      AST DeAM Small-Cap Value                            0.95%      0.24%     0.00%        1.19%
      AST Federated Aggressive Growth                     0.95%      0.17%     0.00%        1.12%
      AST First Trust Balanced Target                     0.85%      0.19%     0.00%        1.04%
      AST First Trust Capital Appreciation Target         0.85%      0.19%     0.00%        1.04%
      AST Global Allocation/6/                            0.86%      0.23%     0.00%        1.09%
      AST Goldman Sachs Concentrated Growth               0.90%      0.16%     0.00%        1.06%
      AST Goldman Sachs Mid-Cap Growth                    1.00%      0.18%     0.00%        1.18%
      AST Goldman Sachs Small-Cap Value                   0.95%      0.22%     0.00%        1.17%
      AST High Yield/7/                                   0.75%      0.19%     0.00%        0.94%
      AST JPMorgan International Equity                   0.88%      0.19%     0.00%        1.07%
      AST Large-Cap Value/8/                              0.75%      0.16%     0.00%        0.91%
      AST Lord Abbett Bond Debenture                      0.80%      0.17%     0.00%        0.97%
      AST LSV International Value                         1.00%      0.26%     0.00%        1.26%
      AST Marsico Capital Growth                          0.90%      0.13%     0.00%        1.03%
      AST MFS Global Equity                               1.00%      0.26%     0.00%        1.26%
      AST MFS Growth                                      0.90%      0.18%     0.00%        1.08%
      AST Mid-Cap Value/9/                                0.95%      0.22%     0.00%        1.17%
      AST Money Market/10/                                0.50%      0.13%     0.00%        0.63%
      AST Neuberger Berman Mid-Cap Growth/11/             0.90%      0.18%     0.00%        1.08%
      AST Neuberger Berman Mid-Cap Value                  0.89%      0.14%     0.00%        1.03%
      AST PIMCO Limited Maturity Bond                     0.65%      0.15%     0.00%        0.80%
      AST PIMCO Total Return Bond                         0.65%      0.15%     0.00%        0.80%
      AST Preservation Asset Allocation/4/                0.89%      0.38%     0.00%        1.27%
      AST Small-Cap Growth                                0.90%      0.25%     0.00%        1.15%
      AST Small-Cap Value/12/                             0.90%      0.17%     0.00%        1.07%
      AST T. Rowe Price Asset Allocation                  0.85%      0.23%     0.00%        1.08%
      AST T. Rowe Price Large-Cap Growth/13/              0.90%      0.21%     0.00%        1.11%
      AST T. Rowe Price Global Bond                       0.80%      0.21%     0.00%        1.01%
      AST T. Rowe Price Natural Resources                 0.90%      0.18%     0.00%        1.08%
      AST William Blair International Growth              1.00%      0.18%     0.00%        1.18%

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                     FOR THE YEAR ENDED DECEMBER 31, 2005
                                                                                                TOTAL ANNUAL
                                                                MANAGEMENT   OTHER     12B-1 PORTFOLIO OPERATING
                  UNDERLYING PORTFOLIO                             FEES    EXPENSES/1/ FEES       EXPENSES

AIM Variable Insurance Funds/14/
----------------------------------------------------------------------------------------------------------------
      AIM V.I. Dynamics Fund -- Series I shares                   0.75%      0.42%     0.00%        1.17%
      AIM V.I. Financial Services Fund -- Series I shares         0.75%      0.37%     0.00%        1.12%
      AIM V.I. Global Health Care Fund -- Series I shares         0.75%      0.33%     0.00%        1.08%
      AIM V.I. Technology Fund -- Series I shares                 0.75%      0.37%     0.00%        1.12%

Evergreen Variable Annuity Trust
----------------------------------------------------------------------------------------------------------------
      Growth                                                      0.70%      0.22%     0.00%        0.92%
      International Equity                                        0.41%      0.30%     0.00%        0.71%
      Omega                                                       0.52%      0.19%     0.00%        0.71%

First Defined Portfolio Fund, LLC/15,16/
----------------------------------------------------------------------------------------------------------------
      First Trust(R) 10 Uncommon Values                           0.60%      0.84%     0.25%        1.69%
      Global Dividend Target 15                                   0.60%      0.76%     0.25%        1.61%
      NASDAQ(R) Target 15                                         0.60%      0.98%     0.25%        1.83%
      S&P(R) Target 24                                            0.60%      0.73%     0.25%        1.58%
      Target Managed VIP                                          0.60%      0.63%     0.25%        1.48%
      The Dow Target Dividend                                     0.60%      0.67%     0.25%        1.52%
      The Dow/sm/ DART 10                                         0.60%      0.74%     0.25%        1.59%
      Value Line(R) Target 25                                     0.60%      0.64%     0.25%        1.49%

Gartmore Variable Insurance Trust/17/
----------------------------------------------------------------------------------------------------------------
      GVIT Developing Markets                                     1.05%      0.37%     0.25%        1.67%

ProFund VP/18/
----------------------------------------------------------------------------------------------------------------
      Access VP High Yield                                        0.75%      1.13%     0.25%        2.13%
      Asia 30                                                     0.75%      0.82%     0.25%        1.82%
      Banks                                                       0.75%      1.03%     0.25%        2.03%
      Basic Materials                                             0.75%      0.91%     0.25%        1.91%
      Bear                                                        0.75%      0.86%     0.25%        1.86%
      Biotechnology                                               0.75%      0.92%     0.25%        1.92%
      Bull                                                        0.75%      0.78%     0.25%        1.78%
      Consumer Goods                                              0.75%      1.08%     0.25%        2.08%
      Consumer Services                                           0.75%      1.48%     0.25%        2.48%
      Europe 30                                                   0.75%      0.76%     0.25%        1.76%
      Financials                                                  0.75%      0.92%     0.25%        1.92%
      Health Care                                                 0.75%      0.89%     0.25%        1.89%
      Industrials                                                 0.75%      1.17%     0.25%        2.17%
      Internet                                                    0.75%      0.92%     0.25%        1.92%
      Japan                                                       0.75%      0.83%     0.25%        1.83%
      Large-Cap Growth                                            0.75%      0.94%     0.25%        1.94%
      Large-Cap Value                                             0.75%      1.00%     0.25%        2.00%
      Mid-Cap Growth                                              0.75%      0.89%     0.25%        1.89%
      Mid-Cap Value                                               0.75%      0.87%     0.25%        1.87%
      Oil & Gas                                                   0.75%      0.86%     0.25%        1.86%
      OTC                                                         0.75%      0.84%     0.25%        1.84%
      Pharmaceuticals                                             0.75%      0.93%     0.25%        1.93%
      Precious Metals                                             0.75%      0.86%     0.25%        1.86%

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Summary of Contract Fees and Charges continued
                                                              FOR THE YEAR ENDED DECEMBER 31, 2005
                                                                                         TOTAL ANNUAL
                                                         MANAGEMENT   OTHER     12B-1 PORTFOLIO OPERATING
                      FUNDS                                 FEES    EXPENSES/1/ FEES       EXPENSES
      Real Estate                                          0.75%      0.89%     0.25%        1.89%
      Rising Rates Opportunity                             0.75%      0.73%     0.25%        1.73%
      Semiconductor                                        0.75%      0.98%     0.25%        1.98%
      Short Mid-Cap                                        0.75%      1.28%     0.25%        2.28%
      Short OTC                                            0.75%      0.85%     0.25%        1.85%
      Short Small-Cap                                      0.75%      0.90%     0.25%        1.90%
      Small-Cap Growth                                     0.75%      0.85%     0.25%        1.85%
      Small-Cap Value                                      0.75%      0.91%     0.25%        1.91%
      Technology                                           0.75%      0.89%     0.25%        1.89%
      Telecommunications                                   0.75%      0.91%     0.25%        1.91%
      U.S. Government Plus                                 0.50%      0.84%     0.25%        1.59%
      UltraBull                                            0.75%      0.88%     0.25%        1.88%
      UltraMid-Cap                                         0.75%      0.91%     0.25%        1.91%
      UltraOTC                                             0.75%      0.85%     0.25%        1.85%
      UltraSmall-Cap                                       0.75%      0.91%     0.25%        1.91%
      Utilities                                            0.75%      0.89%     0.25%        1.89%

The Prudential Series Fund
---------------------------------------------------------------------------------------------------------
      SP William Blair International Growth                0.85%      0.13%     0.00%        0.98%

Rydex Variable Trust
---------------------------------------------------------------------------------------------------------
      Nova                                                 0.75%      0.78%     0.00%        1.53%
      OTC                                                  0.75%      0.75%     0.00%        1.50%
      Rydex Inverse S&P 500                                0.90%      0.80%     0.00%        1.70%

Wells Fargo Variable Trust/19/
---------------------------------------------------------------------------------------------------------
      Wells Fargo Advantage VT C&B Large Cap Value         0.55%      0.37%     0.25%        1.17%
      Wells Fargo Advantage VT Equity Income/20/           0.55%      0.25%     0.25%        1.05%
1: As noted above, shares of the Portfolios generally are purchased through variable insurance products. Many of the Portfolios and/or their investment advisers and/or distributors have entered into arrangements with us as the issuer of each Annuity under which they compensate us for providing ongoing services in lieu of the Trust providing such services. Amounts paid by a
Portfolio under those arrangements are included under "Other Expenses." For more information see the prospectus for each underlying portfolio and, "Service
Fees payable to American Skandia," later in this prospectus.
2: The total actual operating expenses for certain of the Portfolios listed above for the year ended December 31, 2005 were less than the amounts shown in the table above, due to fee waivers, reimbursement of expenses, and expense offset arrangements ("Arrangements"). These Arrangements are voluntary and may be terminated at any time. In addition, the Arrangements may be modified periodically. For more information regarding the Arrangements, please see the prospectus and statement of additional information for the Portfolios.
3: Until November 18, 2004, the Trust had a Distribution Plan under Rule 12b-1 to permit an affiliate of the Trust's Investment Managers to receive brokerage commissions in connection with purchases and sales of securities held by the
Portfolios, and to use these commissions to promote the sale of shares of the
Portfolio. The Distribution Plan was terminated effective November 18, 2004.
4: Each Asset Allocation Portfolio invests primarily in shares of one or more
Underlying Portfolios.
  a. Each Asset Allocation Portfolio invests primarily in shares of one or more
  AST Portfolios (the "Underlying Portfolios"). The only management fee directly paid by an Asset Allocation Portfolio is a 0.15% fee paid to the investment managers. The management fee shown in the chart for each Asset
  Allocation Portfolio includes: (i) the 0.15% management fee to be paid by the
  Asset Allocation Portfolio to the investment managers plus (ii) a weighted average estimate of the management fees to be paid by the Underlying
  Portfolios to the investment managers, which are borne indirectly by investors in the Asset Allocation Portfolio. Each weighted average estimate was calculated based on the percentage of the Portfolio invested in each
  Underlying Portfolio as of December 31, 2005 using the management fee rates shown in the chart above.
  b. The other expenses shown in the chart for each Asset Allocation Portfolio include: (i) an estimate of expenses other than management fees ("other expenses") paid by the Asset Allocation Portfolio plus (ii) a weighted average estimate of the other expenses to be paid by the Underlying
  Portfolios, which are borne indirectly by investors in the Asset Allocation
  Portfolio. Each weighted average estimate of the other expenses paid by the
  Underlying Portfolios is calculated based on the percentage of the applicable
  Asset Allocation Portfolio invested in each Underlying Portfolio using the other expense rates shown in the chart above. Descriptions of the types of costs that are included as other expenses for the Asset Allocation Portfolios and the Underlying Portfolios are set forth in the prospectus for the Asset
  Allocation Portfolios.
5: Effective December 5, 2005, the AST AllianceBernstein Growth + Value
Portfolio merged into the AST AllianceBernstein Managed Index 500 Portfolio.
6: The AST Global Allocation Portfolio invests primarily in shares of other AST
Portfolios (the "Underlying Portfolios").
  a. The AST Global Allocation Portfolio invests primarily in shares of other
  AST Portfolios (the "Underlying Portfolios"). The only management fee directly paid by the Portfolio is a 0.10% fee paid to the investment managers. The management fee shown in the chart for the Portfolio includes:
  (i) that 0.10% management fee paid by the Portfolio plus (ii) a weighted average estimate of the management fees paid by the Underlying Portfolios, which are borne indirectly by investors in the Portfolio. The weighted average estimate was calculated based on the percentage of the Portfolio invested in each Underlying Portfolio as of December 31, 2005 using the management fee rates shown in the chart above.
  b. The other expenses shown in the chart for the AST Global Allocation
  Portfolio include: (i) an estimate of expenses other than management fees
  ("other expenses") paid by the Portfolio plus (ii) a weighted average estimate of the other expenses to be paid by the Underlying Portfolios, which are borne indirectly by investors in the Portfolio. Each weighted average estimate of the other expenses paid by the Underlying Portfolios is calculated based on the percentage of the Portfolio invested in each
  Underlying Portfolio using the other expense rates shown in the chart above.
  Descriptions of the types of costs that are included as other expenses for the Portfolio and the Underlying Portfolios are set forth in the prospectus for the Portfolio.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

7: Effective March 20, 2006, Pacific Investment Management Company LLC became a
Sub-advisor of the Portfolio along with Goldman Sachs Asset Management L.P.
Prior to March 20, 2006, Goldman Sachs Asset Management L.P. served as the sole
Sub-advisor of the Portfolio, then named the "AST Goldman Sachs High Yield Bond
Portfolio."
8: Effective March 20, 2006, Dreman Value Management LLC became a Sub-advisor along with J.P. Morgan Investment Management, Inc. and Hotchkis & Wiley Capital
Management, LLC. Between December 5, 2005 and March 20, 2006, J.P. Morgan
Investment Management, Inc. and Hotchkis & Wiley Capital Management, LLC served as Co-Sub-advisors of the Portfolio. Prior to December 5, 2005, Hotchkis &
Wiley Capital Management, LLC served as Sub-advisor of the Portfolio, then named the "AST Hotchkis & Wiley Large-Cap Value Portfolio."
9: Effective December 5, 2005, EARNEST Partners LLC and WEDGE Capital
Management, LLP became Co-Sub-advisors of the Portfolio. Prior to December 5,
2005, GAMCO Investors, Inc. served as Sub-advisor of the Portfolio, then named the "AST Gabelli All-Cap Value Portfolio."
10: Effective December 5, 2005, Prudential Investment Management, Inc. became the Sub-advisor of the Portfolio. Prior to December 5, 2005, Wells Capital
Management, Inc. served as Sub-advisor of the Portfolio.
11: Effective December 5, 2005, the AST Alger All-Cap Growth Portfolio merged into the AST Neuberger Berman Mid-Cap Growth Portfolio.
12: Effective March 20, 2006, Dreman Value Management LLC became a Sub-advisor along with Salomon Brothers Asset Management, Inc., J.P. Morgan Investment
Management, Inc. and Lee Munder Capital Group. Between December 5, 2005 and
March 20, 2006, Salomon Brothers Asset Management, Inc., J.P. Morgan Investment
Management, Inc., Lee Munder Capital Group and Integrity Asset Management
served as Sub-advisors of the Portfolio. Prior to December 5, 2005, J.P. Morgan
Investment Management, Inc., Lee Munder Capital Group and Integrity Asset
Management served as Sub-advisors of the Portfolio. The name of the Portfolio remains unchanged.
13: Effective December 5, 2005, T. Rowe Price Associates, Inc. became the
Sub-advisor of the Portfolio. Prior to December 5, 2005, Alliance Capital
Management, L.P. served as Sub-advisor of the Portfolio, then named the "AST
AllianceBernstein Large-Cap Growth Portfolio."
14: The Fund's advisor has contractually agreed to waive advisory fees and/or reimburse expenses of Series I shares to the extent necessary to limit Total
Annual Portfolio Operating Expenses (excluding certain items discussed below)
of Series I shares to 1.30% of average daily net assets. In determining the advisor's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual
Portfolio Operating Expenses to exceed the number reflected above: (i)
interest; (ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary items; (v) expenses related to a merger or reorganizations as approved by the
Fund's Board of Trustees; and (vi) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the expense offset arrangements from which the Fund may benefit are in the form of credits that the Fund receives from banks where the Fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the Fund. The expense limitation agreement is in effect through April 30, 2007.
15: The Funds' Board of Trustees reserve the right to suspend payments under the 12b-1 Plan at any time. On May 1, 2003, 12b-1 payments were suspended for all Funds except the First Trust 10 Uncommon Values Portfolio. Payments under the 12b-1 Plan resumed effective May 1, 2004 for the Target Managed VIP
Portfolio, the Dow Dart 10 Portfolio, the Global Dividend Target 15 Portfolio,
the S&P Target 24 Portfolio, the Nasdaq Target 15 Portfolio and the Value Line
Target 25 Portfolio.
16: For the period September 30, 2004 through December 31, 2007, First Trust has contractually agreed to waive fees and reimburse expenses of the Portfolios to limit the total annual fund operating expenses (excluding brokerage expense and extraordinary expense) to 1.37% for the First Trust 10 Uncommon Values
Portfolio and 1.47% for each of the other Portfolios' average daily net assets.
First Trust has entered into an agreement with First Defined Portfolio Fund,
LLC that will allow First Trust to recover from the Portfolios any fees waived or reimbursed during the three year period of January 1, 2005 through December
31, 2007. However, First Trust's ability to recover such amounts is limited to the extent that it would not exceed the amount reimbursed or waived during such period.

                                               TOTAL ACTUAL ANNUAL
                                           PORTFOLIO OPERATING EXPENSES
         PORTFOLIO NAME                    AFTER EXPENSE REIMBURSEMENT
         First Trust(R) 10 Uncommon Values            1.37%
         Target Managed VIP                           1.47%
         S&P Target 24                                1.47%
         The Dow/SM/ DART 10                          1.47%
         Value Line(R) Target 25                      1.47%
         Global Dividend Target 15                    1.47%
         Nasdaq Target 15                             1.47%
         Dow Target Dividend                          1.47%
17: Effective January 1, 2006, the Fund implemented a performance fee structure and the management fee was lowered to 1.05%. Beginning January 1, 2007, the management fee may be adjusted, on a quarterly basis, upward or downward depending on the Fund's performance relative to its benchmark, the MSCI
Emerging Markets Free Index. As a result, beginning January 1, 2007, if the management fee were calculated taking into account all base fee breakpoints and performance fee adjustments, the management fee could range from 0.95% at its lowest to 1.15% at its highest.
18: ProFund Advisors LLC has contractually agreed to waive Investment Advisory and Management Services Fees and to reimburse other expenses to the extent
Total Annual Portfolio Operating Expenses, as a percentage of average daily net assets, exceed 1.98% (1.73% for ProFund VP U.S. Government Plus and 1.78% for
ProFund VP Rising Rates Opportunity) through December 31, 2006. After such date, any of the expense limitations may be terminated or revised. Amounts waived or reimbursed in a particular fiscal year may be repaid to ProFund
Advisors LLC within three years of the waiver or reimbursement to the extent that recoupment will not cause the Portfolio's expenses to exceed any expense limitation in place at that time. A waiver or reimbursement lowers the expense ratio and increases overall returns to investors.
19:  a: The Adviser of Wells Fargo Variable Trust has committed through April
30, 2007 to waive fees and/or reimburse expenses to the extent necessary to maintain the Fund's net operating expenses as shown.

                                                    TOTAL ACTUAL ANNUAL
                                                PORTFOLIO OPERATING EXPENSES
   PORTFOLIO NAME                               AFTER EXPENSE REIMBURSEMENT
   Wells Fargo Advantage VT C&B Large Cap Value            1.00%
   Wells Fargo Advantage VT Equity Income                  1.00%

  b: In addition, the following name changes were made effective May 1, 2006:

 OLD PORTFOLIO NAME               NEW PORTFOLIO NAME
 Advantage VT C&B Large Cap Value Wells Fargo Advantage VT C&B Large Cap Value
 Advantage VT Equity Income       Wells Fargo Advantage VT Equity Income
20: The Fund's investment adviser has implemented a breakpoint schedule for the
Fund's management fee. The management fee charged to the Fund will decline as the Fund's assets grow and will continue to be based on a percentage of the
Fund's average daily net assets. The breakpoint schedule for the Fund is as follows: 0.55% for assets under $500 million, 0.50% for the next $500 million in assets; 0.45% for the next $2 billion in assets; 0.425% for the next $2 billion; and 0.40% for assets over $5 billion.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Expense Examples

These examples are intended to help you compare the cost of investing in the
Annuity with the cost of investing in other variable annuities.
Below are examples showing what you would pay in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and your investment has a 5% return each year.
The examples reflect the following fees and charges for the Annuity as described in "Summary of Contract Fees and Charges":

.. Insurance Charge
.. Annual Maintenance Fee
.. The maximum combination of optional benefit charges

The examples also assume the following for the period shown:

.. You allocate all of your Account Value to the Sub-account with the maximum total annual operating expenses, and those expenses remain the same each year
.. You make no withdrawals of Account Value
.. You make no transfers, or other transactions for which we charge a fee
.. No tax charge applies
.. You elect the Lifetime Five Income Benefit, the Highest Daily Value Death
  Benefit and the Enhanced Beneficiary Protection Death Benefit (which are the maximum combination of optional benefit charges)

Amounts shown in the examples are rounded to the nearest dollar.
The examples are illustrative only -- they should not be considered a representation of past or future expenses of the underlying mutual funds or their portfolios -- actual expenses will be less than those shown if you elect a different combination of optional benefits than indicated in the examples or if you allocate Account Value to any other available Sub-accounts.

Expense Examples are provided as follows: 1.) whether or not you surrender the
Annuity at the end of the stated time period; and 2.) if you annuitize at the end of the stated time period. A table of accumulation values appears in
Appendix A to this Prospectus.
IF YOU SURRENDER YOUR ANNUITY AT THE IF YOU ANNUITIZE YOUR ANNUITY AT THE IF YOU DO NOT
END OF THE APPLICABLE TIME PERIOD:   END OF THE APPLICABLE TIME PERIOD:   SURRENDER YOUR ANNUITY:
-----------------------------------------------------------------------------------------------------
1 YR     3 YRS    5 YRS    10 YRS    1 YR     3 YRS    5 YRS    10 YRS    1 YR  3 YRS  5 YRS  10 YRS
$ 483    $1,453   $2,425   $ 4,871   $ 483    $1,453   $2,425   $ 4,871   $ 483 $1,453 $2,425 $ 4,871

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?
Each variable investment option is a Sub-account of American Skandia Life
Assurance Corporation Variable Account B (see "What are Separate Accounts" for
more detailed information). Each Sub-account invests exclusively in one
Portfolio. You should carefully read the prospectus for any Portfolio in which you are interested. The following chart classifies each of the Portfolios based on our assessment of their investment style (as of the date of this
Prospectus). The chart also provides a description of each Portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.
   The name of the advisor/sub-advisor for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix "AST" are
Portfolios of American Skandia Trust. The investment managers for AST are
American Skandia Investment Services, Incorporated, a Prudential Financial
Company and Prudential Investments LLC, both of which are affiliated companies of American Skandia. However, a sub-advisor, as noted below, is engaged to conduct day-to-day management.
   The Portfolios are not publicly traded mutual funds. They are only available as investment options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuity are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the
Portfolio may have been modeled after at its inception. Certain retail mutual funds may also have been modeled after a Portfolio. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees.
Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the underlying mutual funds. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling
1-800-752-6342.

 Effective March 16, 2001, the Nova, Ursa and OTC portfolios of Rydex Variable
 Trust are no longer offered as Sub-accounts under the Annuity. Owners of
 Annuities issued on or after March 16, 2001 will not be allowed to allocate
 Account Value to the Rydex Nova, Rydex Ursa or Rydex OTC Sub-accounts. Except as noted below, Owners of Annuities issued before March 16, 2001, and/or their authorized investment professionals, will no longer be able to allocate additional Account Value or make transfers into the Rydex Nova, Rydex Ursa or
 Rydex OTC Sub-accounts. Annuity Owners and/or their authorized Financial
 Professionals who elect to transfer Account Value out of the Rydex
 Sub-accounts on or after March 16, 2001 will not be allowed to transfer
 Account Value into the Rydex Sub-accounts at a later date. Electronic funds transfer, dollar cost averaging, asset allocation and rebalancing programs that were effective before March 16, 2001 and included one or more of the
 Rydex Sub-accounts will be allowed to continue. However, no changes involving the Rydex Sub-accounts may be made to such programs.

Investment Options

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued

 Effective as of the close of business June 28, 2002, the AST Goldman Sachs
 Small-Cap Value Portfolio is no longer offered as a Sub-account under the
 Annuity, except as follows: if at any time on or prior to June 28, 2002 you had any portion of your Account Value allocated to the AST Goldman Sachs
 Small-Cap Value Sub-account, you may continue to allocate Account Value and make transfers into and/or out of the AST Goldman Sachs Small-Cap Value
 Sub-account, including any electronic funds transfer, dollar cost averaging, asset allocation and rebalancing programs. If you never had a portion of your
 Account Value allocated to the AST Goldman Sachs Small-Cap Value Sub-account on or prior to June 28, 2002 or if you purchase your Annuity after June 28,
 2002, you cannot allocate Account Value to the AST Goldman Sachs Small-Cap
 Value Sub-Account.
    Effective May 1, 2004, the SP William Blair International Growth Portfolio
 (formerly the SP Jennison International Growth Portfolio) is no longer offered as a Sub-account under the Annuity, except as follows: if at any time prior to
 May 1, 2004 you had any portion of your Account Value allocated to the SP
 William Blair International Growth Sub-account, you may continue to allocate
 Account Value and make transfers into and/or out of the SP William Blair
 International Growth Sub-account, including any electronic funds transfer, dollar cost averaging, asset allocation and rebalancing programs. If you never had a portion of your Account Value allocated to the SP William Blair
 International Growth Sub-account prior to May 1, 2004 or if you purchase your
 Annuity on or after May 1, 2004, you cannot allocate Account Value to the SP
 William Blair International Growth Sub-Account.
    Either of the above Sub-accounts may be offered to new Owners at some future date; however, at the present time, there is no intention to do so. We also reserve the right to offer or close each of the above Sub-accounts to all
 Owners that owned the Annuity prior to the respective close dates.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                            PORTFOLIO
                                                            ADVISOR/
   STYLE/ TYPE    INVESTMENT OBJECTIVES/POLICIES           SUB-ADVISOR
   -------------------------------------------------------------------------
   AST FUNDS
   -------------------------------------------------------------------------
   ASSET       AST Advanced Strategies Portfolio:     Marsico Capital
   ALLOCATION/ seeks a high level of absolute         Management, LLC;
   BALANCED    return. The Portfolio invests          T. Rowe Price
               primarily in a diversified portfolio   Associates, Inc.;
               of equity and fixed income securities  LSV Asset
               across different investment            Management;
               categories and investment managers.    William Blair &
               The Portfolio pursues a combination    Company, L.L.C.;
               of traditional and non-traditional     Pacific Investment
               investment strategies.                 Management
                                                      Company LLC
                                                      (PIMCO)
   -------------------------------------------------------------------------
   ASSET       AST Aggressive Asset Allocation        American Skandia
   ALLOCATION/ Portfolio: seeks the highest           Investment
   BALANCED    potential total return consistent      Services, Inc./
               with its specified level of risk       Prudential
               tolerance. The Portfolio will invest   Investments LLC
               its assets in several other American
               Skandia Trust Portfolios. Under
               normal market conditions, the
               Portfolio will devote between 92.5%
               to 100% of its net assets to
               underlying portfolios investing
               primarily in equity securities, and
               0% to 7.5% of its net assets to
               underlying portfolios investing
               primarily in debt securities and
               money market instruments.
   -------------------------------------------------------------------------
   LARGE CAP   AST AllianceBernstein Core Value       AllianceBernstein L.P.
   VALUE       Portfolio: seeks long-term capital
               growth by investing primarily in
               common stocks. The Sub-advisor
               expects that the majority of the
               Portfolio's assets will be invested
               in the common stocks of large
               companies that appear to be
               undervalued. Among other things, the
               Portfolio seeks to identify
               compelling buying opportunities
               created when companies are
               undervalued on the basis of investor
               reactions to near-term problems or
               circumstances even though their
               long-term prospects remain sound. The
               Sub-advisor seeks to identify
               individual companies with earnings
               growth potential that may not be
               recognized by the market at large.
   -------------------------------------------------------------------------
   LARGE CAP   AST AllianceBernstein Growth & Income  AllianceBernstein L.P.
   VALUE       Portfolio: seeks long-term growth of
               capital and income while attempting
               to avoid excessive fluctuations in
               market value. The Portfolio normally
               will invest in common stocks (and
               securities convertible into common
               stocks). The Sub-advisor will take a
               value-oriented approach, in that it
               will try to keep the Portfolio's
               assets invested in securities that
               are selling at reasonable valuations
               in relation to their fundamental
               business prospects. The stocks that
               the Portfolio will normally invest in
               are those of seasoned companies.
   -------------------------------------------------------------------------
   LARGE CAP   AST AllianceBernstein Managed Index    AllianceBernstein L.P.
   BLEND       500 Portfolio (AST AllianceBernstein
               Growth + Value Portfolio merged into
               this Portfolio): seeks to outperform
               the Standard & Poor's 500 Composite
               Stock Price Index (the "S&P 500")
               through stock selection resulting in
               different weightings of common stocks
               relative to the index. The Portfolio
               will invest, under normal
               circumstances, at least 80% of its
               net assets in securities included in
               the S&P(R) 500.
   -------------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued
                                                            PORTFOLIO
                                                            ADVISOR/
      STYLE/ TYPE    INVESTMENT OBJECTIVES/POLICIES        SUB-ADVISOR
      -------------------------------------------------------------------
      LARGE CAP   AST American Century Income & Growth   American Century
      VALUE       Portfolio: seeks capital growth with   Investment
                  current income as a secondary          Management, Inc.
                  objective. The Portfolio invests
                  primarily in common stocks that offer
                  potential for capital growth, and
                  may, consistent with its investment
                  objective, invest in stocks that
                  offer potential for current income.
                  The Sub-advisor utilizes a
                  quantitative management technique
                  with a goal of building an equity
                  portfolio that provides better
                  returns than the S&P 500 Index
                  without taking on significant
                  additional risk and while attempting
                  to create a dividend yield that will
                  be greater than the S&P 500 Index.
      -------------------------------------------------------------------
      ASSET       AST American Century Strategic         American Century
      ALLOCATION/ Balanced Portfolio: seeks capital      Investment
      BALANCED    growth and current income. The         Management, Inc.
                  Sub-advisor intends to maintain
                  approximately 60% of the Portfolio's
                  assets in equity securities and the
                  remainder in bonds and other fixed
                  income securities. Both the
                  Portfolio's equity and fixed income
                  investments will fluctuate in value.
                  The equity securities will fluctuate
                  depending on the performance of the
                  companies that issued them, general
                  market and economic conditions, and
                  investor confidence. The fixed income
                  investments will be affected
                  primarily by rising or falling
                  interest rates and the credit quality
                  of the issuers.
      -------------------------------------------------------------------
      ASSET       AST Balanced Asset Allocation          American Skandia
      ALLOCATION/ Portfolio: seeks the highest           Investment
      BALANCED    potential total return consistent      Services, Inc./
                  with its specified level of risk       Prudential
                  tolerance. The Portfolio will invest   Investments LLC
                  its assets in several other American
                  Skandia Trust Portfolios. Under
                  normal market conditions, the
                  Portfolio will devote between 57.5%
                  to 72.5% of its net assets to
                  underlying portfolios investing
                  primarily in equity securities, and
                  27.5% to 42.5% of its net assets to
                  underlying portfolios investing
                  primarily in debt securities and
                  money market instruments.
      -------------------------------------------------------------------
      ASSET       AST Capital Growth Asset Allocation    American Skandia
      ALLOCATION/ Portfolio: seeks the highest           Investment
      BALANCED    potential total return consistent      Services, Inc./
                  with its specified level of risk       Prudential
                  tolerance. The Portfolio will invest   Investments LLC
                  its assets in several other American
                  Skandia Trust Portfolios. Under
                  normal market conditions, the
                  Portfolio will devote between 72.5%
                  to 87.5% of its net assets to
                  underlying portfolios investing
                  primarily in equity securities, and
                  12.5% to 27.5% of its net assets to
                  underlying portfolios investing
                  primarily in debt securities and
                  money market instruments.
      -------------------------------------------------------------------
      SPECIALTY   AST Cohen & Steers Realty Portfolio:   Cohen & Steers
                  seeks to maximize total return         Capital
                  through investment in real estate      Management, Inc.
                  securities. The Portfolio pursues its
                  investment objective by investing,
                  under normal circumstances, at least
                  80% of its net assets in securities
                  of real estate issuers. Under normal
                  circumstances, the Portfolio will
                  invest substantially all of its
                  assets in the equity securities of
                  real estate companies, i.e., a
                  company that derives at least 50% of
                  its revenues from the ownership,
                  construction, financing, management
                  or sale of real estate or that has at
                  least 50% of its assets in real
                  estate. Real estate companies may
                  include real estate investment trusts
                  or REITs.
      -------------------------------------------------------------------
      ASSET       AST Conservative Asset Allocation      American Skandia
      ALLOCATION/ Portfolio: seeks the highest           Investment
      BALANCED    potential total return consistent      Services, Inc./
                  with its specified level of risk       Prudential
                  tolerance. The Portfolio will invest   Investments LLC
                  its assets in several other American
                  Skandia Trust Portfolios. Under
                  normal market conditions, the
                  Portfolio will devote between 47.5%
                  to 62.5% of its net assets to
                  underlying portfolios investing
                  primarily in equity securities, and
                  37.5% to 52.5% of its net assets to
                  underlying portfolios investing
                  primarily in debt securities and
                  money market instruments.
      -------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                            PORTFOLIO
                                                            ADVISOR/
    STYLE/ TYPE    INVESTMENT OBJECTIVES/POLICIES          SUB-ADVISOR
    -----------------------------------------------------------------------
    LARGE CAP   AST DeAM Large-Cap Value Portfolio:    Deutsche Asset
    VALUE       seeks maximum growth of capital by     Management, Inc.
                investing primarily in the value
                stocks of larger companies. The
                Portfolio pursues its objective,
                under normal market conditions, by
                primarily investing at least 80% of
                the value of its assets in the equity
                securities of large-sized companies
                included in the Russell 1000(R) Value
                Index. The Sub-advisor employs an
                investment strategy designed to
                maintain a portfolio of equity
                securities which approximates the
                market risk of those stocks included
                in the Russell 1000(R) Value Index,
                but which attempts to outperform the
                Russell 1000(R) Value Index through
                active stock selection.
    -----------------------------------------------------------------------
    SMALL CAP   AST DeAM Small-Cap Growth Portfolio:   Deutsche Asset
    GROWTH      seeks maximum growth of investors'     Management, Inc.
                capital from a portfolio of growth
                stocks of smaller companies. The
                Portfolio pursues its objective,
                under normal circumstances, by
                primarily investing at least 80% of
                its total assets in the equity
                securities of small-sized companies
                included in the Russell 2000
                Growth(R) Index. The Sub-advisor
                employs an investment strategy
                designed to maintain a portfolio of
                equity securities which approximates
                the market risk of those stocks
                included in the Russell 2000
                Growth(R) Index, but which attempts
                to outperform the Russell 2000
                Growth(R) Index.
    -----------------------------------------------------------------------
    SMALL CAP   AST DeAM Small-Cap Value Portfolio:    Deutsche Asset
    VALUE       seeks maximum growth of investors'     Management, Inc.
                capital. The Portfolio pursues its
                objective, under normal market
                conditions, by primarily investing at
                least 80% of its total assets in the
                equity securities of small-sized
                companies included in the Russell
                2000(R) Value Index. The Sub-advisor
                employs an investment strategy
                designed to maintain a portfolio of
                equity securities which approximates
                the market risk of those stocks
                included in the Russell 2000(R) Value
                Index, but which attempts to
                outperform the Russell 2000(R) Value
                Index.
    -----------------------------------------------------------------------
    SMALL CAP   AST Federated Aggressive Growth        Federated Equity
    GROWTH      Portfolio: seeks capital growth. The   Management
                Portfolio pursues its investment       Company of
                objective by investing primarily in    Pennsylvania/
                the stocks of small companies that     Federated Global
                are traded on national security        Investment
                exchanges, NASDAQ stock exchange and   Management Corp.
                the over-the-counter-market. Small
                companies will be defined as
                companies with market capitalizations
                similar to companies in the Russell
                2000 Growth Index. Up to 25% of the
                Portfolio's net assets may be
                invested in foreign securities, which
                are typically denominated in foreign
                currencies.
    -----------------------------------------------------------------------
    ASSET       AST First Trust Balanced Target        First Trust Advisors
    ALLOCATION/ Portfolio: seeks long-term capital     L.P.
    BALANCED    growth balanced by current income.
                The Portfolio normally invests
                approximately 65% of its total assets
                in equity securities and 35% in fixed
                income securities. Depending on
                market conditions, the equity portion
                may range between 60-70% and the
                fixed income portion between 30-40%.
                The Portfolio allocates its assets
                across a number of uniquely
                specialized investment strategies.
    -----------------------------------------------------------------------
    ASSET       AST First Trust Capital Appreciation   First Trust Advisors
    ALLOCATION/ Target Portfolio: seeks long-term      L.P.
    BALANCED    growth of capital. The Portfolio
                normally invests approximately 80% of
                its total assets in equity securities
                and 20% in fixed income securities.
                Depending on market conditions, the
                equity portion may range between
                75-85% and the fixed income portion
                between 15-25%. The Portfolio
                allocates its assets across a number
                of uniquely specialized investment
                strategies.
    -----------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued
                                                            PORTFOLIO
                                                            ADVISOR/
     STYLE/ TYPE    INVESTMENT OBJECTIVES/POLICIES         SUB-ADVISOR
     ---------------------------------------------------------------------
     ASSET       AST Global Allocation Portfolio:       Prudential
     ALLOCATION/ seeks to obtain the highest potential  Investments LLC
     BALANCED    total return consistent with a
                 specified level of risk tolerance.
                 The Portfolio seeks to achieve its
                 investment objective by investing in
                 several other AST Portfolios
                 ("Underlying Portfolios"). The
                 Portfolio intends its strategy of
                 investing in combinations of
                 Underlying Portfolios to result in
                 investment diversification that an
                 investor could otherwise achieve only
                 by holding numerous investments. It
                 is expected that the investment
                 objectives of such AST Portfolios
                 will be diversified.
     ---------------------------------------------------------------------
     LARGE CAP   AST Goldman Sachs Concentrated Growth  Goldman Sachs
     GROWTH      Portfolio: seeks growth of capital in  Asset
                 a manner consistent with the           Management, L.P.
                 preservation of capital. Realization
                 of income is not a significant
                 investment consideration and any
                 income realized on the Portfolio's
                 investments, therefore, will be
                 incidental to the Portfolio's
                 objective. The Portfolio will pursue
                 its objective by investing primarily
                 in equity securities of companies
                 that the Sub-advisor believes have
                 the potential to achieve capital
                 appreciation over the long-term. The
                 Portfolio seeks to achieve its
                 investment objective by investing,
                 under normal circumstances, in
                 approximately 30-45 companies that
                 are considered by the Sub-advisor to
                 be positioned for long-term growth.
     ---------------------------------------------------------------------
     MID CAP     AST Goldman Sachs Mid-Cap Growth       Goldman Sachs
     GROWTH      Portfolio: seeks long-term capital     Asset
                 growth. The Portfolio pursues its      Management, L.P.
                 investment objective, by investing
                 primarily in equity securities
                 selected for their growth potential,
                 and normally invests at least 80% of
                 the value of its assets in medium
                 capitalization companies. For
                 purposes of the Portfolio,
                 medium-sized companies are those
                 whose market capitalizations
                 (measured at the time of investment)
                 fall within the range of companies in
                 the Russell Mid Cap Growth Index. The
                 Sub-advisor seeks to identify
                 individual companies with earnings
                 growth potential that may not be
                 recognized by the market at large.
     ---------------------------------------------------------------------
     SMALL CAP   AST Goldman Sachs Small-Cap Value      Goldman Sachs
     VALUE       Portfolio: seeks long-term capital     Asset
                 appreciation. The Portfolio will seek  Management, L.P.
                 its objective through investments
                 primarily in equity securities that
                 are believed to be undervalued in the
                 marketplace. The Portfolio primarily
                 seeks companies that are small-sized,
                 based on the value of their
                 outstanding stock. The Portfolio will
                 have a non-fundamental policy to
                 invest, under normal circumstances,
                 at least 80% of the value of its
                 assets in small capitalization
                 companies. The 80% investment
                 requirement applies at the time the
                 Portfolio invests its assets. The
                 Portfolio generally defines small
                 capitalization companies as companies
                 with a capitalization of $4 billion
                 or less. (see information above
                 regarding limited availability of
                 this option.)
     ---------------------------------------------------------------------
     FIXED       AST High Yield Portfolio (formerly     Goldman Sachs
     INCOME      AST Goldman Sachs High Yield           Asset
                 Portfolio): seeks a high level of      Management, L.P.;
                 current income and may also consider   Pacific Investment
                 the potential for capital              Management
                 appreciation. The Portfolio invests,   Company LLC
                 under normal circumstances, at least   (PIMCO)
                 80% of its net assets plus any
                 borrowings for investment purposes
                 (measured at time of purchase) in
                 high yield, fixed-income securities
                 that, at the time of purchase, are
                 non-investment grade securities. Such
                 securities are commonly referred to
                 as "junk bonds".
     ---------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                             PORTFOLIO
                                                             ADVISOR/
     STYLE/ TYPE     INVESTMENT OBJECTIVES/POLICIES         SUB-ADVISOR
    -----------------------------------------------------------------------
    INTERNATIONAL AST JPMorgan International Equity      J.P. Morgan
    EQUITY        Portfolio: seeks long-term capital     Investment
                  growth by investing in a diversified   Management Inc.
                  portfolio of international equity
                  securities. The Portfolio seeks to
                  meet its objective by investing,
                  under normal market conditions, at
                  least 80% of its assets in a
                  diversified portfolio of equity
                  securities of companies located or
                  operating in developed non-U.S.
                  countries and emerging markets of the
                  world. The equity securities will
                  ordinarily be traded on a recognized
                  foreign securities exchange or traded
                  in a foreign over-the-counter market
                  in the country where the issuer is
                  principally based, but may also be
                  traded in other countries including
                  the United States.
    -----------------------------------------------------------------------
    LARGE CAP     AST Large-Cap Value Portfolio          Dreman Value
    VALUE         (formerly AST Hotchkis and Wiley       Management LLC,
                  Large-Cap Value Portfolio): seeks      Hotchkis and Wiley
                  current income and long-term growth    Capital
                  of income, as well as capital          Management, LLC;
                  appreciation. The Portfolio invests,   J.P. Morgan
                  under normal circumstances, at least   Investment
                  80% of its net assets in common        Management Inc.
                  stocks of large cap U.S. companies.
                  The Portfolio focuses on common
                  stocks that have a high cash dividend
                  or payout yield relative to the
                  market or that possess relative value
                  within sectors.
    -----------------------------------------------------------------------
    FIXED         AST Lord Abbett Bond-Debenture         Lord, Abbett & Co.
    INCOME        Portfolio: seeks high current income   LLC
                  and the opportunity for capital
                  appreciation to produce a high total
                  return. To pursue its objective, the
                  Portfolio will invest, under normal
                  circumstances, at least 80% of the
                  value of its assets in fixed income
                  securities and normally invests
                  primarily in high yield and
                  investment grade debt securities,
                  securities convertible into common
                  stock and preferred stocks. The
                  Portfolio may find good value in high
                  yield securities, sometimes called
                  "lower-rated bonds" or "junk bonds,"
                  and frequently may have more than
                  half of its assets invested in those
                  securities. At least 20% of the
                  Portfolio's assets must be invested
                  in any combination of investment
                  grade debt securities, U.S.
                  Government securities and cash
                  equivalents. The Portfolio may also
                  make significant investments in
                  mortgage-backed securities. Although
                  the Portfolio expects to maintain a
                  weighted average maturity in the
                  range of five to twelve years, there
                  are no restrictions on the overall
                  Portfolio or on individual
                  securities. The Portfolio may invest
                  up to 20% of its net assets in equity
                  securities.
    -----------------------------------------------------------------------
    INTERNATIONAL AST LSV International Value            LSV Asset
    EQUITY        Portfolio: seeks capital growth. The   Management
                  Portfolio pursues its objective by
                  primarily investing at least 80% of
                  the value of its assets in the equity
                  securities of companies in developed
                  non-U.S. countries that are
                  represented in the MSCI EAFE Index.
                  The target of this Portfolio is to
                  outperform the unhedged US Dollar
                  total return (net of foreign dividend
                  withholding taxes) of the MSCI EAFE
                  Index. The Sub-Advisor uses
                  proprietary quantitative models to
                  manage the Portfolio in a bottom-up
                  security selection approach combined
                  with overall portfolio risk
                  management.
    -----------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued
                                                             PORTFOLIO
                                                             ADVISOR/
     STYLE/ TYPE     INVESTMENT OBJECTIVES/POLICIES         SUB-ADVISOR
    -----------------------------------------------------------------------
    LARGE CAP     AST Marsico Capital Growth Portfolio:  Marsico Capital
    GROWTH        seeks capital growth. Income           Management, LLC
                  realization is not an investment
                  objective and any income realized on
                  the Portfolio's investments,
                  therefore, will be incidental to the
                  Portfolio's objective. The Portfolio
                  will pursue its objective by
                  investing primarily in common stocks
                  of larger, more established
                  companies. In selecting investments
                  for the Portfolio, the Sub-advisor
                  uses an approach that combines "top
                  down" economic analysis with "bottom
                  up" stock selection. The "top down"
                  approach identifies sectors,
                  industries and companies that may
                  benefit from the trends the
                  Sub-advisor has observed. The
                  Sub-advisor then looks for individual
                  companies with earnings growth
                  potential that may not be recognized
                  by the market at large, utilizing a
                  "bottom up" stock selection process.
                  The Portfolio will normally hold a
                  core position of between 35 and 50
                  common stocks. The Portfolio may hold
                  a limited number of additional common
                  stocks at times when the Portfolio
                  manager is accumulating new
                  positions, phasing out existing or
                  responding to exceptional market
                  conditions.
    -----------------------------------------------------------------------
    INTERNATIONAL AST MFS Global Equity Portfolio:       Massachusetts
    EQUITY        seeks capital growth. Under normal     Financial Services
                  circumstances the Portfolio invests    Company
                  at least 80% of its assets in equity
                  securities of U.S. and foreign
                  issuers (including issuers in
                  developing countries). The Portfolio
                  generally seeks to purchase
                  securities of companies with
                  relatively large market
                  capitalizations relative to the
                  market in which they are traded.
    -----------------------------------------------------------------------
    LARGE CAP     AST MFS Growth Portfolio: seeks        Massachusetts
    GROWTH        long-term capital growth and future    Financial Services
                  income. Under normal market            Company
                  conditions, the Portfolio invests at
                  least 80% of its total assets in
                  common stocks and related securities,
                  such as preferred stocks, convertible
                  securities and depositary receipts,
                  of companies that the Sub-advisor
                  believes offer better than average
                  prospects for long-term growth. The
                  Sub-advisor seeks to purchase
                  securities of companies that it
                  considers well-run and poised for
                  growth. The Portfolio may invest up
                  to 35% of its net assets in foreign
                  securities.
    -----------------------------------------------------------------------
    MID CAP       AST Mid-Cap Value Portfolio (formerly  EARNEST Partners
    VALUE         AST Gabelli All-Cap Value Portfolio):  LLC/WEDGE
                  seeks to provide capital growth by     Capital
                  investing primarily in                 Management, LLP
                  mid-capitalization stocks that appear
                  to be undervalued. The Portfolio has
                  a non-fundamental policy to invest,
                  under normal circumstances, at least
                  80% of the value of its net assets in
                  mid-capitalization companies.
    -----------------------------------------------------------------------
    FIXED         AST Money Market Portfolio: seeks      Prudential
    INCOME        high current income while maintaining  Investment
                  high levels of liquidity. The          Management, Inc.
                  Portfolio attempts to accomplish its
                  objective by maintaining a
                  dollar-weighted average maturity of
                  not more than 90 days and by
                  investing in securities which have
                  effective maturities of not more than
                  397 days.
    -----------------------------------------------------------------------
    MID CAP       AST Neuberger Berman Mid-Cap Growth    Neuberger Berman
    GROWTH        Portfolio (AST Alger All-Cap Growth    Management Inc.
                  Portfolio merged into this
                  Portfolio): seeks capital growth.
                  Under normal market conditions, the
                  Portfolio primarily invests at least
                  80% of its net assets in the common
                  stocks of mid-cap companies. The
                  Sub-adviser looks for fast-growing
                  companies that are in new or rapidly
                  evolving industries.
    -----------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                            PORTFOLIO
                                                            ADVISOR/
     STYLE/ TYPE    INVESTMENT OBJECTIVES/POLICIES         SUB-ADVISOR
     ---------------------------------------------------------------------
     MID CAP     AST Neuberger Berman Mid-Cap Value     Neuberger Berman
     VALUE       Portfolio: seeks capital growth.       Management Inc.
                 Under normal market conditions, the
                 Portfolio primarily invests at least
                 80% of its net assets in the common
                 stocks of mid-cap companies. For
                 purposes of the Portfolio, companies
                 with equity market capitalizations
                 that fall within the range of the
                 Russell Midcap(R) Index at the time
                 of investment are considered mid-cap
                 companies. Some of the Portfolio's
                 assets may be invested in the
                 securities of large-cap companies as
                 well as in small-cap companies. Under
                 the Portfolio's value-oriented
                 investment approach, the Sub-advisor
                 looks for well-managed companies
                 whose stock prices are undervalued
                 and that may rise in price before
                 other investors realize their worth.
     ---------------------------------------------------------------------
     FIXED       AST PIMCO Limited Maturity Bond        Pacific Investment
     INCOME      Portfolio: seeks to maximize total     Management
                 return consistent with preservation    Company LLC
                 of capital and prudent investment      (PIMCO)
                 management. The Portfolio will invest
                 in a diversified portfolio of
                 fixed-income securities of varying
                 maturities. The average portfolio
                 duration of the Portfolio generally
                 will vary within a one- to three-year
                 time frame based on the Sub-advisor's
                 forecast for interest rates.
     ---------------------------------------------------------------------
     FIXED       AST PIMCO Total Return Bond            Pacific Investment
     INCOME      Portfolio: seeks to maximize total     Management
                 return consistent with preservation    Company LLC
                 of capital and prudent investment      (PIMCO)
                 management. The Portfolio will invest
                 in a diversified portfolio of
                 fixed-income securities of varying
                 maturities. The average portfolio
                 duration of the Portfolio generally
                 will vary within a three- to six-year
                 time frame based on the Sub-advisor's
                 forecast for interest rates.
     ---------------------------------------------------------------------
     ASSET       AST Preservation Asset Allocation      American Skandia
     ALLOCATION/ Portfolio: seeks the highest           Investment
     BALANCED    potential total return consistent      Services, Inc./
                 with its specified level of risk       Prudential
                 tolerance. The Portfolio will invest   Investments LLC
                 its assets in several other American
                 Skandia Trust Portfolios. Under
                 normal market conditions, the
                 Portfolio will devote between 27.5%
                 to 42.5% of its net assets to
                 underlying portfolios investing
                 primarily in equity securities, and
                 57.5% to 72.5% of its net assets to
                 underlying portfolios investing
                 primarily in debt securities and
                 money market instruments.
     ---------------------------------------------------------------------
     SMALL CAP   AST Small-Cap Growth Portfolio: seeks  Eagle Asset
     GROWTH      long-term capital growth. The          Management/
                 Portfolio pursues its objective by     Neuberger Berman
                 primarily investing in the common      Management Inc.
                 stocks of small-capitalization
                 companies, which is defined as a
                 company with a market capitalization,
                 at the time of purchase, no larger
                 than the largest capitalized company
                 included in the Russell 2000 Index
                 during the most recent 11-month
                 period (based on month-end data) plus
                 the most recent data during the
                 current month.
     ---------------------------------------------------------------------
     SMALL CAP   AST Small-Cap Value Portfolio: seeks   Lee Munder
     VALUE       to provide long-term capital growth    Investments, Ltd;
                 by investing primarily in              J.P. Morgan
                 small-capitalization stocks that       Investment
                 appear to be undervalued. The          Management Inc.;
                 Portfolio will have a non-fundamental  Salomon Brothers
                 policy to invest, under normal         Asset
                 circumstances, at least 80% of the     Management Inc;
                 value of its net assets in small       Dreman Value
                 capitalization stocks. The Portfolio   Management LLC
                 will focus on common stocks that
                 appear to be undervalued.
     ---------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued
                                                             PORTFOLIO
                                                             ADVISOR/
     STYLE/ TYPE    INVESTMENT OBJECTIVES/POLICIES          SUB-ADVISOR
     ----------------------------------------------------------------------
     ASSET       AST T. Rowe Price Asset Allocation     T. Rowe Price
     ALLOCATION/ Portfolio: seeks a high level of       Associates, Inc.
     BALANCED    total return by investing primarily
                 in a diversified portfolio of fixed
                 income and equity securities. The
                 Portfolio normally invests
                 approximately 60% of its total assets
                 in equity securities and 40% in fixed
                 income securities. This mix may vary
                 depending on the sub-advisor's
                 outlook for the markets. The
                 Sub-advisor concentrates common stock
                 investments in larger, more
                 established companies, but the
                 Portfolio may include small and
                 medium-sized companies with good
                 growth prospects. The fixed income
                 portion of the Portfolio will be
                 allocated among investment grade
                 securities, high yield or "junk"
                 bonds, foreign high quality debt
                 securities and cash reserves.
     ----------------------------------------------------------------------
     FIXED       AST T. Rowe Price Global Bond          T. Rowe Price
     INCOME      Portfolio: seeks to provide high       International, Inc.
                 current income and capital growth by
                 investing in high-quality foreign and
                 U.S. dollar-denominated bonds. The
                 Portfolio will invest at least 80% of
                 its total assets in fixed income
                 securities, including high quality
                 bonds issued or guaranteed by U.S. or
                 foreign governments or their agencies
                 and by foreign authorities, provinces
                 and municipalities as well as
                 investment grade corporate bonds and
                 mortgage and asset-backed securities
                 of U.S. and foreign issuers. The
                 Portfolio generally invests in
                 countries where the combination of
                 fixed-income returns and currency
                 exchange rates appears attractive,
                 or, if the currency trend is
                 unfavorable, where the Sub-advisor
                 believes that the currency risk can
                 be minimized through hedging. The
                 Portfolio may also invest up to 20%
                 of its assets in the aggregate in
                 below investment-grade, high-risk
                 bonds ("junk bonds"). In addition,
                 the Portfolio may invest up to 30% of
                 its assets in mortgage-backed
                 (including derivatives, such as
                 collateralized mortgage obligations
                 and stripped mortgage securities) and
                 asset-backed securities.
     ----------------------------------------------------------------------
     LARGE CAP   AST T. Rowe Price Large-Cap Growth     T. Rowe Price
     GROWTH      Portfolio (formerly AST                Associates, Inc.
                 AllianceBernstein Large-Cap Growth):
                 seeks long-term growth of capital by
                 investing predominantly in the equity
                 securities of a limited number of
                 large, carefully selected,
                 high-quality U.S. companies that are
                 judged likely to achieve superior
                 earnings growth. The Portfolio takes
                 a growth approach to investment
                 selection and normally invests at
                 least 80% of its net assets in the
                 common stocks of large cap companies.
     ----------------------------------------------------------------------
     SPECIALTY   AST T. Rowe Price Natural Resources    T. Rowe Price
                 Portfolio: seeks long-term capital     Associates, Inc.
                 growth primarily through the common
                 stocks of companies that own or
                 develop natural resources (such as
                 energy products, precious metals and
                 forest products) and other basic
                 commodities. The Portfolio normally
                 invests primarily (at least 80% of
                 its total assets) in the common
                 stocks of natural resource companies
                 whose earnings and tangible assets
                 could benefit from accelerating
                 inflation. The Portfolio looks for
                 companies that have the ability to
                 expand production, to maintain
                 superior exploration programs and
                 production facilities, and the
                 potential to accumulate new
                 resources. At least 50% of Portfolio
                 assets will be invested in U.S.
                 securities, up to 50% of total assets
                 also may be invested in foreign
                 securities.
     ----------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                             PORTFOLIO
                                                             ADVISOR/
    STYLE/ TYPE     INVESTMENT OBJECTIVES/POLICIES          SUB-ADVISOR
   -------------------------------------------------------------------------
   INTERNATIONAL AST William Blair International        William Blair &
   EQUITY        Growth Portfolio: seeks long-term      Company, L.L.C.
                 capital appreciation. The Portfolio
                 invests primarily in stocks of large
                 and medium-sized companies located in
                 countries included in the Morgan
                 Stanley Capital International All
                 Country World Ex-U.S. Index. Under
                 normal market conditions, the
                 portfolio invests at least 80% of its
                 net assets in equity securities. The
                 Portfolio's assets normally will be
                 allocated among not fewer than six
                 different countries and will not
                 concentrate investments in any
                 particular industry. The Portfolio
                 seeks companies that historically
                 have had superior growth,
                 profitability and quality relative to
                 local markets and relative to
                 companies within the same industry
                 worldwide, and that are expected to
                 continue such performance.
   -------------------------------------------------------------------------
   MID CAP       AIM Variable Insurance Funds -- AIM    A I M Advisors, Inc.
   GROWTH        V.I. Dynamics Fund -- Series I
                 shares: seeks long-term capital
                 growth. The Portfolio pursues its
                 objective by normally investing at
                 least 65% of its assets in common
                 stocks of mid-sized companies that
                 are included in the Russell Midcap(R)
                 Growth Index at the time of purchase.
   -------------------------------------------------------------------------
   SPECIALTY     AIM Variable Insurance Funds -- AIM    A I M Advisors, Inc.
                 V.I. Financial Services Fund --
                 Series I shares: seeks capital
                 growth. The Portfolio normally
                 invests at least 80% of its net
                 assets in the equity securities and
                 equity-related instruments of
                 companies involved in the financial
                 services sector. These companies
                 include, but are not limited to,
                 banks, insurance companies,
                 investment and miscellaneous
                 industries, and suppliers to
                 financial services companies.
   -------------------------------------------------------------------------
   SPECIALTY     AIM Variable Insurance Funds -- AIM    A I M Advisors, Inc.
                 V.I. Global Health Care Fund --
                 Series I shares: (formerly AIM V.I.
                 Health Sciences Fund) seeks capital
                 growth. The Portfolio normally
                 invests at least 80% of its net
                 assets in securities of health care
                 industry companies.
   -------------------------------------------------------------------------
   SPECIALTY     AIM Variable Insurance Funds -- AIM    A I M Advisors, Inc.
                 V.I. Technology Fund -- Series I
                 shares: seeks capital growth. The
                 Portfolio normally invests at least
                 80% of its net assets in the equity
                 securities and equity-related
                 instruments of companies engaged in
                 technology-related industries. These
                 include, but are not limited to,
                 various applied technologies,
                 hardware, software, semiconductors,
                 telecommunications equipment and
                 services and service-related
                 companies in information technology.
   -------------------------------------------------------------------------
   SMALL CAP     Evergreen VA Growth: seeks long-term   Evergreen
   GROWTH        capital growth. The Portfolio invests  Investment
                 at least 75% of its assets in common   Management
                 stocks of small- and medium-sized      Company, LLC
                 companies (i.e., companies whose
                 market capitalizations fall within
                 the market capitalization range of
                 the companies tracked by the Russell
                 2000(R) Growth Index, measured at the
                 time of purchase). The remaining
                 portion of the Portfolio's assets may
                 be invested in companies of any size.
                 The Portfolio's managers employ a
                 growth-style of equity management and
                 will purchase stocks of companies
                 that have demonstrated earnings,
                 asset values or growth potential
                 which they believe are not yet
                 reflected in the stock's market
                 price. The Portfolio's managers
                 consider earnings growth above the
                 average earnings growth of companies
                 included in the Russell 2000(R)
                 Growth Index as a key factor in
                 selecting investments.
   -------------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued
                                                              PORTFOLIO
                                                              ADVISOR/
        STYLE/ TYPE     INVESTMENT OBJECTIVES/POLICIES       SUB-ADVISOR
       ------------------------------------------------------------------
       INTERNATIONAL Evergreen VA International Equity:     Evergreen
       EQUITY        seeks long-term capital growth and     Investment
                     secondarily, modest income. The        Management
                     Portfolio normally invests 80% of its  Company, LLC
                     assets in equity securities issued by
                     established, quality, non-U.S.
                     companies located in countries with
                     developed markets and may purchase
                     across all market capitalizations.
                     The Portfolio normally invests at
                     least 65% of its assets in securities
                     of companies in at least three
                     different countries (other than the
                     U.S.). The Portfolio may also invest
                     in emerging markets. The Portfolio's
                     managers seek both growth and value
                     opportunities, and the Portfolio
                     intends to seek modest income from
                     dividends paid by its equity holdings.
       ------------------------------------------------------------------
       SPECIALTY     Evergreen VA Omega: seeks long-term    Evergreen
                     capital growth. The Portfolio invests  Investment
                     primarily, and under normal            Management
                     conditions substantially all of its    Company, LLC
                     assets, in common stocks and
                     securities convertible into common
                     stocks of U.S. companies across all
                     market capitalizations. The
                     Portfolio's managers employ a growth
                     style of equity management. "Growth"
                     stocks are stocks of companies that
                     the Portfolio's managers believe have
                     anticipated earnings ranging from
                     steady to accelerated growth. The
                     Portfolio may invest up to 25% of its
                     assets in foreign securities.
       ------------------------------------------------------------------
       SPECIALTY     S&P(R) Target 24: seeks to provide     First Trust
                     above-average total return. The        Advisors L.P.
                     Portfolio seeks to achieve its
                     objective by investing in common
                     stocks issued by companies that have
                     the potential for capital
                     appreciation. The Portfolio invests
                     primarily in the common stocks of
                     twenty-four companies selected from a
                     subset of the stocks included in the
                     Standard & Poor's 500 Composite Stock
                     Price Index. The subset of stocks
                     will be taken from each of the eight
                     largest economic sectors of the S&P
                     500 Index based on the sector's
                     market capitalization.
       ------------------------------------------------------------------
       SPECIALTY     First Trust(R) 10 Uncommon Values:     First Trust
                     seeks to provide above-average         Advisors L.P.
                     capital appreciation. The Portfolio
                     seeks to achieve its objective by
                     investing primarily in the ten common
                     stocks selected by the Investment
                     Policy Committee of Lehman Brothers
                     Inc. ("Lehman Brothers") with the
                     assistance of the Research Department
                     of Lehman Brothers which, in their
                     opinion have the greatest potential
                     for capital appreciation during the
                     next year. The stocks included in the
                     Portfolio are adjusted annually on or
                     about July 1st in accordance with the
                     selections of Lehman Brothers.
       ------------------------------------------------------------------
       SPECIALTY     Global Dividend Target 15: seeks to    First Trust
                     provide above-average total return.    Advisors L.P.
                     The Portfolio seeks to achieve its
                     objective by investing in common
                     stocks issued by companies that are
                     expected to provide income and to
                     have the potential for capital
                     appreciation. The Portfolio invests
                     primarily in the common stocks of the
                     companies which are components of the
                     DJIA, the Financial Times Industrial
                     Ordinary Share Index ("FT Index") and
                     the Hang Seng Index. The Portfolio
                     primarily consists of common stocks
                     of the five companies with the lowest
                     per share stock prices of the ten
                     companies in each of the DJIA, FT
                     Index and Hang Seng Index,
                     respectively, that have the highest
                     dividend yield in the respective
                     index on or about the applicable
                     stock selection date.
       ------------------------------------------------------------------
       SPECIALTY     Nasdaq(R) Target 15: seeks to provide  First Trust
                     above-average total return. The        Advisors L.P.
                     Portfolio seeks to achieve its
                     objective by investing in common
                     stocks issued by companies that are
                     expected to have the potential for
                     capital appreciation. The Portfolio
                     invests primarily in the common
                     stocks of fifteen companies selected
                     from a pre-screened subset of the
                     stocks included in the Nasdaq-100
                     Index(R) on or about the applicable
                     stock selection date through a
                     multi-step process.
       ------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                             PORTFOLIO
                                                             ADVISOR/
      STYLE/ TYPE     INVESTMENT OBJECTIVES/POLICIES        SUB-ADVISOR
     ---------------------------------------------------------------------
     SPECIALTY     Target Managed VIP: seeks to provide   First Trust
                   above-average total return. The        Advisors L.P.
                   Portfolio seeks to achieve its
                   objective by investing in common
                   stocks of companies that are
                   identified by a model based on six
                   uniquely specialized strategies --
                   The Dow/SM/ DART 5, the European
                   Target 20, the Nasdaq(R) Target 15,
                   the S&P Target 24, the Target Small
                   Cap and the Value Line(R) Target 25.
     ---------------------------------------------------------------------
     SPECIALTY     The Dow/SM/ Target Dividend: seeks to  First Trust
                   provide above-average total return.    Advisors L.P.
                   The Portfolio seeks to achieve its
                   objective by investing in common
                   stocks issued by companies that are
                   expected to provided income and to
                   have the potential for capital
                   appreciation. The Portfolio invests
                   primarily in the 20 common stocks
                   from the Dow Jones Select Dividend
                   Index/SM/ with the best overall
                   ranking on both the change in return
                   on assets over the last 12 months and
                   price-to-book ratio as of the close
                   of business on or about the
                   applicable stock selection date.
     ---------------------------------------------------------------------
     SPECIALTY     The Dow/SM/ DART 10: seeks to provide  First Trust
                   above-average total return. The        Advisors L.P.
                   Portfolio seeks to achieve its
                   objective by investing in common
                   stocks issued by companies that are
                   expected to provide income and to
                   have the potential for capital
                   appreciation. The Portfolio invests
                   primarily in the common stocks of the
                   ten companies in the DJIA that have
                   the highest combined dividend yields
                   and buyback ratios on or about the
                   applicable stock selection date.
     ---------------------------------------------------------------------
     SPECIALTY     Value Line(R) Target 25: seeks to      First Trust
                   provide above-average capital          Advisors L.P.
                   appreciation. The Portfolio seeks to
                   achieve its objective by investing in
                   25 of the 100 common stocks that
                   Value Line(R) gives a #1 ranking for
                   Timeliness(TM) which have recently
                   exhibited certain positive financial
                   attributes as of the close of
                   business on the applicable stock
                   selection date through a multi-step
                   process. Value Line(R) ranks 1,700
                   stocks of which only 100 are given
                   their #1 ranking for Timeliness,(TM)
                   which measures Value Line's view of
                   their probable price performance
                   during the next 6 to 12 months
                   relative to the others. Value Line(R)
                   bases their rankings on a long-term
                   trend of earnings, prices, recent
                   earnings, price momentum, and
                   earnings surprise.
     ---------------------------------------------------------------------
     INTERNATIONAL GVIT Developing Markets: seeks         Gartmore Global
     EQUITY        long-term capital appreciation, under  Asset
                   normal conditions by investing at      Management
                   least 80% of its total assets in       Trust/Gartmore
                   stocks of companies of any size based  Global Partners
                   in the world's developing economies.
                   Under normal market conditions,
                   investments are maintained in at
                   least six countries at all times and
                   no more than 35% of total assets in
                   any single one of them.
     ---------------------------------------------------------------------
       EACH PROFUND VP PORTFOLIO DESCRIBED BELOW PURSUES AN INVESTMENT
     STRATEGY THAT SEEKS TO PROVIDE DAILYINVESTMENT RESULTS, BEFORE FEES
       AND EXPENSES, THAT MATCH A WIDELY FOLLOWED INDEX, INCREASED BY A
     SPECIFIEDFACTOR RELATIVE TO THE INDEX, OR THAT MATCH THE INVERSE OF
        THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY ASPECIFIED
        FACTOR. THE INVESTMENT STRATEGY OF SOME OF THE PORTFOLIOS MAY
     MAGNIFY (BOTH POSITIVELY ANDNEGATIVELY) THE DAILY INVESTMENT RESULTS
          OF THE APPLICABLE INDEX. IT IS RECOMMENDED THAT ONLY THOSE
        ANNUITYOWNERS WHO ENGAGE A FINANCIAL ADVISOR TO ALLOCATE THEIR
     ACCOUNT VALUE USING A STRATEGIC OR TACTICAL ASSETALLOCATION STRATEGY
     INVEST IN THESE PORTFOLIOS. THE PORTFOLIOS ARE ARRANGED BASED ON THE
               INDEX ON WHICH ITSINVESTMENT STRATEGY IS BASED.
     ---------------------------------------------------------------------
     SPECIALTY     ProFund VP Bull: seeks daily           ProFund Advisors
                   investment results, before fees and    LLC
                   expenses, that correspond to the
                   daily performance of the S&P 500(R)
                   Index.
     ---------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued
                                                            PORTFOLIO
                                                            ADVISOR/
      STYLE/ TYPE    INVESTMENT OBJECTIVES/POLICIES        SUB-ADVISOR
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Bear: seeks daily           ProFund Advisors
                  investment results, before fees and    LLC
                  expenses, that correspond to the
                  inverse (opposite) of the daily
                  performance of the S&P 500(R) Index.
                  If ProFund VP Bear is successful in
                  meeting its objective, its net asset
                  value should gain approximately the
                  same amount, on a percentage basis,
                  as any decrease in the S&P 500(R)
                  Index when the Index declines on a
                  given day. Conversely, its net asset
                  value should lose approximately the
                  same, on a percentage basis, as any
                  increase in the Index when the Index
                  rises on a given day.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP UltraBull: seeks daily      ProFund Advisors
                  investment results, before fees and    LLC
                  expenses, that correspond to twice
                  (200%) the daily performance of the
                  S&P 500(R) Index. If ProFund VP
                  UltraBull is successful in meeting
                  its objective, its net asset value
                  should gain approximately twice as
                  much, on a percentage basis, as the
                  S&P 500(R) Index when the Index rises
                  on a given day. Conversely, its net
                  asset value should lose approximately
                  twice as much, on a percentage basis,
                  as the Index when the Index declines
                  on a given day.
      -------------------------------------------------------------------
       THE S&P 500(R) INDEX IS A MEASURE OF LARGE-CAP U.S. STOCK MARKET
      PERFORMANCE. IT IS A FULL FREE FLOAT-ADJUSTEDMARKET CAPITALIZATION
      WEIGHTED INDEX OF 500 U.S. OPERATING COMPANIES AND REITS SELECTED
        BY AN S&P U.S.INDEX COMMITTEE THROUGH A NON-MECHANICAL PROCESS
               THAT FACTORS CRITERIA SUCH AS LIQUIDITY, PRICE,
         MARKETCAPITALIZATION AND FINANCIAL VIABILITY. RECONSTITUTION
                OCCURS BOTH ON A QUARTERLY AND ONGOING BASIS.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP OTC: seeks daily            ProFund Advisors
                  investment results, before fees and    LLC
                  expenses, that correspond to the
                  daily performance of the NASDAQ-100
                  Index(R).
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Short OTC: seeks daily      ProFund Advisors
                  investment results, before fees and    LLC
                  expenses, that correspond to the
                  inverse (opposite) of the daily
                  performance of the NASDAQ-100
                  Index(R). If ProFund VP Short OTC is
                  successful in meeting its objective,
                  its net asset value should gain
                  approximately the same amount, on a
                  percentage basis, as any decrease in
                  the NASDAQ-100 Index(R) when the
                  Index declines on a given day.
                  Conversely, its net asset value
                  should lose approximately the same,
                  on a percentage basis, as any
                  increase in the Index when the Index
                  rises on a given day.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP UltraOTC: seeks daily       ProFund Advisors
                  investment results, before fees and    LLC
                  expenses, that correspond to twice
                  (200%) the daily performance of the
                  NASDAQ-100 Index(R). If ProFund VP
                  UltraOTC is successful in meeting its
                  objective, its net asset value should
                  gain approximately twice as much, on
                  a percentage basis, as the NASDAQ-100
                  Index(R) when the Index rises on a
                  given day. Conversely, its net asset
                  value should lose approximately twice
                  as much, on a percentage basis, as
                  the Index when the Index declines on
                  a given day.
      -------------------------------------------------------------------
      THE NASDAQ-100 INDEX(R) INCLUDES 100 OF THE LARGEST NON-FINANCIAL
         DOMESTIC AND INTERNATIONAL ISSUES LISTEDON THE NASDAQ STOCK
         MARKET. TO BE ELIGIBLE FOR INCLUSION COMPANIES CANNOT BE IN
       BANKRUPTCY PROCEEDINGSAND MUST MEET CERTAIN ADDITIONAL CRITERIA
      INCLUDING MINIMUM TRADING VOLUME AND "SEASONING" REQUIREMENTS.THE
         INDEX IS CALCULATED UNDER A MODIFIED CAPITALIZATION-WEIGHTED
       METHODOLOGY. RECONSTITUTION ANDREBALANCING OCCURS ON AN ANNUAL,
                         QUARTERLY AND ONGOING BASIS.
      -------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                            PORTFOLIO
                                                            ADVISOR/
      STYLE/ TYPE    INVESTMENT OBJECTIVES/POLICIES        SUB-ADVISOR
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP UltraSmall-Cap: seeks       ProFund Advisors
                  daily investment results, before fees  LLC
                  and expenses, that correspond to
                  twice (200%) the daily performance of
                  the Russell 2000(R) Index. If ProFund
                  VP UltraSmall-Cap is successful in
                  meeting its objective, its net asset
                  value should gain approximately twice
                  as much, on a percentage basis, as
                  the Russell 2000 Index(R) when the
                  Index rises on a given day.
                  Conversely, its net asset value
                  should lose approximately twice as
                  much, on a percentage basis, as the
                  Index when the Index declines on a
                  given day.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Short Small-Cap: seeks      ProFund Advisors
                  daily investment results, before fees  LLC
                  and expenses, that correspond to the
                  inverse (opposite) of the daily
                  performance of the Russell 2000(R)
                  Index. If ProFund VP Short Small-Cap
                  is successful in meeting its
                  objective, its net asset value should
                  gain approximately the same amount,
                  on a percentage basis, as any
                  decrease in the Russell 2000 Index
                  when the Index declines on a given
                  day. Conversely, its net asset value
                  should lose approximately the same
                  amount, on a percentage basis, as any
                  increase in the Index when the Index
                  rises on a given day.
      -------------------------------------------------------------------
      THE RUSSELL 2000 INDEX IS A MEASURE OF SMALL-CAP U.S. STOCK MARKET
      PERFORMANCE. IT IS AN ADJUSTED MARKETCAPITALIZATION WEIGHTED INDEX
        CONTAINING APPROXIMATELY 2000 OF THE SMALLEST COMPANIES IN THE
          RUSSELL 3000INDEX OR APPROXIMATELY 8% OF THE TOTAL MARKET
      CAPITALIZATION OF THE RUSSELL 3000 INDEX, WHICH IN TURNREPRESENTS
       APPROXIMATELY 98% OF THE INVESTABLE U.S. EQUITY MARKET. ALL U.S.
        COMPANIES LISTED ON THE NYSE,AMEX OR NASDAQ MEETING AN INITIAL
       MINIMUM ($1) PRICE ARE CONSIDERED FOR INCLUSION. RECONSTITUTION
        OCCURSANNUALLY. SECURITIES ARE NOT REPLACED IF THEY LEAVE THE
         INDEX, HOWEVER, NEW ISSUE SECURITIES MEETING OTHERMEMBERSHIP
               REQUIREMENTS MAY BE ADDED ON A QUARTERLY BASIS.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP UltraMid-Cap: seeks daily   ProFund Advisors
                  investment results, before fees and    LLC
                  expenses, that correspond to twice
                  (200%) the daily performance of the
                  S&P MidCap 400 Index(R). If ProFund
                  VP UltraMid-Cap is successful in
                  meeting its objective, its net asset
                  value should gain approximately twice
                  as much, on a percentage basis, as
                  the S&P MidCap 400 Index when the
                  Index rises on a given day.
                  Conversely, its net asset value
                  should lose approximately twice as
                  much, on a percentage basis, as the
                  Index when the Index declines on a
                  given day.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Short Mid-Cap: seeks daily  ProFund Advisors
                  investment results, before fees and    LLC
                  expenses, that correspond to the
                  inverse (opposite) of the daily
                  performance of the S&P MidCap 400
                  Index(R). If ProFund VP Short Mid-Cap
                  is successful in meeting its
                  objective, its net asset value should
                  gain approximately the same amount,
                  on a percentage basis, as any
                  decrease in the S&P MidCap 400 Index
                  when the Index declines on a given
                  day. Conversely, its net asset value
                  should lose approximately the same
                  amount, on a percentage basis, as any
                  increase in the Index when the Index
                  rises on a given day.
      -------------------------------------------------------------------
        THE S&P MIDCAP 400 INDEX IS A MEASURE OF MID-SIZE COMPANY U.S.
           STOCK MARKET PERFORMANCE. IT IS A FLOAT-ADJUSTED MARKET
      CAPITALIZATION WEIGHTED INDEX OF 400 U.S. OPERATING COMPANIES AND
       REITS. SECURITIES ARESELECTED FOR INCLUSION IN THE INDEX BY THE
          S&P U.S. INDEX COMMITTEE THROUGH A NON-MECHANICAL PROCESS
            THATFACTORS CRITERIA SUCH AS LIQUIDITY, PRICE, MARKET
      CAPITALIZATION AND FINANCIAL VIABILITY. RECONSTITUTION OCCURSBOTH
                      ON A QUARTERLY AND ONGOING BASIS.
      -------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued
                                                            PORTFOLIO
                                                            ADVISOR/
      STYLE/ TYPE    INVESTMENT OBJECTIVES/POLICIES        SUB-ADVISOR
      -------------------------------------------------------------------
       SMALL CAP  ProFund VP Small-Cap Value: seeks      ProFund Advisors
       VALUE      daily investment results, before fees  LLC
                  and expenses, that correspond to the
                  daily performance of the S&P SmallCap
                  600/Citigroup Value Index(R). The S&P
                  SmallCap 600/Citigroup Value Index is
                  designed to provide a comprehensive
                  measure of small-cap U.S. equity
                  "value" performance. It is an
                  unmanaged float adjusted market
                  capitalization weighted index
                  comprised of stocks representing
                  approximately half the market
                  capitalization of the S&P SmallCap
                  600 Index that have been identified
                  as being on the value end of the
                  growth-value spectrum.
      -------------------------------------------------------------------
       SMALL CAP  ProFund VP Small-Cap Growth: seeks     ProFund Advisors
       GROWTH     daily investment results, before fees  LLC
                  and expenses, that correspond to the
                  daily performance of the S&P SmallCap
                  600/Citigroup Growth Index(R). The
                  S&P SmallCap 600/Citigroup Growth
                  Index is designed to provide a
                  comprehensive measure of small-cap
                  U.S. equity "growth" performance. It
                  is an unmanaged float adjusted market
                  capitalization weighted index
                  comprised of stocks representing
                  approximately half the market
                  capitalization of the S&P SmallCap
                  600 Index that have been identified
                  as being on the growth end of the
                  growth-value spectrum.
      -------------------------------------------------------------------
      THE S&P SMALLCAP 600 INDEX IS A MEASURE OF SMALL-CAP COMPANY U.S.
            STOCK MARKET PERFORMANCE. IT IS AFLOAT ADJUSTED MARKET
        CAPITALIZATION WEIGHTED INDEX OF 600 U.S. OPERATING COMPANIES.
         SECURITIES ARE SELECTEDFOR INCLUSION IN THE INDEX BY AN S&P
       COMMITTEE THROUGH A NONMECHANICAL PROCESS THAT FACTORS CRITERIA
          SUCHAS LIQUIDITY, PRICE, MARKET CAPITALIZATION, FINANCIAL
                         VIABILITY, AND PUBLIC FLOAT.
      -------------------------------------------------------------------
       LARGE CAP  ProFund VP Large-Cap Value: seeks      ProFund Advisors
       VALUE      daily investment results, before fees  LLC
                  and expenses, that correspond to the
                  daily performance of the S&P
                  500/Citigroup Value Index(R).
      -------------------------------------------------------------------
       LARGE CAP  ProFund VP Large-Cap Growth: seeks     ProFund Advisors
       GROWTH     daily investment results, before fees  LLC
                  and expenses, that correspond to the
                  daily performance of the S&P
                  500/Citigroup Growth Index(R).
      -------------------------------------------------------------------
         THE S&P 500/CITIGROUP GROWTH INDEX IS DESIGNED TO PROVIDE A
            COMPREHENSIVE MEASURE OF LARGE-CAPU.S. EQUITY "GROWTH"
            PERFORMANCE. IT IS AN UNMANAGED FLOAT ADJUSTED MARKET
        CAPITALIZATION WEIGHTED INDEXCOMPRISED OF STOCKS REPRESENTING
      APPROXIMATELY HALF THE MARKET CAPITALIZATION OF THE S&P 500 INDEX
          THATHAVE BEEN IDENTIFIED AS BEING ON THE GROWTH END OF THE
                            GROWTH-VALUE SPECTRUM.
      -------------------------------------------------------------------
       MID CAP    ProFund VP Mid-Cap Value: seeks daily  ProFund Advisors
       VALUE      investment results, before fees and    LLC
                  expenses, that correspond to the
                  daily performance of the S&P MidCap
                  400/Citigroup Value Index(R).
      -------------------------------------------------------------------
       MID CAP    ProFund VP Mid-Cap Growth: seeks       ProFund Advisors
       GROWTH     daily investment results, before fees  LLC
                  and expenses, that correspond to the
                  daily performance of the S&P MidCap
                  400/Citigroup Growth Index(R).
      -------------------------------------------------------------------
      THE S&P MIDCAP 400/CITIGROUP GROWTH INDEX IS DESIGNED TO PROVIDE A
      COMPREHENSIVE MEASURE OF MID-CAPU.S. EQUITY "GROWTH" PERFORMANCE.
       IT IS AN UNMANAGED FLOAT ADJUSTED MARKET CAPITALIZATION WEIGHTED
         INDEXCOMPRISED OF STOCKS REPRESENTING APPROXIMATELY HALF THE
       MARKET CAPITALIZATION OF THE S&P MIDCAP 400 INDEXTHAT HAVE BEEN
      IDENTIFIED AS BEING ON THE GROWTH END OF THE GROWTH-VALUE SPECTRUM.
      -------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                             PORTFOLIO
                                                             ADVISOR/
      STYLE/ TYPE     INVESTMENT OBJECTIVES/POLICIES        SUB-ADVISOR
     ---------------------------------------------------------------------
     SPECIALTY     ProFund VP Asia 30: seeks daily        ProFund Advisors
                   investment results, before fees and    LLC
                   expenses, that correspond to the
                   daily performance of the ProFunds
                   Asia 30 Index. The ProFunds Asia 30
                   Index, created by ProFund Advisors,
                   is composed of 30 companies whose
                   principal offices are located in the
                   Asia/Pacific region, excluding Japan,
                   and whose securities are traded on
                   U.S. exchanges or on the NASDAQ as
                   depository receipts or ordinary
                   shares. The component companies in
                   the ProFunds Asia 30 Index are
                   determined annually based upon their
                   U.S. dollar-traded volume. Their
                   relative weights are determined based
                   on the modified market capitalization
                   method.
     ---------------------------------------------------------------------
     INTERNATIONAL ProFund VP Europe 30: seeks daily      ProFund Advisors
     EQUITY        investment results, before fees and    LLC
                   expenses, that correspond to the
                   daily performance of the ProFunds
                   Europe 30 Index. The ProFunds Europe
                   30 Index, created by ProFund
                   Advisors, is composed of companies
                   whose principal offices are located
                   in Europe and whose securities are
                   traded on U.S. exchanges or on the
                   NASDAQ as depositary receipts or
                   ordinary shares. The component
                   companies in the ProFunds Europe 30
                   Index are determined annually based
                   upon their U.S. dollar-traded volume.
                   Their relative weights are determined
                   based on a modified market
                   capitalization method.
     ---------------------------------------------------------------------
     SPECIALTY     ProFund VP Japan: seeks daily          ProFund Advisors
                   investment results, before fees and    LLC
                   expenses, that correspond to the
                   daily performance of the Nikkei 225
                   Stock Average. The Fund determines
                   its success in meeting this
                   investment objective by comparing its
                   daily return on a given day with the
                   daily performance of the
                   dollar-denominated Nikkei 225 futures
                   contracts traded in the United
                   States. The Fund seeks to provide a
                   return consistent with an investment
                   in the component equities in the
                   Nikkei 225 Stock Average hedged to
                   U.S. dollars.
     ---------------------------------------------------------------------
       THE NIKKEI 225 STOCK AVERAGE INDEX (NIKKEI INDEX) IS A MODIFIED
        PRICE-WEIGHTED INDEX OF THE 225 MOSTACTIVELY TRADED AND LIQUID
      JAPANESE COMPANIES LISTED IN THE FIRST SECTION OF THE TOKYO STOCK
     EXCHANGE (TSE).THE NIKKEI INDEX IS CALCULATED FROM THE PRICES OF THE
          225 TSE FIRST SECTION STOCKS SELECTED TO REPRESENT ABROAD
     CROSS-SECTION OF JAPANESE INDUSTRIES AND THE OVERALL PERFORMANCE OF
     THE JAPANESE EQUITY MARKET.NIHON KEIZAI SHIMBUN, INC. IS THE SPONSOR
      OF THE INDEX. COMPANIES IN THE NIKKEI INDEX ARE REVIEWEDANNUALLY.
     EMPHASIS IS PLACED ON MAINTAINING THE INDEX'S HISTORICAL CONTINUITY
          WHILE KEEPING THE INDEXCOMPOSED OF STOCKS WITH HIGH MARKET
         LIQUIDITY. THE SPONSOR CONSULTS WITH VARIOUS MARKET EXPERTS,
     CONSIDERSCOMPANY SPECIFIC INFORMATION AND THE OVERALL COMPOSITION OF
                                  THE INDEX.
     ---------------------------------------------------------------------
     SPECIALTY     ProFund VP Banks: seeks daily          ProFund Advisors
                   investment results, before fees and    LLC
                   expenses, that correspond to the
                   daily performance of the Dow Jones
                   U.S. Banks Index. The Dow Jones U.S.
                   Banks Index measures the performance
                   of the banking sector of the U.S.
                   equity market. Component companies
                   include regional and major U.S.
                   domiciled banks, savings and loans,
                   engaged in a wide rage of financial
                   services, including retail banking,
                   loans and money transmissions.
     ---------------------------------------------------------------------
     SPECIALTY     ProFund VP Basic Materials: seeks      ProFund Advisors
                   daily investment results, before fees  LLC
                   and expenses, that correspond to the
                   daily performance of the Dow Jones
                   U.S. Basic Materials Sector Index.
                   The Dow Jones U.S. Basic Materials
                   Sector Index measures the performance
                   of the basic materials industry of
                   the U.S. equity market. Component
                   companies are involved in the
                   production of aluminum, steel, non
                   ferrous metals, commodity chemicals,
                   specialty chemicals, forest products,
                   paper products, as well as the mining
                   of precious metals and coal.
     ---------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued
                                                            PORTFOLIO
                                                            ADVISOR/
      STYLE/ TYPE    INVESTMENT OBJECTIVES/POLICIES        SUB-ADVISOR
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Biotechnology: seeks daily  ProFund Advisors
                  investment results, before fees and    LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Biotechnology Index. The Dow
                  Jones U.S. Biotechnology Index
                  measures the performance of the
                  biotechnology subsector of the U.S.
                  equity market. Component companies
                  engage in research and development of
                  biological substances for drug
                  discovery and diagnostic development
                  these companies derive most of their
                  revenue from the sale of licensing of
                  drugs and diagnostic tools.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Consumer Goods: seeks       ProFund Advisors
                  daily investment results, before fees  LLC
                  and expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Consumer Goods Index. The Dow
                  Jones U.S. Consumer Goods Index
                  measures the performance of consumer
                  spending in the goods industry of the
                  U.S. equity market. Component
                  companies include automobiles and
                  auto parts and tires, brewers and
                  distillers, farming and fishing,
                  durable and non-durable household
                  product manufacturers, cosmetic
                  companies, food and tobacco products,
                  clothing, accessories and footwear.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Consumer Services: seeks    ProFund Advisors
                  daily investment results, before fees  LLC
                  and expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Consumer Services Index. The Dow
                  Jones U.S. Consumer Services Index
                  measures the performance of consumer
                  spending in the services industry of
                  the U.S. equity market. Component
                  companies include airlines,
                  broadcasting and entertainment,
                  apparel and broadline retailers, food
                  and drug retailers, media agencies,
                  publishing, gambling, hotels,
                  restaurants and bars, and travel and
                  tourism.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Financials: seeks daily     ProFund Advisors
                  investment results, before fees and    LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Financials Sector Index. The Dow
                  Jones U.S. Financials Sector Index
                  measures the performance of the
                  financial services industry of the
                  U.S. equity market. Component
                  companies include regional banks;
                  major U.S. domiciled international
                  banks; full line, life, and property
                  and casualty insurance companies;
                  companies that invest, directly or
                  indirectly in real estate;
                  diversified financial companies such
                  as Fannie Mae, credit card insurers,
                  check cashing companies, mortgage
                  lenders and investment advisers;
                  securities brokers and dealers,
                  including investment banks, merchant
                  banks and online brokers; and
                  publicly traded stock exchanges.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Health Care: seeks daily    ProFund Advisors
                  investment results, before fees and    LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Health Care Index. The Dow Jones
                  U.S. Health Care Index measures the
                  performance of the healthcare
                  industry of the U.S. equity market.
                  Component companies include health
                  care providers, biotechnology
                  companies, medical supplies, advanced
                  medical devices and pharmaceuticals.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Industrials: seeks daily    ProFund Advisors
                  investment results, before fees and    LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Industrials Index. The Dow Jones
                  U.S. Industrials Index measures the
                  performance of the industrial
                  industry of the U.S. equity market.
                  Component companies include building
                  materials, heavy construction,
                  factory equipment, heavy machinery,
                  industrial services, pollution
                  control, containers and packaging,
                  industrial diversified, air freight,
                  marine transportation, railroads,
                  trucking, land-transportation
                  equipment, shipbuilding,
                  transportation services, advanced
                  industrial equipment, electric
                  components and equipment, and
                  aerospace.
      -------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                            PORTFOLIO
                                                            ADVISOR/
      STYLE/ TYPE    INVESTMENT OBJECTIVES/POLICIES        SUB-ADVISOR
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Internet: seeks daily       ProFund Advisors
                  investment results, before fees and    LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  Composite Internet Index. The Dow
                  Jones Composite Internet Index
                  measures the performance of stocks in
                  the U.S. equity markets that generate
                  the majority of their revenues from
                  the Internet. The Index is composed
                  of two sub-groups: Internet Commerce
                  -- companies that derive the majority
                  of their revenues from providing
                  goods and/or services through an open
                  network, such as a web site. Internet
                  Services -- companies that derive the
                  majority of their revenues from
                  providing access to the Internet or
                  providing services to people using
                  the Internet.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Oil & Gas: seeks daily      ProFund Advisors
                  investment results, before fees and    LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Oil & Gas Index. The Dow Jones
                  U.S. Oil & Gas Index measures the
                  performance of the oil and gas
                  industry of the U.S. equity market.
                  Component companies include oil
                  drilling equipment and services, oil
                  companies-major, oil
                  companies-secondary, pipelines,
                  liquid, solid or gaseous fossil fuel
                  producers and service companies.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Pharmaceuticals: seeks      ProFund Advisors
                  daily investment results, before fees  LLC
                  and expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Pharmaceuticals Index. The Dow
                  Jones U.S. Pharmaceuticals Index
                  measures the performance of the
                  pharmaceuticals subsector of the U.S.
                  equity market. Component companies
                  include the makers of prescription
                  and over-the-counter drugs such as
                  birth control pills, vaccines,
                  aspirin and cold remedies.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Precious Metals: seeks      ProFund Advisors
                  daily investment results, before fees  LLC
                  and expenses, that correspond to the
                  daily performance of the Dow Jones
                  Precious Metals Index. The Dow Jones
                  Precious Metals Index measures the
                  performance of the precious metals
                  mining industry. Component companies
                  include leading miners and producers
                  of gold, silver and platinum-group
                  metals whose securities are available
                  to U.S. investors during U.S. trading
                  hours. It is a float-adjusted
                  market-capitalization weighted index.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Real Estate: seeks daily    ProFund Advisors
                  investment results, before fees and    LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Real Estate Index. The Dow Jones
                  U.S. Real Estate Index measures the
                  performance of the real estate sector
                  of the U.S. equity market. Component
                  companies include those that invest
                  directly or indirectly through
                  development, management or ownership
                  of shopping malls, apartment
                  buildings and housing developments;
                  and real estate investment trusts
                  ("REITs") that invest in apartments,
                  office and retail properties. REITs
                  are passive investment vehicles that
                  invest primarily in income-producing
                  real estate or real estate related
                  loans or interests.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Semiconductor: seeks daily  ProFund Advisors
                  investment results, before fees and    LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Semiconductor Index. The Dow
                  Jones U.S. Semiconductor Index
                  measures the performance of the
                  semiconductor subsector of the U.S.
                  equity market. Component companies
                  are engaged in the production of
                  semiconductors and other integrated
                  chips, as well as other related
                  products such as semiconductor
                  capital equipment and mother-boards.
      -------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued
                                                            PORTFOLIO
                                                            ADVISOR/
      STYLE/ TYPE    INVESTMENT OBJECTIVES/POLICIES        SUB-ADVISOR
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Technology: seeks daily     ProFund Advisors
                  investment results, before fees and    LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Technology Sector Index. The Dow
                  Jones U.S. Technology Sector Index
                  measures the performance of the
                  technology industry of the U.S.
                  equity market. Component companies
                  include those involved in computers
                  and office equipment, software,
                  communications technology,
                  semiconductors, diversified
                  technology services and Internet
                  services.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Telecommunications: seeks   ProFund Advisors
                  daily investment results, before fees  LLC
                  and expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Telecommunications Sector Index.
                  The Dow Jones U.S. Telecommunications
                  Sector Index measures the performance
                  of the telecommunications industry of
                  the U.S. equity market. Component
                  companies include fixed-line
                  communications and wireless
                  communications companies.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Utilities: seeks daily      ProFund Advisors
                  investment results, before fees and    LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Utilities Sector Index. The Dow
                  Jones U.S. Utilities Sector Index
                  measures the performance of the
                  utilities industry of the U.S. equity
                  market. Component companies include
                  electric utilities, gas utilities and
                  water utilities.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP U.S. Government Plus:       ProFund Advisors
                  seeks daily investment results,        LLC
                  before fees and expenses, that
                  correspond to one and one-quarter
                  times (125%) the daily price movement
                  of the most recently issued 30-year
                  U.S. Treasury bond ("Long Bond"). In
                  accordance with its stated objective,
                  the net asset value of ProFund VP
                  U.S. Government Plus generally should
                  decrease as interest rates rise. If
                  ProFund VP U.S. Government Plus is
                  successful in meeting its objective,
                  its net asset value should gain
                  approximately one and one-quarter
                  times (125%) as much, on a percentage
                  basis, as any daily increase in the
                  price of the Long Bond on a given
                  day. Conversely, its net asset value
                  should lose approximately one and
                  one-quarter as much, on a percentage
                  basis, as any daily decrease in the
                  price of the Long Bond on a given day.
      -------------------------------------------------------------------
       SPECIALTY  ProFund VP Rising Rates Opportunity:   ProFund Advisors
                  seeks daily investment results,        LLC
                  before fees and expenses, that
                  correspond to one and one-quarter
                  times (125%) the inverse (opposite)
                  of the daily price movement of the
                  most recently issued 30-year U.S.
                  Treasury bond ("Long Bond"). In
                  accordance with its stated objective,
                  the net asset value of ProFund VP
                  rising Rates Opportunity generally
                  should decrease as interest rates
                  fall. If ProFund VP Rising Rates
                  Opportunity is successful in meeting
                  its objective, its net asset value
                  should gain approximately one and
                  one-quarter times as much, on a
                  percentage basis, as any daily
                  decrease in the Long Bond on a given
                  day. Conversely, its net asset value
                  should lose approximately one and
                  one-quarter times as much, on a
                  percentage basis, as any daily
                  increase in the Long Bond on a given
                  day.
      -------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                              PORTFOLIO
                                                              ADVISOR/
      STYLE/ TYPE     INVESTMENT OBJECTIVES/POLICIES         SUB-ADVISOR
     ----------------------------------------------------------------------
     SPECIALTY     Access VP High Yield Fund: seeks to    ProFund Advisors
                   provide investment results that        LLC
                   correspond generally to the total
                   return of the high yield market
                   consistent with maintaining
                   reasonable liquidity. The Fund will
                   achieve its high yield exposure
                   primarily through credit default
                   swaps (CDSs) but may invest in high
                   yield debt instruments ("junk
                   bonds"), interest rate swap
                   agreements and futures contracts, and
                   other debt and money market
                   instruments without limitation,
                   consistent with applicable
                   regulations. Under normal market
                   conditions, the Fund will invest at
                   least 80% of its net assets in CDSs
                   and other financial instruments that
                   in combination have economic
                   characteristics similar to the high
                   yield debt market and/or in high
                   yield debt securities. The Fund seeks
                   to maintain exposure to the high
                   yield bond markets regardless of
                   market conditions and without taking
                   defensive positions. ProFund Advisors
                   does not conduct fundamental analysis
                   in managing the Fund.
     ----------------------------------------------------------------------
     INTERNATIONAL The Prudential Series Fund -- SP       Prudential
     EQUITY        William Blair International Growth     Investments LLC/
                   Portfolio: seeks long-term capital     William Blair &
                   appreciation. The Portfolio invests    Company, LLC
                   primarily in stocks of large and
                   medium-sized companies located in
                   countries included in the Morgan
                   Stanley Capital International All
                   Country World Ex-U.S. Index. Under
                   normal market conditions, the
                   portfolio invests at least 80% of its
                   net assets in equity securities. The
                   Portfolio's assets normally will be
                   allocated among not fewer than six
                   different countries and will not
                   concentrate investments in any
                   particular industry. The Portfolio
                   seeks companies that historically
                   have had superior growth,
                   profitability and quality relative to
                   local markets and relative to
                   companies within the same industry
                   worldwide, and that are expected to
                   continue such performance. (see
                   information above regarding limited
                   availability of this option.)
     ----------------------------------------------------------------------
     SPECIALTY     Rydex Variable Trust -- Nova: seeks    Rydex Investments
                   to provide investment results that
                   match the performance of a specific
                   benchmark on a daily basis. The
                   fund's current benchmark is 150% of
                   the performance of the S&P 500(R)
                   Index (the "underlying index"). If
                   the Fund meets its objective, the
                   value of the Fund's shares will tend
                   to increase on a daily basis by 150%
                   of the value of any increase in the
                   underlying index. When the value of
                   the underlying index declines, the
                   value of the Fund's shares should
                   also decrease on a daily basis by
                   150% of the value of any decrease in
                   the underlying index (e.g., if the
                   underlying index goes down by 5%, the
                   value of the Fund's shares should go
                   down by 7.5% on that day). Unlike a
                   traditional index fund, as its
                   primary investment strategy, the Fund
                   invests to a significant extent in
                   leveraged instruments, such as swap
                   agreements, futures contracts and
                   options on securities, futures
                   contracts, and stock indices, as well
                   as equity securities.
     ----------------------------------------------------------------------

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued
                                                             PORTFOLIO
                                                             ADVISOR/
      STYLE/ TYPE    INVESTMENT OBJECTIVES/POLICIES         SUB-ADVISOR
      --------------------------------------------------------------------
       SPECIALTY  Rydex Inverse S&P 500 (formerly known  Rydex Investments as Rydex Variable Trust -- Ursa):
                  seeks to provide investment results
                  that will inversely correlate to the
                  performance of the S&P 500(R) Index
                  (the "underlying index"). If the Fund
                  meets its objective, the value of the
                  Fund's shares will tend to increase
                  during times when the value of the
                  underlying index is decreasing. When
                  the value of the underlying index is
                  increasing, however, the value of the
                  Fund's shares should decrease on a
                  daily basis by an inversely
                  proportionate amount (e.g., if the
                  underlying index goes up by 5%, the
                  value of the Fund's shares should go
                  down by 5% on that day). Unlike a
                  traditional index fund, the Fund's
                  benchmark is to perform exactly
                  opposite the underlying index, and
                  the Ursa Fund will not own the
                  securities included in the underlying
                  index. Instead, as its primary
                  investment strategy, the Fund invests
                  to a significant extent in short
                  sales of securities or futures
                  contracts and in options on
                  securities, futures contracts, and
                  stock indices.
      --------------------------------------------------------------------
       SPECIALTY  Rydex Variable Trust -- OTC: seeks to  Rydex Investments provide investment results that
                  correspond to a benchmark for
                  over-the-counter securities. The
                  Fund's current benchmark is the
                  NASDAQ 100 Index(R) (the "underlying
                  index"). If the Fund meets its
                  objective, the value of the Fund's
                  shares should increase on a daily
                  basis by the amount of any increase
                  in the value of the underlying index.
                  However, when the value of the
                  underlying index declines, the value
                  of the Fund's shares should also
                  decrease on a daily basis by the
                  amount of the decrease in value of
                  the underlying index. The Fund
                  invests principally in securities of
                  companies included in the underlying
                  index. It also may invest in other
                  instruments whose performance is
                  expected to correspond to that of the
                  underlying index, and may engage in
                  futures and options transactions and
                  enter into swap agreements. The Fund
                  may also purchase U.S. Government
                  securities.
      --------------------------------------------------------------------
       LARGE CAP  Wells Fargo Advantage VT C&B Large     Wells Fargo Funds
       VALUE      Cap Value Fund (formerly known as      Management, LLC
                  Wells Fargo Advantage C&B Large Cap
                  Value): Seeks maximum long-term total
                  return, consistent with minimizing
                  risk to principal. The Portfolio will
                  principally invest in
                  large-capitalization securities,
                  which they define as securities of
                  companies with market capitalizations
                  of $1 billion or more. The Portfolio
                  will seek total return by targeting
                  companies they believe are
                  undervalued, possess strong financial
                  positions and have a consistency and
                  predictability on their earnings
                  growth.
      --------------------------------------------------------------------
       LARGE CAP  Wells Fargo Advantage VT Equity        Wells Fargo Funds
       VALUE      Income Fund (formerly Wells Fargo      Management, LLC
                  Advantage Equity Income): seeks
                  long-term capital appreciation and
                  above-average dividend income. The
                  Portfolio invests in the common
                  stocks of large U.S. companies with
                  strong return potential and
                  above-average dividend income. The
                  Portfolio invests principally in
                  securities of companies with market
                  capitalizations of $3 billion or more.
      --------------------------------------------------------------------

"Dow Jones Industrial Average/SM/", "DJIA/SM/", "Dow Industrials/SM/", "The
Dow/SM/", and "The Dow 10/SM/", are service marks of Dow Jones & Company, Inc.
("Dow Jones") and have been licensed for use for certain purposes by FIrst
Trust Advisors L.P. ("First Trust"). The portfolios, including, and in particular the Target Managed VIP portfolio The Dow/SM/ DART 10 portfolio, and
The Dow/SM/ Target Dividend Portfolio are not endorsed, sold or promoted by Dow
Jones, and Dow Jones makes no representation regarding the advisability of investing in such products.
"Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500," and "500" are
trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by
First Trust on behalf of the S&P Target 24 Portfolio and the Target Managed VIP
Portfolio. The Portfolios are not sponsored, endorsed, managed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.
"The Nasdaq 100(R)", "Nasdaq-100 Index(R)", "Nasdaq Stock Market(R)", and
"Nasdaq(R)" are trade or service marks of The Nasdaq Stock Market, Inc. (which with its affiliates are the "Corporations") and have been licensed for use by
First Trust. The Nasdaq Target 15 Portfolio and Target Managed VIP Portfolio
have not been passed on by the Corporations as to its legality or suitability.
The Nasdaq Target 15 Portfolio and Target Managed VIP Portfolio are not issued, endorsed, sponsored, managed, sold or promoted by the Corporations. The
Corporations make no warranties and bear no liability with respect to the
Nasdaq Target 15 Portfolio or the Target Managed VIP Portfolio.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

"Value Line(R)," "The Value Line Investment Survey," and "Value Line
Timeliness/TM/ Ranking System" are registered trademarks of Value Line
Securities, Inc. or Value Line Publishing, Inc. The Target Managed VIP(R)
Portfolio is not sponsored, recommended, sold or promoted by Value Line
Publishing, Inc., Value Line, Inc. or Value Line Securities, Inc. ("Value
Line"). Value Line makes no representation regarding the advisability of investing in the Portfolio.
The First Trust(R) 10 Uncommon Values portfolio is not sponsored or created by
Lehman Brothers, Inc. ("Lehman Brothers"). Lehman Brothers' only relationship to First Trust is the licensing of certain trademarks and trade names of Lehman
Brothers and of the "10 Uncommon Values" which is determined, composed and calculated by Lehman Brothers without regard to First Trust or the First
Trust(R) 10 Uncommon Values portfolio.
Dow Jones has no relationship to the ProFunds VP, other than the licensing of the Dow Jones sector indices and its service marks for use in connection with the ProFunds VP. The ProFunds VP are not sponsored, endorsed, sold, or promoted by Standard & Poor's or NASDAQ, and neither Standard & Poor's nor NASDAQ makes any representations regarding the advisability of investing in the ProFunds VP.

WHAT ARE THE FIXED ALLOCATIONS?
We offer Fixed Allocations of different durations during the accumulation period. These "Fixed Allocations" earn a guaranteed fixed rate of interest for a specified period of time, called the "Guarantee Period." In most states, we offer Fixed Allocations with Guarantee Periods from 1 to 10 years. We may also offer special purpose Fixed Allocations for use with certain optional investment programs. We guarantee the fixed rate for the entire Guarantee
Period. However, if you withdraw or transfer Account Value before the end of the Guarantee Period, we will adjust the value of your withdrawal or transfer based on a formula, called a "Market Value Adjustment." The Market Value
Adjustment can either be positive or negative, depending on the rates that are currently being credited on Fixed Allocations. Please refer to the section entitled "How does the Market Value Adjustment Work?" for a description of the formula along with examples of how it is calculated. You may allocate Account
Value to more than one Fixed Allocation at a time.
   Fixed Allocations may not be available in all states. Availability of Fixed
Allocations is subject to change and may differ by state and by the annuity product you purchase. Please call American Skandia at 1-800-752-6342 to determine availability of Fixed Allocations in your state and for your annuity product.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Fees and Charges

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise we will incur a loss. For example, American Skandia may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations under the Annuity are less than the amount we deduct for the
Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose, including payment of other expenses that American Skandia incurs in promoting, distributing, issuing and administering the Annuity.
   The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk, nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract. A portion of the proceeds that American Skandia receives from charges that apply to the Sub-accounts may include amounts based on market appreciation of the Sub-account values.

WHAT ARE THE CONTRACT FEES AND CHARGES?
There is no Contingent Deferred Sales Charge applied if you surrender your
Annuity or make a partial withdrawal.

   Transfer Fee: Currently, you may make twenty (20) free transfers between investment options each Annuity Year. We will charge $10.00 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging, Automatic Rebalancing or asset allocation program when we count the twenty free transfers. All transfers made on the same day will be treated as one (1) transfer. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of twelve) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the
Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs. If enrolled in any program that does not permit transfer requests to be transmitted electronically, the Transfer Fee will not be waived.

   Annual Maintenance Fee: During the accumulation period we deduct an Annual
Maintenance Fee. The Annual Maintenance Fee is $35.00 or 2% of your Account
Value invested in the Sub-accounts whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender. Currently, the Annual Maintenance Fee is only deducted if your
Account Value is less than $50,000 on the anniversary of the Issue Date or at the time of surrender. We may increase the Annual Maintenance Fee. However, any increase will only apply to Annuities issued after the date of the increase.

   Tax Charge: Several states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. The tax charge currently ranges up to 3 1/2% of your premium and is designed to approximate the taxes that we are required to pay. We generally will deduct the charge at the time the tax is imposed, but may also decide to deduct the charge from each
Purchase Payment at the time of a withdrawal or surrender of your Annuity or at the time you elect to begin receiving annuity payments. We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.
   We will pay company income taxes on the taxable corporate earnings created by this separate account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.
   In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividends received deductions. We do not pass these tax benefits through to holders of the separate account annuity contracts because (i) the contract owners are not the owners of the assets generating these benefits under applicable

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the contract.

   Insurance Charge: We deduct an Insurance Charge daily. The charge is assessed against the daily assets allocated to the Sub-accounts and is equal to the amount indicated under "Summary of Contract Fees & Charges". The Insurance
Charge is the combination of the Mortality & Expense Risk Charge and the
Administration Charge. The Insurance Charge is intended to compensate American
Skandia for providing the insurance benefits under the Annuity, including the
Annuity's basic Death Benefit that provides guaranteed benefits to your beneficiaries even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under this Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. We may increase the portion of the total Insurance
Charge that is deducted for administrative costs; however, any increase will only apply to Annuities issued after the date of the increase.
   The Insurance Charge is not deducted against assets allocated to a Fixed
Allocation. However, the amount we credit to Fixed Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

   Optional Benefits for which we assess a charge: If you elect to purchase certain optional benefits, we will deduct an additional charge on a daily basis solely from your Account Value allocated to the Sub-accounts. The additional charge is included in the daily calculation of the Unit Price for each
Sub-account. We may assess charges for other optional benefits on a different basis. Please refer to the sections entitled "Living Benefit Programs" and
"Death Benefit" for a description of the charge for each Optional Benefit.

   Fees and expenses incurred by the Portfolios: Each Portfolio incurs total annual operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees that may apply. These fees and expenses are reflected daily by each Portfolio before it provides
American Skandia with the net asset value as of the close of business each day.
More detailed information about fees and expenses can be found in the prospectuses for the Portfolios.

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fees or expenses are deducted when determining the rate we credit to a Fixed Allocation. However, for some of the same reasons that we deduct the
Insurance Charge against Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to Fixed Allocations. Any
Tax Charge applies to amounts that are taken from the Sub-accounts or the Fixed
Allocations. A Market Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
If you select a fixed payment option, the amount of each fixed payment will depend on the Account Value of your Annuity when you elected to annuitize.
There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. If you select a variable payment option that we may offer, then the amount of your benefits will reflect changes in the value of your Annuity and will be subject to charges that apply under the variable immediate annuity option. Also a tax charge may apply (see "Tax Charge" above). The variable annuity payment options are described in detail in a separate prospectus, which is available upon request and which will be provided to you if and when you elect one of the variable annuity payment options. The separate prospectus sets forth the fees and charges under the variable payment option, which may be higher than those set forth in this prospectus.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. Generally, these types of changes will be based on a reduction to our sales, maintenance or administrative expenses due to the nature of the individual or group purchasing the Annuity. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner;

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Fees and Charges continued

(c) the amount of Purchase Payments or likelihood of additional Purchase
Payments; (d) whether an annuity is reinstated pursuant to our rules; and/or
(e) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Purchasing Your Annuity

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?
This Annuity is designed for sale solely in connection with investment advisory services provided by an Advisor or to certain other owners described in the third paragraph below under "Initial Purchase Payment."

   Initial Purchase Payment: Unless we agree otherwise and subject to our rules, you must make a minimum initial Purchase Payment of $5,000. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we will accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchase.
   Where allowed by law, we must approve any initial and additional Purchase
Payments of $1,000,000 or more. We may apply certain limitations and/or restrictions on the Annuity as a condition of our acceptance, including limiting the liquidity features or the Death Benefit protection provided under the Annuity, limiting the right to make additional Purchase Payments, changing the number of transfers allowable under the Annuity or restricting the
Sub-accounts or Fixed Allocations that are available. Other limitations and/or restrictions may apply.
   The minimum initial Purchase Payment is reduced to $1,000 on Annuities owned by: (a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director, officer or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager, sub-advisor, transfer agent, custodian, auditing, legal or administrative services provider that is providing investment management, advisory, transfer agency, custodianship, auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director, officer, employee or registered representative of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with American Skandia Marketing, Incorporated;
(f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting, claims, administrative, computer support, marketing, office or other services; (g) the then current spouse of any such person noted in
(b) through (f), above; (h) the parents of any such person noted in (b) through
(g), above; (i) the child(ren) or other legal dependent under the age of 21 of any such person noted in (b) through (h) above; and (j) the siblings of any such persons noted in (b) through (h) above.
   Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to American Skandia. Purchase
Payments may also be submitted via 1035 exchange or direct transfer of funds.
Under certain circumstances, Purchase Payments may be transmitted to American
Skandia via wiring funds through your Financial Professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

   Age Restrictions: There is no age restriction to purchase the Annuity.
However, the basic Death Benefit provides greater protection for persons under age 85. There is no Contingent Deferred Sales Charge deducted upon surrender or partial withdrawal. However, if you take a distribution prior to age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. The availability and level of protection of certain optional benefits may vary based on the age of the Owner as of the Issue Date of the Annuity or the
date of the Owner's death.

   Owner, Annuitant and Beneficiary Designations: We will ask you to name the
Owner(s), Annuitant and one or more Beneficiaries for your Annuity.
..   Owner: The Owner(s) holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally joint owners are required to act jointly; however, if each owner provides us with an instruction that we find acceptable, we will permit each owner to act separately. All information and documents that we are required to send you will be sent to the first named owner. This Annuity does not provide a right of survivorship. Refer to the Glossary of Terms for a complete description of the term "Owner."
..   Annuitant: The Annuitant is the person we agree to make annuity payments to and upon whose life we continue to make such payments. You must name an
    Annuitant who is a natural person. We do not accept a designation of joint
    Annuitants during the accumulation period. Where allowed by law, you may name one or more Contingent Annuitants. A Contingent Annuitant will become the Annuitant if the

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Purchasing Your Annuity continued

  Annuitant dies before the Annuity Date. Please refer to the discussion of
   "Considerations for Contingent Annuitants" in the Tax Considerations section of the Prospectus.
..   Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your beneficiary designation should be the exact name of your beneficiary, not only a reference to the beneficiary's relationship to you. If you use a designation of "surviving spouse" we will pay the Death
    Benefit to the individual that is your spouse at the time of your death (as defined under the federal tax laws and regulations). If no beneficiary is named the Death Benefit will be paid to you or your estate.

   Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Managing Your Annuity

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner, Annuitant and Beneficiary designations by sending us a request in writing. Upon an ownership change, any automated investment or withdrawal programs will be canceled. The new owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to:
..   a new Owner subsequent to the death of the Owner or the first of any joint
    Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;
..   a new Annuitant subsequent to the Annuity Date;
..   for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
..   a change in Beneficiary if the Owner had previously made the designation irrevocable.

   There may be restrictions on designation changes when you have elected certain optional benefits.

SPOUSAL OWNERS/SPOUSAL BENEFICIARIES
If an Annuity is co-owned by spouses, we will assume that the sole primary
Beneficiary is the surviving spouse that was named as the co-owner unless you elect an alternative Beneficiary designation. Unless you elect an alternative
Beneficiary designation, upon the death of either spousal Owner, the surviving spouse may elect to assume ownership of the Annuity instead of taking the Death
Benefit payment. The Death Benefit that would have been payable will be the new
Account Value of the Annuity as of the date of due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For the Spousal Lifetime Five/SM/ Income Benefit, the eligible surviving spouse will also be able to assume the benefit with the Annuity. See the description of this benefit in the "Living Benefit Programs" section of this
Prospectus. For purposes of determining any future Death Benefit for the beneficiary of the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

CONTINGENT ANNUITANT
If an Annuity is owned by an entity and the entity has named a Contingent
Annuitant, no Death Benefit is payable upon the death of the Annuitant.
However, the Account Value of the Annuity as of the date of due proof of death of the Annuitant will reflect the amount that would have been payable had a
Death Benefit been paid. The Annuity is eligible to have a Contingent Annuitant designation if the entity which owns the annuity is a plan described in
Internal Revenue Code Section 72(s)(5)(A)(i) or an entity described in Code section 72(u)(1), or any successor Code sections.

MAY I RETURN MY ANNUITY IF I CHANGE MY MIND?
If after purchasing your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel period. This is often referred to as a "free-look." Depending on the state in which you purchased your Annuity, and, in some states, if you purchased the Annuity as a replacement for a prior contract, the right to cancel period may be ten (10) days, or longer, measured from the time that you received your Annuity. If you return your Annuity, during the applicable period, we will refund your current Account Value plus any tax charge deducted, less any applicable federal and state income tax withholding and depending on your state's requirements, any applicable insurance charges deducted. The amount returned to you may be higher or lower than the Purchase Payment(s)
applied during the right to cancel period, less any applicable federal and state income tax withholding. Where required by law, we will return your
Purchase Payment(s), or the greater of your current Account Value and the amount of your Purchase Payment(s) applied during the right to cancel period.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
Unless we agree otherwise and subject to our rules, the minimum amount that we accept as an additional Purchase Payment is $100 unless you participate in
American Skandia's Systematic Investment Plan or a periodic Purchase Payment program. Purchase Payments made while you participate in an asset allocation program will be allocated in accordance with such program. Additional Purchase
Payments may be paid at any time before the Annuity Date.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Managing Your Annuity continued

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity.
We call our electronic funds transfer program "American Skandia's Systematic
Investment Plan." Purchase Payments made through electronic funds transfer may only be allocated to the Sub-accounts when applied. We may allow you to invest in your Annuity with a lower initial Purchase Payment, as long as you authorize payments through an electronic funds transfer that will equal at least the minimum Purchase Payment set forth above during the first 12 months of your
Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are made only to Sub-accounts and the periodic Purchase Payments received in the first year total at least $5,000.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Managing Your Account Value

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

   Initial Purchase Payment: Once we accept your application, we invest your
Purchase Payment in the Annuity according to your instructions for allocating your Account Value. The Purchase Payment is your initial Purchase Payment minus any tax charges that may apply. You can allocate Account Value to one or more
Sub-accounts or Fixed Allocations. Investment restrictions will apply if you elect certain optional benefits.

   Subsequent Purchase Payments: Unless you participate in an asset allocation program, or unless you have provided us with other specific allocation instructions for one, more than one, or all subsequent purchase payments, we will allocate any additional Purchase Payments you make according to your initial Purchase Payment allocation instructions. If you so instruct us, we will allocate subsequent purchase payments according to any new allocation instructions. Unless you tell us otherwise, Purchase Payments made while you participate in an asset allocation program will be allocated in accordance with such program.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation period you may transfer Account Value between investment options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We may require a minimum of $500 in each
Sub-account you allocate Account Value to at the time of any allocation or transfer. If you request a transfer and, as a result of the transfer, there would be less than $500 in the Sub-account, we may transfer the remaining
Account Value in the Sub-account pro rata to the other investment options to which you transferred.
   We may impose specific restrictions on financial transactions (including transfer requests) for certain Portfolios based on the Portfolio's investment and/or transfer restrictions. We may do so to conform to any present or future restriction that is imposed by any portfolio available under this Annuity.
Currently, any purchase, redemption or transfer involving the Rydex or ProFunds
VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m.
Eastern time) to be processed on the current Valuation Day. The "cut-off" time for such financial transactions involving a Rydex or ProFunds VP Sub-account will be extended to 1/2 hour prior to any announced closing (generally, 3:30
p.m. Eastern time) for transactions submitted electronically, including through
American Skandia's Internet website (www.americanskandia.prudential.com).
   Currently, we charge $10.00 for each transfer after the twentieth (20/th/)
transfer in each Annuity Year. Transfers made as part of a Dollar Cost
Averaging, Automatic Rebalancing or asset allocation program do not count toward the twenty free transfer limit. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge. We may reduce the number of free transfers allowable each
Annuity Year (subject to a minimum of twelve) without charging a Transfer Fee.
We may also increase the Transfer Fee that we charge to $20.00 for each transfer after the number of free transfers has been used up. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs. If enrolled in any program that does not permit transfer requests to be transmitted electronically, the
Transfer Fee will not be waived.
   Once you have made 20 transfers among the Sub-accounts during an Annuity
Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this 20 transfer limit, we (i) do not view a facsimile transmission as a "writing", (ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and
(iii) do not count any transfer that solely involves Sub-accounts corresponding to any ProFund Portfolio and/or Rydex Portfolio and/or the AST Money Market
Portfolio, or any transfer that involves one of our systematic programs, such as asset allocation and automated withdrawals.
   Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a
Portfolio manager to manage a Portfolio's investments. Frequent transfers may cause the Portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. The
Annuity offers Sub-accounts designed for Owners who wish to engage in frequent transfers (i.e., one or more of the Sub-accounts corresponding to the ProFund
Portfolios, the Rydex Portfolios and the AST Money Market Portfolio), and we
encourage Owners seeking frequent transfers to utilize those Sub-accounts.
   In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity
Year for all existing or new Owners and

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Managing Your Account Value continued

to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by a Portfolio (e.g., by the Portfolio's portfolio manager) that the purchase or redemption of shares in the Portfolio must be restricted because the Portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected Portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:
..   With respect to each Sub-account (other than the AST Money Market
    Sub-account, or a Sub-account corresponding to a ProFund Portfolio or a
    Rydex Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another
    Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the "Restricted Sub-account"). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international Portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international Portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as asset allocation and auto-mated withdrawals; (ii) do not count any transfer that solely involves
    Sub-accounts corresponding to any ProFund Portfolio and/or Rydex Portfolio
    and/or the AST Money Market Portfolio; and (iii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.
..   We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.
   Contract owners in New York who purchased their contracts prior to March 15,
2004 are not subject to the specific restrictions outlined in bulleted paragraphs immediately above. In addition, there are contract owners of different variable annuity contracts that are funded through the same Separate
Account that are not subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Finally, there are contract owners of other variable annuity contracts or variable life contracts that are issued by
American Skandia as well as other insurance companies that have the same underlying mutual fund portfolios available to them. Since some contract owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Similarly, while contracts managed by a
Financial Professional or third party investment advisor are subject to the restrictions on transfers between investment options that are discussed above, if the advisor manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying mutual fund's assets which may affect all contract owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial
Professional or third party investment advisor), and will not waive a transfer restriction for any contract owner.

   Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation period. Dollar Cost
Averaging allows you to systematically transfer an amount periodically from one investment option to one or more other investment options. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts or a program that transfers amounts monthly from Fixed Allocations. By investing amounts on a regular basis instead of investing the total amount at one time, Dollar Cost
Averaging may decrease the effect of market fluctuation on the investment of your Purchase Payment. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. There is no minimum
Account Value required to enroll in a Dollar Cost Averaging program and we do not deduct a charge for participating in a Dollar Cost Averaging Program.
   You can Dollar Cost Average from Sub-accounts or Fixed Allocations. Dollar
Cost Averaging from Fixed Allocations is subject to a number of rules that include, but are not limited to the following:
..   You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
..   You may only Dollar Cost Average earnings or principal plus earnings. If transferring principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
..   Dollar Cost Averaging transfers from Fixed Allocations are not subject to a
    Market Value Adjustment.

   NOTE: When a Dollar Cost Averaging program is established from a Fixed
Allocation, the fixed rate of interest we credit to your Account Value is applied to a declining balance due to the transfers of Account Value to the
Sub-accounts during the Guarantee Period. This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.
   The Dollar Cost Averaging program is not available if you have elected an automatic rebalancing program or an asset allocation program. Dollar Cost
Averaging from Fixed Allocations is not available if you elect the Guaranteed
Return Option Plus or the Guaranteed Return Option.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation period, we offer Automatic Rebalancing among the
Sub-accounts you choose. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the
Sub-accounts you chose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift.
   Any transfer to or from any Sub-account that is not part of your Automatic
Rebalancing program, will be made: however that Sub-account will not become part of your rebalancing program unless we receive instructions from you indicating that you would like such option to become part of the program.
   There is no minimum Account Value required to enroll in Automatic
Rebalancing. All rebalancing transfers as part of an automatic rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the
Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are a part of a Systematic
Withdrawal program or Dollar Cost Averaging program will be excluded from an
Automatic Rebalancing program.

ARE ANY ASSET ALLOCATION PROGRAMS AVAILABLE?
We currently do not offer any asset allocation programs for use with your
Annuity. Prior to December 5, 2005, we made certain asset allocation programs available. If you enrolled in one of the asset allocation programs prior to
December 5, 2005, see the Appendix entitled, "Additional Information on the
Asset Allocation Programs" for more information on how the programs are administered.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE
DATE?
Yes. We offer two different programs for investors who wish to invest in the
Sub-accounts but also wish to protect their principal, as of a specific date in the future. They are the Balanced

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Managing Your Account Value continued

Investment Program and the Guaranteed Return Option Plus/SM/ (GRO Plus). The
GRO Plus is not available in all states. In some states where GRO Plus is not available we offer the Guaranteed Return Option (GRO).) Both the Balanced
Investment Program and GRO Plus allow you to allocate a portion of your Account
Value to the available Sub-accounts while ensuring that your Account Value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. Under GRO Plus, Account Value is allocated to and maintained in
Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee under the program. This differs from the
Balanced Investment Program where a set amount is allocated to a Fixed
Allocation regardless of the performance of the underlying Sub-accounts or the interest rate environment after the amount is allocated to a Fixed Allocation.
Generally, more of your Account Value will be allocated to the Sub-accounts under the GRO Plus program than under the Balanced Investment Program (although in periods of poor market performance, low interest rates and/or as the option progresses to its maturity date, this may not be the case). You may not want to use either of these programs if you expect to begin taking annuity payments before the program would be completed. In addition, as with most return of premium programs, amounts that are available to allocate to the Sub-accounts may be substantially less than they would be if you did not elect a return of premium program. This means that, if investment experience in the Sub-accounts were positive, your Account Value would grow at a slower rate than if you did not elect a return of premium program and allocated all of your Account Value to the Sub-accounts.

BALANCED INVESTMENT PROGRAM
We offer a balanced investment program where a portion of your Account Value is allocated to a Fixed Allocation and the remaining Account Value is allocated to the Sub-accounts that you select. When you enroll in the Balanced Investment
Program, you choose the duration that you wish the program to last. This determines the duration of the Guarantee Period for the Fixed Allocation. Based
on the fixed rate for the Guarantee Period chosen, we calculate the portion of your Account Value that must be allocated to the Fixed Allocation to grow to a specific "principal amount" (such as your initial Purchase Payment). We determine the amount based on the rates then in effect for the Guarantee Period you choose. If you continue the program until the end of the Guarantee Period and make no withdrawals or transfers, at the end of the Guarantee Period, the
Fixed Allocation will have grown to equal the "principal amount". Withdrawals or transfers from the Fixed Allocation before the end of the Guarantee Period will terminate the program and may be subject to a Market Value Adjustment. You can transfer the Account Value that is not allocated to the Fixed Allocation between any of the Sub-accounts available under the Annuity. Account Value you allocate to the Sub-accounts is subject to market fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the
Balanced Investment Program.

   EXAMPLE
   Assume you invest $100,000. You choose a 10-year program and allocate a portion of your Account Value to a Fixed Allocation with a 10-year Guarantee
   Period. The rate for the 10-year Guarantee Period is 2.50%*. Based on the fixed interest rate for the Guarantee Period chosen, the factor is 0.781198 for determining how much of your Account Value will be allocated to the
   Fixed Allocation. That means that $78,120 will be allocated to the Fixed
   Allocation and the remaining Account Value ($21,880) will be allocated to the Sub-accounts. Assuming that you do not make any withdrawals or transfers from the Fixed Allocation, it will grow to $100,000 at the end of the
   Guarantee Period. Of course we cannot predict the value of the remaining
   Account Value that was allocated to the Sub-accounts.
   The Guaranteed Return Option Plus (GRO Plus) guarantees that, after a seven-year period following commencement of the program ("maturity date") and on each anniversary of the maturity date thereafter, your Account Value will not be less than the Account Value on the effective date of the program. The program also offers you the option to elect a second, enhanced guarantee amount at a higher Account Value subject to a separate maturity period (and its anniversaries). The GRO Plus program may be appropriate if you wish to protect a principal amount (called the "Protected Principal Value") against market downturns as of a specific date in the future, but also wish to exercise control of your available Account Value among the Sub-accounts to participate in market experience. Under the GRO Plus program, you give us the right to allocate amounts to Fixed Allocations as needed to support the guarantees provided. The available Account Value is the amount not allocated to the Fixed
Allocations to support the guarantees provided. There is a fee

* The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

associated with this program. See "Living Benefit Programs," later in this
Prospectus, for more information about this program.

MAY I GIVE MY FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION
INSTRUCTIONS?
Yes. Your Financial Professional may forward instructions regarding the allocation of your account and request financial transactions between investment options while you are living, subject to our rules and unless you tell us otherwise. For annuities issued on or after July 21, 2006, subject to our rules, we will require affirmative consent from you in order to give your
Financial Professional such authority. If your Financial Professional has this authority, we deem that all transactions that are directed by your Financial
Professional with respect to your Annuity have been authorized by you. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person's authority. We may also suspend, cancel or limit these privileges at any time. We will notify you if we do.

MAY I AUTHORIZE MY THIRD PARTY INVESTMENT ADVISOR TO MANAGE MY ACCOUNT?
Yes. You may engage your own investment advisor to manage your account. These investment advisors may be firms or persons who also are appointed by us, or whose affiliated broker-dealers are appointed by us, as authorized sellers of the Annuity. Even if this is the case, however, please note that the investment advisor you engage to provide advice and/or make transfers for you, is not acting on our behalf, but rather is acting on your behalf. We do not offer advice about how to allocate your Account Value under any circumstance. As such, we are not responsible for any recommendations such investment advisors make, any investment models or asset allocation programs they choose to follow or any specific transfers they make on your behalf.
   Any fee that is charged by your investment advisor is in addition to the fees and expenses that apply under your Annuity. If you authorize your investment advisor to withdraw amounts from your Annuity to pay for the investment advisor's fee, as with any other withdrawal from your Annuity, you may incur adverse tax consequences, and/or a Market Value Adjustment.
Withdrawals to pay your investment advisor (to the extent permitted) generally will also reduce the level of various living and death benefit guarantees provided (e.g. the withdrawals will reduce proportionately the Annuity's guaranteed minimum death benefit.) We are not a party to the agreement you have with your investment advisor and do not verify that amounts withdrawn from your annuity, including amounts withdrawn to pay for the investment advisor's fee, are within the terms of your agreement with your investment advisor. You will, however, receive confirmations of transactions that affect your Annuity. If your investment advisor has also acted as your Financial Professional with respect to the sale of your Annuity, he or she may be receiving compensation for services provided both as a Financial Professional and investment advisor.
Alternatively, the investment advisor may compensate the Financial Professional from whom you purchased your annuity for the referral that led you to enter into your investment advisory relationship with the investment advisor. If you are interested in the details about the compensation that your investment advisor and/or your Financial Professional receive in connection with your
Annuity, you should ask them for more details.
   We or an affiliate of ours may provide administrative support to licensed, registered Financial Professionals or investment advisors who you authorize to make financial transactions on your behalf. We may require Financial
Professionals or investment advisors, who are authorized by multiple contract owners to make financial transactions, to enter into an administrative agreement with American Skandia as a condition of our accepting transactions on your behalf. The administrative agreement may impose limitations on the
Financial Professional's or investment advisor's ability to request financial transactions on your behalf. These limitations are intended to minimize the detrimental impact of a Financial Professional who is in a position to transfer large amounts of money for multiple clients in a particular Portfolio or type of portfolio or to comply with specific restrictions or limitations imposed by a Portfolio(s) on American Skandia.
   Please note: Annuities where your Financial Professional or investment advisor has the authority to forward instruction on financial transactions are also subject to the restrictions on transfers between investment options that are discussed in the section entitled "ARE THERE RESTRICTIONS OR CHARGES ON
TRANSFERS BETWEEN INVESTMENT OPTIONS?." Since transfer activity directed by a
Financial Professional or third party investment adviser may result in unfavorable consequences to all contract owners invested in the affected options, we reserve the right to limit the investment options available to a particular Owner where such authority as described above has been given to a
Financial Professional or investment advisor or impose other transfer restrictions we deem necessary. The administrative

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Managing Your Account Value continued

agreement may limit the available investment options, require advance notice of large transactions, or impose other trading limitations on your Financial
Professional. Your Financial Professional will be informed of all such restrictions on an ongoing basis. We may also require that your Financial
Professional transmit all financial transactions using the electronic trading functionality available through our Internet website
(www.americanskandia.prudential.com).
   Limitations that we may impose on your Financial Professional or investment advisor under the terms of the administrative agreement do not apply to financial transactions requested by an owner on their own behalf, except as otherwise described in this prospectus.

HOW DO THE FIXED ALLOCATIONS WORK?
We credit the fixed interest rate to the Fixed Allocation throughout a set period of time called a "Guarantee Period". Fixed Allocations currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed
Allocations of different durations available in the future, including Fixed
Allocations offered exclusively for use with certain optional investment programs. Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.
   The interest rate credited to a Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period.
The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your Fixed
Allocation, we will advise you of the interest rate in effect and the date your
Fixed Allocation matures. We may change the rates we credit new Fixed
Allocations at any time. Any change in interest rate does not affect Fixed
Allocations that were in effect before the date of the change. To inquire as to the current rates for Fixed Allocations, please call 1-800-752-6342.
   A Guarantee Period for a Fixed Allocation begins:
..   when all or part of a net Purchase Payment is allocated to that particular
    Guarantee Period;
..   upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
..   when you "renew" a Fixed Allocation by electing a new Guarantee Period.

   To the extent permitted by law, we may establish different interest rates for Fixed Allocations offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use Fixed Allocations under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment program (see "Do you offer programs designed to guarantee a
"Return of Premium" at a future date?"). The interest rate credited to Fixed
Allocations offered to this class of purchasers may be different than those offered to other purchasers who choose the same Guarantee Period but who do not participate in an optional investment program. Any such program is at our sole discretion.

 American Skandia may offer Fixed Allocations with Guarantee Periods of 3 months or 6 months exclusively for use as a short-term Fixed Allocation
 ("short-term Fixed Allocations"). Short-term Fixed Allocations may only be established with your initial Purchase Payment or additional Purchase
 Payments. You may not transfer existing Account Value to a Short-term Fixed
 Allocation. We reserve the right to terminate offering these special purpose
 Fixed Allocations at any time.

 On the Maturity Date of the Short-term Fixed Allocation, the Account Value will be transferred to the Sub-account(s) you choose at the inception of the program. If no instructions are provided, such Account Value will be transferred to the AST Money Market Sub-account. Short-term Fixed Allocations may not be renewed on the Maturity Date. If you surrender the Annuity or transfer any Account Value from the Short-term Fixed Allocation to any other investment option before the end of the Guarantee Period, a Market Value
 Adjustment will apply.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific formula for determining the fixed interest rates for
Fixed Allocations. Generally the interest rates we offer for Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the Fixed Allocations, general economic trends and competition.
Some of these considerations

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.
   We will credit interest on a new Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.
   The interest rate we credit for a Fixed Allocation is subject to a minimum.
Please refer to the Statement of Additional Information. In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw Account Value from a Fixed Allocation any day before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a "Market Value Adjustment" or "MVA". The
Market Value Adjustment formula compares the interest rates credited for Fixed
Allocations at the time you invested, to interest rates being credited when you make a transfer or withdrawal. The amount of any Market Value Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations. In certain states the amount of any Market Value
Adjustment may be limited under state law or regulation. If your Annuity is governed by the laws of that state, any Market Value Adjustment that applies will be subject to our rules for complying with such law or regulation.

MVA FORMULA
The MVA formula is applied separately to each Fixed Allocation to determine the
Account Value of the Fixed Allocation on a particular date. The formula is as follows:

                        [(1+I) / (1+J+0.0010)]/(N/12)/

where:

   I is the fixed interest rate we guaranteed to credit to the Fixed Allocation as of its starting date;

   J is the fixed interest rate for your class of annuities at the time of the withdrawal for a new Fixed Allocation with a Guarantee Period equal to the remaining number of years in your original Guarantee Period;

   N is the number of months remaining in the original Guarantee Period.

   If you surrender your Annuity under the right to cancel provision, the MVA formula is:

                           [(1 + I)/(1 + J)]/(N/12)/

If the transfer or withdrawal does not occur on the yearly or monthly anniversary of the beginning of the Fixed Allocation, the numbers used in 'J'
and 'N' will be rounded to the next highest integer.

MVA EXAMPLES
The following hypothetical examples show the effect of the MVA in determining
Account Value. Assume the following:
..   You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
..   The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
..   You make no withdrawals or transfers until you decide to withdraw the entire Fixed Allocation after exactly three (3) years, at which point 24 months remain before the Maturity Date (N = 24).

EXAMPLE OF POSITIVE MVA
Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 3.5% (J = 3.5%).
Based on these assumptions, the MVA would be calculated as follows:

                  MVA Factor = [(1+I)/(I+J+0.0010)]/(N/12)/ =
                         [1.05/1.036]/(2)/ = 1.027210

                          Interim Value = $57,881.25

                 Account Value after MVA = Interim Value X MVA
                             Factor = $59,456.20.

EXAMPLE OF NEGATIVE MVA
Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 6.0% (J = 6.0%).
Based on these assumptions, the MVA would be calculated as follows:

                  MVA Factor = [(1+I)/(1+J+0.0010)]/(N/12)/ =
                         [1.05/1.061]/(2)/ = 0.979372

                          Interim Value = $57,881.25

      Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Managing Your Account Value continued

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity Date" for a Fixed Allocation is the last day of the Guarantee
Period. Before the Maturity Date, you may choose to renew the Fixed Allocation for a new Guarantee Period of the same or different length or you may transfer all or part of that Fixed Allocation's Account Value to another Fixed
Allocation or to one or more Sub-accounts. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account
Value to one or more variable investment options. We will notify you before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all Fixed Allocations that are being offered. The rates being credited to Fixed Allocations may change before the Maturity Date.
   If you do not specify how you want a Fixed Allocation to be allocated on its
Maturity Date, it will be renewed for a Fixed Allocation of the same duration if then available. If a Fixed Allocation of the same duration is not available, it will be renewed to the next shortest Guarantee Period then currently available for new allocations and renewals.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Access To Account Value

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation period you can access your Account Value through partial withdrawals, Systematic Withdrawals, and where required for tax purposes, Minimum Distributions. You can also surrender your Annuity at any time. There is no Contingent Deferred Sales Charge applied upon surrender or partial withdrawal. However, if you surrender your Annuity, we may deduct the
Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits. We may also apply a Market Value Adjustment to any Fixed
Allocations being withdrawn or surrendered. Unless you notify us differently, withdrawals are taken pro-rata based on the Account Value in the investment options at the time we receive your withdrawal request. Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations".)

DURING THE ACCUMULATION PERIOD
A distribution during the accumulation period is deemed to come first from any
"gain" in your Annuity and second as a return of your "tax basis", if any.
Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

DURING THE ANNUITIZATION PERIOD
During the annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment.
The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any tax basis you have in your Annuity. Once the tax basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The tax basis in your Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

SPECIAL RULES FOR DISTRIBUTIONS TO PAY ADVISORY FEES
We treat partial withdrawals to pay advisory fees as taxable distributions unless:
..   your Annuity is being used in conjunction with a "qualified" retirement plan (plans meeting the requirements of Sections 401, 403 or 408 of the
    Code); and
..   in relation to Section 403 or 408 plans, you and your Advisor provide acceptable proof to us, limiting the source of the Advisor's compensation to the assets of an applicable qualified retirement plan, and making certain other representations.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period. We call this a
"partial withdrawal." The maximum amount that you may withdraw will equal your
Surrender Value as of the date we process the withdrawal request. After any partial withdrawal, your Annuity must have a Surrender Value of at least
$1,000, or we may treat the partial withdrawal request as a request to fully surrender your Annuity. The minimum partial withdrawal you may request is $100.
We may apply a Market Value Adjustment to any Fixed Allocations.
   Partial withdrawals may also be available following annuitization but only if you choose certain annuity payment options.
   To request the forms necessary to make a withdrawal from your Annuity, call
1-800-752-6342 or visit our Internet Website at
www.americanskandia.prudential.com.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic Withdrawals." You can receive Systematic
Withdrawals of earnings only or a flat dollar amount.
   Systematic Withdrawals can be made from Account Value allocated to the
Sub-accounts or Fixed Allocations. Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis.
   The minimum amount for each Systematic Withdrawal is $100. If any scheduled
Systematic Withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic
Withdrawal.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Access To Account Value continued

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTIONS 72(T)/72(Q) OF THE
INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b) or 408 of the
Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of "substantially equal periodic payments". For contracts issued as non-qualified annuities, the Internal Revenue Code provides for the same exemption from penalty under Section 72(q) of the Code. We may apply a Market
Value Adjustment to any Fixed Allocations. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. The
Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for withdrawals under Sections 72(t)/72(q) . The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.
   You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)
   Minimum Distributions are a type of Systematic Withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code.
Minimum distribution rules do not apply to Roth IRAs during the Owner's lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make Systematic
Withdrawals in amounts that satisfy the minimum distribution rules under the
Code.
   The amount of the required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Minimum
Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to Systematic Withdrawals applies to monthly
Minimum Distributions but does not apply to Minimum Distributions taken out on a quarterly, semi-annual or annual basis.
   You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes. During the accumulation period you can surrender your Annuity at any time.
Upon surrender, you will receive the Surrender Value. We may apply a Market
Value Adjustment to any Fixed Allocations. Upon surrender of your Annuity, you will no longer have any rights under the Annuity.
   Under certain annuity payment options, you may be allowed to surrender your
Annuity for its then current value.
   To request the forms necessary to surrender your Annuity, call
1-800-752-6342 or visit our Internet Website at
www.americanskandia.prudential.com.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make available annuity options that provide fixed annuity payments, variable annuity payments or adjustable annuity payments. Your contract provides certain fixed annuity payment options. We currently offer variable annuity payment options, which are provided by exchanging the deferred annuity contract described in this prospectus for a separate contract issued as an annuity settlement option and described in a separate prospectus. The variable annuity payment options are described in detail in a separate prospectus, which is available upon request and which will be provided to you if and when you elect one of the variable annuity payment options. The separate prospectus sets forth the fees and charges under the variable payment option, which may be higher than those set forth in this prospectus. We do not guarantee to continue to make available variable annuity payment options or any other option other than the fixed annuity payment options set forth in your contract. Fixed options provide the same amount with each payment. Variable options generally provide a payment which may increase or decrease depending on the investment performance of the Sub-accounts and may include a guarantee feature. Adjustable options provide a fixed payment that is periodically adjusted based on current interest rates. Please refer to the "Guaranteed
Minimum Income Benefit," the "Lifetime Five Income Benefit and the Spousal
Lifetime Five Income Benefit," under "Living Benefits" below for a description of annuity

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

options that are available when you elect these benefits. For additional information on annuity payment options you may request a Statement of
Additional Information.
   When you purchase an Annuity, or at a later date, you may choose an Annuity
Date, an annuity option and the frequency of annuity payments. You may change your choices before the Annuity Date under the terms of your contract. A maximum Annuity Date may be required by law. The Annuity Date may depend on the annuity option you choose. Certain annuity options may not be available depending on the age of the Annuitant.
   Certain of these annuity options may be available to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1

Payments for Life: Under this option, income is payable periodically until the death of the "key life". The "key life" (as used in this section) is the person or persons upon whose life annuity payments are based. No additional annuity payments are made after the death of the key life. Since no minimum number of payments is guaranteed, this option offers the largest amount of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable. This Option is currently available on a fixed or variable basis. If you choose this option on a variable basis, you will be provided with a separate prospectus that describes such variable annuity. Under this option, you cannot make a partial or full surrender of the annuity. Under this option, you cannot make a partial or full surrender of the annuity.

Option 2

Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments or death benefits would be payable. This Option is currently available on a fixed or variable basis. If you choose this option on a variable basis, you will be provided with a separate prospectus that describes such variable annuity. Under this option, you cannot make a partial or full surrender of the annuity. Under this option, you cannot make a partial or full surrender of the annuity.

Option 3

Payments for Life with a Certain Period: Under this option, income is payable until the death of the key life. However, if the key life dies before the end of the period selected (5, 10 or 15 years), the remaining payments are paid to the Beneficiary until the end of such period. This Option is currently available on a fixed or variable basis. If you choose this option on a variable basis, you will be provided with a separate prospectus that describes such variable annuity. Under this option, you cannot make a partial or full surrender of the annuity. If you elect to receive payments on a variable basis under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 4

Fixed Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. If the payee dies before the end of the specified number of years, the remaining payments are paid to the
Beneficiary until the end of such period. Note that under this option, payments are not based on any assumptions of life expectancy. Therefore, that portion of the Insurance Charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option. Under this option, you cannot make a partial or full surrender of the annuity.

Option 5

Variable Payments for Life with a Cash Value: Under this option, benefits are payable periodically until the death of the key life. Benefits may increase or decrease depending on the investment performance of the Sub-accounts. This option has a cash value that also varies with the investment performance of the
Sub-account. The cash value provides a "cushion" from volatile investment performance so that negative investment performance does not automatically result in a decrease in the annuity payment each month, and positive investment performance does not automatically result in an increase in the annuity payment each month. The cushion generally "stabilizes" monthly annuity payments. Any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the Annuity and receive its then current cash value (if any) subject to

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Access To Account Value continued

our rules. If you choose this option, you will be provided with a separate prospectus that describes such variable annuity.

Option 6

Variable Payments for Life with a Cash Value and Guarantee: Under this option, benefits are payable as described in Option 5; except that, while the key life is alive, the annuity payment will not be less than a guaranteed amount, which generally is equal to the first annuity payment. We charge an additional amount for this guarantee. Under this option, any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments.
Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules. If you choose this option, you will be provided with a separate prospectus that describes such variable annuity.
   We may make different Annuity payment options available in the future. We do not guarantee to continue to make available variable annuity payment options or any other option other than the fixed annuity payment options set forth in your contract.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
You have a right to choose your annuity start date. If you have not provided us with your Annuity Date or annuity payment option in writing, then:
..   a default date for the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85/th /birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
..   the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.
If you choose to defer the Annuity Date beyond the default date, the IRS may not consider your Annuity to be an annuity under the tax law. If that should occur, all gain in your Annuity at that time will become immediately taxable to you. Further, each subsequent year's increase in Account Value would be taxable in that year. By choosing to continue to defer after the default date, you will assume the risk that your Annuity will not be considered an annuity for federal income tax purposes.

HOW ARE ANNUITY PAYMENTS CALCULATED?

FIXED ANNUITY PAYMENTS (OPTIONS 1-4)
If you choose to receive fixed annuity payments, you will receive equal fixed-dollar payments throughout the period you select. The amount of the fixed payment will vary depending on the annuity payment option and payment frequency you select. Generally, the first annuity payment is determined by multiplying the Account Value, minus any state premium taxes that may apply, by the factor determined from our table of annuity rates. The table of annuity rates differs based on the type of annuity chosen and the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.

VARIABLE ANNUITY PAYMENTS
Generally, we currently offer three different types of variable annuity payment options. The following is a brief description of the variable annuity payment options. If you choose a variable annuity payment option, you will be provided with a separate prospectus that describes such variable annuity. There is no guarantee that we will continue to make available variable annuity payment options. The first annuity payment will be calculated based upon the assumed investment return ("AIR"). You select the AIR before we start to make annuity payments. You will not receive annuity payments until you choose an AIR. The remaining annuity payments will fluctuate based on the performance of the
Sub-accounts relative to the AIR, as well as other factors described below. The greater the AIR, the greater the first annuity payment. A higher AIR may result in smaller potential growth in the annuity payments. A lower AIR results in a lower initial annuity payment. Within payment options 1-3, if the Sub-accounts you choose perform exactly the same as the AIR, then subsequent annuity payments will be the same as the first annuity payment. If the Sub-accounts you choose perform better than the AIR, then subsequent annuity payments will be higher than the first. If the Sub-accounts you choose perform worse than the
AIR, then subsequent annuity payments will be lower than the first. Within payment options 5 and 6, the cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the
Sub-accounts relative to the AIR; however, subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

 .   Variable Payments (Options 1-3)
     We calculate each annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units for each
     Sub-account by the Unit Value of each Sub-account on the annuity payment date. We determine the schedule of units based on your Account Value
     (minus any premium tax that applies) at the time you elect to begin receiving annuity payments. The schedule of units will vary based on the annuity payment option selected, the length of any certain period (if applicable), the Annuitant's age and gender (if annuity payments are due for the life of the Annuitant) and the Unit Value of the Sub-accounts you initially selected on the Issue Date. The calculation is performed for each Sub-account, and the sum of the Sub-account calculations equals the amount of your annuity payment. Other than to fund annuity payments, the number of units allocated to each Sub-account will not change unless you transfer among the Sub-accounts or make a withdrawal (if allowed). You can select one of three AIRs for these options: 3%, 5% or 7%.

 .   Stabilized Variable Payments (Option 5)
     This option provides guaranteed payments for life, a cash value for the
     Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive. We calculate the initial annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units by the Unit
     Values determined on the annuitization date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable benchmark rate, meaning the AIR, and the annuity factors. The annuity factors reflect our assumptions regarding the costs we expect to bear in guaranteeing payments for the lives of the Annuitant and will depend on the benchmark rate, the annuitant's attained age and gender (where permitted). Unlike variable payments (described above) where each payment can vary based on Sub-account performance, this payment option cushions the immediate impact of Sub-account performance by adjusting the length of the time during which annuity payments will be made whether or not the Annuitant is alive while generally maintaining a level annuity payment amount. Sub-account performance that exceeds a benchmark rate will generally extend this time period, while Sub-account performance that is less than a benchmark rate will generally shorten the period. If the period reaches zero and the Annuitant is still alive,
     Annuity Payments continue, however, the annuity payment amount will vary depending on Sub-account performance, similar to conventional variable payments. The AIR for this option is 4%.

 .   Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
     This option provides guaranteed payments for life in the same manner as
     Stabilized Variable Payments (described above). In addition to the stabilization feature, this option also guarantees that variable annuity payments will not be less than the initial annuity payment amount regardless of Sub-account performance. The AIR for this option is 3%.

ADJUSTABLE ANNUITY PAYMENTS
We may make an adjustable annuity payment option available. Adjustable annuity payments are calculated similarly to fixed annuity payments except that on every fifth (5/th/) anniversary of receiving annuity payments, the annuity payment amount is adjusted upward or downward depending on the rate we are currently crediting to annuity payments. The adjustment in the annuity payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs

DO YOU OFFER PROGRAMS DESIGNED TO PROVIDE INVESTMENT PROTECTION FOR OWNERS
WHILE THEY ARE ALIVE?
American Skandia offers different optional benefits, for an additional charge, that can provide investment protection for Owners while they are alive.
Notwithstanding the additional protection provided under the optional Living
Benefit Programs, the additional cost has the impact of reducing net performance of the investment options. Each optional benefit offers a distinct type of guarantee, regardless of the performance of the Sub-accounts that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. Depending on which optional benefit you choose, you can have substantial flexibility to invest in the Sub-accounts while:
..   protecting a principal amount from decreases in value as of specified future dates due to investment performance;
..   taking withdrawals with a guarantee that you will be able to withdraw not less than a principal amount over time; or
..   guaranteeing a minimum amount of growth will be applied to your principal, if it is to be used as the basis for certain types of lifetime income payments; or
..   providing spousal continuation of certain benefits.
   The "living benefits" that American Skandia offers are the Guaranteed Return
Option Plus (GRO Plus), the Guaranteed Minimum Withdrawal Benefit (GMWB), the
Guaranteed Minimum Income Benefit (GMIB), the Lifetime Five Income Benefit and
the Spousal Lifetime Five Income Benefit. Please refer to the benefit descriptions that follow for a complete description of the terms, conditions and limitations of each optional benefit. You should consult with your
Financial Professional to determine if any of these optional benefits may be appropriate for you based on your financial needs. There are many factors to consider, but we note that among them you may want to evaluate the tax implications of these different approaches to meeting your needs, both between these benefits and in comparison to other potential solutions to your needs
(e.g. comparing the tax implications of the withdrawal benefit and annuity payments).

GUARANTEED RETURN OPTION PLUS/SM/ (GRO PLUS/SM/)

 The Guaranteed Return Option Plus described below is only being offered in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. The program can be elected by new purchasers on the Issue Date of their Annuity, and can be elected by existing
 Annuity Owners on either the anniversary of the Issue Date of their Annuity or on a date other than that anniversary, as described below under "Election of the Program". The Guaranteed Return Option Plus is not available if you elect the Guaranteed Return Option Program (and it is currently active), the
 Guaranteed Minimum Withdrawal Benefit rider, the Guaranteed Minimum Income
 Benefit rider, the Lifetime Five Income Benefit rider, the Spousal Lifetime
 Five Income Benefit rider the Highest Daily Value Death Benefit, or the Dollar
 Cost Averaging program if it involves transfers out of the Fixed Allocations.

   We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that period and any applicable subsequent period as the "maturity date") and on each anniversary of the maturity date thereafter while the program remains in effect, guarantees your Account Value will not be less than your Account Value on the effective date of your program
(called the "Protected Principal Value"). The program also offers you the opportunity to elect a second, enhanced guaranteed amount at a later date if your Account Value has increased, while preserving the guaranteed amount established on the effective date of your program. The enhanced guaranteed amount (called the "Enhanced Protected Principal Value") guarantees that, after a separate period following election of the enhanced guarantee and on each anniversary thereafter while this enhanced guarantee amount remains in effect, your Account Value will not be less than your Account Value on the effective date of your election of the enhanced guarantee.
   The program monitors your Account Value daily and, if necessary, systematically transfers amounts between variable investment options you choose and Fixed Allocations used to support the Protected Principal Value(s). The program may be

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the
Sub-accounts to participate in market performance. There is an additional charge if you elect the Guaranteed Return Option Plus program.
   The guarantees provided by the program exist only on the applicable maturity date(s) and on each anniversary of the maturity date(s) thereafter. However, due to the ongoing monitoring of your Account Value and the transfer of Account
Value between the Sub-accounts and the Fixed Allocations to support our future guarantees, the program may provide some protection from significant market losses if you choose to surrender your Annuity or begin receiving annuity payments prior to a maturity date. For this same reason, the program may limit your ability to benefit from market increases while it is in effect.

KEY FEATURE -- PROTECTED PRINCIPAL VALUE/ENHANCED PROTECTED PRINCIPAL VALUE
The Guaranteed Return Option Plus offers a base guarantee as well as the option of electing an enhanced guarantee at a later date.

..   Base Guarantee: Under the base guarantee, American Skandia guarantees that on the maturity date and on each anniversary of the maturity date thereafter that the program remains in effect, your Account Value will be no less than the Protected Principal Value. On the maturity date and on each anniversary after the maturity date that the program remains in effect, if your Account Value is below the Protected Principal Value,
    American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected
    Principal Value.

..   Enhanced Guarantee: On any anniversary following commencement of the program, you can establish an enhanced guaranteed amount based on your current Account Value. Under the enhanced guarantee, American Skandia guarantees that at the end of a specified period following the election of the enhanced guarantee (also referred to as its "maturity date"), and on each anniversary of the maturity date thereafter that the enhanced guaranteed amount remains in effect, your Account Value will be no less than the Enhanced Protected Principal Value. You can elect an enhanced guarantee more than once; however, a subsequent election supersedes the prior election of an enhanced guarantee. Election of an enhanced guarantee does not impact the base guarantee. In addition, you may elect an "auto step-up" feature that will automatically create an enhanced guarantee (or increase your enhanced guarantee, if previously elected) on each anniversary of the program (and create a new maturity period for the new enhanced guarantee) if the Account Value as of that anniversary exceeds the protected principal value or enhanced protected principal value by 7% or more. You may also elect to terminate an enhanced guarantee. If you elect to terminate the enhanced guarantee, the base guarantee will remain in effect. If you have elected the enhanced guarantee, on the guarantee's maturity date and on each anniversary of the maturity date thereafter that the enhanced guarantee amount remains in effect, if your Account Value is below the Enhanced Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Enhanced Protected Principal Value.
   Any amounts added to your Annuity to support our guarantees under the program will be applied to any Fixed Allocations first and then to the
Sub-accounts pro-rata, based on your most recent allocation instructions in accordance with the allocation mechanism we use under the program. We will notify you of any amounts added to your Annuity under the program. If our assumptions are correct and the operations relating to the administration of the program work properly, we do not expect that we will need to add additional amounts to your Annuity. The Protected Principal Value is referred to as the
"Base Guarantee" and the Enhanced Protected Principal Value is referred to as the "Step-up Guarantee" in the rider we issue for this benefit.

WITHDRAWALS UNDER YOUR ANNUITY
Withdrawals from your Annuity, while the program is in effect, will reduce the base guarantee under the program as well as any enhanced guarantee. Cumulative annual withdrawals up to 5% of the Protected Principal Value as of the
effective date of the program (adjusted for any subsequent Purchase Payments)
will reduce the applicable guaranteed amount by the actual amount of the withdrawal (referred to as the "dollar-for-dollar limit"). If the amount withdrawn is greater than the dollar-for-dollar limit, the portion of the withdrawal equal to the dollar-for-dollar limit will be treated as described above, and the portion of the withdrawal in excess of the dollar-for-dollar limit will reduce the base guarantee and the enhanced guarantee proportionally, according

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

to the formula as described in the rider for this benefit (see the examples of this calculation below). Withdrawals other than Systematic Withdrawals will be taken pro-rata from the Sub-accounts and any Fixed Allocations. Systematic
Withdrawals will be taken pro-rata from the Sub-accounts and any Fixed
Allocations up to growth attributable to the Fixed Allocations and thereafter pro-rata solely from the Sub-accounts. Withdrawals will be subject to all other provisions of your Annuity, including any Market Value Adjustment that would apply.
   Charges for other optional benefits under your Annuity that are deducted as an annual charge in arrears will not reduce the applicable guaranteed amount under the Guaranteed Return Option Plus program, however, any partial withdrawals in payment of charges for the Plus40/TM/ Optional Life Insurance
Rider (not currently offered for sale) and any third party investment advisory service will be treated as withdrawals and will reduce the applicable guaranteed amount.
   The following examples of dollar-for-dollar and proportional reductions assume that: 1.) the Issue Date and the effective date of the GRO Plus/SM/
program are October 13, 2004; 2.) an initial Purchase Payment of $250,000; 3.)
a base guarantee amount of $250,000; and 4.) a dollar-for-dollar limit of
$12,500 (5% of $250,000). The values set forth here are purely hypothetical and do not reflect the charge for GRO Plus or any other fees and charges.

EXAMPLE 1. DOLLAR-FOR-DOLLAR REDUCTION
A $10,000 withdrawal is taken on November 29, 2004 (in the first Annuity Year).
No prior withdrawals have been taken. As the amount withdrawn is less than the
Dollar-for-dollar Limit:
..   The base guarantee amount is reduced by the amount withdrawn (i.e., by
    $10,000, from $250,000 to $240,000).
..   The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from
    $12,500 to $2,500).

EXAMPLE 2. DOLLAR-FOR-DOLLAR AND PROPORTIONAL REDUCTIONS
A second $10,000 withdrawal is taken on December 18, 2004 (still within the first Annuity Year). The Account Value immediately before the withdrawal is
$180,000. As the amount withdrawn exceeds the Remaining Limit of $2,500 from
Example 1:
..   the base guarantee amount is first reduced by the Remaining Limit (from
    $240,000 to $237,500);
..   the result is then further reduced by the ratio of A to B, where:
 .   A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or
     $7,500).
 .   B is the Account Value less the Remaining Limit ($180,000 - $2,500, or
     $177,500).
     The resulting base guarantee amount is: $237,500 x (1 - $7,500 /
     $177,500), or $227,464.79.
..   The Remaining Limit is set to zero (0) for the balance of the first Annuity
    Year.

EXAMPLE 3. RESET OF THE DOLLAR-FOR-DOLLAR LIMIT
A $10,000 withdrawal is made on December 19, 2005 (second Annuity Year). The
Remaining Limit has been reset to the dollar-for-dollar limit of $12,500. As the amount withdrawn is less than the dollar-for-dollar limit:
..   The base guarantee amount is reduced by the amount withdrawn (i.e., reduced by $10,000, from $227,464.79 to $217,464.79).
..   The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

KEY FEATURE -- ALLOCATION OF ACCOUNT VALUE
Account Value is transferred to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee(s) under the program. We monitor fluctuations in your Account Value each Valuation Day, as well as the prevailing interest rates on Fixed
Allocations, the remaining duration(s) until the applicable maturity date(s)
and the amount of Account Value allocated to Fixed Allocation(s) relative to a
"reallocation trigger", which determines whether Account Value must be transferred to or from Fixed Allocation(s). While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account
Value either to or from Fixed Allocation(s).

..   If your Account Value is greater than or equal to the reallocation trigger, your Account Value in the Sub-accounts will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation to support the applicable guaranteed amount, all or a portion of those amounts may be transferred from the Fixed
    Allocation and re-allocated to the Sub-accounts pro-rata according to your most recent allocation instructions (including the model allocations under any asset allocation program you may have elected). A Market Value
    Adjustment will apply when we reallocate Account Value from a Fixed
    Allocation to the

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

  variable investment options, which may result in a decrease or increase in your Account Value.

..   If your Account Value is less than the reallocation trigger, a portion of your Account Value in the Sub-accounts will be transferred from your
    Sub-accounts pro-rata according to your allocations to a new Fixed
    Allocation(s) to support the applicable guaranteed amount. The new Fixed
    Allocation(s) will have a Guarantee Period equal to the time remaining until the applicable maturity date(s). The Account Value allocated to the new Fixed Allocation(s) will be credited with the fixed interest rate(s)
    then being credited to a new Fixed Allocation(s) maturing on the applicable maturity date(s) (rounded to the next highest yearly duration). The Account
    Value will remain invested in each applicable Fixed Allocation until the applicable maturity date unless, at an earlier date, your Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the Sub-accounts while maintaining the guaranteed protection under the program (as described above).

 If a significant amount of your Account Value is systematically transferred to
 Fixed Allocations to support the Protected Principal Value and/or the Enhanced
 Protected Principal Value during periods of market declines, low interest rates, and/or as the program nears its maturity date, less of your Account
 Value may be available to participate in the investment experience of the
 Sub-accounts if there is a subsequent market recovery. During periods closer to the maturity date of the base guarantee or any enhanced guarantee, or any anniversary of such maturity date(s), a significant portion of your Account
 Value may be allocated to Fixed Allocations to support any applicable guaranteed amount(s). If your Account Value is less than the reallocation trigger and new Fixed Allocations must be established during periods where the interest rate(s) being credited to such Fixed Allocations is low, a larger portion of your Account Value may need to be transferred to Fixed Allocations to support the applicable guaranteed amount(s), causing less of your Account
 Value to be available to participate in the investment experience of the
 Sub-accounts.

   Separate Fixed Allocations may be established in support of the Protected
Principal Value and the Enhanced Protected Principal Value (if elected). There may also be circumstances when a Fixed Allocation will be established only in support of the Protected Principal Value or the Enhanced Protected Principal
Value. If you elect an enhanced guarantee, it is more likely that a portion of your Account Value may be allocated to Fixed Allocations and will remain allocated for a longer period of time to support the Enhanced Protected
Principal Value, even during a period of positive market performance and/or under circumstances where Fixed Allocations would not be necessary to support the Protected Principal Value. Further, there may be circumstances where Fixed
Allocations in support of the Protected Principal Value or Enhanced Protected
Principal Value are transferred to the Sub-accounts differently than each other because of the different guarantees they support.
   American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility, interest rates and time left to the maturity of the program to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed
Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.

ELECTION OF THE PROGRAM
The Guaranteed Return Option Plus program can be elected at the time that you purchase your Annuity, or on any Valuation Day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the Valuation Day that we receive the required documentation in good order at our home office, and the guaranteed amount will be based on your Account Value as of that date. If you previously elected the Guaranteed Return Option program and wish to elect the Guaranteed
Return Option Plus program, your prior Guaranteed Return Option program will be terminated. Termination of the Guaranteed Return Option for the purpose of electing the Guaranteed Return Option Plus, will be treated as any other termination of the Guaranteed Return Option (see below), including the termination of any guaranteed amount, and application of any applicable Market
Value Adjustment when amounts are transferred to the Sub-accounts as a result of the termination. The Guaranteed Return Option Plus program will then be added to your Annuity based on the current Account Value.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

TERMINATION OF THE PROGRAM
You can elect to terminate the enhanced guarantee but maintain the protection provided by the base guarantee. You also can terminate the Guaranteed Return
Option Plus program entirely. If you terminate the program entirely, you can subsequently elect to participate in the program again (based on the Account
Value on that date) by furnishing the documentation we require. In a rising market, you could, for example, terminate the program on a given Valuation Day and two weeks later reinstate the program with a higher base guarantee (and a new maturity date). However, your ability to reinstate the program is limited by the following: (A) in any Annuity Year, we do not permit more than two program elections (including any election made effective on the Annuity issue date and any election made by a surviving spouse) and (B) a program reinstatement cannot be effected on the same business day on which a program termination was effected. Upon termination, any Account Value in the Fixed
Allocations will be transferred to the Sub-accounts pro-rata based on the
Account Values in such Sub-accounts, or in accordance with any effective asset allocation program. A Market Value Adjustment will apply.
   The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of the
Annuity. If you elect to terminate the program, the Guaranteed Return Option
Plus will no longer provide any guarantees. The surviving spouse may elect the benefit at any time, subject to the limitations described above, after the death of the Annuity Owner. The surviving spouse's election will be effective on the Valuation Day that we receive the required documentation in good order at our home office, and the Account Value on that Valuation Day will be the
Protected Principal Value.
   The charge for the Guaranteed Return Option Plus program will no longer be deducted from your Account Value upon termination of the program.

SPECIAL CONSIDERATIONS UNDER THE GUARANTEED RETURN OPTION PLUS
This program is subject to certain rules and restrictions, including, but not limited to the following:
..   Upon inception of the program, 100% of your Account Value must be allocated to the Sub-accounts. No Fixed Allocations may be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to Fixed Allocations as of the effective date of the program under some circumstances.
..   You cannot allocate any portion of Purchase Payments or transfer Account
    Value to or from a Fixed Allocation while participating in the program;
    however, all or a portion of any Purchase Payments may be allocated by us to Fixed Allocations to support the amount guaranteed. You cannot participate in any dollar cost averaging program that transfers Account
    Value from a Fixed Allocation to a Sub-account.
..   Transfers from Fixed Allocations made as a result of the allocation mechanism under the program will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% liquidity factor in the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently established
    Fixed Allocation.
..   Transfers from the Sub-accounts to Fixed Allocations or from Fixed
    Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.
..   Any amounts applied to your Account Value by American Skandia on the maturity date or any anniversary of the maturity date will not be treated as "investment in the contract" for income tax purposes.
..   Low interest rates may require allocation to Fixed Allocations even when the current Account Value exceeds the guarantee.
..   As the time remaining until the applicable maturity date gradually decreases the program will become increasingly sensitive to moves to Fixed
    Allocations.
..   We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any
    Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year.
    We may also require that you allocate your Account Value according to an asset allocation model.

CHARGES UNDER THE PROGRAM
We deduct a charge equal to 0.25% of the average daily net assets of the
Sub-accounts for participation in the Guaranteed Return Option Plus program.
The annual charge is deducted daily. Account Value allocated to Fixed
Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account
Value on the

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

maturity date is less than the amount guaranteed; and (b) administration of the program.

GUARANTEED RETURN OPTION (GRO)

 The Guaranteed Return Option described below is offered only in those jurisdictions where we have not yet received regulatory approval for the
 Guaranteed Return Option Plus as of the date the election of the option is made. Certain terms and conditions may differ between jurisdictions. The program can be elected by new purchasers on the Issue Date of their Annuity, and can be elected by existing Annuity Owners on either the anniversary of the
 Issue Date of their Annuity or on a date other than that anniversary, as described below under "Election of the Program". The Guaranteed Return Option
 is not available if you elect the GRO Plus rider, the Guaranteed Minimum
 Withdrawal Benefit rider, the Guaranteed Minimum Income Benefit rider, the
 Lifetime Five Income Benefit rider, the Spousal Lifetime Five/SM/ Income
 Benefit rider, the Highest Daily Value Death Benefit or the Dollar Cost
 Averaging program if it involves transfers out of the Fixed Allocations.

   We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that period as the "maturity date")
guarantees your Account Value will not be less than your Account Value on the effective date of your program (called the "Protected Principal Value").
   The program monitors your Account Value daily and, if necessary, systematically transfers amounts between the Sub-accounts you choose and the
Fixed Allocation used to support the Protected Principal Value. The program may be appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the
Sub-accounts to participate in market performance. There is an additional charge if you elect the Guaranteed Return Option program.
   The guarantee provided by the program exists only on the applicable maturity date. However, due to the ongoing monitoring of your Account Value and the transfer of Account Value between the Sub-accounts and the Fixed Allocation to support our future guarantee, the program may provide some protection from significant market losses if you choose to surrender your Annuity or begin receiving annuity payments prior to a maturity date. For this same reason, the program may limit your ability to benefit from market increases while it is in effect.

KEY FEATURE -- PROTECTED PRINCIPAL VALUE
..   Under the GRO option, American Skandia guarantees that on the maturity date, your Account Value will be no less than the Protected Principal
    Value. On the maturity date if your Account Value is below the Protected
    Principal Value, American Skandia will apply additional amounts to your
    Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.
   Any amounts added to your Annuity to support our guarantee under the program will be applied to the Fixed Allocation first and then to the Sub-accounts pro rata, based on your most recent allocation instructions in accordance with the allocation mechanism we use under the program. We will notify you of any amounts added to your Annuity under the program. If our assumptions are correct and the operations relating to the administration of the program work properly, we do not expect that we will need to add additional amounts to the Annuity.
The Protected Principal Value is generally referred to as the "Guaranteed
Amount" in the rider we issue for this benefit.

KEY FEATURE -- ALLOCATION OF ACCOUNT VALUE
Account Value is transferred to and maintained in a Fixed Allocation to the extent we, in our sole discretion, deem it is necessary to support our guarantee under the program. We monitor fluctuations in your Account Value each
Valuation Day, as well as the prevailing interest rate on the Fixed Allocation, the remaining duration until the applicable maturity date and the amount of
Account Value allocated to the Fixed Allocation relative to a "reallocation trigger", which determines whether Account Value must be transferred to or from the Fixed Allocation. While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from the Fixed Allocation.

..   If your Account Value is greater than or equal to the reallocation trigger, your Account Value in the Sub-accounts will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to the Fixed Allocation to support the guaranteed amount, all or a portion of those amounts may be transferred from the Fixed Allocation and re-allocated to the Sub-accounts pro-rata according to your most recent allocation instructions (including the model allocations under any asset

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

  allocation program you may have elected). A Market Value Adjustment will apply when we reallocate Account Value from the Fixed Allocation to the
   Sub-accounts, which may result in a decrease or increase in your Account
   Value.

..   If your Account Value is less than the reallocation trigger, a portion of your Account Value in the Sub-accounts will be transferred from your
    Sub-accounts pro rata according to your allocations to a new Fixed
    Allocation to support the guaranteed amount. The new Fixed Allocation will have a Guarantee Period equal to the time remaining until the applicable maturity date. The Account Value allocated to the new Fixed Allocation will be credited with the fixed interest rate then being credited to a new Fixed
    Allocation maturing on the applicable maturity date (rounded to the next highest yearly duration). The Account Value will remain invested in the
    Fixed Allocation until the maturity date unless, at an earlier date, your
    Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the Sub-accounts while maintaining the guaranteed protection under the program (as described above).

 If a significant amount of your Account Value is systematically transferred to the Fixed Allocation to support the Protected Principal Value during periods of market declines, low interest rates, and/or as the program nears its maturity date, less of your Account Value may be available to participate in the investment experience of the Sub-accounts if there is a subsequent market recovery. During periods closer to the maturity date of the guarantee a significant portion of your Account Value may be allocated to the Fixed
 Allocation to support any applicable guaranteed amount. If your Account Value is less than the reallocation trigger and a new Fixed Allocation must be established during periods where the interest rate being credited to such
 Fixed Allocation is low, a larger portion of your Account Value may need to be transferred to the Fixed Allocation to support the guaranteed amount, causing less of your Account Value to be available to participate in the investment experience of the Sub-accounts.

   American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility, interest rates and time left to the maturity of the program to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between the
Fixed Allocation and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.
   Restart of the Program: Once each Annuity Year you may request to restart the Program. Such a request is an election by you to terminate the existing
Program and start a new one. Restarts only take effect on anniversaries of the
Issue Date. To make such a request for a restart, you must notify us. If we accept your request, we then terminate the existing Program as of that valuation period, if it is an anniversary of the Issue Date, or, if not, as of the next following anniversary of the Issue Date. The new Program starts at that time. The initial Protected Principal Value for the new Program is the
Account Value as of the effective date of the new Program. Unless you tell us otherwise, the duration of the new Program will be the same as that for the existing Program. However, if we do not then make that duration available, you must elect from those we make available at that time.
   As part of terminating the existing Program, we transfer any amounts in
Fixed Allocations, subject to a Market Value Adjustment, to the Sub-accounts on a pro-rata basis. If your entire Account Value was then in Fixed Allocations, you must first provide us instructions as to how to allocate the transferred
Account Value among the Sub-accounts.

ELECTION OF THE PROGRAM
The Guaranteed Return Option can be elected at the time that you purchase your
Annuity, or on any Valuation Day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the Valuation Day that we receive the required documentation in good order at our home office, and the guaranteed amount will be based on your
Account Value as of that date.

TERMINATION OF THE PROGRAM
The Annuity Owner also can terminate the Guaranteed Return Option program. Upon termination, any Account Value in the Fixed Allocation will be transferred to the Sub-accounts pro-rata based on the Account Values in such Sub-accounts, or in accordance

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

with any effective asset allocation program. A Market Value Adjustment will apply.
   The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of the
Annuity. If you elect to terminate the program, the Guaranteed Return Option will no longer provide any guarantees. If the surviving spouse assumes the
Annuity, he/she may re-elect the benefit on any anniversary of the Issue Date of the Annuity or, if the deceased Owner had not previously elected the benefit, may elect the benefit at any time. The surviving spouse's election will be effective on the Valuation Day that we receive the required documentation in good order at our home office, and the Account Value on that
Valuation Day will be the Protected Principal Value.
   The charge for the Guaranteed Return Option program will no longer be deducted from your Account Value upon termination of the program.

SPECIAL CONSIDERATIONS UNDER THE GUARANTEED RETURN OPTION
This program is subject to certain rules and restrictions, including, but not limited to the following:
..   Upon inception of the program, 100% of your Account Value must be allocated to the Sub-accounts. The Fixed Allocation may not be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to the Fixed Allocation as of the effective date of the program under some circumstances.
..   Annuity Owners cannot allocate any portion of Purchase Payments or transfer
    Account Value to or from the Fixed Allocation while participating in the program; however, all or a portion of any Purchase Payments may be allocated by us to the Fixed Allocation to support the amount guaranteed.
    You cannot participate in any dollar cost averaging program that transfers
    Account Value from the Fixed Allocation to a Sub-account.
..   Transfers from the Fixed Allocation made as a result of the allocation mechanism under the program will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% liquidity factor in the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently established
    Fixed Allocation.
..   Transfers from the Sub-accounts to the Fixed Allocation or from the Fixed
    Allocation to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.
..   Any amounts applied to your Account Value by American Skandia on the maturity date or any anniversary of the maturity date will not be treated as "investment in the contract" for income tax purposes.
..   Low interest rates may require allocation to the Fixed Allocation even when the current Account Value exceeds the guarantee.
..   As the time remaining until the applicable maturity date gradually decreases the program will become increasingly sensitive to moves to the
    Fixed Allocation.
..   We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any
    Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year.
    We may also require that you allocate your Account Value according to an asset allocation model.

CHARGES UNDER THE PROGRAM
We deduct a charge equal to 0.25% of your Account Value allocated to the
Sub-accounts for participation in the Guaranteed Return Option program. The annual charge is deducted daily. Account Value allocated to the Fixed
Allocation under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account
Value on the maturity date is less than the amount guaranteed; and
(b) administration of the program.

 Effective November 18, 2002, American Skandia changed the manner in which the annual charge for the Guaranteed Return Option is deducted to the method described above. The annual charge for the Guaranteed Return Option for Owners who elected the benefit between January 23, 2002 and November 15, 2002 and subsequent to November 19, 2002 in those states where the daily deduction of the charge has not been approved, is deducted annually, in arrears, according to the prospectus in effect as of the date the program was elected. Owners who terminate and then re-elect the Guaranteed Return Option or elect to restart the Guaranteed Return Option at any time after November 15, 2002 will be subject to the charge method described above.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB)

 The Guaranteed Minimum Withdrawal Benefit program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, the program can only be elected by new purchasers on the Issue Date of their
 Annuity. We may offer the program to existing Annuity Owners in the future, subject to our eligibility rules and restrictions. The Guaranteed Minimum
 Withdrawal Benefit program is not available if you elect the Guaranteed Return
 Option, Guaranteed Return Option Plus, the Guaranteed Minimum Income Benefit,
 the Lifetime Five Income Benefit or the Spousal Lifetime Five/SM/ Income
 Benefit.

   We offer a program that guarantees your ability to withdraw amounts equal to an initial principal value (called the "Protected Value"), regardless of the impact of market performance on your Account Value, subject to our program rules regarding the timing and amount of withdrawals. The program may be appropriate if you intend to make periodic withdrawals from your Annuity and wish to ensure that market performance will not affect your ability to protect your principal. You are not required to make withdrawals as part of the program
-- the guarantee is not lost if you withdraw less than the maximum allowable amount of principal each year under the rules of the program. There is an additional charge if you elect the GMWB program; however, the charge may be waived under certain circumstances described below.

KEY FEATURE -- PROTECTED VALUE
The Protected Value is the total amount that we guarantee will be available to you through withdrawals from your Annuity and/or benefit payments, regardless of the impact of market performance on your Account Value. The Protected Value is reduced with each withdrawal you make until the Protected Value is reduced to zero. When the Protected Value is reduced to zero due to your withdrawals, the GMWB program terminates. Additionally, the Protected Value is used to determine the maximum annual amount that you can withdraw from your Annuity, called the Protected Annual Withdrawal Amount, without triggering an adjustment in the Protected Value. The Protected Value is referred to as the "Benefit
Base" in the rider we issue for this benefit.
   The Protected Value is determined as of the date you make your first withdrawal under your Annuity following your election of the GMWB program. The initial Protected Value is equal to the greater of (A) the Account Value on the date you elect the GMWB program, plus any additional Purchase Payments before the date of your first withdrawal; or (B) the Account Value as of the date of the first withdrawal from your Annuity. The Protected Value may be enhanced by increases in your Account Value due to market performance during the period between your election of the GMWB program and the date of your first withdrawal.
..   If you elect the GMWB program at the time you purchase your Annuity, the
    Account Value will be your initial Purchase Payment plus any Credit applied to such Purchase Payment.
..   If we offer the GMWB program to existing Annuity Owners, the Account Value on the anniversary of the Issue Date of your Annuity following your election of the GMWB program will be used to determine the initial
    Protected Value.
..   If you make additional Purchase Payments after your first withdrawal, the
    Protected Value will be increased by the amount of the additional Purchase
    Payment and any Credits that we apply to the Purchase Payment.
   You may elect to step-up your Protected Value if, due to positive market performance, your Account Value is greater than the Protected Value. You are eligible to step-up the Protected Value on or after the 5/th/ Annuity anniversary following the first withdrawal under the GMWB program. The
Protected Value can be stepped up again on or after the 5/th/ Annuity anniversary following the preceding step-up. If you elect to step-up the
Protected Value, you must do so during the 30-day period prior to your eligibility date. If you elect to step-up the Protected Value under the program, and on the date you elect to step-up, the charges under the GMWB program have changed for new purchasers, your program may be subject to the new charge going forward.
   Upon election of the step-up, we reset the Protected Value to be equal to the then current Account Value. For example, assume your initial Protected
Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Value to $60,000. On the date you are eligible to step-up the Protected Value, your Account Value is equal to $75,000. You could elect to step-up the Protected Value to $75,000 on the date you are eligible.
Upon election of the step-up, we also reset the Protected

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Annual Withdrawal Amount (discussed immediately below) to be equal to the greater of (A) the Protected Annual Withdrawal Amount immediately prior to the reset; and (B) 7% of the Protected Value immediately after the reset.

KEY FEATURE -- PROTECTED ANNUAL WITHDRAWAL AMOUNT
The initial Protected Annual Withdrawal Amount is equal to 7% of the Protected
Value. Under the GMWB program, if your cumulative withdrawals each Annuity Year are less than or equal to the Protected Annual Withdrawal Amount, your
Protected Value will be reduced on a "dollar-for-dollar" basis (the Protected
Value is reduced by the actual amount of the withdrawal, including any MVA that may apply). Cumulative withdrawals in any Annuity Year that exceed the
Protected Annual Withdrawal Amount trigger a proportional adjustment to both the Protected Value and the Protected Annual Withdrawal Amount, as described in the rider for this benefit (see the examples of this calculation below). The
Protected Annual Withdrawal Amount is referred to as the "Maximum Annual
Benefit" in the rider we issue for this benefit.
   The GMWB program does not affect your ability to make withdrawals under your
Annuity or limit your ability to request withdrawals that exceed the Protected
Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Protected Annual Withdrawal Amount each Annuity Year.
..   If, cumulatively, you withdraw an amount less than the Protected Annual
    Withdrawal Amount in any Annuity Year, you cannot carry-over the unused portion of the Protected Annual Withdrawal Amount to subsequent Annuity
    Years. However, because the Protected Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused
    Protected Annual Withdrawal Amount may extend the period of time until the remaining Protected Value is reduced to zero.
..   Additional Purchase Payments will increase the Protected Annual Withdrawal
    Amount by 7% of the applicable Purchase Payment (and any Credits we apply to such Purchase Payment).
..   If the Protected Annual Withdrawal Amount after an adjustment exceeds the
    Protected Value, the Protected Annual Withdrawal Amount will be set equal to the Protected Value.
   The following examples of dollar-for-dollar and proportional reductions and the reset of the Maximum Annual Benefit assume that: 1.) the Issue Date and the effective date of the GMWB program are October 13, 2005; 2.) an initial
Purchase Payment of $250,000; 3.) a Protected Value of $250,000; and 4.) a
Protected Annual Withdrawal Amount of $17,500 (7% of $250,000). The values set forth here are purely hypothetical and do not reflect the charge for GMWB or any other fees and charges.

EXAMPLE 1. DOLLAR-FOR-DOLLAR REDUCTION
A $10,000 withdrawal is taken on November 13, 2005 (in the first Annuity Year).
No prior withdrawals have been taken. As the amount withdrawn is less than the
Protected Annual Withdrawal Amount:
..   The Protected Value is reduced by the amount withdrawn (i.e., by $10,000, from $250,000 to $240,000).
..   The remaining Protected Annual Withdrawal Amount for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $17,500 to
    $7,500).

EXAMPLE 2. DOLLAR-FOR-DOLLAR AND PROPORTIONAL REDUCTIONS
A second $10,000 withdrawal is taken on December 13, 2005 (still within the first Annuity Year). The Account Value immediately before the withdrawal is
$220,000. As the amount withdrawn exceeds the remaining Protected Annual
Withdrawal Amount of $7,500 from Example 1:
..   The Protected Value is first reduced by the remaining Protected Annual
    Withdrawal Amount (from $240,000 to $232,500);
..   The result is then further reduced by the ratio of A to B, where:
 .   A is the amount withdrawn less the remaining Protected Annual Withdrawal
     Amount ($10,000 - $7,500, or $2,500).
 .   B is the Account Value less the remaining Protected Annual Withdrawal
     Amount ($220,000 - $7,500, or $212,500).
   The resulting Protected Value is: $232,500 X (1 - $2,500/$212,500), or
   $229,764.71.
..   the Protected Annual Withdrawal Amount is also reduced by the ratio of A to
    B: The resulting Protected Annual Withdrawal Amount is: $17,500 X (1 -
    $2,500/$212,500), or $17,294.12.
..   The remaining Protected Annual Withdrawal Amount is set to zero (0) for the balance of the first Annuity Year.

EXAMPLE 3. RESET OF THE MAXIMUM ANNUAL BENEFIT
A $10,000 withdrawal is made on October 13, 2006 (second Annuity Year). The remaining Protected Annual Withdrawal Amount has been reset to the Protected
Annual Withdrawal

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

Amount of $17,294.12 from Example 2. As the amount withdrawn is less than the remaining Protected Annual Withdrawal Amount:
..   the Protected Value is reduced by the amount withdrawn (i.e., reduced by
    $10,000, from $229,764.71 to $219,764.71).
..   The remaining Protected Annual Withdrawal Amount for the balance of the second Annuity Year is also reduced by the amount withdrawn (from
    $17,294.12 to $7,294.12).

BENEFITS UNDER THE GMWB PROGRAM
..   In addition to any withdrawals you make under the GMWB program, market performance may reduce your Account Value. If your Account Value is equal to zero, and you have not received all of your Protected Value in the form of withdrawals from your Annuity, we will continue to make payments equal to the remaining Protected Value in the form of fixed, periodic payments until the remainder of the Protected Value is paid, at which time the rider terminates. The fixed, periodic payments will each be equal to the
    Protected Annual Withdrawal Amount, except for the last payment which may be equal to the remaining Protected Value. We will determine the duration for which periodic payments will continue by dividing the Protected Value by the Protected Annual Withdrawal Amount. You will not have the right to make additional Purchase Payments or receive the remaining Protected Value in a lump sum. You can elect the frequency of payments, subject to our rules then in effect.
..   If the death benefit under your Annuity becomes payable before you have received all of your Protected Value in the form of withdrawals from your
    Annuity, your Beneficiary has the option to elect to receive the remaining
    Protected Value as an alternate death benefit payout in lieu of the amount payable under any other death benefit provided under your Annuity. The remaining Protected Value will be payable in the form of fixed, periodic payments. Your beneficiary can elect the frequency of payments, subject to our rules then in effect. We will determine the duration for which periodic payments will continue by dividing the Protected Value by the Protected
    Annual Withdrawal Amount. The Protected Value is not equal to the Account
    Value for purposes of the Annuity's other death benefit options. The GMWB program does not increase or decrease the amount otherwise payable under the Annuity's other death benefit options. Generally, the GMWB program would be of value to your Beneficiary only when the Protected Value at death exceeds any other amount available as a death benefit.
..   If you elect to begin receiving annuity payments before you have received all of your Protected Value in the form of withdrawals from your Annuity, an additional annuity payment option will be available that makes fixed annuity payments for a certain period, determined by dividing the Protected
    Value by the Protected Annual Withdrawal Amount. If you elect to receive annuity payments calculated in this manner, the assumed interest rate used to calculate such payments will be 0%, which is less than the assumed interest rate on other annuity payment options we offer. This 0% assumed interest rate results in lower annuity payments than what would have been paid if the assumed interest rate was higher than 0%. You can also elect to terminate the GMWB program and begin receiving annuity payments based on your then current Account Value (not the remaining Protected Value) under any of the available annuity payment options.

OTHER IMPORTANT CONSIDERATIONS
..   Withdrawals under the GMWB program are subject to all of the terms and conditions of your Annuity, including any MVA that may apply.
..   Withdrawals made while the GMWB program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under your Annuity.
..   The GMWB program does not directly affect your Annuity's Account Value or
    Surrender Value, but any withdrawal will decrease the Account Value by the amount of the withdrawal. If you surrender your Annuity, you will receive the current Surrender Value, not the Protected Value.
..   You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the GMWB program. The GMWB program provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Protected Value in the form of periodic benefit payments.
..   We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any
    Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year.
    We may also require that you allocate your Account Value according to an asset allocation model.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

ELECTION OF THE PROGRAM
Currently, the GMWB program can only be elected at the time that you purchase your Annuity. In the future, we may offer existing Annuity Owners the option to elect the GMWB program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. If you elect the GMWB program after the
Issue Date of your Annuity, the program will be effective as of the next anniversary date. Your Account Value as of such anniversary date will be used to calculate the initial Protected Value and the initial Protected Annual
Withdrawal Amount.
   We reserve the right to restrict the maximum amount of Protected Value that may be covered under the GMWB program under this Annuity or any other annuities that you own that are issued by American Skandia or its affiliated companies.

TERMINATION OF THE PROGRAM
The program terminates automatically when your Protected Value reaches zero based on your withdrawals. You may terminate the program at any time by notifying us. If you terminate the program, any guarantee provided by the benefit will terminate as of the date the termination is effective. The program terminates upon your surrender of the Annuity, upon due proof of death (unless your surviving spouse elects to continue your Annuity and the GMWB program or your Beneficiary elects to receive the amounts payable under the GMWB program in lieu of the death benefit) or upon your election to begin receiving annuity payments.
   The charge for the GMWB program will no longer be deducted from your Account
Value upon termination of the program.

CHARGES UNDER THE PROGRAM
Currently, we deduct a charge equal to 0.35% of the average daily net assets of the Sub-accounts per year to purchase the GMWB program. The annual charge is deducted daily. Account Value allocated to Fixed Allocations under the program is not subject to the charge.
..   If, during the seven years following the effective date of the program, you do not make any withdrawals, and do not make any additional Purchase
    Payments after a five-year period following the effective date of the program, the program will remain in effect; however, we will waive the annual charge going forward. If you make an additional Purchase Payment following the waiver of the annual charge, we will begin charging for the program. After year seven (7) following the effective date of the program, withdrawals will not cause a charge to be re-imposed.
..   If you elect to step-up the Protected Value under the program, and on the date you elect to step-up, the charges under the program have changed for new purchasers, your program may be subject to the new charge level for the benefit.

ADDITIONAL TAX CONSIDERATIONS FOR QUALIFIED CONTRACTS/ARRANGEMENTS
If you purchase an Annuity as an investment vehicle for "qualified"
investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)), or
employer plan under Code Section 401(a), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your Annuity beginning after age 70 1/2. For a Tax Sheltered Annuity, or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later.
Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Protected Annual Withdrawal
Amount, which will cause us to recalculate the Protected Value and the
Protected Annual Withdrawal Amount, resulting in a lower amount payable in future Annuity Years. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements.

GUARANTEED MINIMUM INCOME BENEFIT (GMIB)

 The Guaranteed Minimum Income Benefit program described below is only being offered in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, the program can only be elected by new purchasers on the Issue Date of their Annuity. We may offer the program to existing Annuity Owners in the future, subject to our eligibility rules and restrictions. The Guaranteed Minimum Income Benefit program is not available if you elect any other optional living benefit.

   We offer a program that, after a seven-year waiting period, guarantees your ability to begin receiving income from your Annuity in the form of annuity payments based on a guaranteed

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

minimum value (called the "Protected Income Value") that increases after the waiting period begins, regardless of the impact of market performance on your
Account Value. The program may be appropriate for you if you anticipate using your Annuity as a future source of periodic fixed income payments for the remainder of your life and wish to ensure that the basis upon which your income payments will be calculated will achieve at least a minimum amount despite fluctuations in market performance. There is an additional charge if you elect the GMIB program.

KEY FEATURE -- PROTECTED INCOME VALUE
The Protected Income Value is the minimum amount that we guarantee will be available (net of any applicable tax charge), after a waiting period of at least seven years, as a basis to begin receiving fixed annuity payments. The
Protected Income Value is initially established on the effective date of the
GMIB program and is equal to your Account Value on such date. Currently, since the GMIB program may only be elected at issue, the effective date is the Issue
Date of your Annuity. The Protected Income Value is increased daily based on an annual growth rate of 5%, subject to the limitations described below. The
Protected Income Value is referred to as the "Protected Value" in the rider we issue for this benefit. The 5% annual growth rate is referred to as the
"Roll-Up Percentage" in the rider we issue for this benefit.
   The Protected Income Value is subject to a limit of 200% (2X) of the sum of the Protected Income Value established on the effective date of the GMIB program, or the effective date of any step-up value, plus any additional
Purchase Payments made after the waiting period begins ("Maximum Protected
Income Value"), minus the sum of any reductions in the Protected Income Value due to withdrawals you make from your Annuity after the waiting period begins.
..   Subject to the maximum age/durational limits described immediately below, we will no longer increase the Protected Income Value by the 5% annual growth rate once you reach the Maximum Protected Income Value. However, we will increase the Protected Income Value by the amount of any additional
    Purchase Payments after you reach the Maximum Protected Income Value.
    Further, if you make withdrawals after you reach the Maximum Protected
    Income Value, we will reduce the Protected Income Value and the Maximum
    Protected Income Value by the proportional impact of the withdrawal on your
    Account Value.
..   Subject to the Maximum Protected Income Value, we will no longer increase the Protected Income Value by the 5% annual growth rate after the later of the anniversary date on or immediately following the Annuitant's 80/th/
    birthday or the 7/th/ anniversary of the later of the effective date of the
    GMIB program or the effective date of the most recent step-up. However, we will increase the Protected Income Value by the amount of any additional
    Purchase Payments. Further, if you make withdrawals after the Annuitant reaches the maximum age/duration limits, we will reduce the Protected
    Income Value and the Maximum Protected Income Value by the proportional impact of the withdrawal on your Account Value.
..   Subject to the Maximum Protected Income Value, if you make an additional
    Purchase Payment, we will increase the Protected Income Value by the amount of the Purchase Payment and will apply the 5% annual growth rate on the new amount from the date the Purchase Payment is applied.
..   As described below, after the waiting period begins, cumulative withdrawals each Annuity Year that are up to 5% of the Protected Income Value on the prior anniversary of your Annuity will reduce the Protected Income Value by the amount of the withdrawal. Cumulative withdrawals each Annuity Year in excess of 5% of the Protected Income Value on the prior anniversary of your
    Annuity will reduce the Protected Income Value proportionately. All withdrawals after the Maximum Protected Income Value is reached will reduce the Protected Income Value proportionately. The 5% annual growth rate will be applied to the reduced Protected Income Value from the date of the withdrawal.
   Stepping-Up the Protected Income Value -- You may elect to "step-up" or
"reset" your Protected Income Value if your Account Value is greater than the current Protected Income Value. Upon exercise of the step-up provision, your initial Protected Income Value will be reset equal to your current Account
Value. From the date that you elect to step-up the Protected Income Value, we will apply the 5% annual growth rate to the stepped-up Protected Income Value, as described above. You can exercise the step-up provision twice while the GMIB program is in effect, and only while the Annuitant is less than age 76.
..   A new seven-year waiting period will be established upon the effective date of your election to step-up the Protected Income Value. You cannot exercise your right to begin receiving annuity payments under the GMIB program until the end of the new waiting period. In light of this waiting period upon resets, it is not recommended that you reset your GMIB if the required beginning date under IRS minimum distribution

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

  requirements would commence during the 7 year waiting period. See "Tax
   Considerations" section in this prospectus for additional information on IRS requirements.
..   The Maximum Protected Income Value will be reset as of the effective date of any step-up. The new Maximum Protected Income Value will be equal to
    200% of the sum of the Protected Income Value as of the effective date of the step-up plus any subsequent Purchase Payments, minus the impact of any withdrawals after the date of the step-up.
..   When determining the guaranteed annuity purchase rates for annuity payments under the GMIB program, we will apply such rates based on the number of years since the most recent step-up.
..   If you elect to step-up the Protected Income Value under the program, and on the date you elect to step-up, the charges under the GMIB program have changed for new purchasers, your program may be subject to the new charge going forward.
..   A step-up will increase the dollar-for-dollar limit on the anniversary of the Issue Date of the Annuity following such step-up.
   Impact of Withdrawals on the Protected Income Value -- Cumulative
withdrawals each Annuity Year up to 5% of the Protected Income Value will reduce the Protected Income Value on a "dollar-for-dollar" basis (the Protected
Income Value is reduced by the actual amount of the withdrawal). Cumulative withdrawals in any Annuity Year in excess of 5% of the Protected Income Value will reduce the Protected Income Value proportionately (see the examples of this calculation below). The 5% annual withdrawal amount is determined on each anniversary of the Issue Date (or on the Issue Date for the first Annuity Year)
and applies to any withdrawals during the Annuity Year. This means that the amount available for withdrawals each Annuity Year on a "dollar-for-dollar"
basis is adjusted on each Annuity anniversary to reflect changes in the
Protected Income Value during the prior Annuity Year.
   The following examples of dollar-for-dollar and proportional reductions assume that: 1.) the Issue Date and the effective date of the GMIB program are
October 13, 2005; 2.) an initial Purchase Payment of $250,000; 3.) an initial
Protected Income Value of $250,000; and 4.) a dollar-for-dollar limit of
$12,500 (5% of $250,000). The values set forth here are purely hypothetical and do not reflect the charge for GMIB or any other fees and charges.

EXAMPLE 1. DOLLAR-FOR-DOLLAR REDUCTION
A $10,000 withdrawal is taken on November 13, 2005 (in the first Annuity Year).
No prior withdrawals have been taken. Immediately prior to the withdrawal, the
Protected Income Value is $251,038.10 (the initial value accumulated for 31 days at an annual effective rate of 5%). As the amount withdrawn is less than the dollar-for-dollar limit:
..   the Protected Income Value is reduced by the amount withdrawn (i.e., by
    $10,000, from $251,038.10 to $241,038.10).
..   The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from
    $12,500 to $2,500).

EXAMPLE 2. DOLLAR-FOR-DOLLAR AND PROPORTIONAL REDUCTIONS
A second $10,000 withdrawal is taken on December 13, 2005 (still within the first Annuity Year). Immediately before the withdrawal, the Account Value is
$220,000 and the Protected Income Value is $242,006.64. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:
..   the Protected Income Value is first reduced by the Remaining Limit (from
    $242,006.64 to $239,506.64);
..   The result is then further reduced by the ratio of A to B, where:
 .   A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or
     $7,500).
 .   B is the Account Value less the Remaining Limit ($220,000 - $2,500, or
     $217,500). The resulting Protected Income Value is: $239,506.64 X (1 -
     $7,500 / $217,500), or $231,247.79.
..   The Remaining Limit is set to zero (0) for the balance of the first Annuity
    Year.

EXAMPLE 3. RESET OF THE DOLLAR-FOR-DOLLAR LIMIT
A $10,000 withdrawal is made on the first anniversary of the Issue Date,
October 13, 2006 (second Annuity Year). Prior to the withdrawal, the Protected
Income Value is $240,838.37. The Remaining Limit is reset to 5% of this amount, or $12,041.92. As the amount withdrawn is less than the dollar-for-dollar limit:
..   the Protected Income Value is reduced by the amount withdrawn (i.e., reduced by $10,000, from $240,838.37 to $230,838.37).
..   The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,041.92 to $2,041.92).

KEY FEATURE -- GMIB ANNUITY PAYMENTS
You can elect to apply the Protected Income Value to one of the available GMIB
Annuity Payment Options on any anniversary date following the initial waiting period, or any subsequent waiting

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

period established upon your election to step-up the Protected Income Value.
Once you have completed the waiting period, you will have a 30-day period each year, prior to the Annuity anniversary, during which you may elect to begin receiving annuity payments under one of the available GMIB Annuity Payment
Options. You must elect one of the GMIB Annuity Payment Options by the anniversary of the Annuity's Issue Date on or immediately following the
Annuitant's 95/th/ birthday, except for Annuities used as a funding vehicle for an IRA, SEP IRA or 403(b), in which case you must elect one of the GMIB Annuity
Payment Options by the anniversary of the Annuity's Issue Date on or immediately following the Annuitant's 92/nd/ birthday.
   The amount of each GMIB Annuity Payment will be determined based on the age and, where permitted by law, sex of the Annuitant by applying the Protected
Income Value (net of any applicable tax charge that may be due) to the GMIB
Annuity Payment Option you choose. We use special annuity purchase rates to calculate the amount of each payment due under the GMIB Annuity Payment
Options. These special rates for the GMIB Annuity Payment Options are calculated using an assumed interest rate factor that provides for lower growth in the value applied to produce annuity payments than if you elected an annuity payment option that is not part of the GMIB program. These special rates also are calculated using other factors such as "age setbacks" (use of an age lower than the Annuitant's actual age) that result in lower payments than would result if you elected an annuity payment option that is not part of the GMIB program. Use of an age setback entails a longer assumed life for the Annuitant which in turn results in lower annuity payments.
   On the date that you elect to begin receiving GMIB Annuity Payments, we guarantee that your payments will be calculated based on your Account Value and our then current annuity purchase rates if the payment amount calculated on this basis would be higher than it would be based on the Protected Income Value and the special GMIB annuity purchase rates.

GMIB ANNUITY PAYMENT OPTION 1 -- PAYMENTS FOR LIFE WITH A CERTAIN PERIOD
Under this option, monthly annuity payments will be made until the death of the
Annuitant. If the Annuitant dies before having received 120 monthly annuity payments, the remainder of the 120 monthly annuity payments will be made to the
Beneficiary.

GMIB ANNUITY PAYMENT OPTION 2 -- PAYMENTS FOR JOINT LIVES WITH A CERTAIN PERIOD
Under this option, monthly annuity payments will be made until the death of both the Annuitant and the Joint Annuitant. If the Annuitant and the Joint
Annuitant die before having received 120 monthly annuity payments, the remainder of the 120 monthly annuity payments will be made to the Beneficiary.
..   If the Annuitant dies first, we will continue to make payments until the later of the death of the Joint Annuitant and the end of the period certain. However, if the Joint Annuitant is still receiving annuity payments following the end of the certain period, we will reduce the amount of each subsequent payment to 50% of the original payment amount.
..   If the Joint Annuitant dies first, we will continue to make payments until the later of the death of the Annuitant and the end of the period certain.
   You cannot withdraw your Account Value or the Protected Income Value under either GMIB Annuity Payment Option once annuity payments have begun. We may make other payout frequencies available, such as quarterly, semi-annually or annually.
OTHER IMPORTANT CONSIDERATIONS

..   You should note that GMIB is designed to provide a type of insurance that serves as a safety net only in the event your Account Value declines significantly due to negative investment performance. If your Account Value is not significantly affected by negative investment performance, it is unlikely that the purchase of the GMIB will result in your receiving larger annuity payments than if you had not purchased GMIB. This is because the assumptions that we use in computing the GMIB, such as the annuity purchase rates, (which include assumptions as to age-setbacks and assumed interest rates), are more conservative than the assumptions that we use in computing annuity payout options outside of GMIB. Therefore, you may generate higher income payments if you were to annuitize a lower Account Value at the current annuity purchase rates, than if you were to annuitize under the
    GMIB with a higher Protected Value than your Account Value but, at the annuity purchase rates guaranteed under the GMIB. The GMIB program does not directly affect the Annuity's Account Value, Surrender Value or the amount payable under either the basic Death Benefit provision of the Annuity or any optional Death Benefit provision. If you surrender your Annuity, you will receive the current Surrender Value, not the Protected Income Value.
    The Protected Income Value is only

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

  applicable if you elect to begin receiving annuity payments under one of the
   GMIB annuity options after the waiting period.
..   The Annuity offers other annuity payment options that you can elect which do not impose an additional charge, but which do not offer to guarantee a minimum value on which to make annuity payments.
..   Where allowed by law, we reserve the right to limit subsequent Purchase
    Payments if we determine, at our sole discretion, that based on the timing of your Purchase Payments and withdrawals, your Protected Income Value is increasing in ways we did not intend. In determining whether to limit
    Purchase Payments, we will look at Purchase Payments which are disproportionately larger than your initial Purchase Payment and other actions that may artificially increase the Protected Income Value.
..   We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any
    Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year.
    We may also require that you allocate your Account Value according to an asset allocation model.
..   If you change the Annuitant after the effective date of the GMIB program, the period of time during which we will apply the 5% annual growth rate may be changed based on the age of the new Annuitant. If the new Annuitant would not be eligible to elect the GMIB program based on his or her age at the time of the change, then the GMIB program will terminate.
..   Annuity payments made under the GMIB program are subject to the same tax treatment as any other annuity payment.
..   At the time you elect to begin receiving annuity payments under the GMIB program or under any other annuity payment option we make available, the protection provided by the Annuity's basic Death Benefit or any optional
    Death Benefit provision you elected will no longer apply.

ELECTION OF THE PROGRAM
Currently, the GMIB program can only be elected at the time that you purchase your Annuity. The Annuitant must be age 75 or less as of the effective date of the GMIB program. In the future, we may offer existing Annuity Owners the option to elect the GMIB program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. If you elect the GMIB program after the Issue Date of your Annuity, the program will be effective as of the date of election. Your Account Value as of the that date will be used to calculate the
Protected Income Value as of the effective date of the program.

TERMINATION OF THE PROGRAM
The GMIB program cannot be terminated by the Owner once elected. The GMIB program automatically terminates as of the date your Annuity is fully surrendered, on the date the Death Benefit is payable to your Beneficiary
(unless your surviving spouse elects to continue your Annuity), or on the date that your Account Value is transferred to begin making annuity payments. The
GMIB program may also be terminated if you designate a new Annuitant who would not be eligible to elect the GMIB program based on his or her age at the time of the change.
   Upon termination of the GMIB program we will deduct the charge from your
Account Value for the portion of the Annuity Year since the prior anniversary of the Annuity's Issue Date (or the Issue Date if in the first Annuity Year).

CHARGES UNDER THE PROGRAM
Currently, we deduct a charge equal to 0.50% per year of the average Protected
Income Value for the period the charge applies. Because the charge is calculated based on the average Protected Income Value, it does not increase or decrease based on changes to the Annuity's Account Value due to market performance. The dollar amount you pay each year will increase in any year the
Protected Income Value increases, and it will decrease in any year the
Protected Income Value decreases due to withdrawal, irrespective of whether your Account Value increases or decreases.
   The charge is deducted annually in arrears each Annuity Year on the anniversary of the Issue Date of the Annuity. We deduct the amount of the charge pro-rata from the Account Value allocated to the Sub-accounts and the
Fixed Allocations. No MVA will apply to Account Value deducted from a Fixed
Allocation. If you surrender your Annuity, begin receiving annuity payments under the GMIB program or any other annuity payment option we make available during an Annuity Year, or the GMIB program terminates, we will deduct the charge for the portion of the Annuity Year since the prior anniversary of the
Annuity's Issue Date (or the Issue Date if in the first Annuity Year).
   No charge applies after the Annuity Date.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

LIFETIME FIVE INCOME BENEFIT (LIFETIME FIVE)

 The Lifetime Five Income Benefit program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Lifetime Five can be elected only where the Annuitant and the Owner are the same person or, if the Annuity Owner is an entity, where there is only one Annuitant. Currently, if you elect Lifetime
 Five and subsequently terminate the benefit, there will be a restriction on your ability to re-elect Lifetime Five and Spousal Lifetime Five. The
 Annuitant must be at least 45 years old when the program is elected. The
 Lifetime Five Income Benefit program is not available if you elect any other optional living benefit. As long as your Lifetime Five Income Benefit is in effect, you must allocate your Account Value in accordance with the then permitted and available option(s) with this program.

   We offer a program that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal
Value"), regardless of the impact of market performance on your Account Value, subject to our program rules regarding the timing and amount of withdrawals.
There are two options -- one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit") and the other is designed to provide a greater annual withdrawal amount as long as there is Protected Withdrawal Value
(adjusted as described below) (the "Withdrawal Benefit"). If there is no
Protected Withdrawal Value, the withdrawal benefit will be zero. You do not choose between these two options; each option will continue to be available as long as your Annuity has an Account Value and the Lifetime Five is in effect.
Certain benefits under Lifetime Five may remain in effect even if the Account
Value of your Annuity is zero. The program may be appropriate if you intend to make periodic withdrawals from your Annuity and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program -- the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the program.

KEY FEATURE -- PROTECTED WITHDRAWAL VALUE
The Protected Withdrawal Value is initially used to determine the amount of each initial annual payment under the Life Income Benefit and the Withdrawal
Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your Annuity following your election of
Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of (A) the Account Value on the date you elect Lifetime Five growing at 5% per year from the date of your election of the program, or application of the
Purchase Payment to your Annuity, as applicable, until the date of your first withdrawal or the 10/th /anniversary of the benefit effective date, if earlier
(B) the Account Value as of the date of the first withdrawal from your Annuity, prior to the withdrawal, and (C) the highest Account Value on each Annuity anniversary prior to the first withdrawal or on the first 10 Annuity anniversaries if earlier than the date of your first withdrawal after the benefit effective date. With respect to (A) and (C) above, each value is increased by the amount of any subsequent Purchase Payments.
..   If you elect the Lifetime Five program at the time you purchase your
    Annuity, the Account Value will be your initial Purchase Payment.
..   For existing Owners who are electing the Lifetime Five benefit, the Account
    Value on the date of your election of the Lifetime Five program will be used to determine the initial Protected Withdrawal Value.
..   If you make additional Purchase Payments after your first withdrawal, the
    Protected Withdrawal Value will be increased by the amount of each additional Purchase Payment.
   You may elect to step-up your Protected Withdrawal Value if, due to positive market performance, your Account Value is greater than the Protected Withdrawal
Value. If you elected the Lifetime Five program prior to March 20, 2006 and that original election remains in effect, then you are eligible to step-up the
Protected Withdrawal Value on or after the 5/th/ anniversary of the first withdrawal under the Lifetime Five program. Under Annuities with Lifetime Five elected prior to March 20, 2006, the Protected Withdrawal Value can be stepped up again on or after the 5th anniversary following the preceding step-up. If you elected the Lifetime Five program on or after March 20, 2006, then you are eligible to step-up the Protected Withdrawal Value on or after the 3/rd/
anniversary of the first withdrawal under the Lifetime Five program. Under
Annuities with Lifetime Five elected on or after March 20, 2006, the Protected
Withdrawal Value can be stepped

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

up again on or after the 3/rd/ anniversary following the preceding step-up. In either scenario (i.e., elections before or after March 20, 2006) if you elect to step-up the Protected Withdrawal Value under the program, and on the date you elect to step-up, the charges under the Lifetime Five program have changed for new purchasers, your program may be subject to the new charge going forward. Upon election of the step-up, we increase the Protected Withdrawal
Value to be equal to the then current Account Value. For example, assume your initial Protected Withdrawal Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Withdrawal Value to $60,000. On the date you are eligible to step-up the Protected Withdrawal Value, your
Account Value is equal to $75,000. You could elect to step-up the Protected
Withdrawal Value to $75,000 on the date you are eligible. If your current
Annual Income Amount and Annual Withdrawal Amount are less than they would be if we did not reflect the step-up in Protected Withdrawal Value, then we will increase these amounts to reflect the step-up as described below.
   An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force. If you elect this feature, the first
Auto Step-Up opportunity will occur on the 3rd Annuity Anniversary (5th Annuity
Anniversary if the benefit was elected prior to March 20, 2006) following the later of the first withdrawal under the benefit or the prior step-up. At this time, your Protected Withdrawal Value will only be stepped-up if 5% of the
Account Value exceeds the Annual Income Amount by 5% or more. If 5% of the
Account Value does not exceed the Annual Income Amount by 5% or more, then an
Auto Step-Up opportunity will occur on each successive Annuity Anniversary until a step-up occurs. Once a step-up occurs, the next Auto Step-Up opportunity will occur on the 3rd (5th if the benefit was elected prior to
March 20, 2006) Annuity Anniversary following the most recent step-up. If, on the date that we implement an Auto Step-Up to your Protected Withdrawal Value, the charge for Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up.
   The Protected Withdrawal Value is reduced each time a withdrawal is made on a dollar-for-dollar basis up to 7% per Annuity Year of the Protected Withdrawal
Value and on the greater of a dollar-for-dollar basis or a pro rata basis for withdrawals in an Annuity Year in excess of that amount until the Protected
Withdrawal Value is reduced to zero. At that point the Annual Withdrawal Amount will be zero until such time (if any) as the Annuity reflects a Protected
Withdrawal Value (for example, due to a step-up or additional Purchase Payments being made into the Annuity).

KEY FEATURE -- ANNUAL INCOME AMOUNT UNDER THE LIFE INCOME BENEFIT
The initial Annual Income Amount is equal to 5% of the initial Protected
Withdrawal Value. Under the Lifetime Five program, if your cumulative withdrawals in an Annuity Year are less than or equal to the Annual Income
Amount, they will not reduce your Annual Income Amount in subsequent Annuity
Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income
Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the
Account Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal. A withdrawal can be considered Excess Income under the Life Income Benefit even though it does not exceed the Annual Withdrawal Amount under the Withdrawal
Benefit. When you elect a step-up (or an auto step-up is effected), your Annual
Income Amount increases to equal 5% of your Account Value after the step-up if such amount is greater than your Annual Income Amount. Your Annual Income
Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 5% of any additional Purchase Payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the Purchase Payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

KEY FEATURE -- ANNUAL WITHDRAWAL AMOUNT UNDER THE WITHDRAWAL BENEFIT
The initial Annual Withdrawal Amount is equal to 7% of the initial Protected
Withdrawal Value. Under the Lifetime Five program, if your cumulative withdrawals each Annuity Year are less than or equal to the Annual Withdrawal
Amount, your Protected Withdrawal Value will be reduced on a dollar-for-dollar basis. If your cumulative withdrawals are in excess of the Annual Withdrawal
Amount ("Excess Withdrawal"), your Annual Withdrawal Amount will be reduced
(except with regard to required minimum

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

distributions) by the result of the ratio of the Excess Withdrawal to the
Account Value immediately prior to such withdrawal (see the examples of this calculation below). Reductions include the actual amount of the withdrawal.
When you elect a step-up (or an auto step-up is effected), your Annual
Withdrawal Amount increases to equal 7% of your Account Value after the step-up if such amount is greater than your Annual Withdrawal Amount. Your Annual
Withdrawal Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 7% of any additional Purchase Payments. A determination of whether you have exceeded your Annual Withdrawal Amount is made at the time of each withdrawal; therefore, a subsequent increase in the
Annual Withdrawal Amount will not
offset the effect of a withdrawal that exceeded the Annual Withdrawal Amount at the time the withdrawal was made.
   The Lifetime Five program does not affect your ability to make withdrawals under your Annuity or limit your ability to request withdrawals that exceed the
Annual Income Amount and the Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Annual Withdrawal Amount or Annual Income
Amount in each Annuity Year.
..   If, cumulatively, you withdraw an amount less than the Annual Withdrawal
    Amount under the Withdrawal Benefit in any Annuity Year, you cannot carry-over the unused portion of the Annual Withdrawal Amount to subsequent
    Annuity Years. However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Withdrawal Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.
..   If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Life Income Benefit in any Annuity Year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent Annuity Years.
    However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused
    Annual Income Amount may extend the period of time until the remaining
    Protected Withdrawal Value is reduced to zero.
   The following examples of dollar-for-dollar and proportional reductions and the step-up of the Protected Withdrawal Value, Annual Withdrawal Amount and
Annual Income Amount assume: 1.) the Issue Date and the Effective Date of the
Lifetime Five program are February 1, 2005; 2.) an initial Purchase Payment of
$250,000; 3.) the Account Value on February 1, 2006 is equal to $265,000; 4.)
the first withdrawal occurs on March 1, 2006 when the Account Value is equal to
$263,000; and 5.) the Account Value on February 1, 2010 is equal to $280,000.
The values set forth here are purely hypothetical, and do not reflect the charge for Lifetime Five or any other fees and charges.
   The initial Protected Withdrawal Value is calculated as the greatest of (a),
(b) and (c):
  (a)Purchase payment accumulated at 5% per year from February 1, 2005 until
     March 1, 2006 (393 days) = $250,000 X 1.05/(393/365)/ = $263,484.33
  (b)Account Value on March 1, 2006 (the date of the first withdrawal) =
     $263,000
  (c)Account Value on February 1, 2006 (the first Annuity Anniversary) =
     $265,000
   Therefore, the initial Protected Withdrawal Value is equal to $265,000. The
Annual Withdrawal Amount is equal to $18,550 under the Withdrawal Benefit (7%
of $265,000). The Annual Income Amount is equal to $13,250 under the Life
Income Benefit (5% of $265,000).

EXAMPLE 1. DOLLAR-FOR-DOLLAR REDUCTION
If $10,000 was withdrawn (less than both the Annual Income Amount and the
Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
..   Remaining Annual Withdrawal Amount for current Annuity Year = $18,550 -
    $10,000 = $8,550
   Annual Withdrawal Amount for future Annuity Years remains at $18,550
..   Remaining Annual Income Amount for current Annuity Year = $13,250 - $10,000
    = $3,250 Annual Income Amount for future Annuity Years remains at $13,250
..   Protected Withdrawal Value is reduced by $10,000 from $265,000 to $255,000

EXAMPLE 2. DOLLAR-FOR-DOLLAR AND PROPORTIONAL REDUCTIONS
  (a)If $15,000 was withdrawn (more than the Annual Income Amount but less than the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
..   Remaining Annual Withdrawal Amount for current Annuity Year = $18,550 -
    $15,000 = $3,550 Annual Withdrawal Amount for future Annuity Years remains at $18,550
..   Remaining Annual Income Amount for current Annuity Year = $0

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

   Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 =
   $1,750) reduces Annual Income Amount for future Annuity Years.
..   Reduction to Annual Income Amount = Excess Income/ Account Value before
    Excess Income X Annual Income Amount = $1,750 / ($263,000 - $13,250) X
    $13,250 = $93 Annual Income Amount for future Annuity Years = $13,250 - $93
    = $13,157
..   Protected Withdrawal Value is reduced by $15,000 from $265,000 to $250,000
  (b)If $25,000 was withdrawn (more than both the Annual Income Amount and the
     Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
..   Remaining Annual Withdrawal Amount for current Annuity Year = $0 Excess of withdrawal over the Annual Withdrawal Amount ($25,000 - $18,550 = $6,450)
    reduces Annual Withdrawal Amount for future Annuity Years.
..   Reduction to Annual Withdrawal Amount = Excess Withdrawal/Account Value
    before Excess Withdrawal X Annual Withdrawal Amount = $6,450 / ($263,000 -
    $18,550) X $18,550 = $489
   Annual Withdrawal Amount for future Annuity Years = $18,550 - $489 = $18,061
..   Remaining Annual Income Amount for current Annuity Year = $0
   Excess of withdrawal over the Annual Income Amount
   ($25,000 - $13,250 = $11,750) reduces Annual Income Amount for future
   Annuity Years.
..   Reduction to Annual Income Amount = Excess Income/ Account Value before
    Excess Income X Annual Income Amount = $11,750 / ($263,000 - $13,250) X
    $13,250 = $623 Annual Income Amount for future Annuity Years =
    $13,250 - $623 = $12,627
..   Protected Withdrawal Value is first reduced by the Annual Withdrawal Amount
    ($18,550) from $265,000 to $246,450. It is further reduced by the greater of a dollar-for-dollar reduction or a proportional
    reduction. Dollar-for-dollar reduction = $25,000 - $18,550 = $6,450
..   Proportional reduction = Excess Withdrawal / Account Value before Excess
    Withdrawal X Protected Withdrawal Value = $6,450 / ($263,000 - $18,550) X
    $246,450 = $6,503 Protected Withdrawal Value = $246,450 - max {$6,450,
    $6,503} = $239,947

EXAMPLE 3. STEP-UP OF THE PROTECTED WITHDRAWAL VALUE
If the Annual Income Amount ($13,250) is withdrawn each year starting on
March 1, 2006 for a period of 3 years, the Protected Withdrawal Value on
February 1, 2010 would be reduced to $225,250 {$265,000 - ($13,250 X 3)}. If a step-up is elected on February 1, 2010, then the following values would result:
..   Protected Withdrawal Value = Account Value on February 1, 2010 = $280,000
..   Annual Income Amount is equal to the greater of the current Annual Income
    Amount or 5% of the stepped up Protected Withdrawal Value. Current Annual
    Income Amount is $13,250. 5% of the stepped up Protected Withdrawal Value is 5% of $280,000, which is $14,000. Therefore, the Annual Income Amount is increased to $14,000.
..   If the step-up request on February 1, 2010 was due to the election of the auto step-up feature, we would first check to see if an auto step-up should occur by checking to see if 5% of the Account Value exceeds the Annual
    Income Amount by 5% or more. 5% of the Account Value is equal to 5% of
    $280,000, which is $14,000. 5% of the Annual Income Amount ($13,250) is
    $662.50, which added to the Annual Income Amount is $13,912.50. Since 5% of the Account Value is greater than $13,912.50, the step-up would still occur in this scenario, and all of the values would be increased as indicated
    above.
..   Annual Withdrawal Amount is equal to the greater of the current Annual
    Withdrawal Amount or 7% of the stepped up Protected Withdrawal Value.
    Current Annual Withdrawal Amount is $18,550. 7% of the stepped-up Protected
    Withdrawal Value is 7% of $280,000, which is $19,600. Therefore the Annual
    Withdrawal Amount is increased to $19,600.

BENEFITS UNDER THE LIFETIME FIVE PROGRAM
..   If your Account Value is equal to zero, and the cumulative withdrawals in the current Annuity Year are greater than the Annual Withdrawal Amount, the
    Lifetime Five program will terminate. To the extent that your Account Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under both the Life Income Benefit and the Withdrawal Benefit, you will be given the choice of receiving the payments under the Life Income Benefit or under the Withdrawal Benefit. Thus, in that scenario, the remaining amounts under the Life Income Benefit and the Withdrawal Benefit would be payable even though your

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

  Account Value was reduced to zero. Once you make this election we will make an additional payment for that Annuity Year equal to either the remaining
   Annual Income Amount or Annual Withdrawal Amount for the Annuity Year, if
   any, depending on the option you choose. In subsequent Annuity Years we make payments that equal either the Annual Income Amount or the Annual Withdrawal
   Amount as described in this Prospectus. You will not be able to change the option after your election and no further Purchase Payments will be accepted under your Annuity. If you do not make an election, we will pay you annually under the Life Income Benefit. To the extent that cumulative withdrawals in the current Annuity Year that reduced your Account Value to zero are more than the Annual Income Amount but less than or equal to the Annual
   Withdrawal Amount and amounts are still payable under the Withdrawal
   Benefit, you will receive the payments under the Withdrawal Benefit. In the year of a withdrawal that reduced your Account Value to zero, we will make an additional payment to equal any remaining Annual Withdrawal Amount and make payments equal to the Annual Withdrawal Amount in each subsequent year
   (until the Protected Withdrawal Value is depleted). Once your Account Value equals zero no further Purchase Payments will be accepted under your Annuity.
..   If annuity payments are to begin under the terms of your Annuity or if you decide to begin receiving annuity payments and there is any Annual Income
    Amount due in subsequent Annuity Years or any remaining Protected
    Withdrawal Value, you can elect one of the following three options:
  (1)apply your Account Value to any annuity option available; or
  (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We make such annuity payments until the Annuitant's death; or
  (3)request that, as of the date annuity payments are to begin, we pay out any remaining Protected Withdrawal Value as annuity payments. Each year such annuity payments will equal the Annual Withdrawal Amount or the remaining
     Protected Withdrawal Value if less. We make such annuity payments until the earlier of the Annuitant's death or the date the Protected Withdrawal
     Value is depleted.
   We must receive your request in a form acceptable to us at our office.
..   In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a single life fixed annuity with five payments certain using the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such annuity payments will be the greater of:
  (1)the present value of future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
  (2)the Account Value.
..   If no withdrawal was ever taken, we will determine a Protected Withdrawal
    Value and calculate an Annual Income Amount and an Annual Withdrawal Amount
    as if you made your first withdrawal on the date the annuity payments are to begin.

OTHER IMPORTANT CONSIDERATIONS
..   Withdrawals under the Lifetime Five program are subject to all of the terms and conditions of your Annuity.
..   Withdrawals made while the Lifetime Five program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under your Annuity. The Lifetime Five program does not directly affect your
    Annuity's Account Value or Surrender Value, but any withdrawal will decrease the Account Value by the amount of the withdrawal. If you surrender your Annuity, you will receive the current Surrender Value, not the Protected Withdrawal Value.
..   You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the Lifetime Five program. The
    Lifetime Five program provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your
    Protected Withdrawal Value or Annual Income Amount in the form of periodic benefit payments.
..   You must allocate your Account Value in accordance with the then permitted and available option(s) with this program in order to elect and maintain the Lifetime Five program.

ELECTION OF THE PROGRAM
The Lifetime Five program can be elected at the time that you purchase your
Annuity. We also offer existing Owners the option

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

to elect the Lifetime Five program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. Your Account Value as the date of election will be used as a basis to calculate the initial Protected
Withdrawal Value, the initial Protected Annual Withdrawal Amount, and the
Annual Income Amount.
   Currently, if you terminate the program, you will only be permitted to re-elect the program or elect the Spousal Lifetime Five Income Benefit on any anniversary of the Issue Date that is at least 90 calendar days from the date the benefit was last terminated.
   If you elected Lifetime Five prior to March 20, 2006, and you terminate the program, there will be no waiting period before you can re-elect Lifetime Five or elect Spousal Lifetime Five provided that you had not previously elected
Lifetime Five after the Issue Date and within the same Annuity Year that you terminated Lifetime Five. If you had previously elected Lifetime Five after the
Issue Date and within the same Annuity Year that you terminate Lifetime Five, you will be able to re-elect the program or elect Spousal Lifetime Five on any date on or after the next anniversary of the Annuity Date. However, once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. We reserve the right to limit the re-election/election frequency in the future. Before making any such change to the re-election/election frequency, we will provide prior notice to Owners who have an effective Lifetime Five Income Benefit.

TERMINATION OF THE PROGRAM
The program terminates automatically when your Protected Withdrawal Value and
Annual Income Amount equal zero. You may terminate the program at any time by notifying us. If you terminate the program, any guarantee provided by the benefit will terminate as of the date the termination is effective and certain restrictions on re-election of the benefit will apply as described above. The program terminates upon your surrender of your Annuity, upon the death of the
Annuitant (but your surviving spouse may elect a new Lifetime Five if your spouse elects the spousal continuance option and your spouse would then be eligible to elect the benefit if he or she was a new purchaser), upon a change in ownership of your Annuity that changes the tax identification number of the
Owner, upon change in the Annuitant or upon your election to begin receiving annuity payments. While you may terminate your program at any time, we may not terminate the program other than in the circumstances listed above. However, we may stop offering the program for new elections or re-elections at any time in the future.
   The charge for the Lifetime Five program will no longer be deducted from your Account Value upon termination of the program.

ADDITIONAL TAX CONSIDERATIONS FOR QUALIFIED CONTRACTS/ARRANGEMENTS
If you purchase an Annuity as an investment vehicle for "qualified"
investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)), or
employer plan under Code Section 401(a), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your Annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later.
Roth IRAs are not subject to these rules during the Owner's lifetime. The amount required under the Code may exceed the Annual Withdrawal Amount and the
Annual Income Amount, which will cause us to increase the Annual Income Amount and the Annual Withdrawal Amount in any Annuity Year that required minimum distributions due from your Annuity are greater than such amounts. Any such payments will reduce your Protected Withdrawal Value. In addition, the amount and duration of payments under the annuity payment and Death Benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements.

SPOUSAL LIFETIME FIVE INCOME BENEFIT (SPOUSAL LIFETIME FIVE)

 The Spousal Lifetime Five program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, if you elect Spousal Lifetime
 Five and subsequently terminate the benefit, there will be a restriction on your ability to re-elect Spousal Lifetime Five and Lifetime Five. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to
 Owners who have an effective Spousal Lifetime Five Income Benefit. Spousal
 Lifetime Five must be elected based on two Designated Lives, as described below. Each Designated Life must be at least 55 years old when the benefit is elected. The Spousal Lifetime Five program is not available if you elect any

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

 other optional living benefit or Death Benefit. As long as your Spousal
 Lifetime Five Income Benefit is in effect, you must allocate your Account
 Value in accordance with the then permitted and available option(s) with this program.

   We offer a program that guarantees until the later death of two natural persons that are each other's spouses at the time of election of Spousal
Lifetime Five and at the first death of one of them (the "Designated Lives", each a "Designated Life") the ability to withdraw an annual amount ("Spousal
Life Income Benefit") equal to a percentage of an initial principal value (the
"Protected Withdrawal Value") regardless of the impact of market performance on the Account Value, subject to our program rules regarding the timing and amount of withdrawals. The Spousal Life Income Benefit may remain in effect even if the Account Value of the Annuity is zero. The program may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that market performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue the Spousal Life Income Benefit after the death of the first. You are not required to make withdrawals as part of the program -- the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the program.

KEY FEATURE -- INITIAL PROTECTED WITHDRAWAL VALUE
The initial Protected Withdrawal Value is used to determine the amount of initial annual payment under the Spousal Life Income Benefit. The initial
Protected Withdrawal Value is determined as of the date you make your first withdrawal under the Annuity following your election of Spousal Lifetime Five.
The initial Protected Withdrawal Value is equal to the greater of (A) the
Account Value on the date you elect Spousal Lifetime Five, plus any additional
Purchase Payments growing at 5% per year from the application of the Purchase
Payment to your Annuity, until the date of your first withdrawal or the 10/th
/anniversary of the benefit effective date, if earlier (B) the Account Value as of the date of the first withdrawal from your Annuity, prior to the withdrawal, and (C) the highest Account Value on each Annuity anniversary prior to the first withdrawal or on the first 10 Annuity anniversaries if earlier than the date of your first withdrawal after the benefit effective date. With respect to
(A) and (C) above, each value is increased by the amount of any subsequent
Purchase Payments.
..   If you elect the Spousal Lifetime Five program at the time you purchase your Annuity, the Account Value will be your initial Purchase Payment.
..   For existing Owners who are electing the Spousal Lifetime Five benefit, the
    Account Value on the date of your election of the Spousal Lifetime Five program will be used to determine the initial Protected Withdrawal Value.

KEY FEATURE -- ANNUAL INCOME AMOUNT UNDER THE SPOUSAL LIFE INCOME BENEFIT
The initial Annual Income Amount is equal to 5% of the initial Protected
Withdrawal Value. Under the Spousal Lifetime Five program, if your cumulative withdrawals in an Annuity Year are less than or equal to the Annual Income
Amount, they will not reduce your Annual Income Amount in subsequent Annuity
Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income
Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the
Account Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal.
   You may elect to step-up your Annual Income Amount if, due to positive market performance, 5% of your Account Value is greater than the Annual Income
Amount. You are eligible to step-up the Annual Income Amount on or after the
3/rd /anniversary of the first withdrawal under the Spousal Lifetime Five program. The Annual Income Amount can be stepped up again on or after the 3/rd
/anniversary of the preceding step-up. If you elect to step-up the Annual
Income Amount under the program, and on the date you elect to step-up, the charges under the Spousal Lifetime Five program have changed for new purchasers, your program may be subject to the new charge at the time of such step-up. When you elect a step-up, your Annual Income Amount increases to equal
5% of your Account Value after the step-up. Your Annual Income Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 5% of any additional Purchase Payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the Purchase Payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore a subsequent increase in the Annual Income Amount will not offset the effect of a

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.
   An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force. If you elect this feature, the first
Auto Step-Up opportunity will occur on the 3rd Annuity Anniversary following the later of the first withdrawal under the benefit or the prior step-up. At this
time, your Annual Income Amount will only be stepped-up if 5% of the Account
Value exceeds the Annual Income Amount by 5% or more. If 5% of the Account
Value does not exceed the Annual Income Amount by 5% or more, then an Auto
Step-Up opportunity will occur on each successive Annuity Anniversary until a step-up occurs. Once a step-up occurs, the next Auto Step-Up opportunity will occur on the 3rd Annuity Anniversary following the most recent step-up. If, on the date that we implement an Auto Step-Up to your Annual Income Amount, the charge for Spousal Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up.
   The Spousal Lifetime Five program does not affect your ability to make withdrawals under your Annuity or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Spousal Lifetime Five, if your cumulative withdrawals in an Annuity Year are less than or equal to the Annual
Income Amount, they will not reduce your Annual Income Amount in subsequent
Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year.
   If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Spousal Life Income Benefit in any Annuity Year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent Annuity
Years.
   The following examples of dollar-for-dollar and proportional reductions and the step-up of the Annual Income Amount assume: 1.) the Issue Date and the
Effective Date of the Spousal Lifetime Five program are February 1, 2005; 2.)
an initial Purchase Payment of $250,000; 3.) the Account Value on February 1,
2006 is equal to $265,000; 4.) the first withdrawal occurs on March 1, 2006 when the Account Value is equal to $263,000; and 5.) the Account Value on
February 1, 2010 is equal to $280,000. The values set forth here are purely hypothetical, and do not reflect the charge for the Spousal Lifetime Five or any other fees and charges.
   The initial Protected Withdrawal Value is calculated as the greatest of (a),
(b) and (c):
  (a)Purchase payment accumulated at 5% per year from February 1, 2005 until
     March 1, 2006 (393 days) = $250,000 X 1.05/(393/365/) = $263,484.33
  (b)Account Value on March 1, 2006 (the date of the first withdrawal) =
     $263,000
  (c)Account Value on February 1, 2006 (the first Annuity Anniversary) =
     $265,000
   Therefore, the initial Protected Withdrawal Value is equal to $265,000. The
Annual Income Amount is equal to $13,250 under the Spousal Life Income Benefit
(5% of $265,000).

EXAMPLE 1. DOLLAR-FOR-DOLLAR REDUCTION
If $10,000 was withdrawn (less than the Annual Income Amount) on March 1, 2006, then the following values would result:
..   Remaining Annual Income Amount for current Annuity Year = $13,250 - $10,000
    = $3,250
   Annual Income Amount for future Annuity Years remains at $13,250

EXAMPLE 2. DOLLAR-FOR-DOLLAR AND PROPORTIONAL REDUCTIONS
  (a)If $15,000 was withdrawn (more than the Annual Income Amount) on March 1,
     2006, then the following values would result:
..   Remaining Annual Income Amount for current Annuity Year = $0
   Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 =
   $1,750) reduces Annual Income Amount for future Annuity Years.
..   Reduction to Annual Income Amount = Excess Income/ Account Value before
    Excess Income X Annual Income Amount = $1,750 / ($263,000 - $13,250) X
    $13,250 = $93 Annual Income Amount for future Annuity Years = $13,250 - $93
    = $13,157

EXAMPLE 3. STEP-UP OF THE ANNUAL INCOME AMOUNT
If a step-up of the Annual Income Amount is requested on February 1, 2010, the request will be accepted because 5% of the Account Value, which is $14,000 (5%
of $280,000), is greater than the Annual Income Amount of $13,250. The new
Annual Income Amount will be equal to $14,000. If the step-up request was due to the election of the auto step-up feature, the step-up would still occur because 5% of Account Value would exceed the Annual Income Amount by more than
5% (5% of $13,250 = $662.50; $13,250 + $662.50 = $13,912.50; $14,000
(greater than) $13,912.50).

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

BENEFITS UNDER THE SPOUSAL LIFETIME FIVE PROGRAM
..   To the extent that your Account Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income
    Amount and amounts are still payable under the Spousal Life Income Benefit, we will make an additional payment for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year, if any. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described
  in this Prospectus. No further Purchase Payments will be accepted under your
   Annuity. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second
   Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the current
   Annuity Year that reduced your Account Value to zero are more than the
   Annual Income Amount, the Spousal Life Income Benefit terminates and no additional payments will be made.
..   If annuity payments are to begin under the terms of your Annuity or if you decide to begin receiving annuity payments and there is any Annual Income
    Amount due in subsequent Annuity Years, you can elect one of the following two options:
  (1)apply your Account Value to any annuity option available; or
  (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death.
   We must receive your request in a form acceptable to us at our office.
..   In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with five payments certain using the same basis that is used to calculate the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such annuity payments will be the greater of:
  (1)the present value of future Annual Income Amount payments. Such present value will be calculated using the same basis that is used to calculate the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
  (2)the Account Value.
..   If no withdrawal was ever taken, we will determine an initial Protected
    Withdrawal Value and calculate an Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

OTHER IMPORTANT CONSIDERATIONS
..   Withdrawals under the Spousal Lifetime Five program are subject to all of the terms and conditions of the Annuity.
..   Withdrawals made while the Spousal Lifetime Five program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. The Spousal Lifetime Five program does not directly affect the Annuity's Account Value or Surrender Value, but any withdrawal will decrease the Account Value by the amount of the withdrawal. If you surrender your Annuity, you will receive the current Surrender Value.
..   You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the Spousal Lifetime Five program. The
    Spousal Lifetime Five program provides a guarantee that if your Account
    Value declines due to market performance, you will be able to receive your
    Annual Income Amount in the form of periodic benefit payments.
..   You must allocate your Account Value in accordance with the then available option(s) that we may permit in order to elect and maintain the Spousal
    Lifetime Five program.
..   There may be circumstances where you will continue to be charged the full amount for the Spousal Lifetime Five program even when the benefit is only providing a guarantee of income based on one life with no survivorship.
..   In order for the Surviving Designated Life to continue the Spousal Lifetime
    Five program upon the death of an owner, the Designated Life must elect to assume ownership of the Annuity under the spousal continuation option. See
    "Spousal Owners/Spousal Beneficiaries" and "Spousal Beneficiary
    --Assumption of Annuity" in this Prospectus.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

ELECTION OF AND DESIGNATIONS UNDER THE PROGRAM
Spousal Lifetime Five can only be elected based on two Designated Lives.
Designated Lives must be natural persons who are each other's spouses at the time of election of the program and at the death of the first of the Designated
Lives to die. Currently, the program may only be elected where the Owner,
Annuitant and Beneficiary designations are as follows:
..   One Annuity Owner, where the Annuitant and the Owner are the same person and the beneficiary is the Owner's spouse. The Owner/Annuitant and the beneficiary each must be at least 55 years old at the time of election; or
..   Co-Annuity Owners, where the Owners are each other's spouses. The
    Beneficiary designation must be the surviving
  spouse. The first named Owner must be the Annuitant. Both Owners must each be at least 55 years old at the time of election.
   No Ownership changes or Annuitant changes will be permitted once this program is elected. However, if the Annuity is co-owned, the Owner that is not the Annuitant may be removed without affecting the benefit.
   The Spousal Lifetime Five program can be elected at the time that you purchase your Annuity. We also offer existing Owners the option to elect the
Spousal Lifetime Five program after the Issue Date of their Annuity, subject to our eligibility rules and
restrictions. Your Account Value as the date of election will be used as a basis to calculate the initial Protected Withdrawal Value and the Annual Income
Amount.
   Currently, if you terminate the program, you will only be permitted to re-elect the program or elect the Lifetime Five Income Benefit on any anniversary of the Issue Date that is at least 90 calendar days from the date the benefit was last terminated.
   We reserve the right to further limit the election frequency in the future.
Before making any such change to the election frequency, we will provide prior notice to Owners who have an effective Spousal Lifetime Five Income Benefit.

TERMINATION OF THE PROGRAM
The program terminates automatically when your Annual Income Amount equals zero. You may terminate the program at any time by notifying us. If you terminate the program, any guarantee provided by the benefit will terminate as of the date the termination is effective and certain restrictions on re-election of the benefit will apply as described above. We reserve the right to further limit the frequency election in the future. The program terminates upon your surrender of the Annuity, upon the first Designated Life to die if the Annuity is not continued, upon the second Designated Life to die or upon your election to begin receiving annuity payments.
   The charge for the Spousal Lifetime Five program will no longer be deducted from your Account Value upon termination of the program.

ADDITIONAL TAX CONSIDERATIONS FOR QUALIFIED CONTRACTS/ARRANGEMENTS
If you purchase an Annuity as an investment vehicle for "qualified"
investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)), or
employer plan under Code Section 401(a), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your Annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later.
Roth IRAs are not subject to these rules during the Owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Annuity Year that required minimum distributions due from your Annuity are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and
Death Benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Death Benefit

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?
The Annuity provides a Death Benefit during its accumulation period. If the
Annuity is owned by one or more natural persons, the Death Benefit is payable upon the first death of an Owner. If the Annuity is owned by an entity, the
Death Benefit is payable upon the Annuitant's death, if there is no Contingent
Annuitant. If a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the
Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

BASIC DEATH BENEFIT
The Annuity provides a basic Death Benefit at no additional charge. The
Insurance Charge we deduct daily from your Account Value allocated to the
Sub-accounts is used, in part, to pay us for the risk we assume in providing the basic Death Benefit guarantee under the Annuity. The Annuity also offers four different optional Death Benefits that can be purchased for an additional charge. The additional charge is deducted to compensate American Skandia for providing increased insurance protection under the optional Death Benefits.
Notwithstanding the additional protection provided under the optional Death
Benefits, the additional cost has the impact of reducing the net performance of the investment options.
   The basic Death Benefit depends on the decedent's age on the date of death:
   If death occurs before the decedent's age 85: The Death Benefit is the greater of:
..   The sum of all Purchase Payments less the sum of all withdrawals; and
..   The sum of your Account Value in the Sub-accounts and your Interim Value in the Fixed Allocations.
   If death occurs when the decedent is age 85 or older:
The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS
Four optional Death Benefits are offered for purchase with your Annuity to provide an enhanced level of protection for your beneficiaries.

 Currently, these benefits are only offered in those jurisdictions where we have received regulatory approval and must be elected at the time that you purchase your Annuity. We may, at a later date, allow existing Annuity Owners to purchase an optional Death Benefit subject to our rules and any changes or restrictions in the benefits. Certain terms and conditions may differ between jurisdictions once approved and if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue. The "Combination 5% Roll-up and Highest Anniversary Value" Death
 Benefit may only be elected individually, and cannot be elected in combination with any other optional Death Benefit. If you elect Spousal Lifetime Five, you are not permitted to elect an optional Death Benefit.

Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

   The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic death benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

CALCULATION OF ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the
Death Benefit is calculated as follows:
1. the basic Death Benefit described above;
   PLUS
2. 40% of your "Growth" under the Annuity, as defined below.
   "Growth" means the sum of your Account Value in the Sub-accounts and your
Interim Value in the Fixed Allocations, minus the total of all Purchase
Payments reduced by the sum of all proportional withdrawals.
   "Proportional Withdrawals" are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn. For example, a withdrawal of 50% of Account Value would be considered as a 50%
reduction in Purchase Payments.

 The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the
 Death Benefit.

 The Enhanced Beneficiary Protection Optional Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. Please see Appendix F for a Description of the
 Enhanced Beneficiary Protection Optional Death Benefit offered before November
 18, 2002 in those jurisdictions where we received regulatory approval. Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit. The Enhanced Beneficiary
 Protection Death Benefit is not available if you elect the "Combination 5%
 Roll-up and Highest Anniversary Value" Death Benefit.

   See Appendix B for examples of how the Enhanced Beneficiary Protection
Optional Death Benefit is calculated.

Highest Anniversary Value Death Benefit ("HAV")
If the Annuity has one Owner, the Owner must be age 79 or less at the time the
Highest Anniversary Value Optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 79 or less. If the Annuity is owned by an entity, the Annuitant must be age 79 or less.

   Certain of the Portfolios offered as Sub-accounts Under the Annuity are not available if you elect the Highest Anniversary Value Death Benefit. In
Addition, we reserve the right to require you to use certain asset allocation model(s) if you elect this death benefit.

CALCULATION OF HIGHEST ANNIVERSARY VALUE DEATH BENEFIT
The HAV Death Benefit depends on whether death occurs before or after the Death
Benefit Target Date.
   If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:
  1. the basic Death Benefit described above; and
  2. the Highest Anniversary Value as of the Owner's date of death.
   If the Owner dies on or after the Death Benefit Target Date, the Death
Benefit equals the greater of:
  1. the basic Death Benefit described above; and
  2. the Highest Anniversary Value on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

   The amount determined by this calculation is increased by any Purchase
Payments received after the Owner's date of death and decreased by any proportional withdrawals since such date.

 The Highest Anniversary Value Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval.
 Certain terms and conditions may differ between jurisdictions once approved.
 The Highest Anniversary Value Death Benefit is not available if you elect the
 "Combination 5% Roll-up and Highest Anniversary Value" or the "Highest Daily
 Value" Death Benefit. Please see Appendix F for a description of the
 Guaranteed Minimum Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval.
   Please refer to the definition of Death Benefit Target Date below. This death benefit may not be an appropriate feature

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Death Benefit continued

where the Owner's age is near the age specified in the Death Benefit Target
Date. This is because the benefit may not have the same potential for growth as it otherwise would, since there will be fewer contract anniversaries before the death benefit target date is reached. The death benefit target date under this death benefit is earlier than the death benefit target date under the
Combination 5% Roll-up and Highest Anniversary Value Death Benefit for Owners
who are age 76 or older when the Annuity is issued, which may result in a lower value on the death benefit, since there will be fewer contract anniversaries before the death benefit target date is reached.
   See Appendix B for examples of how the Highest Anniversary Value Death
Benefit is calculated.

Combination 5% Roll-up and Highest Anniversary Value Death Benefit
If the Annuity has one Owner, the Owner must be age 79 or less at the time the
Combination 5% Roll-up and HAV Optional Death Benefit is purchased. If the
Annuity has joint Owners, the oldest Owner must be age 79 or less. If the
Annuity is owned by an entity, the Annuitant must be age 79 or less.

   Certain of the Portfolios offered as Sub-accounts under the Annuity are not available if you elect the Combination 5% Roll-up and HAV Death Benefit. In addition, we reserve the right to require you to use certain asset allocation model(s) if you elect this Death Benefit.

Calculation of the Combination 5% Roll-up and Highest Anniversary Value Death
Benefit
The Combination 5% Roll-up and HAV Death Benefit equals the greatest of:
1. the basic Death Benefit described above; and
2. the Highest Anniversary Value Death Benefit described above; and
3. 5% Roll-up described below.
   The calculation of the 5% Roll-up depends on whether death occurs before or after the Death Benefit Target Date.
   If the Owner dies before the Death Benefit Target Date the 5% Roll up is equal to:
..   all Purchase Payments increasing at an annual effective interest rate of 5%
    starting on the date that each Purchase Payment is made and ending on the
    Owner's date of death;

   MINUS
..   the sum of all withdrawals, dollar-for-dollar up to 5% of the Death
    Benefit's value as of the prior contract anniversary (or Issue Date if the withdrawal is in the first contract year). Any withdrawals in excess of the
    5% dollar-for-dollar limit are proportional.
   If the Owner dies on or after the Death Benefit Target Date the 5% Roll-up is equal to:
..   the 5% Roll-up value as of the Death Benefit Target Date increased by total
    Purchase Payments made after the Death Benefit Target Date;

   MINUS
..   the sum of all withdrawals which reduce the 5% Roll-up proportionally.

   Please refer to the definitions of Death Benefit Target Date Below. This
Death Benefit may not be an appropriate feature where the Owner's age is near the age specified in the death benefit target date. This is because the benefit may not have the same potential for growth as it otherwise would, since there will be fewer contract anniversaries before the Death Benefit Target Date is
Reached.

 The Combination 5% Roll-up and Highest Anniversary Value Death Benefit
 described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. The "Combination 5% Roll-up and Highest
 Anniversary Value" Death Benefit is not available if you elect any other optional Death Benefit. Please see Appendix D for a description of the
 Guaranteed Minimum Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval.

   See Appendix B for examples of how the Combination 5% Roll-up and Highest
Anniversary Value Death Benefit is calculated.

Key Terms Used with the Highest Anniversary Value Death Benefit and the
Combination 5% Roll-up and Highest Anniversary Value Death Benefit:
..   The Death Benefit Target Date for the Highest Anniversary Value Death
    Benefit is the contract anniversary on or after the 80/th/ birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity-owned.
..   The Death Benefit Target Date for the Combination 5% Roll-up and HAV Death
    Benefit is the later of the contract

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

  anniversary on or after the 80/th/ birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned, or five years after the Issue Date of the Annuity.
..   The Highest Anniversary Value equals the highest of all previous
    "Anniversary Values" less proportional withdrawals since such anniversary and plus any Purchase Payments since such anniversary.
..   The Anniversary Value is the Account Value as of each anniversary of the
    Issue Date of the Annuity. The Anniversary Value on the Issue Date is equal to your Purchase Payment.
..   Proportional withdrawals are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn.
    Proportional withdrawals result in a reduction to the Highest Anniversary
    Value or 5% Roll-up value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Anniversary Value or 5%
    Roll-up value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a 10% reduction), when calculating the optional Death Benefit we will reduce your Highest
    Anniversary Value ($125,000) by 10% or $12,500.

HIGHEST DAILY VALUE DEATH BENEFIT ("HDV")

 If the Annuity has one Owner, the Owner must be age 79 or less at the time the
 Highest Daily Value Death Benefit is elected. If the Annuity has joint Owners, the older Owner must be age 79 or less. If there are Joint Owners, death of the Owner refers to the first to die of the Joint Owners. If the Annuity is owned by an entity, the Annuitant must be age 79 or less and death of the
 Owner refers to the death of the Annuitant.

 If you elect this benefit, you must allocate your Account Value in accordance with the then permitted and available option(s) with this benefit.

   The HDV Death Benefit depends on whether death occurs before or after the
Death Benefit Target Date.
   If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:
  1. the basic Death Benefit described above; and
  2. the HDV as of the Owner's date of death.
   If the Owner dies on or after the Death Benefit Target Date, the Death
Benefit equals the greater of:
  1. the basic Death Benefit described above; and
  2. the HDV on the Death Benefit Target Date plus the sum of all Purchase
     Payments less the sum of all proportional withdrawals since the Death
     Benefit Target Date.
   The amount determined by this calculation is increased by any Purchase
Payments received after the Owner's date of death and decreased by any proportional withdrawals since such date.

 The Highest Daily Value Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval.
 Certain terms and conditions may differ between jurisdictions once approved.
 The Highest Daily Value Death Benefit is not available if you elect the
 Guaranteed Return Option, Guaranteed Return Option Plus, Spousal Lifetime
 Five, the "Combination 5% Roll-up and Highest Anniversary Value" Death
 Benefit, or the Highest Anniversary Value Death Benefit.

KEY TERMS USED WITH THE HIGHEST DAILY VALUE DEATH BENEFIT:
..   The Death Benefit Target Date for the Highest Daily Value Death Benefit is
    the later of the Annuity anniversary on or after the 80/th/ birthday of the current Owner, or the older of either the joint Owner or the Annuitant, if entity owned, or five years after the Issue Date of the Annuity.
..   The Highest Daily Value equals the highest of all previous "Daily Values"
    less proportional withdrawals since such date and plus any Purchase
    Payments since such date.
..   The Daily Value is the Account Value as of the end of each Valuation Day.
    The Daily Value on the Issue Date is equal to your Purchase Payment.
..   Proportional withdrawals are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn.
    Proportional withdrawals result in a reduction to the Highest Daily Value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Daily Value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a
    10% reduction), when calculating the optional Death Benefit we will reduce your Highest Daily Value ($125,000) by 10% or $12,500.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Death Benefit continued

   Please see Appendix B to this Prospectus for a hypothetical example of how the HDV Death Benefit is calculated.

ANNUITIES WITH JOINT OWNERS
For Annuities with joint Owners, the Death Benefits are calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own your
Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of your Annuity and continue the Annuity instead of receiving the Death Benefit.

ANNUITIES OWNED BY ENTITIES
For Annuities owned by an entity, the Death Benefits are calculated as shown above except that the age of the Annuitant is used to determine the Death
Benefit Target Date. Payment of the Death Benefit is based on the death of the
Annuitant (or Contingent Annuitant, if applicable).

CAN I TERMINATE THE OPTIONAL DEATH BENEFITS? DO THE OPTIONAL DEATH BENEFITS
TERMINATE UNDER OTHER CIRCUMSTANCES?
You can terminate the Enhanced Beneficiary Protection Death Benefit and the
Highest Anniversary Value Death Benefit at any time. The "Combination 5%
Roll-up and HAV Death Benefit" and the HDV Death Benefit may not be terminated once elected. The optional Death Benefits will terminate automatically on the
Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

WHAT ARE THE CHARGES FOR THE OPTIONAL DEATH BENEFITS?
We deduct a charge equal to 0.25% per year of the average daily net assets of the Sub-accounts for each of the Highest Anniversary Value Death Benefit and the Enhanced Beneficiary Protection Death Benefit and 0.50% per year of the average daily net assets of the Sub-accounts for each of the "Combination 5%
Roll-up and HAV Death Benefit" and the HDV Death Benefit. We deduct the charge for each of these benefits to compensate American Skandia for providing increased insurance protection under the optional Death Benefits. The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.
   Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

PAYMENT OF DEATH BENEFITS

PAYMENT OF DEATH BENEFIT TO BENEFICIARY
Except in the case of a spousal assumption as described below, in the event of your death, the Death Benefit must be distributed:
..   as a lump sum amount at any time within five (5) years of the date of death; or
..   as a series of annuity payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.
   Unless you have made an election prior to Death Benefit proceeds becoming due, a Beneficiary can elect to receive the Death Benefit proceeds as a series of fixed annuity payments (annuity payment options 1-4) or as a series of variable annuity payments (annuity payment options 1-3 or 5 and 6). See the section entitled "What Types of Annuity Options are Available."

SPOUSAL BENEFICIARY -- ASSUMPTION OF ANNUITY
You may name your spouse as your Beneficiary. If you and your spouse own your
Annuity jointly, we assume that the sole primary Beneficiary will be the surviving spouse unless you elect an alternative Beneficiary designation.
Unless you elect an alternative Beneficiary designation, the spouse Beneficiary may elect to assume ownership of the Annuity instead of taking the Death
Benefit payment. Any Death Benefit (including any optional Death Benefits) that would have been payable to the Beneficiary will become the new Account Value as of the date we receive due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. Any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.
   See the section entitled "Managing Your Annuity -- Spousal Contingent
Annuitant" for a discussion of the treatment of a spousal Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

QUALIFIED BENEFICIARY CONTINUATION OPTION
The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

investment" that requires Minimum Distributions. Upon the Owner's death under an IRA, 403(b) or other "qualified investment", a Beneficiary may generally elect to continue the Annuity and receive Minimum Distributions under the
Annuity instead of receiving the death benefit in a single payment. The available payment options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.
..   If death occurs before the date Minimum Distributions must begin under the
    Code, the Death Benefit can be paid out in either a lump sum, within five years from the date of death, or over the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31/st/ of the year following the year of death). However, if the spouse is the
    Beneficiary, the Death Benefit can be paid out over the life or life expectancy of the spouse with such payments beginning no earlier than
    December 31/st/ of the year following the year of death or December 31/st/
    of the year in which the deceased would have reached age 70 1/2, which ever is later.
..   If death occurs after the date Minimum Distributions must begin under the
    Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect.
   A Beneficiary has the flexibility to take out more each year than required under the Minimum Distribution rules. Until withdrawn, amounts in an IRA,
403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.
   For a Roth IRA, if death occurs before the entire interest is distributed, the Death Benefit must be distributed under the same rules applied to IRAs where death occurs before the date Minimum Distributions must begin under the
Code.
   Upon election of this Qualified Beneficiary Continuation option:
..   the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
..   the Beneficiary will be charged at an amount equal to 1.40% daily against the average daily assets allocated to the Sub-accounts.
..   the Account Value will be equal to any Death Benefit (including any optional Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
..   the Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner, except that the Sub-accounts offered will be those offered under the Qualified
    Beneficiary Continuation option at the time the option is elected.
..   the Fixed Allocations will be those offered under the Qualified Beneficiary
    Continuation option at the time the option is elected.
..   no additional Purchase Payments can be applied to the Annuity.
..   other optional Benefits will be those offered under the Qualified
    Beneficiary Continuation option at the time of election.
..   the basic Death Benefit and any optional Death Benefits elected by the
    Owner will no longer apply to the Beneficiary.
..   the Beneficiary can request a withdrawal of all or a portion of the Account
    Value at any time.
..   upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary.
..   all amounts in the Annuity must be paid out to the Beneficiary according to the Minimum Distribution rules described above.
   Your Beneficiary will be provided with a prospectus and settlement option that will describe this option at the time he or she elects this option. Please contact American Skandia for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the
Qualified Beneficiary Continuation option.
   Please contact American Skandia for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Qualified Beneficiary Continuation option.

ARE THERE ANY EXCEPTIONS TO THESE RULES FOR PAYING THE DEATH BENEFIT?
Yes, there are exceptions that apply no matter how your Death Benefit is calculated. There are exceptions to the Death Benefit if the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter) and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death. Any Death Benefit (including any optional Death Benefit) that applies

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Death Benefit continued

will be suspended for a two-year period from the date he or she first became
Owner or Annuitant. After the two-year suspension period is completed, the
Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

WHEN DO YOU DETERMINE THE DEATH BENEFIT?
We determine the amount of the Death Benefit as of the date we receive "due proof of death", any instructions we require to determine the method of payment and any other written representations we require to determine the proper payment of the Death Benefit to all Beneficiaries. "Due proof of death" may include a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death or other satisfactory proof of death. Upon our receipt of "due proof of death" we automatically transfer the Death Benefit to the AST Money Market Sub-account until we further determine the universe of eligible Beneficiaries. Once the universe of eligible Beneficiaries has been determined each eligible
Beneficiary may allocate his or her eligible share of the Death Benefit to an eligible annuity payment option.
   Each Beneficiary must make an election as to the method they wish to receive their portion of the Death Benefit. Absent an election of a Death Benefit payment method, no Death Benefit can be paid to the Beneficiary. We may require written acknowledgment of all named Beneficiaries before we can pay the Death
Benefit. During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Valuing Your Investment

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation period, the Annuity has an Account Value. The Account
Value is determined separately for each Sub-account allocation and for each
Fixed Allocation. The Account Value is the sum of the values of each
Sub-account allocation and the value of each Fixed Allocation. When determining the Account Value on any day other than a Fixed Allocation's Maturity Date, the
Account Value may include any Market Value Adjustment that would apply to a
Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value available to you on any day during the accumulation period. The Surrender Value is defined under "Glossary of Terms" above.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you allocate Account Value to a Sub-account, you are purchasing units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge and if you elected one or more optional benefits whose annual charge is deducted daily, the additional charge made for such benefits. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The
Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section entitled "What Happens to My Units When There is a Change in Daily Asset-Based Charges?" for a
detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.
   Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of
Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

EXAMPLE
Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the
Sub-account. Assume that later, you wish to transfer $3,000 of your Account
Value out of that Sub-account and into another Sub-account. On the Valuation
Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79. To transfer $3,000, we sell 178.677 Units at the current
Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new
Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee Period, we use the concept of an Interim Value. The
Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed Allocation plus all interest credited to a Fixed
Allocation as of the date calculated. The Interim Value does not include the impact of any Market Value Adjustment. If you made any transfers or withdrawals from a Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn.
To determine the Account Value of a Fixed Allocation on any day other than its
Maturity Date, we multiply the Account Value of the Fixed Allocation times the
Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST).
Financial transactions requested before the close of the NYSE which meet our requirements will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of the NYSE will be used when valuing and processing transactions.
   There may be circumstances where the NYSE is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Account Value may fluctuate based on changes in the Unit Values, but you may not be able to transfer Account
Value, or make a purchase or redemption request.
   The NYSE is closed on the following nationally recognized holidays: New
Year's Day, Martin Luther King, Jr. Day,

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Valuing Your Investment continued

Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day,
Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders.
   American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
..   trading on the NYSE is restricted;
..   an emergency exists making redemption or valuation of securities held in the separate account impractical; or
..   the SEC, by order, permits the suspension or postponement for the protection of security holders.

   Initial Purchase Payments: We are required to allocate your initial Purchase
Payment to the Sub-accounts within two (2) business days after we receive all of our requirements at our office to issue the Annuity. If we do not have all the required information to allow us to issue your Annuity, we may retain the
Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) business days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the
Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue the Annuity within two (2) business days. During any period that we are trying to obtain the required information, your money is not invested.

   Additional Purchase Payments: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment at our office with satisfactory allocation instructions. We will allocate any additional Purchase
Payments you make according to your initial allocation instructions if none are provided.

   Scheduled Transactions: Scheduled transactions include transfers made in connection with dollar cost averaging, the asset allocation program, auto-rebalancing, systematic withdrawals, systematic investments, required minimum distributions, substantially equal periodic payments under section
72(t) of the Code, or annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a business day. In that case, the transaction will be processed and valued on the next business day, unless (with respect to required minimum distributions, substantially equal periodic payments under Section 72(t) of the Code, systematic withdrawals and annuity payments only), the next business day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior business day.

   Unscheduled Transactions: "Unscheduled" transactions include any other non-scheduled transfers and requests for Partial Withdrawals or Surrenders.
Unscheduled transactions are processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

   Death Benefits: Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our
Office all supporting documentation we require for such transactions and that are satisfactory to us.

   Transactions in Rydex and Profunds VP Sub-accounts: Generally, purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current Valuation Day. However, any purchase or redemption order or transfer request involving the Rydex or
ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00
p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off"
time for such financial transactions involving a Rydex or ProFunds VP
Sub-account will be extended to 1/2 hour prior to any announced closing
(generally, 3:30 p.m. Eastern time) for transactions submitted electronically through American Skandia's Internet website
(www.americanskandia.prudential.com). You cannot request a transaction involving the purchase, redemption or transfer of Units in one of the Rydex or
ProFunds VP Sub-accounts between the applicable "cut-off" time and 4:00 p.m.
Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional Benefits: Except for the Guaranteed Minimum Income
Benefit, the Combination 5% Roll-up and Highest Anniversary Value Death Benefit
and the Highest Value Death Benefit, which cannot be terminated by the owner once elected, if any optional benefit terminates, we will no longer deduct the charge we apply to purchase the optional benefit. Certain optional benefits may be added after you have purchased your Annuity. On the date a charge no longer applies or a charge for an optional benefit begins to be deducted, your Annuity will become subject to a different daily asset-based charge. This change may result in the number of Units attributed to your Annuity and the value of those units being different than it was before the change, however, the adjustment in the number of Units and Unit Price will not affect your Account Value (although the change in charges that are deducted will affect your Account Value).

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Tax Considerations

The tax considerations associated with the Annuity vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan (including contracts held by a non-natural person, such as a trust acting as an agent for a natural person), or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The discussion includes a description of certain spousal rights under the contract and under tax-qualified plans. Our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse"
as a person of the opposite sex). The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to Purchase Payments below relates to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments.
   This Annuity may also be purchased as a non-qualified annuity by a 401(a)
trust or custodial IRA or Roth IRA account, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for 401(a) plans,
IRAs or Roth IRAs, as applicable, are the responsibility of the applicable trustee or custodian.

CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT
PLANS)

TAXES PAYABLE BY YOU
We believe your Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.
   Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.
   It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.
   If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.
   If you choose to defer the Annuity Date beyond the default date for your
Annuity, the IRS may not consider your contract to be an annuity under the tax law. For more information, see "How and When Do I Choose the Annuity Payment
Option?".

TAXES ON WITHDRAWALS AND SURRENDER
If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else.
   If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal.
   If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

TAXES ON ANNUITY PAYMENTS
A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.
   After the full amount of your Purchase Payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your
Purchase Payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Tax Considerations continued

TAX PENALTY ON WITHDRAWALS AND ANNUITY PAYMENTS
Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled;
..   generally the amount paid or received is in the form of substantially equal payments not less frequently than annually (Please note that substantially equal payments must continue until the later of reaching age 59-1/2 or 5 years. Modification of payments during that time period will result in retroactive application of the 10% tax penalty.); or
..   the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

SPECIAL RULES IN RELATION TO TAX-FREE EXCHANGES UNDER SECTION 1035
Section 1035 of the Internal Revenue Code of 1986, as amended (Code) permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If the annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to
August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. (See Federal Tax Status section in the Statement of Additional
Information.)
   Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

TAXES PAYABLE BY BENEFICIARIES
The death benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death
Benefit, as determined under federal law, is also included in the owner's estate.
   Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing any option other than a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.
   Tax consequences to the beneficiary vary among the Death Benefit payment options.
..   Choice 1: the beneficiary is taxed on earnings in the contract.
..   Choice 2: the beneficiary is taxed as amounts are withdrawn (in this case earnings are treated as being distributed first).
..   Choice 3: the beneficiary is taxed on each payment (part will be treated as earnings and part as return of premiums).

Considerations for Contingent Annuitants: There may be adverse tax consequences if a Contingent Annuitant succeeds an Annuitant when the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more Contingent Annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as Contingent Annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a Contingent
Annuitant if you expect to use an Annuity in such a fashion.

REPORTING AND WITHHOLDING ON DISTRIBUTIONS
Taxable amounts distributed from your annuity contract are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with 3 exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

   State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United
States and the nonresident alien's country. Please refer to the discussion below regarding withholding rules for tax favored plans (for example, an IRA).
   Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions.
You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

ANNUITY QUALIFICATION
Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the
Sub-accounts of an Annuity must be diversified, according to certain rules. We believe these diversification rules will be met.
   An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines may have on transfers between the investment options offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the investment options, required to comply with such guidelines if promulgated.
   Please refer to the Statement of Additional information for further information on these Diversification and Investor Control issues.
   Required Distributions Upon Your Death. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.
   If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.
   If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death. However, if a periodic payment option is selected by your designated beneficiary and if such payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.
   If an Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.
   Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

ADDITIONAL INFORMATION
You should refer to the Statement of Additional Information if:
..   The contract is held by a corporation or other entity instead of by an individual or as agent for an individual.
..   Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.
..   You transfer your contract to, or designate, a beneficiary who is either
    37 1/2 years younger than you or a grandchild.
..   You purchased more than one annuity contract from the same insurer within the same calendar year (other than contracts held by tax favored plans).

CONTRACTS HELD BY TAX FAVORED PLANS
The following discussion covers annuity contracts held under tax-favored retirement plans.
   Currently, an Annuity may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a)
and 408(b) of the Code and Roth IRAs under Section 408A of the Code. In addition, this contract may be purchased for use in connection with a corporate
Pension or Profit-sharing plan (subject to 401(a) of the Code), H.R. 10 plans
(also known as Keogh Plans, subject to 401(a) of the Code), Tax Sheltered
Annuities (subject to 403(b) of the Code, also known as

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Tax Considerations continued

Tax Deferred Annuities or TDAs), and Section 457 plans (subject to 457 of the
Code). This description assumes that you have satisfied the requirements for eligibility for these products.
   This Annuity may also be purchased as a non-qualified annuity by a 401(a)
trust or custodial IRA or Roth IRA account, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for 401(a) plans,
IRAs or Roth IRAs, as applicable, are the responsibility of the applicable trustee or custodian.
   You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts.
This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

TYPES OF TAX-FAVORED PLANS
IRAs. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" contains information about eligibility, contribution limits, tax particulars, and other
IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free-look" after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.
   Contributions Limits/Rollovers. Because of the way each Annuity is designed, you may purchase an Annuity for an IRA in connection with a "rollover" of amounts from a qualified retirement plan, as a transfer from another IRA, as a regular contribution and catch-up contribution or if you are age 50 or over by making a single contribution consisting of a regular contribution and catch-up contribution. In 2006 the contribution limit is $4,000; increasing to $5,000 in
2008. After 2008 the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, permitting them to contribute an additional $1,000 each year.
   The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.
   Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:
..   You, as owner of the contract, must be the "annuitant" under the contract
    (except in certain cases involving the division of property under a decree of divorce);
..   Your rights as owner are non-forfeitable;
..   You cannot sell, assign or pledge the contract;
..   The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
..   The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age
    70 1/2; and
..   Death and annuity payments must meet "minimum distribution requirements"
    described below.
   Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:
..   A 10% "early distribution penalty" described below;
..   Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or
..   Failure to take a minimum distribution also described below.
   SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:
..   If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of
    (a) $44,000 in 2006 or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer's SEP contribution as

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

  "compensation" for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered.
   In 2006, this limit is $220,000;
..   SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and
..   SEPs that contain a salary reduction or "SARSEP" provision prior to 1997 may permit salary deferrals up to $15,000 in 2006 with the employer making these contributions to the SEP. However, no new "salary reduction" or
    "SARSEPs" can be established after 1996. Individuals participating in a
    SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,000 in 2006. Thereafter, the amount is indexed for inflation. These Annuities are not available for SARSEPs.

   You will also be provided the same information, and have the same
"free-look" period, as you would have if you purchased the contract for a standard IRA.
   ROTH IRAs. The "Roth IRA Disclosure Statement" contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:
..   Contributions to a Roth IRA cannot be deducted from your gross income;
..   "Qualified distributions" from a Roth IRA are excludable from gross income.
    A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the
    IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and earnings will be taxed generally in the same manner as distributions from a traditional IRA.
..   If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age
    70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

   Because of the way each Annuity is designed, if you meet certain income limitations you may purchase an Annuity for a Roth IRA in connection with a
"rollover" of amounts of a traditional IRA, conduit IRA, SEP, SIMPLE-IRA, another Roth IRA, or by making a regular Roth IRA contribution and catch-up contribution if you are age 50 or over by the end of the tax year for which you are making the contribution [only available between January 1/st/ and April 15].
The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000), who are not married filing a separate return and who receive certain qualifying distributions from such non-Roth
IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish.
This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. As of January 1,
2006, an individual receiving an eligible rollover from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular or conversion contributions to a Roth IRA. If you are considering rolling over funds from your Roth account under an employer plan, please contact your Financial
Professional prior to purchase to confirm whether such rollovers are being accepted.
   TDAs. You may own a TDA generally if you are either an employer or employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as the employee's rights to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $15,000 in 2006. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional
$5,000 in 2006. After 2006, the amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may only qualify as a TDA if distributions (other than "grandfathered"
amounts held as of December 31, 1988) may be made only on account of:
..   Your attainment of age 59 1/2;
..   Your severance of employment;
..   Your death;
..   Your total and permanent disability; or

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Tax Considerations continued

..   Hardship (under limited circumstances, and only related to salary deferrals not including earnings attributable to these amounts).
   In any event, you must begin receiving distributions from your TDA by
April 1/st/ of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later.
   These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another TDA or to a mutual fund "custodial account" described under Code Section 403(b)(7).
   Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified"
retirement plans.

MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION
If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime.
The amount of the payment must at least equal the minimum required under the
IRS rules. Several choices are available for calculating the minimum amount.
More information on the mechanics of this calculation is available on request.
Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any minimum distribution not made in a timely manner.
   Effective in 2006, in accordance with recent changes in laws and regulations, required minimum distributions will be calculated based on the sum of the contract value and the actuarial value of any additional death benefits and benefits from optional riders that you have purchased under the contract.
As a result, the required minimum distributions may be larger than if the calculation were based on the contract value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the contract owner, and a reduction of death benefits and the benefits of any optional riders.
   You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for this Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you this minimum distribution amount, less any other partial withdrawals that you made during the year.
   Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your
IRAs. If you inherit more than one Roth IRA from the same owner, similar rules apply.

PENALTY FOR EARLY WITHDRAWALS
You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled; or
..   generally the amount paid or received is in the form of substantially equal payments not less frequently than annually (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will result in retroactive application of the 10% tax penalty.).
   Other exceptions to this tax may apply. You should consult your tax advisor for further details.

WITHHOLDING
Unless a distribution is an eligible rollover distribution that is "directly"
rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA, we will withhold federal income tax at the rate of 20%. This 20% withholding does not apply to distributions from IRAs and Roth IRAs. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:
..   For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions; and
..   For all other distributions, we will withhold at a 10% rate.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

   We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course.
   However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

ERISA DISCLOSURE/REQUIREMENTS
ERISA (the "Employee Retirement Income Security Act of 1974") and the Code
prevents a fiduciary and other "parties in interest" with respect to a plan
(and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.
   Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this Prospectus.
   Information about sales representatives and commissions may be found in the sections of this Prospectus addressing distribution of the Annuity.
   Please consult your tax advisor if you have any additional questions.

SPOUSAL CONSENT RULES FOR RETIREMENT PLANS -- QUALIFIED CONTRACTS
If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your beneficiary. A brief explanation of the applicable rules follows.
For more information, consult the terms of your retirement arrangement.
   Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" (QPSA). If the plan pays Death Benefits to other beneficiaries, you may elect to have a beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.
   Defined Contribution Plans (including 401(k) Plans and ERISA 403(b)
Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.
   IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated beneficiary.

ADDITIONAL INFORMATION
For additional information about federal tax law requirements applicable to
IRAs and Roth IRAs, see the "IRA Disclosure Statement" or "Roth IRA Disclosure
Statement", as applicable.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

General Information

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at
http://www.americanskandia.prudential.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional
Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. We may confirm regularly scheduled transactions, such as the Annual
Maintenance Fee, Systematic Withdrawals (including 72(t) payments and required minimum distributions), electronic funds transfer, Dollar Cost Averaging, and static rebalancing, in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully.
You may request additional reports. We reserve the right to charge up to $50 for each such additional report. We may also send an annual report and a semi-annual report containing applicable financial statements for the Separate
Account and the Portfolios, as of December 31 and June 30, respectively, to
Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance Corporation, a Prudential Financial Company
("American Skandia") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states, the District of Columbia and Puerto Rico.
American Skandia is a wholly-owned subsidiary of American Skandia, Inc.
("ASI"), whose ultimate parent is Prudential Financial, Inc. American Skandia markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.
   American Skandia offers a wide array of annuities, including (1) deferred and immediate variable annuities that are registered with the SEC, including fixed interest rate annuities that are offered as a companion to certain of our variable annuities and are registered because of their market value adjustment feature and (2) fixed annuities that are not registered with the SEC. In addition, American Skandia has in force a relatively small block of variable life insurance policies, but it no longer actively sells such policies.
   Effective May 1, 2003, Skandia U.S. Inc., the sole shareholder of ASI, which is the parent of American Skandia, was purchased by Prudential Financial, Inc.
Prudential Financial, Inc. is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.
   No company other than American Skandia has any legal responsibility to pay amounts that it owes under its annuity and variable life insurance contracts.
However, Prudential Financial exercises significant influence over the operations and capital structure of American Skandia.

WHAT ARE SEPARATE ACCOUNTS?
The separate accounts are where American Skandia sets aside and invests the assets of some of our annuities. In the accumulation period, assets supporting
Account Values of the Annuities are held in a separate account established under the laws of the State of Connecticut. We are the legal owner of assets in the separate accounts. In the payout period, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account. Assets supporting variable annuity payment options may be invested in our separate accounts. Income, gains and losses from assets allocated to these separate accounts are credited to or charged against each such separate account without regard to other income, gains or losses of
American Skandia or of any other of our separate accounts. These assets may only be charged with liabilities which arise from the Annuities issued by
American Skandia. The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts.
However, the obligations themselves are our general corporate obligations.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

SEPARATE ACCOUNT B
During the accumulation period, the assets supporting obligations based on allocations to the Sub-accounts are held in Sub-accounts of American Skandia
Life Assurance Corporation Variable Account B, also referred to as "Separate
Account B". Separate Account B was established by us pursuant to Connecticut law on November 25, 1987. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.
   Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. The name of each
Sub-account generally corresponds to the name of the underlying Portfolio. Each
Sub-account in Separate Account B may have several different Unit Prices to reflect the Insurance Charge and the charges for any optional benefits that are offered under this Annuity and other annuities issued by us through Separate
Account B. From November 16, 1993, the date the Annuity was first available, until June 30, 1994 the annualized expenses charged against the Sub-accounts under the Annuity totaled 1.90%. This included 1.00% as an investment allocation services charge and 0.90% for the combination of mortality and expense risk, as well as administration charges (we refer to this as the
"Insurance Charge"). Starting on July 1, 1994, the 1.00% investment allocation services charge was no longer assessed, so that the total annualized charges under the Annuity were 0.90%. As of May 1, 1998 the total annualized charges were further reduced to 0.65%. Separate Account B is registered with the SEC under the Investment Company Act of 1940 ("Investment Company Act") as a unit investment trust, which is a type of investment company. The SEC does not supervise investment policies, management or practices of Separate Account B.
   Prior to November 18, 2002, Separate Account B was organized as a single separate account with six different Sub-account classes, each of which was registered as a distinct unit investment trust under the Investment Company
Act. Effective November 18, 2002 each Sub-account class of Separate Account B was consolidated into the unit investment trust formerly named American Skandia
Life Assurance Corporation Variable Account B (Class 1 Sub-accounts), which was subsequently renamed American Skandia Life Assurance Corporation Variable
Account B. Each Sub-account of Separate Account B has multiple Unit Prices to reflect the daily charge deducted for each combination of the applicable
Insurance Charge, Distribution Charge (when applicable) and the charge for each optional benefit offered under Annuity contracts funded through Separate
Account B. The consolidation of Separate Account B had no impact on Annuity
Owners.
   We reserve the right to make changes to the Sub-accounts available under the
Annuity as we determine appropriate. We may offer new Sub-accounts, eliminate
Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close
Sub-accounts to additional Purchase Payments on existing Annuity contracts or close Sub-accounts for Annuities purchased on or after specified dates. We may also substitute an underlying mutual fund or portfolio of an underlying mutual fund for another underlying mutual fund or portfolio of an underlying mutual fund, subject to our receipt of any exemptive relief that we are required to obtain under the Investment Company Act. We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

 Values and Benefits Based on Allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account.
 Your Account Value allocated to the Sub-accounts may increase or decrease. You bear the entire investment risk. There is no assurance that the Account Value of your Annuity will equal or be greater than the total of the Purchase
 Payments you make to us.

SEPARATE ACCOUNT D
During the accumulation period, assets supporting our obligations based on
Fixed Allocations are held in American Skandia Life Assurance Corporation
Separate Account D, also referred to as "Separate Account D". Such obligations are based on the fixed interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.
   There are no units in Separate Account D. The Fixed Allocations are guaranteed by our general account. An Annuity Owner who allocates a portion of their Account Value to Separate Account D does not participate in the investment gain or loss on assets maintained in Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

General Information continued

assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.
   We may employ investment managers to manage the assets maintained in
Separate Account D. Each manager we employ is responsible for investment management of a different portion of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.
   We are not obligated to invest according to specific guidelines or strategies except as may be required by Connecticut and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act. Shares of the underlying mutual fund portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

VOTING RIGHTS
We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that
Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as "mirror voting"
because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. In addition, because all the shares of a given mutual fund held within our separate account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. Thus, under "mirror voting", it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions.
Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.
   American Skandia Trust (the "Trust") has obtained an exemption from the
Securities and Exchange Commission that permits its co-investment advisers,
American Skandia Investment Services, Incorporated ("ASISI") and Prudential
Investments LLC, subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by ASISI,
Prudential Investments LLC and the Trustees. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust that is managed by an affiliate. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various
Sub-accounts invest as to whether they have obtained similar orders from the
SEC.

MATERIAL CONFLICTS
It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered
"material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance

                                      100

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

companies' variable insurance products. If a "material conflict" were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

SERVICE FEES PAYABLE TO AMERICAN SKANDIA
American Skandia or our affiliates have entered into agreements with the investment adviser or distributor of the underlying Portfolios. Under the terms of these agreements, American Skandia may provide administrative and support services to the Portfolios for which it receives a fee of up to 0.75%
(currently) of the average assets allocated to the Portfolios under the Annuity from the investment advisor, distributor and/or the fund. These agreements may be different for each underlying mutual fund whose portfolios are offered as
Sub-accounts.
   In addition, the investment adviser, sub-advisor or distributor of the underlying Portfolios may also compensate us by providing reimbursement or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity.
These services may include, but are not limited to: co-sponsoring various meetings and seminars attended by broker-dealer firms' registered representatives and creating marketing material discussing the Annuity and the available options.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia Marketing, Incorporated ("ASM"), a wholly-owned subsidiary of
American Skandia, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. ASM acts as the distributor of a number of annuity and life insurance products we offer and co-distributor of
American Skandia Trust.
   ASM's principal business address is One Corporate Drive, Shelton,
Connecticut 06484. ASM is registered as broker-dealer under the Securities
Exchange Act of 1934 ("Exchange Act") and is a member of the National
Association of Securities Dealers, Inc. ("NASD").
   The Annuity is offered on a continuous basis. ASM enters into distribution agreements with broker-dealers who are registered under the Exchange Act and with entities that may offer the Annuity but are exempt from registration
("firms"). Applications for the Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, ASM may offer the
Annuity directly to potential purchasers.
   Commissions may be paid based on Account Value. The maximum commission to be paid in connection with the sale is 0.30% per year of the Account Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.
   In addition, in an effort to promote the sale of our products, (which may include the placement of American Skandia and/or the Annuity on a preferred or recommended company or product list and/or access to the firm's registered representatives) we or ASM may enter into compensation arrangements with certain broker-dealer firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel, marketing and/or administrative services and/or other services they provide. These services may include, but are not limited to: educating customers of the firm on the Annuity's features; conducting due diligence and analysis, providing office access, operations and systems support; holding seminars intended to educate the firm's registered representatives and make them more knowledgeable about the Annuity; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to ASM. To the extent permitted by NASD rules and other applicable laws and regulations, ASM may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. A list of the firms to whom American Skandia pays an amount of greater than $10,000 for these arrangements is provided in the Statement of Additional Information, which is available upon request. You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the Annuity than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to an annuity product, any such compensation will be paid by us or ASM and will not result

                                      101

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

General Information continued

in any additional charge to you. Overall compensation paid to the distributing firm does not exceed, based on actuarial assumptions, 8.5% of the total
Purchase Payments made. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the Annuity.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
American Skandia publishes annual and quarterly reports that are filed with the
SEC. These reports contain financial information about American Skandia that is annually audited by an independent registered public accounting firm. American
Skandia's annual report for the year ended December 31, 2005, together with subsequent periodic reports that American Skandia files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the American Skandia annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at
American Skandia -- Variable Annuities; P.O. Box 7960, Philadelphia, PA 19176
(Telephone: 203-926-1888). The SEC file number for American Skandia is
33-44202. You may read and copy any filings made by American Skandia with the
SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington, D.C.
20549. You can obtain information on the operation of the Public Reference Room by calling (202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

FINANCIAL STATEMENTS
The financial statements of the separate account and American Skandia Life
Assurance Corporation are included in the Statement of Additional Information.

HOW TO CONTACT US
You can contact us by:
..   calling our Customer Service Team at 1-800-752-6342 during our normal business hours, Monday through Friday, or Skandia's telephone automated response system at 1-800-766-4530.
..   writing to us via regular mail at American Skandia -- Variable Annuities,
    P.O. Box 7960, Philadelphia, PA 19176 OR for express mail American Skandia
    -- Variable Annuities, 2101 Welsh Road, Dresher, PA 19025. NOTE: Failure to
    send mail to the proper address may result in a delay in our receiving and processing your request.
..   sending an email to customerservice@prudential.com or visiting our Internet
    Website at www.americanskandia.prudential.com
..   accessing information about your Annuity through our Internet Website at
    www.americanskandia.prudential.com
   You can obtain account information by calling our automated response system, and at www.americanskandia.prudential.com, our Internet Website. Our Customer
Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney- in-fact acting pursuant to a power of attorney or your Financial Professional, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial
Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website.
This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system, www.americanskandia.prudential.com, our
Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.
   Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your
Annuity using verification methods which may include a request for your Social
Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.
   American Skandia does not guarantee access to telephonic, facsimile,
Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by

                                      102

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

which we will accept transaction instructions when telephonic, facsimile,
Internet or any other electronic means are unavailable or delayed. American
Skandia reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of
1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
American Skandia is subject to legal and regulatory actions in the ordinary course of its business, including class action lawsuits. American Skandia's pending legal and regulatory actions include proceedings specific to us and proceedings generally applicable to business practices in the industry in which we operate. We are subject to class action lawsuits and other litigation alleging, among other things, that we made improper or inadequate disclosures in connection with the sale of annuity products or charged excessive or impermissible fees on these products, recommended unsuitable products to customers, mishandled customer accounts or breached fiduciary duties to customers. We are also subject to litigation arising out of our general business activities, such as our investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment. In some of our pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The following is a summary of certain pending proceedings.
   American Skandia is in discussions with various state insurance departments concerning a remediation program to correct errors in the administration of approximately 11,000 annuity contracts issued by us. The owners of these contracts did not receive notification that the contracts were approaching or past their designated annuitization date or default annuitization date (both dates referred to as the "contractual annuity date") and the contracts were not annuitized at their contractual annuity dates. Some of these contracts also were affected by data integrity errors resulting in incorrect contractual annuity dates. The lack of notice and the data integrity errors, as reflected on the annuities administrative system, all occurred before the acquisition of
American Skandia by Prudential Financial, Inc. Certain state insurance departments have requested modifications to the remediation program that
American Skandia anticipates will impact the overall cost of the program. The remediation and administrative costs of the remediation program would be subject to the indemnification provisions of the agreement pursuant to which
Prudential Financial, Inc. acquired American Skandia (the "Acquisition
Agreement").
   With the approval of Skandia Insurance Company Ltd. (publ) ("Skandia"), an offer was made to the authorities investigating American Skandia and certain affiliated companies, the SEC and New York Attorney General, to settle the matters relating to market timing in variable annuities by paying restitution and a civil penalty of $95 million in the aggregate. While not assured,
American Skandia believes these discussions are likely to lead to settlements with these authorities. Any regulatory settlement involving American Skandia or any affiliates of American Skandia that Prudential Financial, Inc. acquired from Skandia would be subject to the indemnification provisions of the
Acquisition Agreement. If achieved, settlement of the matters could involve continuing monitoring, changes to and/or supervision of business practices, findings that may adversely affect existing or cause additional litigation, adverse publicity and other adverse impacts to American Skandia's business.
   American Skandia's litigation is subject to many uncertainties, and given its complexity and scope, its outcome cannot be predicted. It is possible that the results of operations or the cash flow of American Skandia in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period.
Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters,
after consideration of applicable reserves, should not have a material adverse effect on American Skandia's financial position.
   It should be noted that the judgments, settlements and expenses associated with many of these lawsuits, administrative and regulatory matters, and contingencies, including the claims described above, may, in whole or in part, after satisfaction of certain retention requirements, fall within Skandia's indemnification obligations to Prudential Financial, Inc. and its subsidiaries under the terms of the Acquisition Agreement. Those obligations of Skandia provide for indemnification of certain

                                      103

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

General Information continued

judgments, settlements, and costs and expenses associated with lawsuits and other claims against American Skandia ("matters"), and apply only to matters, or groups of related matters, for which the costs and expenses exceed $25,000 individually. Those obligations only apply to such costs and expenses that exceed $10 million in the aggregate, subject to reduction for insurance proceeds, certain accruals and any realized tax benefit applicable to such amounts, and those obligations do not apply to the extent that such aggregate exceeds $1 billion.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
..   American Skandia Life Assurance Corporation
..   American Skandia Life Assurance Corporation Variable Account B
..   American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor -- American Skandia Marketing, Incorporated

Payments made to Promote Sale of Our Products

How the Unit Price is Determined

Additional Information on Fixed Allocations
..   How We Calculate the Market Value Adjustment

General Information
..   Voting Rights
..   Modification
..   Deferral of Transactions
..   Misstatement of Age or Sex
..   Ending the Offer

Annuitization

Experts

Legal Experts

Financial Statements

                                      104

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B

Separate Account B consists of multiple Sub-accounts that are available as investment options for the American Skandia Annuities. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. All or some of these
Sub-accounts are available as investment options for other variable annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units: The following table shows for the Annuity:
(a) the historical Unit Price, corresponding to the Annuity features bearing the highest and lowest combinations of asset-based charges, as of the dates shown, for Units in each of the Sub-accounts of Separate Account B that are being offered pursuant to this Prospectus*; and (b) the number of Units outstanding for each such Sub-account as of the dates shown. In the tables,
"BOP" refers to Beginning of Period and "EOP" refers to End of Period. The period for each year begins on January 1 and ends on December 31. Since
November 18, 2002, we have been determining, on a daily basis, multiple Unit
Prices for each Sub-account of Separate Account B. We compute multiple Unit
Prices because several of our variable annuities invest in the same
Sub-accounts, and these annuities deduct varying charges that correspond to each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charges for each optional benefit. Where an asset-based charge corresponding to a particular Sub-account within a new annuity product is identical to that in the same Sub-account within an existing annuity, the
Unit Price for the new annuity will be identical to that of the existing annuity. In such cases, we will for reference purposes depict, in the condensed financial information for the new annuity, Unit Prices of the existing annuity.
The year in which operations commenced in each such Sub-account is noted in parentheses. To the extent a Sub-account commenced operations during a particular calendar year, the Unit Price as of the end of the period reflects only the partial year results from the commencement of operations until
December 31/st/ of the applicable year. When a Unit Price was first calculated for a particular Sub-account, we set the price of that Unit at $10.00 per Unit.
Thereafter, Unit Prices vary based on market performance. Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1,
2006.

* The remaining unit values appear in the Statement of Additional Information, which you may obtain free of charge by sending in the request form at the end of the Prospectus or contacting us at 1-800-752-6342.

                                      A-1

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A --Condensed Financial Information About Separate Account B

SUB-ACCOUNT               2005    2004  2003  2002 2001 2000 1999 1998 1997 1996 1995 1994
------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
  With No Optional Benefits
  BOP Unit Value              --   --    --    --   --   --   --   --   --   --   --   --
  EOP Unit Value          $10.01   --    --    --   --   --   --   --   --   --   --   --
  Number of Units         17,259   --    --    --   --   --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value              --   --    --    --   --   --   --   --   --   --   --
  EOP Unit Value           $9.99   --    --    --   --   --   --   --   --   --   --   --
  Number of Units        111,044   --    --    --   --   --   --   --   --   --   --   --
------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
  With No Optional Benefits
  BOP Unit Value              --   --    --    --   --   --   --   --   --   --   --   --
  EOP Unit Value          $10.01   --    --    --   --   --   --   --   --   --   --   --
  Number of Units         78,453   --    --    --   --   --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value              --   --    --    --   --   --   --   --   --   --   --
  EOP Unit Value          $10.00   --    --    --   --   --   --   --   --   --   --   --
  Number of Units        383,419   --    --    --   --   --   --   --   --   --   --   --
------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
  With No Optional Benefits
  BOP Unit Value              --   --    --    --   --   --   --   --   --   --   --   --
  EOP Unit Value          $10.02   --    --    --   --   --   --   --   --   --   --   --
  Number of Units        161,883   --    --    --   --   --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value              --   --    --    --   --   --   --   --   --   --   --
  EOP Unit Value          $10.01   --    --    --   --   --   --   --   --   --   --   --
  Number of Units        312,604   --    --    --   --   --   --   --   --   --   --   --
------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
  With No Optional Benefits
  BOP Unit Value              --   --    --    --   --   --   --   --   --   --   --   --
  EOP Unit Value          $10.03   --    --    --   --   --   --   --   --   --   --   --
  Number of Units             --   --    --    --   --   --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value              --   --    --    --   --   --   --   --   --   --   --
  EOP Unit Value          $10.02   --    --    --   --   --   --   --   --   --   --   --
  Number of Units        159,724   --    --    --   --   --   --   --   --   --   --   --
------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
  With No Optional Benefits
  BOP Unit Value              --   --    --    --   --   --   --   --   --   --   --   --
  EOP Unit Value          $10.04   --    --    --   --   --   --   --   --   --   --   --
  Number of Units             --   --    --    --   --   --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value              --   --    --    --   --   --   --   --   --   --   --
  EOP Unit Value          $10.03   --    --    --   --   --   --   --   --   --   --   --
  Number of Units          5,527   --    --    --   --   --   --   --   --   --   --   --
------------------------------------------------------------------------------------------

                                      A-2

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

SUB-ACCOUNT            2005       2004     2003    2002    2001    2000    1999    1998    1997    1996    1995    1994
-------------------------------------------------------------------------------------------------------------------------
AST JP Morgan International Equity
  With No Optional Benefits
  BOP Unit Value        $19.19     $16.49  $12.71  $15.68  $20.44  $27.98  $17.16  $14.38  $12.27  $11.29  $10.36
  EOP Unit Value        $21.17     $19.19  $16.49  $12.71  $15.68  $20.44  $27.98  $17.16  $14.38  $12.27  $11.29  $10.36
  Number of Units      307,973    239,273 219,979 254,902 332,333 481,172 425,100 485,513 477,264 408,066 452,589 199,313
  With LT5, HDV and EBP
  BOP Unit Value            --         --      --      --      --      --      --      --      --      --      --
  EOP Unit Value        $15.90         --      --      --      --      --      --      --      --      --      --      --
  Number of Units      411,852         --      --      --      --      --      --      --      --      --      --      --
-------------------------------------------------------------------------------------------------------------------------
AST William Blair International Growth (1997)
  With No Optional Benefits
  BOP Unit Value        $16.65     $14.43  $10.37  $14.04  $18.48  $24.68  $13.60  $11.78      --      --      --
  EOP Unit Value        $19.28     $16.65  $14.43  $10.37  $14.04  $18.48  $24.68  $13.60  $11.78      --      --      --
  Number of Units    1,305,988  1,259,678 536,475 371,174 539,241 792,703 962,018 729,573 235,801      --      --      --
  With LT5, HDV and EBP
  BOP Unit Value            --         --      --      --      --      --      --      --      --      --      --
  EOP Unit Value        $17.34         --      --      --      --      --      --      --      --      --      --      --
  Number of Units    2,117,272         --      --      --      --      --      --      --      --      --      --      --
-------------------------------------------------------------------------------------------------------------------------
AST LSV International Value
  With No Optional Benefits
  BOP Unit Value        $14.86     $12.36   $9.29  $11.27  $16.73  $24.16  $12.82  $11.63  $11.49  $10.27      --
  EOP Unit Value        $16.79     $14.86  $12.36   $9.29  $11.27  $16.73  $24.16  $12.82  $11.63  $11.49  $10.27      --
  Number of Units      245,299    275,575 283,809 200,531 232,142 344,664 274,671 230,548 203,237 278,460 137,991      --
  With LT5, HDV and EBP
  BOP Unit Value            --         --      --      --      --      --      --      --      --      --      --
  EOP Unit Value        $16.98         --      --      --      --      --      --      --      --      --      --      --
  Number of Units      151,571         --      --      --      --      --      --      --      --      --      --      --
-------------------------------------------------------------------------------------------------------------------------
AST MFS Global Equity (1999)
  With No Optional Benefits
  BOP Unit Value        $11.78     $10.01   $7.93   $9.09  $10.17  $11.03      --      --      --      --      --
  EOP Unit Value        $12.59     $11.78  $10.01   $7.93   $9.09  $10.17  $11.03      --      --      --      --      --
  Number of Units      277,405    392,469 126,748 114,507  47,989  11,623     213      --      --      --      --      --
  With LT5, HDV and EBP
  BOP Unit Value            --         --      --      --      --      --      --      --      --      --      --
  EOP Unit Value        $15.04         --      --      --      --      --      --      --      --      --      --      --
  Number of Units      185,240         --      --      --      --      --      --      --      --      --      --      --
-------------------------------------------------------------------------------------------------------------------------
AST Small-Cap Growth
  With No Optional Benefits
  BOP Unit Value        $18.07     $19.55  $13.55  $20.79  $22.37  $43.43  $18.07  $17.57  $16.71  $14.04  $10.69
  EOP Unit Value        $18.22     $18.07  $19.55  $13.55  $20.79  $22.37  $43.43  $18.07  $17.57  $16.71  $14.04  $10.69
  Number of Units      162,829    150,542 208,990 242,006 337,538 369,812 690,331 506,384 399,262 271,845 221,840  96,278
  With LT5, HDV and EBP
  BOP Unit Value            --         --      --      --      --      --      --      --      --      --      --
  EOP Unit Value        $12.23         --      --      --      --      --      --      --      --      --      --      --
  Number of Units      105,281         --      --      --      --      --      --      --      --      --      --      --
-------------------------------------------------------------------------------------------------------------------------

                                      A-3

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

SUB-ACCOUNT            2005      2004    2003    2002    2001    2000    1999    1998    1997   1996 1995 1994
--------------------------------------------------------------------------------------------------------------
AST DeAM Small-Cap Growth (1999)
  With No Optional Benefits
  BOP Unit Value        $10.07    $9.27   $6.32   $8.65  $12.16  $15.49      --      --      --  --   --
  EOP Unit Value        $10.05   $10.07   $9.27   $6.32   $8.65  $12.16  $15.49      --      --  --   --   --
  Number of Units      346,229  411,807 574,817 493,736 711,997 727,887 608,042      --      --  --   --   --
  With LT5, HDV and EBP
  BOP Unit Value            --       --      --      --      --      --      --      --      --  --   --
  EOP Unit Value        $14.82       --      --      --      --      --      --      --      --  --   --   --
  Number of Units       76,370       --      --      --      --      --      --      --      --  --   --   --
--------------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth (2000)
  With No Optional Benefits
  BOP Unit Value        $10.38    $8.49   $5.04   $7.17   $9.09      --      --      --      --  --   --
  EOP Unit Value        $11.29   $10.38   $8.49   $5.04   $7.17   $9.09      --      --      --  --   --   --
  Number of Units      451,208  477,568 322,365 276,968 212,523   8,370      --      --      --  --   --   --
  With LT5, HDV and EBP
  BOP Unit Value            --       --      --      --      --      --      --      --      --  --   --
  EOP Unit Value        $21.18       --      --      --      --      --      --      --      --  --   --   --
  Number of Units      675,624       --      --      --      --      --      --      --      --  --   --   --
--------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Small-Cap Value (1997)
  With No Optional Benefits
  BOP Unit Value        $23.85   $19.98  $14.25  $15.58  $14.27  $10.73   $9.93      --      --  --   --
  EOP Unit Value        $24.88   $23.85  $19.98  $14.25  $15.58  $14.27  $10.73   $9.93      --  --   --   --
  Number of Units      201,121  276,076 396,816 572,355 943,242 362,487 133,145  65,255      --  --   --   --
  With LT5, HDV and EBP
  BOP Unit Value            --       --      --      --      --      --      --      --      --  --   --
  EOP Unit Value        $16.91       --      --      --      --      --      --      --      --  --   --   --
  Number of Units           --       --      --      --      --      --      --      --      --  --   --   --
--------------------------------------------------------------------------------------------------------------
AST Small-Cap Value (1997)
  With No Optional Benefits
  BOP Unit Value        $20.52   $17.74  $13.15  $14.61  $13.74  $11.35  $11.36  $12.78      --  --   --
  EOP Unit Value        $21.74   $20.52  $17.74  $13.15  $14.61  $13.74  $11.35  $11.36  $12.78  --   --   --
  Number of Units      509,489  607,239 730,928 680,968 979,765 594,074 570,268 895,422 771,770  --   --   --
  With LT5, HDV and EBP
  BOP Unit Value            --       --      --      --      --      --      --      --      --  --   --
  EOP Unit Value        $16.00       --      --      --      --      --      --      --      --  --   --   --
  Number of Units    1,367,354       --      --      --      --      --      --      --      --  --   --   --
--------------------------------------------------------------------------------------------------------------
AST DeAM Small-Cap Value (2002)
  With No Optional Benefits
  BOP Unit Value        $13.34   $11.00   $7.72      --      --      --      --      --      --  --   --
  EOP Unit Value        $13.41   $13.34  $11.00   $7.72      --      --      --      --      --  --   --   --
  Number of Units      120,339  118,424 110,748  22,404      --      --      --      --      --  --   --   --
  With LT5, HDV and EBP
  BOP Unit Value            --       --      --      --      --      --      --      --      --  --   --
  EOP Unit Value        $16.82       --      --      --      --      --      --      --      --  --   --   --
  Number of Units      245,002       --      --      --      --      --      --      --      --  --   --   --
--------------------------------------------------------------------------------------------------------------

                                      A-4

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

SUB-ACCOUNT           2005     2004    2003    2002     2001     2000    1999    1998    1997    1996    1995    1994
----------------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth (2000)
  With No Optional Benefits
  BOP Unit Value        $4.28   $3.70   $2.83   $3.93     $6.61      --      --      --      --      --      --
  EOP Unit Value        $4.46   $4.28   $3.70   $2.83     $3.93   $6.61      --      --      --      --      --     --
  Number of Units     640,026 585,234 408,709 162,029   373,853 159,879      --      --      --      --      --     --
  With LT5, HDV and EBP
  BOP Unit Value           --      --      --      --        --      --      --      --      --      --      --
  EOP Unit Value       $14.91      --      --      --        --      --      --      --      --      --      --     --
  Number of Units     701,854      --      --      --        --      --      --      --      --      --      --     --
----------------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth (1994)
  With No Optional Benefits
  BOP Unit Value       $20.32  $17.62  $13.59  $19.88    $26.97  $29.53  $19.63  $16.38  $14.15  $12.27   $9.95
  EOP Unit Value       $22.92  $20.32  $17.62  $13.59    $19.88  $26.97  $29.53  $19.63  $16.38  $14.15  $12.27  $9.95
  Number of Units     532,541 340,048 273,193 323,369   477,410 301,210  91,314  94,905 104,340 100,758  89,474  3,419
  With LT5, HDV and EBP
  BOP Unit Value           --      --      --      --        --      --      --      --      --      --      --
  EOP Unit Value       $15.40      --      --      --        --      --      --      --      --      --      --     --
  Number of Units     330,873      --      --      --        --      --      --      --      --      --      --     --
----------------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value (1993)
  With No Optional Benefits
  BOP Unit Value       $29.33  $24.04  $17.75  $19.97    $20.73  $16.37  $15.59  $16.07  $12.81  $11.59   $9.27
  EOP Unit Value       $32.66  $29.33  $24.04  $17.75    $19.97  $20.73  $16.37  $15.59  $16.07  $12.81  $11.59  $9.27
  Number of Units     669,160 726,167 653,342 765,716   778,257 619,565 385,591 218,024 260,929 103,416 164,976 86,555
  With LT5, HDV and EBP
  BOP Unit Value           --      --      --      --        --      --      --      --      --      --      --
  EOP Unit Value       $17.62      --      --      --        --      --      --      --      --      --      --     --
  Number of Units   1,232,726      --      --      --        --      --      --      --      --      --      --     --
----------------------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth (2000)
 (merged into AST Neuberger Berman Mid-Cap Growth)
  With No Optional Benefits
  BOP Unit Value        $5.21   $4.83   $3.59   $5.63     $6.80      --      --      --      --      --      --
  EOP Unit Value        $6.03   $5.21   $4.83   $3.59     $5.63   $6.80      --      --      --      --      --     --
  Number of Units          -- 487,430 564,609 624,243 1,351,204 168,813      --      --      --      --      --     --
  With LT5, HDV and EBP
  BOP Unit Value           --      --      --      --        --      --      --      --      --      --      --
  EOP Unit Value       $15.12      --      --      --        --      --      --      --      --      --      --     --
  Number of Units          --      --      --      --        --      --      --      --      --      --      --     --
----------------------------------------------------------------------------------------------------------------------
AST Mid-Cap Value (2000)
 (formerly AST Gabelli All-Cap Value)
  With No Optional Benefits
  BOP Unit Value       $11.93  $10.41   $7.71   $9.79    $10.08      --      --      --      --      --      --
  EOP Unit Value       $12.50  $11.93  $10.41   $7.71     $9.79  $10.08      --      --      --      --      --     --
  Number of Units     128,929 214,855 268,077 201,049   267,724  54,033      --      --      --      --      --     --
  With LT5, HDV and EBP
  BOP Unit Value           --      --      --      --        --      --      --      --      --      --      --
  EOP Unit Value       $15.61      --      --      --        --      --      --      --      --      --      --     --
  Number of Units     156,240      --      --      --        --      --      --      --      --      --      --     --
----------------------------------------------------------------------------------------------------------------------

                                      A-5

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

SUB-ACCOUNT           2005      2004      2003      2002      2001      2000     1999    1998    1997    1996    1995    1994
-------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources (1995)
  With No Optional Benefits
  BOP Unit Value       $33.46    $25.68    $19.36    $20.62    $20.61    $16.37  $12.86  $14.68  $14.31  $11.04      --
  EOP Unit Value       $43.69    $33.46    $25.68    $19.36    $20.62    $20.61  $16.37  $12.86  $14.68  $14.31  $11.04      --
  Number of Units     299,506   203,341   203,866   108,448   113,440   108,081 106,822 109,887 114,880 140,275  27,379      --
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --        --      --      --      --      --      --
  EOP Unit Value       $22.61        --        --        --        --        --      --      --      --      --      --      --
  Number of Units     291,124        --        --        --        --        --      --      --      --      --      --      --
-------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Large-Cap Growth
 (formerly AST AllianceBernstein Large-Cap Growth)
  With No Optional Benefits
  BOP Unit Value       $13.47    $12.82    $10.43    $15.21    $17.95    $20.95  $15.75  $12.45  $10.92      --      --
  EOP Unit Value       $15.58    $13.47    $12.82    $10.43    $15.21    $17.95  $20.95  $15.75  $12.45  $10.92      --      --
  Number of Units     274,763    90,747   108,170   210,924   300,536   218,749 183,376 193,822 199,511 119,830      --      --
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --        --      --      --      --      --      --
  EOP Unit Value       $13.39        --        --        --        --        --      --      --      --      --      --      --
  Number of Units     179,576        --        --        --        --        --      --      --      --      --      --      --
-------------------------------------------------------------------------------------------------------------------------------
AST MFS Growth (1999)
  With No Optional Benefits
  BOP Unit Value        $7.81     $7.10     $5.82     $8.15    $10.48    $11.29      --      --      --      --      --
  EOP Unit Value        $8.25     $7.81     $7.10     $5.82     $8.15    $10.48  $11.29      --      --      --      --      --
  Number of Units     623,371   601,222   596,050   643,644   892,954    93,890  10,558      --      --      --      --      --
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --        --      --      --      --      --      --
  EOP Unit Value       $12.89        --        --        --        --        --      --      --      --      --      --      --
  Number of Units     553,235        --        --        --        --        --      --      --      --      --      --      --
-------------------------------------------------------------------------------------------------------------------------------
AST Marsico Capital Growth (1997)
  With No Optional Benefits
  BOP Unit Value       $17.88    $15.56    $11.89    $14.17    $18.22    $21.39  $14.11  $10.03      --      --      --
  EOP Unit Value       $18.98    $17.88    $15.56    $11.89    $14.17    $18.22  $21.39  $14.11  $10.03      --      --      --
  Number of Units   1,948,183 1,855,254 1,583,309 1,177,309 1,151,083 1,258,964 935,502 739,559  12,993      --      --      --
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --        --      --      --      --      --      --
  EOP Unit Value       $14.58        --        --        --        --        --      --      --      --      --      --      --
  Number of Units   4,378,768        --        --        --        --        --      --      --      --      --      --      --
-------------------------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth (1992)
  With No Optional Benefits
  BOP Unit Value       $22.68    $22.02    $17.69    $25.38    $37.39    $54.52  $35.40  $21.18  $16.59  $13.04   $9.54
  EOP Unit Value       $23.28    $22.68    $22.02    $17.69    $25.38    $37.39  $54.52  $35.40  $21.18  $16.59  $13.04   $9.54
  Number of Units     186,688   225,304   282,942   397,460   760,500   853,950 853,471 823,116 666,835 574,520 384,701 187,924
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --        --      --      --      --      --      --
  EOP Unit Value       $11.95        --        --        --        --        --      --      --      --      --      --      --
  Number of Units     143,016        --        --        --        --        --      --      --      --      --      --      --
-------------------------------------------------------------------------------------------------------------------------------

                                      A-6

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

SUB-ACCOUNT           2005     2004     2003    2002    2001    2000    1999    1998   1997 1996 1995 1994
----------------------------------------------------------------------------------------------------------
AST DeAM Large-Cap Value (2000)
  With No Optional Benefits
  BOP Unit Value      $11.47     $9.77   $7.77   $9.23   $9.84      --      --      --  --   --   --
  EOP Unit Value      $12.46    $11.47   $9.77   $7.77   $9.23   $9.84      --      --  --   --   --   --
  Number of Units    330,757   188,892 139,126  80,618  63,553  50,761      --      --  --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value          --        --      --      --      --      --      --      --  --   --   --
  EOP Unit Value      $15.36        --      --      --      --      --      --      --  --   --   --   --
  Number of Units    278,564        --      --      --      --      --      --      --  --   --   --   --
----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth + Value (2001)
 (merged into AST AllianceBernstein Managed Index 500)
  With No Optional Benefits
  BOP Unit Value       $9.88     $9.03   $7.21   $9.68      --      --      --      --  --   --   --
  EOP Unit Value      $11.03     $9.88   $9.03   $7.21   $9.68      --      --      --  --   --   --   --
  Number of Units         --   115,998  42,479  24,048  24,134      --      --      --  --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value          --        --      --      --      --      --      --      --  --   --   --
  EOP Unit Value      $14.38        --      --      --      --      --      --      --  --   --   --   --
  Number of Units         --        --      --      --      --      --      --      --  --   --   --   --
----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Core Value (2001)
  With No Optional Benefits
  BOP Unit Value      $12.55    $11.09   $8.70  $10.10      --      --      --      --  --   --   --
  EOP Unit Value      $13.16    $12.55  $11.09   $8.70  $10.10      --      --      --  --   --   --   --
  Number of Units    393,974   461,239 387,468 305,648  54,784      --      --      --  --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value          --        --      --      --      --      --      --      --  --   --   --
  EOP Unit Value      $14.63        --      --      --      --      --      --      --  --   --   --   --
  Number of Units    256,525        --      --      --      --      --      --      --  --   --   --   --
----------------------------------------------------------------------------------------------------------
AST Cohen & Steers Real Estate (1998)
  With No Optional Benefits
  BOP Unit Value      $20.73    $15.12  $11.08  $10.86  $10.63   $8.48   $8.35      --  --   --   --
  EOP Unit Value      $23.65    $20.73  $15.12  $11.08  $10.86  $10.63   $8.48   $8.35  --   --   --   --
  Number of Units    363,492   481,197 507,911 317,670 345,833 335,316 232,305  91,685  --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value          --        --      --      --      --      --      --      --  --   --   --
  EOP Unit Value      $21.16        --      --      --      --      --      --      --  --   --   --   --
  Number of Units    199,018        --      --      --      --      --      --      --  --   --   --   --
----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Managed Index 500 (1998)
  With No Optional Benefits
  BOP Unit Value      $13.51    $12.36   $9.77  $12.40  $13.86  $15.31  $12.71      --  --   --   --
  EOP Unit Value      $13.90    $13.51  $12.36   $9.77  $12.40  $13.86  $15.31  $12.71  --   --   --   --
  Number of Units    797,385 1,028,912 907,807 711,077 691,458 523,132 262,088 222,115  --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value          --        --      --      --      --      --      --      --  --   --   --
  EOP Unit Value      $13.38        --      --      --      --      --      --      --  --   --   --   --
  Number of Units    463,127        --      --      --      --      --      --      --  --   --   --   --
----------------------------------------------------------------------------------------------------------

                                      A-7

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

SUB-ACCOUNT           2005     2004    2003    2002     2001     2000    1999    1998    1997    1996    1995    1994
-----------------------------------------------------------------------------------------------------------------------
AST American Century Income & Growth (1997)
  With No Optional Benefits
  BOP Unit Value       $15.20  $13.59  $10.62  $13.34    $14.66  $16.54  $13.54  $12.14      --      --      --
  EOP Unit Value       $15.80  $15.20  $13.59  $10.62    $13.34  $14.66  $16.54  $13.54  $12.14      --      --      --
  Number of Units     404,601 524,434 247,785 278,381   361,018 386,882 212,826 158,481 104,567      --      --      --
  With LT5, HDV and EBP
  BOP Unit Value           --      --      --      --        --      --      --      --      --      --      --
  EOP Unit Value       $14.12      --      --      --        --      --      --      --      --      --      --      --
  Number of Units     238,151      --      --      --        --      --      --      --      --      --      --      --
-----------------------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth & Income (1992)
  With No Optional Benefits
  BOP Unit Value       $27.83  $25.23  $19.18  $25.17    $25.45  $24.28  $21.05  $18.84  $15.32  $13.04  $10.21
  EOP Unit Value       $28.97  $27.83  $25.23  $19.18    $25.17  $25.45  $24.28  $21.05  $18.84  $15.32  $13.04  $10.21
  Number of Units     769,120 881,766 772,571 781,774 1,063,471 824,148 771,705 666,925 700,150 671,510 498,080 238,128
  With LT5, HDV and EBP
  BOP Unit Value           --      --      --      --        --      --      --      --      --      --      --
  EOP Unit Value       $14.25      --      --      --        --      --      --      --      --      --      --      --
  Number of Units   4,265,750      --      --      --        --      --      --      --      --      --      --      --
-----------------------------------------------------------------------------------------------------------------------
AST Large-Cap Value
 (formerly AST Hotchkis & Wiley Large-Cap Value)
  With No Optional Benefits
  BOP Unit Value       $23.29  $20.31  $17.04  $20.79    $22.89  $22.00  $19.82  $17.60  $14.38  $12.39   $9.62
  EOP Unit Value       $24.64  $23.29  $20.31  $17.04    $20.79  $22.89  $22.00  $19.82  $17.60  $14.38  $12.39   $9.62
  Number of Units     466,854 269,303 244,888 274,957   421,855 458,422 291,589 317,432 287,286 283,889 293,340 150,719
  With LT5, HDV and EBP
  BOP Unit Value           --      --      --      --        --      --      --      --      --      --      --
  EOP Unit Value       $13.73      --      --      --        --      --      --      --      --      --      --      --
  Number of Units     405,887      --      --      --        --      --      --      --      --      --      --      --
-----------------------------------------------------------------------------------------------------------------------
AST Global Allocation (1993)
  With No Optional Benefits
  BOP Unit Value       $19.24  $17.43  $14.68  $17.47    $19.92  $20.97  $17.46  $15.57  $13.27  $12.04   $9.91
  EOP Unit Value       $20.44  $19.24  $17.43  $14.68    $17.47  $19.92  $20.97  $17.46  $15.57  $13.27  $12.04   $9.91
  Number of Units      76,214  64,342  87,241 100,537   149,042 172,245 203,969 223,039 211,541 186,453 239,737 114,927
  With LT5, HDV and EBP
  BOP Unit Value           --      --      --      --        --      --      --      --      --      --      --
  EOP Unit Value       $13.28      --      --      --        --      --      --      --      --      --      --      --
  Number of Units      96,396      --      --      --        --      --      --      --      --      --      --      --
-----------------------------------------------------------------------------------------------------------------------
AST American Century Strategic Balanced (1997)
  With No Optional Benefits
  BOP Unit Value       $16.05  $14.83  $12.56  $14.00    $14.65  $15.22  $13.56  $11.25      --      --      --      --
  EOP Unit Value       $16.69  $16.05  $14.83  $12.56    $14.00  $14.65  $15.22  $13.56  $11.25      --      --      --
  Number of Units      86,619 121,891 191,980 128,128   182,487 106,849  52,889  22,252   3,720      --      --      --
  With LT5, HDV and EBP
  BOP Unit Value           --      --      --      --        --      --      --      --      --      --      --
  EOP Unit Value       $12.71      --      --      --        --      --      --      --      --      --      --      --
  Number of Units     219,955      --      --      --        --      --      --      --      --      --      --      --
-----------------------------------------------------------------------------------------------------------------------

                                      A-8

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

SUB-ACCOUNT           2005      2004      2003      2002      2001      2000      1999      1998      1997      1996     1995
--------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation (1994)
  With No Optional Benefits
  BOP Unit Value       $23.17    $20.98    $17.03    $19.02    $20.11    $20.34    $18.56    $15.78    $13.44    $11.98   $9.80
  EOP Unit Value       $24.10    $23.17    $20.98    $17.03    $19.02    $20.11    $20.34    $18.56    $15.78    $13.44  $11.98
  Number of Units     220,129   187,867   146,224   155,933   109,469   114,244   134,685   136,200    99,319    82,655  89,787
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --        --        --        --        --        --      --
  EOP Unit Value       $13.53        --        --        --        --        --        --        --        --        --      --
  Number of Units     401,044        --        --        --        --        --        --        --        --        --      --
--------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond (1994)
  With No Optional Benefits
  BOP Unit Value       $15.42    $14.28    $12.74    $11.15    $10.93    $11.05    $12.13    $10.65    $11.11    $10.58   $9.61
  EOP Unit Value       $14.63    $15.42    $14.28    $12.74    $11.15    $10.93    $11.05    $12.13    $10.65    $11.11  $10.58
  Number of Units     664,641   590,587   465,034   585,072   192,368   211,010   222,268   335,544   266,136   213,216 127,373
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --        --        --        --        --        --      --
  EOP Unit Value       $11.37        --        --        --        --        --        --        --        --        --      --
  Number of Units   1,035,774        --        --        --        --        --        --        --        --        --      --
--------------------------------------------------------------------------------------------------------------------------------
AST High Yield
 (formerly AST Goldman Sachs High Yield Bond)
  With No Optional Benefits
  BOP Unit Value       $17.55    $15.90    $13.17    $13.25    $13.31    $14.84    $14.64    $14.37    $12.75     11,32   $9.56
  EOP Unit Value       $17.63    $17.55    $15.90    $13.17    $13.25    $13.31    $14.84    $14.64    $14.37    $12.75   11,32
  Number of Units     912,214 1,530,847 2,292,230 1,347,832   786,689   652,586   557,915   626,368   595,692   433,739 300,107
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --        --        --        --        --        --      --
  EOP Unit Value       $13.19        --        --        --        --        --        --        --        --        --      --
  Number of Units     582,997        --        --        --        --        --        --        --        --        --      --
--------------------------------------------------------------------------------------------------------------------------------
AST Lord Abbett Bond-Debenture (2000)
  With No Optional Benefits
  BOP Unit Value       $13.03    $12.21    $10.35    $10.38    $10.14        --        --        --        --        --      --
  EOP Unit Value       $13.10    $13.03    $12.21    $10.35    $10.38    $10.14        --        --        --        --      --
  Number of Units     468,856   791,466   707,957   590,060   149,890     1,858        --        --        --        --      --
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --        --        --        --        --        --      --
  EOP Unit Value       $12.42        --        --        --        --        --        --        --        --        --      --
  Number of Units   1,672,135        --        --        --        --        --        --        --        --        --      --
--------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Total Return Bond (1994)
  With No Optional Benefits
  BOP Unit Value       $19.18    $18.39    $17.58    $16.20    $14.98    $13.51    $13.75    $12.65    $11.60    $11.32   $9.62
  EOP Unit Value       $19.53    $19.18    $18.39    $17.58    $16.20    $14.98    $13.51    $13.75    $12.65    $11.60  $11.32
  Number of Units   1,765,635 1,862,830 1,896,238 2,496,607 2,171,814 2,219,006 1,509,966 1,703,920 1,523,587 1,203,159 846,356
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --        --        --        --        --        --      --
  EOP Unit Value       $10.84        --        --        --        --        --        --        --        --        --      --
  Number of Units   2,236,621        --        --        --        --        --        --        --        --        --      --
--------------------------------------------------------------------------------------------------------------------------------
SUB-ACCOUNT          1994
---------------------------
AST T. Rowe Price Asset Allocation (1994)
  With No Optional Benefits
  BOP Unit Value
  EOP Unit Value      $9.80
  Number of Units    74,058
  With LT5, HDV and EBP
  BOP Unit Value
  EOP Unit Value         --
  Number of Units        --
---------------------------
AST T. Rowe Price Global Bond (1994)
  With No Optional Benefits
  BOP Unit Value
  EOP Unit Value      $9.61
  Number of Units    25,171
  With LT5, HDV and EBP
  BOP Unit Value
  EOP Unit Value         --
  Number of Units        --
---------------------------
AST High Yield
 (formerly AST Goldman Sachs High Yield Bond)
  With No Optional Benefits
  BOP Unit Value
  EOP Unit Value      $9.56
  Number of Units   122,508
  With LT5, HDV and EBP
  BOP Unit Value
  EOP Unit Value         --
  Number of Units        --
---------------------------
AST Lord Abbett Bond-Debenture (2000)
  With No Optional Benefits
  BOP Unit Value
  EOP Unit Value         --
  Number of Units        --
  With LT5, HDV and EBP
  BOP Unit Value
  EOP Unit Value         --
  Number of Units        --
---------------------------
AST PIMCO Total Return Bond (1994)
  With No Optional Benefits
  BOP Unit Value
  EOP Unit Value      $9.62
  Number of Units   256,950
  With LT5, HDV and EBP
  BOP Unit Value
  EOP Unit Value         --
  Number of Units        --
---------------------------

                                      A-9

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

SUB-ACCOUNT           2005      2004      2003      2002      2001      2000      1999      1998      1997      1996     1995
--------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond (1995)
  With No Optional Benefits
  BOP Unit Value       $15.64    $15.42    $15.03    $14.24    $13.28    $12.32    $12.00    $11.42    $10.71    $10.41      --
  EOP Unit Value       $15.79    $15.64    $15.42    $15.03    $14.24    $13.28    $12.32    $12.00    $11.42    $10.71  $10.41
  Number of Units   1,881,200 1,681,588 1,309,374 1,605,101 1,002,458   862,868   807,789   593,352   469,686   424,713 399,158
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --        --        --        --        --        --      --
  EOP Unit Value       $10.17        --        --        --        --        --        --        --        --        --      --
  Number of Units   4,545,782        --        --        --        --        --        --        --        --        --      --
--------------------------------------------------------------------------------------------------------------------------------
AST Money Market (1992)
  With No Optional Benefits
  BOP Unit Value       $13.83    $13.80    $13.81    $13.72    $13.31    $12.63    $12.15    $11.63    $11.14    $10.70  $10.23
  EOP Unit Value       $14.11    $13.83    $13.80    $13.81    $13.72    $13.31    $12.63    $12.15    $11.63    $11.14  $10.70
  Number of Units   6,016,530 4,248,368 5,253,119 8,322,994 7,694,667 7,219,151 3,950,988 1,757,232 1,518,310 1,292,931 968,666
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --        --        --        --        --        --      --
  EOP Unit Value        $9.80        --        --        --        --        --        --        --        --        --      --
  Number of Units   2,581,451        --        --        --        --        --        --        --        --        --      --
--------------------------------------------------------------------------------------------------------------------------------
SP William Blair International Growth
  With No Optional Benefits
  BOP Unit Value       $10.53        --        --        --        --        --        --        --        --        --      --
  EOP Unit Value       $12.18    $10.53        --        --        --        --        --        --        --        --      --
  Number of Units      49,783    14,108        --        --        --        --        --        --        --        --      --
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --        --        --        --        --        --      --
  EOP Unit Value       $12.01        --        --        --        --        --        --        --        --        --      --
  Number of Units      84,098        --        --        --        --        --        --        --        --        --      --
--------------------------------------------------------------------------------------------------------------------------------
Gartmore Variable Investment Trust -- GVIT Developing Markets (1996)
  With No Optional Benefits
  BOP Unit Value       $11.46     $9.63     $6.07     $6.77     $7.32    $10.31     $6.30    $10.15    $10.29        --      --
  EOP Unit Value       $14.98    $11.46     $9.63     $6.07     $6.77     $7.32    $10.31     $6.30    $10.15    $10.29      --
  Number of Units     823,016   714,218   979,994   337,154   235,357   220,596   210,007   250,465   305,775    39,355      --
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --        --        --        --        --        --      --
  EOP Unit Value       $23.52        --        --        --        --        --        --        --        --        --      --
  Number of Units     224,533        --        --        --        --        --        --        --        --        --      --
--------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Equity Income (1999)
 (formerly WFVT Advantage Equity Income)
  With No Optional Benefits
  BOP Unit Value       $17.77    $16.10    $12.84    $16.01    $17.03        --        --        --        --        --      --
  EOP Unit Value       $18.60    $17.77    $16.10    $12.84    $16.01    $17.03        --        --        --        --      --
  Number of Units      11,773    11,464    16,761    15,148    14,888     7,400        --        --        --        --      --
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --        --        --        --        --        --      --
  EOP Unit Value       $13.77        --        --        --        --        --        --        --        --        --      --
  Number of Units      39,457        --        --        --        --        --        --        --        --        --      --
--------------------------------------------------------------------------------------------------------------------------------
SUB-ACCOUNT          1994
---------------------------
AST PIMCO Limited Maturity Bond (1995)
  With No Optional Benefits
  BOP Unit Value
  EOP Unit Value         --
  Number of Units        --
  With LT5, HDV and EBP
  BOP Unit Value
  EOP Unit Value         --
  Number of Units        --
---------------------------
AST Money Market (1992)
  With No Optional Benefits
  BOP Unit Value
  EOP Unit Value     $10.23
  Number of Units   880,903
  With LT5, HDV and EBP
  BOP Unit Value
  EOP Unit Value         --
  Number of Units        --
---------------------------
SP William Blair International Growth
  With No Optional Benefits
  BOP Unit Value
  EOP Unit Value         --
  Number of Units        --
  With LT5, HDV and EBP
  BOP Unit Value
  EOP Unit Value         --
  Number of Units        --
---------------------------
Gartmore Variable Investment Trust -- GVIT Developing Markets (1996)
  With No Optional Benefits
  BOP Unit Value
  EOP Unit Value         --
  Number of Units        --
  With LT5, HDV and EBP
  BOP Unit Value
  EOP Unit Value         --
  Number of Units        --
---------------------------
Wells Fargo Advantage VT Equity Income (1999)
 (formerly WFVT Advantage Equity Income)
  With No Optional Benefits
  BOP Unit Value
  EOP Unit Value         --
  Number of Units        --
  With LT5, HDV and EBP
  BOP Unit Value
  EOP Unit Value         --
  Number of Units        --
---------------------------

                                     A-10

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

SUB-ACCOUNT               2005      2004     2003    2002    2001    2000    1999   1998 1997 1996 1995 1994
------------------------------------------------------------------------------------------------------------
AIM V.I. -- Dynamics (1999)
  With No Optional Benefits
  BOP Unit Value           $9.53     $8.46    $6.18   $9.13  $13.35  $13.93      --  --   --   --   --
  EOP Unit Value          $10.48     $9.53    $8.46   $6.18   $9.13  $13.35  $13.93  --   --   --   --   --
  Number of Units         96,278    88,195  159,239 135,486 267,417 210,494   9,545  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value              --        --       --      --      --      --      --  --   --   --   --
  EOP Unit Value          $15.80        --       --      --      --      --      --  --   --   --   --   --
  Number of Units         54,814        --       --      --      --      --      --  --   --   --   --   --
------------------------------------------------------------------------------------------------------------
AIM V.I. -- Technology (1999)
  With No Optional Benefits
  BOP Unit Value           $5.37     $5.17    $3.58   $6.78  $12.59  $16.55      --  --   --   --   --
  EOP Unit Value           $5.45     $5.37    $5.17   $3.58   $6.78  $12.59  $16.55  --   --   --   --   --
  Number of Units        241,082   283,479  226,147 265,726 409,546 381,493 127,037  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value              --        --       --      --      --      --      --  --   --   --   --
  EOP Unit Value              --        --       --      --      --      --      --  --   --   --   --   --
  Number of Units             --        --       --      --      --      --      --  --   --   --   --   --
------------------------------------------------------------------------------------------------------------
AIM V.I. -- Global Health Care (1999)
 (formerly AIM V.I. -- Health Sciences)
  With No Optional Benefits
  BOP Unit Value          $13.03    $12.19    $9.60  $12.79  $14.73  $11.36      --  --   --   --   --
  EOP Unit Value          $14.00    $13.03   $12.19   $9.60  $12.79  $14.73  $11.36  --   --   --   --   --
  Number of Units        175,051   171,635  194,661 238,488 322,329 386,673   4,966  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value              --        --       --      --      --      --      --  --   --   --   --
  EOP Unit Value          $13.31        --       --      --      --      --      --  --   --   --   --   --
  Number of Units        122,355        --       --      --      --      --      --  --   --   --   --   --
------------------------------------------------------------------------------------------------------------
AIM V.I. -- Financial Services (1999)
  With No Optional Benefits
  BOP Unit Value          $14.91    $13.81   $10.73  $12.69  $14.17  $11.43      --  --   --   --   --
  EOP Unit Value          $15.69    $14.91   $13.81  $10.73  $12.69  $14.17  $11.43  --   --   --   --   --
  Number of Units         71,884    89,216  153,732 137,142 282,129 414,091   3,896  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value              --        --       --      --      --      --      --  --   --   --   --
  EOP Unit Value          $13.92        --       --      --      --      --      --  --   --   --   --   --
  Number of Units        170,808        --       --      --      --      --      --  --   --   --   --   --
------------------------------------------------------------------------------------------------------------
Evergreen VA -- International Equity (2000)
  With No Optional Benefits
  BOP Unit Value          $12.39    $10.46    $7.25   $9.16  $10.64      --      --  --   --   --   --
  EOP Unit Value          $14.28    $12.39   $10.46   $7.25   $9.16  $10.64      --  --   --   --   --   --
  Number of Units        132,883    50,975   38,062  15,780  28,265  18,481      --  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value              --        --       --      --      --      --      --  --   --   --   --
  EOP Unit Value          $13.88        --       --      --      --      --      --  --   --   --   --   --
  Number of Units        164,045        --       --      --      --      --      --  --   --   --   --   --
------------------------------------------------------------------------------------------------------------

                                     A-11

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

SUB-ACCOUNT           2005     2004     2003    2002   2001    2000   1999  1998 1997 1996 1995 1994
----------------------------------------------------------------------------------------------------
Evergreen VA -- Special Equity (1999)
 (merged into Evergreen VA Growth)
  With No Optional Benefits
  BOP Unit Value      $11.65   $11.08    $7.34 $10.14  $11.11     --     --  --   --   --   --
  EOP Unit Value      $10.41   $11.65   $11.08  $7.34  $10.14 $11.11     --  --   --   --   --   --
  Number of Units         --  181,036  179,911 86,011 114,085 33,699     --  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value          --       --       --     --      --     --     --  --   --   --   --
  EOP Unit Value      $13.54       --       --     --      --     --     --  --   --   --   --   --
  Number of Units         --       --       --     --      --     --     --  --   --   --   --   --
----------------------------------------------------------------------------------------------------
Evergreen VA - Omega (2000)
  With No Optional Benefits
  BOP Unit Value       $9.97    $9.36    $6.73  $9.08      --     --     --  --   --   --   --
  EOP Unit Value      $10.29    $9.97    $9.36  $6.73   $9.08     --     --  --   --   --   --   --
  Number of Units     41,101   57,316   34,638  1,695  28,442     --     --  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value          --       --       --     --      --     --     --  --   --   --   --
  EOP Unit Value      $14.10       --       --     --      --     --     --  --   --   --   --   --
  Number of Units     31,596       --       --     --      --     --     --  --   --   --   --   --
----------------------------------------------------------------------------------------------------
Evergreen VA Growth Fund
  With No Optional Benefits
  BOP Unit Value          --       --       --     --      --     --     --  --   --   --   --   --
  EOP Unit Value      $11.52       --       --     --      --     --     --  --   --   --   --   --
  Number of Units    168,369       --       --     --      --     --     --  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value          --       --       --     --      --     --     --  --   --   --   --
  EOP Unit Value      $11.41       --       --     --      --     --     --  --   --   --   --   --
  Number of Units    120,154       --       --     --      --     --     --  --   --   --   --   --
----------------------------------------------------------------------------------------------------
ProFund VP -- Europe 30 (1999)
  With No Optional Benefits
  BOP Unit Value       $9.24    $8.14    $5.91  $8.01  $10.62 $12.26     --  --   --   --   --
  EOP Unit Value       $9.93    $9.24    $8.14  $5.91   $8.01 $10.62 $12.26  --   --   --   --   --
  Number of Units    249,352  328,575  413,959 26,656  74,072 33,488    134  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value          --       --       --     --      --     --     --  --   --   --   --
  EOP Unit Value      $15.65       --       --     --      --     --     --  --   --   --   --   --
  Number of Units    374,171       --       --     --      --     --     --  --   --   --   --   --
----------------------------------------------------------------------------------------------------
ProFund VP -- Asia 30 (2002)
  With No Optional Benefits
  BOP Unit Value      $12.63   $12.78    $7.80     --      --     --     --  --   --   --   --
  EOP Unit Value      $15.00   $12.63   $12.78  $7.80      --     --     --  --   --   --   --   --
  Number of Units    195,168  124,486  160,378 18,518      --     --     --  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value          --       --       --     --      --     --     --  --   --   --   --
  EOP Unit Value      $18.20       --       --     --      --     --     --  --   --   --   --   --
  Number of Units     98,832       --       --     --      --     --     --  --   --   --   --   --
----------------------------------------------------------------------------------------------------

                                     A-12

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

SUB-ACCOUNT          2005    2004    2003    2002    2001  2000 1999 1998 1997 1996 1995 1994
---------------------------------------------------------------------------------------------
ProFund VP -- Japan (2002)
  With No Optional Benefits
  BOP Unit Value      $9.81   $9.18   $7.29      --     --  --   --   --   --   --   --
  EOP Unit Value     $13.82   $9.81   $9.18   $7.29     --  --   --   --   --   --   --   --
  Number of Units   762,072 333,037  64,887   3,411     --  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --     --  --   --   --   --   --   --
  EOP Unit Value     $18.59      --      --      --     --  --   --   --   --   --   --   --
  Number of Units   107,391      --      --      --     --  --   --   --   --   --   --   --
---------------------------------------------------------------------------------------------
ProFund VP - Banks (2002)
  With No Optional Benefits
  BOP Unit Value     $12.31  $11.08   $8.62      --     --  --   --   --   --   --   --
  EOP Unit Value     $12.21  $12.31  $11.08   $8.62     --  --   --   --   --   --   --   --
  Number of Units    41,059 165,023  20,188   6,455     --  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --     --  --   --   --   --   --   --
  EOP Unit Value     $13.77      --      --      --     --  --   --   --   --   --   --   --
  Number of Units     7,375      --      --      --     --  --   --   --   --   --   --   --
---------------------------------------------------------------------------------------------
ProFund VP -- Basic Materials (2002)
  With No Optional Benefits
  BOP Unit Value     $12.19  $11.13   $8.52      --     --  --   --   --   --   --   --
  EOP Unit Value     $12.41  $12.19  $11.13   $8.52     --  --   --   --   --   --   --   --
  Number of Units   122,654 167,864 253,494  11,440     --  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --     --  --   --   --   --   --   --
  EOP Unit Value     $14.46      --      --      --     --  --   --   --   --   --   --   --
  Number of Units    45,735      --      --      --     --  --   --   --   --   --   --   --
---------------------------------------------------------------------------------------------
ProFund VP -- Biotechnology (2001)
  With No Optional Benefits
  BOP Unit Value      $7.92   $7.27   $5.23   $8.43     --  --   --   --   --   --   --
  EOP Unit Value      $9.38   $7.92   $7.27   $5.23  $8.43  --   --   --   --   --   --   --
  Number of Units   118,020 133,501  49,177 111,468 47,974  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --     --  --   --   --   --   --   --
  EOP Unit Value         --      --      --      --     --  --   --   --   --   --   --   --
  Number of Units        --      --      --      --     --  --   --   --   --   --   --   --
---------------------------------------------------------------------------------------------
ProFund VP -- Consumer Services (2002)
  With No Optional Benefits
  BOP Unit Value      $9.82   $9.19   $7.29      --     --  --   --   --   --   --   --
  EOP Unit Value      $9.30   $9.82   $9.19   $7.29     --  --   --   --   --   --   --   --
  Number of Units     3,605 195,868  24,982  14,792     --  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --     --  --   --   --   --   --   --
  EOP Unit Value     $11.47      --      --      --     --  --   --   --   --   --   --   --
  Number of Units     8,192      --      --      --     --  --   --   --   --   --   --   --
---------------------------------------------------------------------------------------------

                                     A-13

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

SUB-ACCOUNT          2005    2004    2003    2002    2001   2000 1999 1998 1997 1996 1995 1994
----------------------------------------------------------------------------------------------
ProFund VP -- Consumer Goods (2002)
  With No Optional Benefits
  BOP Unit Value     $10.65   $9.81   $8.33      --      --  --   --   --   --   --   --
  EOP Unit Value     $10.54  $10.65   $9.81   $8.33      --  --   --   --   --   --   --   --
  Number of Units    31,220  24,590  11,486   9,203      --  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --      --  --   --   --   --   --   --
  EOP Unit Value     $12.02      --      --      --      --  --   --   --   --   --   --   --
  Number of Units     9,786      --      --      --      --  --   --   --   --   --   --   --
----------------------------------------------------------------------------------------------
ProFund VP -- Oil & Gas (2001)
  With No Optional Benefits
  BOP Unit Value     $11.91   $9.26   $7.63   $9.25      --  --   --   --   --   --   --
  EOP Unit Value     $15.53  $11.91   $9.26   $7.63   $9.25  --   --   --   --   --   --   --
  Number of Units   373,876 247,649 336,748 148,807 262,999  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --      --  --   --   --   --   --   --
  EOP Unit Value     $19.77      --      --      --      --  --   --   --   --   --   --   --
  Number of Units   137,222      --      --      --      --  --   --   --   --   --   --   --
----------------------------------------------------------------------------------------------
ProFund VP -- Financials (2001)
  With No Optional Benefits
  BOP Unit Value     $11.03  $10.06   $7.85   $9.28      --  --   --   --   --   --   --
  EOP Unit Value     $11.39  $11.03  $10.06   $7.85   $9.28  --   --   --   --   --   --   --
  Number of Units   154,652 259,356  28,956  31,033  12,893  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --      --  --   --   --   --   --   --
  EOP Unit Value     $13.71      --      --      --      --  --   --   --   --   --   --   --
  Number of Units    36,201      --      --      --      --  --   --   --   --   --   --   --
----------------------------------------------------------------------------------------------
ProFund VP -- Health Care (2001)
  With No Optional Benefits
  BOP Unit Value      $8.58   $8.44   $7.23   $9.42      --  --   --   --   --   --   --
  EOP Unit Value      $9.04   $8.58   $8.44   $7.23   $9.42  --   --   --   --   --   --   --
  Number of Units   121,611 342,154  57,417  76,140  38,320  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --      --  --   --   --   --   --   --
  EOP Unit Value     $11.50      --      --      --      --  --   --   --   --   --   --   --
  Number of Units    64,175      --      --      --      --  --   --   --   --   --   --   --
----------------------------------------------------------------------------------------------
ProFund VP -- Industrials (2002)
  With No Optional Benefits
  BOP Unit Value     $11.45  $10.18      --      --      --  --   --   --   --   --   --
  EOP Unit Value     $11.66  $11.45  $10.18      --      --  --   --   --   --   --   --   --
  Number of Units    18,140  23,756  41,864      --      --  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --      --  --   --   --   --   --   --
  EOP Unit Value     $14.30      --      --      --      --  --   --   --   --   --   --   --
  Number of Units     6,749      --      --      --      --  --   --   --   --   --   --   --
----------------------------------------------------------------------------------------------

                                     A-14

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

SUB-ACCOUNT          2005    2004    2003    2002    2001  2000 1999 1998 1997 1996 1995 1994
---------------------------------------------------------------------------------------------
ProFund VP -- Internet (2002)
  With No Optional Benefits
  BOP Unit Value     $18.38  $15.25   $8.63      --     --  --   --   --   --   --   --
  EOP Unit Value     $19.61  $18.38  $15.25   $8.63     --  --   --   --   --   --   --   --
  Number of Units    77,548 181,598  54,786  53,814     --  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --     --  --   --   --   --   --   --
  EOP Unit Value         --      --      --      --     --  --   --   --   --   --   --   --
  Number of Units        --      --      --      --     --  --   --   --   --   --   --   --
---------------------------------------------------------------------------------------------
ProFund VP -- Pharmaceuticals (2002)
  With No Optional Benefits
  BOP Unit Value      $8.15   $9.04   $8.62      --     --  --   --   --   --   --   --
  EOP Unit Value      $7.79   $8.15   $9.04   $8.62     --  --   --   --   --   --   --   --
  Number of Units    48,716  41,607  81,004   9,411     --  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --     --  --   --   --   --   --   --
  EOP Unit Value      $8.35      --      --      --     --  --   --   --   --   --   --   --
  Number of Units    14,623      --      --      --     --  --   --   --   --   --   --   --
---------------------------------------------------------------------------------------------
ProFund VP -- Precious Metals (2002)
  With No Optional Benefits
  BOP Unit Value     $12.10  $13.52   $9.77      --     --  --   --   --   --   --   --
  EOP Unit Value     $15.18  $12.10  $13.52   $9.77     --  --   --   --   --   --   --   --
  Number of Units   479,531 406,661 315,457 395,037     --  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --     --  --   --   --   --   --   --
  EOP Unit Value     $16.85      --      --      --     --  --   --   --   --   --   --   --
  Number of Units   129,263      --      --      --     --  --   --   --   --   --   --   --
---------------------------------------------------------------------------------------------
ProFund VP -- Real Estate (2001)
  With No Optional Benefits
  BOP Unit Value     $18.01  $14.25  $10.77  $10.84     --  --   --   --   --   --   --
  EOP Unit Value     $19.10  $18.01  $14.25  $10.77 $10.84  --   --   --   --   --   --   --
  Number of Units    37,850 216,703 116,140  32,985 35,747  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --     --  --   --   --   --   --   --
  EOP Unit Value     $17.36      --      --      --     --  --   --   --   --   --   --   --
  Number of Units    41,820      --      --      --     --  --   --   --   --   --   --   --
---------------------------------------------------------------------------------------------
ProFund VP -- Semiconductor (2002)
  With No Optional Benefits
  BOP Unit Value      $7.35   $9.67   $5.17      --     --  --   --   --   --   --   --
  EOP Unit Value      $7.93   $7.35   $9.67   $5.17     --  --   --   --   --   --   --   --
  Number of Units    79,039  98,700  51,652  33,410     --  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --     --  --   --   --   --   --   --
  EOP Unit Value         --      --      --      --     --  --   --   --   --   --   --   --
  Number of Units        --      --      --      --     --  --   --   --   --   --   --   --
---------------------------------------------------------------------------------------------

                                     A-15

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

SUB-ACCOUNT          2005    2004    2003    2002    2001   2000 1999 1998 1997 1996 1995 1994
----------------------------------------------------------------------------------------------
ProFund VP -- Technology (2001)
  With No Optional Benefits
  BOP Unit Value      $5.03   $5.09   $3.51   $5.95      --  --   --   --   --   --   --
  EOP Unit Value      $5.06   $5.03   $5.09   $3.51   $5.95  --   --   --   --   --   --   --
  Number of Units   103,649 201,017  83,329  48,717  53,955  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --      --  --   --   --   --   --   --
  EOP Unit Value         --      --      --      --      --  --   --   --   --   --   --   --
  Number of Units        --      --      --      --      --  --   --   --   --   --   --   --
----------------------------------------------------------------------------------------------
ProFund VP -- Telecommunications (2001)
  With No Optional Benefits
  BOP Unit Value      $5.16   $4.49   $4.41   $7.15      --  --   --   --   --   --   --
  EOP Unit Value      $4.78   $5.16   $4.49   $4.41   $7.15  --   --   --   --   --   --   --
  Number of Units    64,560 233,182  56,454  65,796   1,696  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --      --  --   --   --   --   --   --
  EOP Unit Value     $10.43      --      --      --      --  --   --   --   --   --   --   --
  Number of Units    11,185      --      --      --      --  --   --   --   --   --   --   --
----------------------------------------------------------------------------------------------
ProFund VP -- Utilities (2001)
  With No Optional Benefits
  BOP Unit Value      $8.97   $7.45   $6.18   $8.18      --  --   --   --   --   --   --
  EOP Unit Value     $10.07   $8.97   $7.45   $6.18   $8.18  --   --   --   --   --   --   --
  Number of Units   171,379 347,666  88,248 127,336  48,251  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --      --  --   --   --   --   --   --
  EOP Unit Value     $16.59      --      --      --      --  --   --   --   --   --   --   --
  Number of Units    65,915      --      --      --      --  --   --   --   --   --   --   --
----------------------------------------------------------------------------------------------
ProFund VP -- Bull (2002)
  With No Optional Benefits
  BOP Unit Value     $10.82  $10.01   $8.02      --      --  --   --   --   --   --   --
  EOP Unit Value     $11.04  $10.82  $10.01   $8.02      --  --   --   --   --   --   --   --
  Number of Units   546,042 617,953 404,601 153,898      --  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --      --  --   --   --   --   --   --
  EOP Unit Value     $12.88      --      --      --      --  --   --   --   --   --   --   --
  Number of Units   482,071      --      --      --      --  --   --   --   --   --   --   --
----------------------------------------------------------------------------------------------
ProFund VP -- Bear (2001)
  With No Optional Benefits
  BOP Unit Value      $9.31  $10.45  $13.95  $11.62      --  --   --   --   --   --   --
  EOP Unit Value      $9.13   $9.31  $10.45  $13.95  $11.62  --   --   --   --   --   --   --
  Number of Units   159,128  98,354 196,473 217,878 104,865  --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --      --  --   --   --   --   --   --
  EOP Unit Value      $6.36      --      --      --      --  --   --   --   --   --   --   --
  Number of Units   481,337      --      --      --      --  --   --   --   --   --   --   --
----------------------------------------------------------------------------------------------

                                     A-16

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

SUB-ACCOUNT           2005      2004      2003      2002      2001     2000    1999   1998 1997 1996 1995 1994
--------------------------------------------------------------------------------------------------------------
ProFund VP -- Ultra Bull (2001)
  With No Optional Benefits
  BOP Unit Value        $8.45     $7.26     $4.78     $7.52        --      --      --  --   --   --   --
  EOP Unit Value        $8.61     $8.45     $7.26     $4.78     $7.52      --      --  --   --   --   --   --
  Number of Units     133,243   367,865   327,838   108,279    80,778      --      --  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --      --      --  --   --   --   --
  EOP Unit Value           --        --        --        --        --      --      --  --   --   --   --   --
  Number of Units          --        --        --        --        --      --      --  --   --   --   --   --
--------------------------------------------------------------------------------------------------------------
ProFund VP -- OTC (2001)
  With No Optional Benefits
  BOP Unit Value        $5.57     $5.16     $3.54     $5.81        --      --      --  --   --   --   --
  EOP Unit Value        $5.54     $5.57     $5.16     $3.54     $5.81      --      --  --   --   --   --   --
  Number of Units     310,845   629,788   729,288   520,310   163,539      --      --  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --      --      --  --   --   --   --
  EOP Unit Value       $14.05        --        --        --        --      --      --  --   --   --   --   --
  Number of Units     151,639        --        --        --        --      --      --  --   --   --   --   --
--------------------------------------------------------------------------------------------------------------
ProFund VP -- Short OTC (2002)
  With No Optional Benefits
  BOP Unit Value        $6.09     $6.90    $11.07        --        --      --      --  --   --   --   --
  EOP Unit Value        $6.10     $6.09     $6.90    $11.07        --      --      --  --   --   --   --   --
  Number of Units     430,495    92,529   164,801   119,355        --      --      --  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --      --      --  --   --   --   --
  EOP Unit Value        $5.52        --        --        --        --      --      --  --   --   --   --   --
  Number of Units     144,312        --        --        --        --      --      --  --   --   --   --   --
--------------------------------------------------------------------------------------------------------------
ProFund VP -- UltraOTC (1999)
  With No Optional Benefits
  BOP Unit Value        $1.37     $1.21     $0.60     $1.94     $6.25  $23.61      --  --   --   --   --
  EOP Unit Value        $1.31     $1.37     $1.21     $0.60     $1.94   $6.25  $23.61  --   --   --   --   --
  Number of Units   1,633,655 1,534,878 1,640,765 1,188,414 1,166,884 473,337 189,497  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --      --      --  --   --   --   --
  EOP Unit Value           --        --        --        --        --      --      --  --   --   --   --   --
  Number of Units          --        --        --        --        --      --      --  --   --   --   --   --
--------------------------------------------------------------------------------------------------------------
ProFund VP -- Mid-Cap Value (2002)
  With No Optional Benefits
  BOP Unit Value       $11.99    $10.41     $7.72        --        --      --      --  --   --   --   --
  EOP Unit Value       $12.96    $11.99    $10.41     $7.72        --      --      --  --   --   --   --   --
  Number of Units     260,628   364,242   192,966    28,913        --      --      --  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value           --        --        --        --        --      --      --  --   --   --   --
  EOP Unit Value       $16.23        --        --        --        --      --      --  --   --   --   --   --
  Number of Units     101,182        --        --        --        --      --      --  --   --   --   --   --
--------------------------------------------------------------------------------------------------------------

                                     A-17

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

SUB-ACCOUNT                    2005    2004    2003    2002  2001 2000 1999 1998 1997 1996 1995 1994
----------------------------------------------------------------------------------------------------
ProFund VP -- Mid-Cap Growth (2002)
  With No Optional Benefits
  BOP Unit Value               $10.87   $9.85   $7.75     --  --   --   --   --   --   --   --
  EOP Unit Value               $12.01  $10.87   $9.85  $7.75  --   --   --   --   --   --   --   --
  Number of Units             274,073 181,124 150,991 21,813  --   --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value                   --      --      --     --  --   --   --   --   --   --   --
  EOP Unit Value               $14.60      --      --     --  --   --   --   --   --   --   --   --
  Number of Units             396,894      --      --     --  --   --   --   --   --   --   --   --
----------------------------------------------------------------------------------------------------
ProFund VP -- UltraMid-Cap (2002)
  With No Optional Benefits
  BOP Unit Value               $12.32   $9.71   $5.75     --  --   --   --   --   --   --   --
  EOP Unit Value               $14.43  $12.32   $9.71  $5.75  --   --   --   --   --   --   --   --
  Number of Units              77,440 245,338  91,098 34,937  --   --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value                   --      --      --     --  --   --   --   --   --   --   --
  EOP Unit Value               $23.77      --      --     --  --   --   --   --   --   --   --   --
  Number of Units             132,000      --      --     --  --   --   --   --   --   --   --   --
----------------------------------------------------------------------------------------------------
ProFund VP -- Small-Cap Value (2002)
  With No Optional Benefits
  BOP Unit Value               $11.40   $9.55   $7.14     --  --   --   --   --   --   --   --
  EOP Unit Value               $11.78  $11.40   $9.55  $7.14  --   --   --   --   --   --   --   --
  Number of Units             112,027 585,857 346,508 99,422  --   --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value                   --      --      --     --  --   --   --   --   --   --   --
  EOP Unit Value               $16.07      --      --     --  --   --   --   --   --   --   --   --
  Number of Units              79,114      --      --     --  --   --   --   --   --   --   --   --
----------------------------------------------------------------------------------------------------
ProFund VP -- Small-Cap Growth (2002)
  With No Optional Benefits
  BOP Unit Value               $12.30  $10.34   $7.75     --  --   --   --   --   --   --   --
  EOP Unit Value               $13.14  $12.30  $10.34  $7.75  --   --   --   --   --   --   --   --
  Number of Units             196,876 427,343 184,649 89,346  --   --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value                   --      --      --     --  --   --   --   --   --   --   --
  EOP Unit Value               $16.13      --      --     --  --   --   --   --   --   --   --   --
  Number of Units             456,506      --      --     --  --   --   --   --   --   --   --   --
----------------------------------------------------------------------------------------------------
ProFund VP Large-Cap Growth
  With No Optional Benefits
  BOP Unit Value               $10.37      --      --     --  --   --   --   --   --   --   --   --
  EOP Unit Value               $10.42  $10.37      --     --  --   --   --   --   --   --   --   --
  Number of Units             410,302  72,725      --     --  --   --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value                   --      --      --     --  --   --   --   --   --   --   --
  EOP Unit Value               $10.26      --      --     --  --   --   --   --   --   --   --   --
  Number of Units              82,641      --      --     --  --   --   --   --   --   --   --   --
----------------------------------------------------------------------------------------------------

                                     A-18

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

SUB-ACCOUNT          2005    2004    2003    2002    2001    2000    1999  1998 1997 1996 1995 1994
---------------------------------------------------------------------------------------------------
ProFund VP Large-Cap Value
  With No Optional Benefits
  BOP Unit Value     $10.37      --      --      --      --      --     --  --   --   --   --   --
  EOP Unit Value     $10.62  $10.37      --      --      --      --     --  --   --   --   --   --
  Number of Units   401,521 159,605      --      --      --      --     --  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --      --      --     --  --   --   --   --
  EOP Unit Value     $10.46      --      --      --      --      --     --  --   --   --   --   --
  Number of Units    48,990      --      --      --      --      --     --  --   --   --   --   --
---------------------------------------------------------------------------------------------------
ProFund VP Short Mid-Cap
  With No Optional Benefits
  BOP Unit Value      $9.71      --      --      --      --      --     --  --   --   --   --
  EOP Unit Value      $8.73   $9.71      --      --      --      --     --  --   --   --   --   --
  Number of Units    32,585  11,369      --      --      --      --     --  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --      --      --     --  --   --   --   --
  EOP Unit Value         --      --      --      --      --      --     --  --   --   --   --   --
  Number of Units        --      --      --      --      --      --     --  --   --   --   --   --
---------------------------------------------------------------------------------------------------
ProFund VP Short Small-Cap
  With No Optional Benefits
  BOP Unit Value      $9.55      --      --      --      --      --     --  --   --   --   --   --
  EOP Unit Value      $9.21   $9.55      --      --      --      --     --  --   --   --   --   --
  Number of Units   306,255  12,042      --      --      --      --     --  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --      --      --     --  --   --   --   --
  EOP Unit Value         --      --      --      --      --      --     --  --   --   --   --   --
  Number of Units        --      --      --      --      --      --     --  --   --   --   --   --
---------------------------------------------------------------------------------------------------
ProFund VP -- UltraSmall-Cap (1999)
  With No Optional Benefits
  BOP Unit Value     $12.51   $9.61   $4.85   $8.51   $9.27  $11.98     --  --   --   --   --
  EOP Unit Value     $12.41  $12.51   $9.61   $4.85   $8.51   $9.27 $11.98  --   --   --   --   --
  Number of Units    68,999 476,709 258,143 147,185 221,152 233,113     --  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --      --      --     --  --   --   --   --
  EOP Unit Value         --      --      --      --      --      --     --  --   --   --   --   --
  Number of Units        --      --      --      --      --      --     --  --   --   --   --   --
---------------------------------------------------------------------------------------------------
ProFund VP -- U.S. Government Plus (2002)
  With No Optional Benefits
  BOP Unit Value     $12.11  $11.27  $11.64      --      --      --     --  --   --   --   --
  EOP Unit Value     $13.11  $12.11  $11.27  $11.64      --      --     --  --   --   --   --   --
  Number of Units   493,711 195,171 186,404 206,704      --      --     --  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value         --      --      --      --      --      --     --  --   --   --   --
  EOP Unit Value     $11.03      --      --      --      --      --     --  --   --   --   --   --
  Number of Units   250,769      --      --      --      --      --     --  --   --   --   --   --
---------------------------------------------------------------------------------------------------

                                     A-19

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

SUB-ACCOUNT                     2005     2004    2003    2002    2001   2000  1999 1998 1997 1996 1995 1994
-----------------------------------------------------------------------------------------------------------
ProFund VP -- Rising Rates Opportunity (2002)
  With No Optional Benefits
  BOP Unit Value                  $6.81   $7.69   $8.07      --     --     --  --   --   --   --   --
  EOP Unit Value                  $6.23   $6.81   $7.69   $8.07     --     --  --   --   --   --   --   --
  Number of Units               566,024 888,013 217,316 126,238     --     --  --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value                     --      --      --      --     --     --  --   --   --   --   --
  EOP Unit Value                  $7.18      --      --      --     --     --  --   --   --   --   --   --
  Number of Units               354,906      --      --      --     --     --  --   --   --   --   --   --
-----------------------------------------------------------------------------------------------------------
Access VP High Yield
  With No Optional Benefits
  BOP Unit Value                     --      --      --      --     --     --  --   --   --   --   --   --
  EOP Unit Value                 $10.63      --      --      --     --     --  --   --   --   --   --   --
  Number of Units               258,925      --      --      --     --     --  --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value                     --      --      --      --     --     --  --   --   --   --   --
  EOP Unit Value                 $10.54      --      --      --     --     --  --   --   --   --   --   --
  Number of Units                    --      --      --      --     --     --  --   --   --   --   --   --
-----------------------------------------------------------------------------------------------------------
First Trust(R) 10 Uncommon Values (2000)
  With No Optional Benefits
  BOP Unit Value                  $4.50      --   $2.99   $4.77  $7.46     --  --   --   --   --   --
  EOP Unit Value                  $4.50   $4.50      --   $2.99  $4.77  $7.46  --   --   --   --   --   --
  Number of Units                23,415  28,099      --  42,562 44,306 37,575  --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value                     --      --      --      --     --     --  --   --   --   --   --
  EOP Unit Value                     --      --      --      --     --     --  --   --   --   --   --   --
  Number of Units                    --      --      --      --     --     --  --   --   --   --   --   --
-----------------------------------------------------------------------------------------------------------
First Trust Global Dividend Target 15
  With No Optional Benefits
  BOP Unit Value                 $11.93      --      --      --     --     --       --   --   --   --   --
  EOP Unit Value                 $13.06  $11.93      --      --     --     --       --   --   --   --   --
  Number of Units                37,527   4,880      --      --     --     --       --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value                     --      --      --      --     --     --  --   --   --   --   --
  EOP Unit Value                 $12.76      --      --      --     --     --  --   --   --   --   --   --
  Number of Units               179,027      --      --      --     --     --  --   --   --   --   --   --
-----------------------------------------------------------------------------------------------------------
First Trust Managed VIP
  With No Optional Benefits
  BOP Unit Value                 $11.40      --      --      --     --     --  --   --   --   --   --
  EOP Unit Value                 $12.15  $11.40      --      --     --     --  --   --   --   --   --   --
  Number of Units                15,235  14,798      --      --     --     --  --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value                     --      --      --      --     --     --  --   --   --   --   --
  EOP Unit Value                 $11.87      --      --      --     --     --  --   --   --   --   --   --
  Number of Units             2,270,636      --      --      --     --     --  --   --   --   --   --   --
-----------------------------------------------------------------------------------------------------------

                                     A-20

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

SUB-ACCOUNT           2005     2004  2003 2002 2001 2000 1999 1998 1997 1996 1995 1994
--------------------------------------------------------------------------------------
First Trust NASDAQ Target 15
  With No Optional Benefits
  BOP Unit Value       $10.73     --  --   --   --   --   --   --   --   --   --   --
  EOP Unit Value       $11.01 $10.73  --   --   --   --   --   --   --   --   --   --
  Number of Units       1,235  2,813  --   --   --   --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value           --     --  --   --   --   --   --   --   --   --   --
  EOP Unit Value           --     --  --   --   --   --   --   --   --   --   --   --
  Number of Units          --     --  --   --   --   --   --   --   --   --   --   --
--------------------------------------------------------------------------------------
First Trust S&P Target 24
  With No Optional Benefits
  BOP Unit Value       $10.82     --  --   --   --   --   --   --   --   --   --   --
  EOP Unit Value       $11.20 $10.82  --   --   --   --   --   --   --   --   --   --
  Number of Units         471    999  --   --   --   --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value           --     --  --   --   --   --   --   --   --   --   --
  EOP Unit Value       $10.94     --  --   --   --   --   --   --   --   --   --   --
  Number of Units     100,938     --  --   --   --   --   --   --   --   --   --   --
--------------------------------------------------------------------------------------
First Trust The Dow Target 10
  With No Optional Benefits
  BOP Unit Value       $10.55     --  --   --   --   --   --   --   --   --   --   --
  EOP Unit Value       $10.15 $10.55  --   --   --   --   --   --   --   --   --   --
  Number of Units         223     59  --   --   --   --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value           --     --  --   --   --   --   --   --   --   --   --
  EOP Unit Value        $9.92     --  --   --   --   --   --   --   --   --   --   --
  Number of Units     133,119     --  --   --   --   --   --   --   --   --   --   --
--------------------------------------------------------------------------------------
First Trust The Dow Target Dividend
  With No Optional Benefits
  BOP Unit Value           --     --  --   --   --   --   --   --   --   --   --   --
  EOP Unit Value        $9.83     --  --   --   --   --   --   --   --   --   --   --
  Number of Units      10,313     --  --   --   --   --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value           --     --  --   --   --   --   --   --   --   --   --
  EOP Unit Value        $9.74     --  --   --   --   --   --   --   --   --   --   --
  Number of Units   1,008,759     --  --   --   --   --   --   --   --   --   --   --
--------------------------------------------------------------------------------------
First Trust Value Line Target 25
  With No Optional Benefits
  BOP Unit Value       $12.67     --  --   --   --   --   --   --   --   --   --   --
  EOP Unit Value       $15.07 $12.67  --   --   --   --   --   --   --   --   --   --
  Number of Units      34,332 10,691  --   --   --   --   --   --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value           --     --  --   --   --   --   --   --   --   --   --
  EOP Unit Value           --     --  --   --   --   --   --   --   --   --   --   --
  Number of Units          --     --  --   --   --   --   --   --   --   --   --   --
--------------------------------------------------------------------------------------

                                     A-21

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

SUB-ACCOUNT          2005   2004   2003   2002    2001    2000    1999   1998 1997 1996 1995 1994
-------------------------------------------------------------------------------------------------
Rydex Nova
  With No Optional Benefits
  BOP Unit Value     $6.58  $5.77  $4.18   $6.54   $8.61  $10.88      --  --   --   --   --
  EOP Unit Value     $6.79  $6.58  $5.77   $4.18   $6.54   $8.61  $10.88  --   --   --   --   --
  Number of Units   47,099 48,943 50,893  53,740  96,678 160,940 170,171  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value        --     --     --      --      --      --      --  --   --   --   --
  EOP Unit Value    $14.97     --     --      --      --      --      --  --   --   --   --   --
  Number of Units       --     --     --      --      --      --      --  --   --   --   --   --
-------------------------------------------------------------------------------------------------
Rydex OTC
  With No Optional Benefits
  BOP Unit Value     $6.47  $5.95  $4.12   $6.78  $10.53  $17.15      --  --   --   --   --
  EOP Unit Value     $6.50  $6.47  $5.95   $4.12   $6.78  $10.53  $17.15  --   --   --   --   --
  Number of Units   50,445 78,958 92,804 105,261 185,653 502,685 156,294  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value        --     --     --      --      --      --      --  --   --   --   --
  EOP Unit Value    $14.16     --     --      --      --      --      --  --   --   --   --   --
  Number of Units       --     --     --      --      --      --      --  --   --   --   --   --
-------------------------------------------------------------------------------------------------
Rydex Ursa
  With No Optional Benefits
  BOP Unit Value        --     -- $14.85  $12.29  $10.76   $9.33      --  --   --   --   --
  EOP Unit Value     $9.91     --     --  $14.85  $12.29  $10.76   $9.33  --   --   --   --   --
  Number of Units       --     --     --     875   1,421  58,713  39,869  --   --   --   --   --
  With LT5, HDV and EBP
  BOP Unit Value        --     --     --      --      --      --      --  --   --   --   --
  EOP Unit Value     $6.49     --     --      --      --      --      --  --   --   --   --   --
  Number of Units       --     --     --      --      --      --      --  --   --   --   --   --
-------------------------------------------------------------------------------------------------

                                     A-22

APPENDIX B

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix B -- Calculation of Optional
Death Benefits

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced Beneficiary Protection Optional
Death Benefit is calculated. Each example assumes that a $50,000 initial
Purchase Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options. The formula for determining the Enhanced
Beneficiary Protection Optional Death Benefit is as follows:

    Growth  =    Account Value of variable    minus   Purchase Payments -
              investment options plus Interim       proportional withdrawals
                Value of Fixed Allocations
                     (no MVA applies)

Example with market increase
Assume that the Owner has made no withdrawals and that the Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account
Value, which ever is greater. Therefore, the basic Death Benefit is equal to
$75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 40% of the
"Growth" under the Annuity.

                      Growth                                        =$75,000 - [$50,000 - $0]
                                                                    =$25,000
                      Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                                                                    =$25,000 X 0.40
                                                                    =$10,000
                      Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                                                                    =$85,000

Examples with market decline
Assume that the Owner has made no withdrawals and that the Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account
Value, which ever is greater. Therefore, the basic Death Benefit is equal to
$50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS the "Growth"
under the Annuity.

                      Growth                                        =$45,000 - [$50,000 - $0]
                                                                    =$-5,000
                      Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                                                                    NO BENEFIT IS PAYABLE
                      Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                                                                    =$50,000

                                      B-1

APPENDIX B

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix B -- Calculation of Optional Death Benefits continued

In this example you would receive no additional benefit from purchasing the
Enhanced Beneficiary Protection Optional Death Benefit.

Example with market increase and withdrawals
Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 5 when the Account Value was $75,000. On the date we receive due proof of death, the
Account Value is $90,000. The basic Death Benefit is calculated as Purchase
Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $90,000. The Enhanced
Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($90,000) PLUS 40% of the "Growth" under the
Annuity.

          Growth                            =$90,000 - [$50,000 - ($50,000 X $15,000/$75,000)]
                                            =$90,000 - [$50,000 - $10,000]
                                            =$90,000 - $40,000
                                            =$50,000
          Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                                            =$50,000 X 0.40
                                            =$20,000
          Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                                            =$110,000

EXAMPLES OF HIGHEST ANNIVERSARY VALUE DEATH BENEFIT CALCULATION
The following are examples of how the Highest Anniversary Value Death Benefit is calculated. Each example assumes an initial Purchase Payment of $50,000.
Each example assumes that there is one Owner who is age 70 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example with market increase and death before Death Benefit Target Date
Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Account Value is $75,000; however, the
Anniversary Value on the 5/th/ anniversary of the Issue Date was $90,000.
Assume as well that the Owner has died before the Death Benefit Target Date.
The Death Benefit is equal to the greater of the Highest Anniversary Value or the basic Death Benefit. The Death Benefit would be the Highest Anniversary
Value ($90,000) because it is greater than the amount that would have been payable under the basic Death Benefit ($75,000).

Example with withdrawals
Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 7 when the Account Value was $75,000. On the date we receive due proof of death, the
Account Value is $80,000; however, the Anniversary Value on the 5th anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the
Highest Anniversary Value or the basic Death Benefit.

Highest Anniversary Value   =$90,000 - [$90,000 X $15,000/$75,000]
                            =$90,000 - $18,000
                            =$72,000
Basic Death Benefit         =max [$80,000, $50,000 - ($50,000 X $15,000/$75,000)]
                            =max [$80,000, $40,000]
                            =$80,000

The Death Benefit therefore is $80,000.

                                      B-2

APPENDIX B

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Example with death after Death Benefit Target Date
Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the
Death Benefit Target Date. Further assume that the Owner dies after the Death
Benefit Target Date, when the Account Value is $75,000. The Highest Anniversary
Value on the Death Benefit Target Date was $80,000; however, following the
Death Benefit Target Date, the Owner made a Purchase Payment of $15,000 and later had taken a withdrawal of $5,000 when the Account Value was $70,000. The
Death Benefit is equal to the greater of the Highest Anniversary Value plus
Purchase Payments minus proportional withdrawals after the Death Benefit Target
Date or the basic Death Benefit.

Highest Anniversary Value   =$80,000 + $15,000 - [($80,000 + $15,000) X $5,000/$70,000]
                            =$80,000 + $15,000 - $6,786
                            =$88,214
Basic Death Benefit         =max [$75,000, ($50,000 + $15,000) - {($50,000 + $15,000) X $5,000/$70,000}]
                            =max [$75,000, $60,357]
                            =$75,000

The Death Benefit therefore is $88,214.

EXAMPLES OF COMBINATION 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE DEATH BENEFIT
CALCULATION
The following are examples of how the Combination 5% Roll-Up and Highest
Anniversary Value Death Benefit are calculated. Each example assumes an initial
Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example with market increase and death before Death Benefit Target Date
Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the
7/th/ anniversary of the Issue Date we receive due proof of death, at which time the Account Value is $75,000; however, the Anniversary Value on the 5th anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Roll-Up Value is equal to initial Purchase Payment accumulated at 5% for 6 years, or $67,005. The Death
Benefit is equal to the greatest of the Roll-Up Value, Highest Anniversary
Value or the basic Death Benefit. The Death Benefit would be the Highest
Anniversary Value ($90,000) because it is greater than both the Roll-Up Value
($67,005) and the amount that would have been payable under the basic Death
Benefit ($75,000).

Example with withdrawals
Assume that the Owner made a withdrawal of $5,000 on the 6/th/ anniversary of the Issue Date when the Account Value was $45,000. The Roll-Up Value on the 6th
anniversary of the Issue Date is equal to initial Purchase Payment accumulated at 5% for 6 years, or $67,005. The 5% Dollar-for-Dollar Withdrawal Limit for
the 7/th/ annuity year is equal to 5% of the Roll-Up Value as of the 6th anniversary of the Issue Date, or $3,350. Therefore, the remaining $1,650 of the withdrawal results in a proportional reduction to the Roll-Up Value. On the
7th anniversary of the Issue Date we receive due proof of death, at which time the Account Value is $43,000; however, the Anniversary Value on the 2nd anniversary of the Issue Date was $70,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greatest of the Roll-Up Value, Highest Anniversary Value or the basic Death
Benefit.

                                      B-3

APPENDIX B

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix B -- Calculation of Optional Death Benefits continued

Roll-Up Value               ={($67,005 - $3,350) - [($67,005 - $3,350) X $1,650/($45,000 - $3,350)]} X 1.05
                            =($63,655 - $2,522) X 1.05
                            =$64,190
Highest Anniversary Value   =$70,000 - [$70,000 X $5,000/$45,000]
                            =$70,000 - $7,778
                            =$62,222
Basic Death Benefit         =max [$43,000, $50,000 - ($50,000 X $5,000/$45,000)]
                            =max [$43,000, $44,444]
                            =$44,444

The Death Benefit therefore is $64,190.

Example with death after Death Benefit Target Date
Assume that the Owner has not made any withdrawals prior to the Death Benefit
Target Date. Further assume that the Owner dies after the Death Benefit Target
Date, when the Account Value is $75,000. The Roll-Up Value on the Death Benefit
Target Date (the contract anniversary on or following the Owner's 80/th/
birthday) is equal to initial Purchase Payment accumulated at 5% for 10 years, or $81,445. The Highest Anniversary Value on the Death Benefit Target Date was
$85,000; however, following the Death Benefit Target Date, the Owner made a
Purchase Payment of $15,000 and later had taken a withdrawal of $5,000 when the
Account Value was $70,000. The Death Benefit is equal to the greatest of the
Roll-Up Value, Highest Anniversary Value or the basic Death Benefit as of the
Death Benefit Target Date; each increased by subsequent purchase payments and reduced proportionally for subsequent withdrawals.

Roll-Up Value               =$81,445 + $15,000 - [($81,445 + 15,000) X $5,000/$70,000]
                            =$81,445 + $15,000 - $6,889
                            =$89,556
Highest Anniversary Value   =$85,000 + $15,000 - [($85,000 + 15,000) X $5,000/$70,000]
                            =$85,000 + $15,000 - $7,143
                            =$92,857
Basic Death Benefit         =max [$75,000, $50,000 + $15,000 - {(50,000 + $15,000) X $5,000/$70,000}]
                            =max [$75,000, $60,357]
                            =$75,000

The Death Benefit therefore is $92,857.

EXAMPLES OF HIGHEST DAILY VALUE DEATH BENEFIT CALCULATION
The following are examples of how the HDV Death Benefit is calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date.

Example with market increase and death before Death Benefit Target Date
Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Account Value is $75,000; however, the
Highest Daily Value was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the
Highest Daily Value or the basic Death Benefit. The Death Benefit would be the
HDV ($90,000) because it is greater than the amount that would have been payable under the basic Death Benefit ($75,000).

                                      B-4

APPENDIX B

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Example with withdrawals
Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 7 when the Account Value was $75,000. On the date we receive due proof of death, the
Account Value is $80,000; however, the Highest Daily Value ($90,000) was attained during the fifth Annuity Year. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Daily Value (proportionally reduced by the subsequent withdrawal) or the basic Death Benefit.

  Highest Daily Value   =$90,000 - [$90,000 X $15,000/$75,000]
                        =$90,000 - $18,000
                        =$72,000
  Basic Death Benefit   =max [$80,000, $50,000 - ($50,000 X $15,000/$75,000)]
                        =max [$80,000, $40,000]
                        =$80,000

The Death Benefit therefore is $80,000.

Example with death after Death Benefit Target Date
Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the
Death Benefit Target Date. Further assume that the Owner dies after the Death
Benefit Target Date, when the Account Value is $75,000. The Highest Daily Value on the Death Benefit Target Date was $80,000; however, following the Death
Benefit Target Date, the Owner made a Purchase Payment of $15,000 and later had taken a withdrawal of $5,000 when the Account Value was $70,000. The Death
Benefit is equal to the greater of the Highest Daily Value on the Death Benefit
Target Date plus Purchase Payments minus proportional withdrawals after the
Death Benefit Target Date or the basic Death Benefit.

Highest Daily Value   =$80,000 + $15,000 - [($80,000 + $15,000) X $5,000/$70,000]
                      =$80,000 + $15,000 - $6,786
                      =$88,214
Basic Death Benefit   =max [$75,000, ($50,000 + $15,000) - {($50,000 + $15,000) X $5,000/$70,000}]
                      =max [$75,000, $60,357]
                      =$75,000

The Death Benefit therefore is $88,214.

                                      B-5

APPENDIX C

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix C-1 -- Advisor's Choice Prior Contract

Between November 1993 and July 31, 1997, the American Skandia offered a variable annuity under the marketing name Advisors Choice/R/ which is no longer being offered ("Choice" or "Prior Contract"). Purchase Payments may continue to be made to the Prior Contract. Assets supporting the Prior Contracts are maintained in Sub-account of Separate Account B.
The principal differences between the contracts offered by this Prospectus under the marketing name Advisors Choice/R/ 2000 ("Choice 2" or "Current
Contract") and the Prior Contract relate to the availability of fixed investment options under the contract, charges made by the Company, and death benefit provisions.

GLOSSARY OF TERMS
Some of the definitions used in the Choice contract are different from the definitions used in Choice 2 contract.
   The definition of "Account Value" in the Choice 2 prospectus is the same as the definition of "Account Value" in the Choice prospectus, except for the inclusion of disclosure related to fixed investment options. Fixed investment options are not available in the Prior Contract.
   The following defined terms in the Choice 2 prospectus relating to the fixed investment options are not applicable to the Prior Contracts: "Current Rates,"
"Fixed Allocation," "Guarantee Period," "Interim Value," "MVA," and "Maturity
Date."
   The definition of "Net Purchase Payment" in the CHC2 prospectus is the same as the definition of "Net Purchase Payment" in the Choice prospectus, except for the inclusion of any applicable sales charge, initial maintenance fee and/or charge for taxes in the Choice contracts.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
The Prior Contracts do not offer a fixed investment option. Therefore, any provisions in this Prospectus that relate to the Fixed Allocations are not applicable to the Prior Contract.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Annual Maintenance Fee: A maintenance fee for the Prior Contract equaling the lesser of $35 or 2% may be assessed against: (a) the initial Purchase Payment;
and (b) each Annuity Year after the first, the Account Value. It applies to the initial Purchase Payment only if less than $50,000. It is assessed, as of the first Valuation Period of each Annuity Year after the first only if, at that time, the Account Value of the Annuity is less than $50,000.

MANAGING YOUR ACCOUNT VALUE

DO YOU OFFER DOLLAR COST AVERAGING?
Your Choice annuity must have an Account Value of not less than $20,000 at the time we accept your request for a dollar cost averaging program.

DO YOU OFFER A PROGRAM TO BALANCED FIXED AND VARIABLE INVESTMENTS?
The "Balanced Investment Program" is not available under the Prior Contract.

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE
This benefit is not available under the Prior Contract.

                                      C-1

APPENDIX C

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix C-1 -- Advisor's Choice Prior Contract continued

ACCESS TO ACCOUNT VALUE

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Your Choice annuity must have an Account Value of at least $25,000 at the time we accept your request for a program of Systematic Withdrawals.

WHAT TYPES OF ANNUITY PAYMENT OPTIONS ARE AVAILABLE UPON ANNUITIZATION?
The minimum monthly annuity payment for the Choice contract is $50.00, except where a lower amount is required by law.

LIVING BENEFITS
The Optional Living Benefits are not available under the Prior Contract.

DEATH BENEFIT
The minimum death benefit for the Choice contract is the total of each Purchase
Payment growing daily at the equivalent of a specified interest rate per year starting as to each Purchase Payment on the date it is allocated to the Account
Value, less the total of each withdrawal, of any type, growing daily at the equivalent of the same specified interest rate per year starting as of the date of each such withdrawal. However, this minimum death benefit may not exceed
200% of (A) minus (B), where (A) is the total of all Purchase Payment received;
and (B) is the total of all withdrawals of any type.
   Currently, the specified rate at which the minimum death benefit increases is 5% per year, compounded yearly.

OPTIONAL DEATH BENEFITS
The Optional Death Benefits are not available under the Prior Contract.

PLUS40(TM) OPTIONAL LIFE INSURANCE RIDER
The Plus40/TM/ Optional Life Insurance Rider is not available under the Prior
Contract.

PERFORMANCE INFORMATION
The calculation of performance information and the Standard Total Return and the Non-standard Total Return for the Choice Sub-accounts are set forth in the
Choice 2 Statement of Additional Information.

                                      C-2

APPENDIX C

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix C-2 -- Advisor's Design Prior Contract

EXPENSE EXAMPLES
The Expense Examples for the Prior Contract are as follows:

WHETHER OR NOT YOU SURRENDER YOUR CONTRACT AT THE END OF THE APPLICABLE TIME
PERIOD:

                        -------------------------------
                        1 year 3 years 5 years 10 years
                        -------------------------------
                         $559  $1,664  $2,754   $5,415
                        -------------------------------

IF YOU ANNUITIZE AT THE END OF THE APPLICABLE TIME PERIOD:

                        -------------------------------
                        1 year 3 years 5 years 10 years
                        -------------------------------
                         $559  $1,664  $2,754   $5,415
                        -------------------------------

 The Expense Examples shown above assume your Account Value is less than
 $50,000 so that the Annual Maintenance Fee applies. If your Account Value is greater than $50,000 such that the Annual Maintenance Fee does not apply, the amounts indicated in the Expense Examples shown above would be reduced.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Sales Charge: The Prior Contract provides for a sales charge in the amount of
1.5% of each Purchase Payment. Any applicable sales charge is deducted from each Purchase Payment.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the
Insurance Charge for administrative costs. Generally, these types of changes will be based on a reduction to our sales, maintenance or administrative expenses due to the nature of the individual or group purchasing the Annuity.
Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner;
(c) the amount of Purchase Payments or likelihood of additional Purchase
Payments; and/or (d) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce the portion of the
Insurance Charge attributed to the charge covering administrative costs.
   No sales charge is imposed when any group annuity contract or any Annuity issued pursuant to this Prospectus is owned on its Issue Date by: (a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director, officer or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager, sub-advisor, transfer agent, custodian, auditing, legal or administrative services provider that is providing investment management, advisory, transfer agency, custodianship, auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director, officer, employee or registered representative of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with American Skandia Marketing, Incorporated;
(f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting, claims, administrative, computer support, marketing, office or other services; (g) the then current spouse of any such person noted in
(b) through (f), above; (h) the parents of any such person noted in (b) through
(g), above; (i) the child(ren) or other legal dependent under the age of 21 of any such person noted in (b) through (h) above; and (j) the siblings of any such persons noted in (b) through (h) above.

                                      C-3

APPENDIX C

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix C-2 -- Advisor's Design Prior Contract continued

   Any elimination of the sales charge or any reduction to the amount of such charges will not discriminate unfairly between Annuity purchasers. We will not make any changes to this charge where prohibited by law.

LIVING BENEFITS
The Optional Living Benefits are not available under the Prior Contract.

DEATH BENEFIT

OPTIONAL DEATH BENEFITS
The Optional Death Benefits are not available under the Prior Contract.

PLUS40(TM) OPTIONAL LIFE INSURANCE RIDER
The Plus40/TM/ Optional Life Insurance Rider was never available under the
Prior Contract.

                                      C-4

APPENDIX D

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix D -- Performance Advantage

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE
American Skandia's Performance Advantage was offered, in those states where approved, between May 15, 1999 and October 22, 2000. The description below of the Performance Advantage benefit applies to those Contract Owners who purchased an Annuity during that time period when the Performance Advantage feature was offered.

GLOSSARY OF TERMS
When determining the Account Value and Surrender Value of the Annuity, both amounts will not include any Target Value Credits (described below) that we are entitled to recover upon Surrender of your Annuity.

DO YOU PROVIDE ANY GUARANTEES ON MY INVESTMENT?
The Annuity provides variable investment options and fixed investment options.
Only the fixed investment options provide a guaranteed return on your investment, subject to certain terms and conditions. However, your Annuity includes a feature at no additional cost that provides certain benefits if your
Account Value has not reached or exceeded a "target value" on its 10/th/
anniversary. If, on the 10/th/ anniversary of your Annuity's Issue Date, your
Account Value has not reached the target value (as defined below) you can choose either of the following benefits:
 .   You may continue your Annuity without electing to receive Annuity payments and receive an annual credit to your Account Value payable until you begin receiving Annuity payments. The credit is equal to 0.25% of the average of your Annuity's Account Value for the preceding four complete calendar quarters. This credit is applied to your investment options pro-rata based on the allocation of your then current Account Value.
                                      OR
 .   You may begin receiving Annuity payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account
     Value on the 10/th/ anniversary of its Issue Date minus the sum of all
     Purchase Payments allocated in the prior five years. The annuity option you select must initially guarantee payments for not less than seven years.
   Following the 10/th/ anniversary of your Annuity's Issue Date, we will inform you if your Account Value did not meet or exceed the Target Value. We will assume that you have elected to receive the annual credit to your Account
Value unless, not less than 30 days prior to the next anniversary of the
Annuity, we receive at our home office your election to begin receiving Annuity payments.
   Certain provisions of this benefit and of the Target Value Credits described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

WHAT IS THE "TARGET VALUE" AND HOW IS IT CALCULATED?
The Target Value is a tool used to determine whether you are eligible to elect either of the benefits described above. The Target Value does not impact the
Account Value available if you surrender your Annuity or make a partial withdrawal and does not impact the Death Benefit available to your
Beneficiary(ies). The Target Value assumes a rate of return over ten
(10) Annuity Years that will allow your initial investment to double in value, adjusted for any withdrawals and/or additional Purchase Payments you make during the 10 year period. We calculate the "Target Value" as follows:
  1. Accumulate the initial Purchase Payment at an annual interest rate of 7.2%
     until the 10/th /anniversary of the Annuity's Issue Date; plus
  2. Accumulate any additional Purchase Payments at an annual interest rate of
     7.2% from the date applied until the 10/th/ anniversary of the Annuity's
     Issue Date; minus
  3. Each "proportional reduction" resulting from any withdrawal, accumulating at an annual interest rate of 7.2% from the date the withdrawal is processed until the 10/th/ anniversary of the Annuity's Issue Date. We determine each "proportional reduction" by determining the percentage of your Account Value then withdrawn and reducing the Target Value by that same percentage. We include any withdrawals under your Annuity in this calculation, as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual
     Maintenance Fee or the Transfer Fee.

                                      D-1

APPENDIX D

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix D -- Performance Advantage continued

EXAMPLES
1. Assume you make an initial Purchase Payment of $10,000 and make no further
   Purchase Payments. The Target Value on the 10/th /anniversary of your
   Annuity's Issue Date would be $20,042, assuming no withdrawals are made.
   This is equal to $10,000 accumulating at an annual rate of 7.2% for the
   10-year period.
2. Assume you make an initial Purchase Payment of $10,000 and make no further
   Purchase Payments. Assume at the end of Year 6, your Account Value has increased to $15,000 and you make a withdrawal of 10% or $1,500. The Target
   Value on the 10/th/ anniversary would be $18,722. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period, minus the proportional reduction accumulating at an annual interest rate of 7.2%.

CAN I RESTART THE 10-YEAR TARGET VALUE CALCULATION?
Yes, you can elect to lock in the growth in your Annuity by "restarting" the
10-year period on any anniversary of the Issue Date. If you elect to restart the calculation period, we will treat your Account Value on the restart date as if it was your Purchase Payment when determining if your Annuity's Account
Value meets or exceeds the Target Value on the appropriate tenth
(10/th/) anniversary. You may elect to restart the calculation more than once, in which case, the 10-year calculation period will begin on the date of the last restart date. We must receive your election to restart the calculation at our home office not later than 30 days after each anniversary of the Issue Date.

WHAT ARE TARGET VALUE CREDITS?
Target Value Credits are additional amounts that we apply to your Account Value to increase the likelihood that your Account Value will meet or exceed the
Target Value. We add Target Value Credits to your Account Value at the time a
Purchase Payment is applied to your Annuity. Only those Purchase Payments made before the first anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits.
   The amount of the Target Value Credit is equal to 1.0% of each qualifying
Purchase Payment. Target Value Credits are only payable on qualifying Purchase
Payments if the Owner(s) of the Annuity is (are) less than age 81 on its Issue
Date. If the Annuity is owned by an entity, the age restriction applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general account and is allocated to the investment options in the same ratio that the qualifying Purchase Payment is allocated.
   Target Value Credits will not be available if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, of an
Annuity we issued that has the same or a similar benefit.

 The amount of any Target Value Credits are not immediately vested and can be recovered by American Skandia under the circumstances and for the time periods shown below. If American Skandia exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.
 1.If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.
 2.If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.
 3.If a person on whose life we pay the Death Benefit dies, or if a
   "contingency event" occurs which triggers a medically-related surrender:
  .  within 12 months after the date a Target Value Credit was allocated to your Account Value; or
  .  within 10 years after the date a Target Value Credit was allocated to your
     Account Value if any owner was over age 70 on the Issue Date, or, if the
     Annuity was then owned by an entity, the Annuitant was over age 70 on the
     Issue Date.
 Following completion of the above time periods, the amount of any Target Value
 Credits are vested in the Owner.

                                      D-2

APPENDIX E

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix E -- Plus40(TM) Optional Life
Insurance Rider

 American Skandia's Plus40/(TM)/ Optional Life Insurance Rider was offered, in those states where approved, between September 17, 2001 and May 1, 2003. The description below of the Plus40/(TM)/ benefit applies to those Contract Owners who purchased an Annuity during that time period and elected the Plus40/(TM)/
 benefit.

 The life insurance coverage provided under the Plus40/(TM)/ Optional Life
 Insurance Rider ("Plus40/(TM)/ rider" or the "Rider") is supported by American
 Skandia's general account and is not subject to, or registered as a security under, either the Securities Act of 1933 or the Investment Company Act of
 1940. Information about the Plus40/(TM)/ rider is included as an Appendix to this Prospectus to help you understand the Rider and the relationship between the Rider and the value of your Annuity. It is also included because you can elect to pay for the Rider with taxable withdrawals from your Annuity. The staff of the Securities and Exchange Commission has not reviewed this information. However, the information may be subject to certain generally applicable provisions of the Federal securities laws regarding accuracy and completeness.

   The income tax-free life insurance payable to your Beneficiary(ies) under the Plus40/(TM)/ rider is equal to 40% of the Account Value of your Annuity as of the date we receive due proof of death, subject to certain adjustments, restrictions and limitations described below.

ELIGIBILITY
The Plus40/(TM)/ rider may be purchased as a rider on your Annuity. The Rider must cover those persons upon whose death the Annuity's death benefit becomes payable -- the Annuity's owner or owners, or the Annuitant (in the case of an entity owned Annuity). If the Annuity has two Owners, the Rider's death benefit is payable upon the first death of such persons. If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.
   The minimum allowable age to purchase the Plus40/(TM)/ rider is 40; the maximum allowable age is 75. If the Rider is purchased on two lives, both persons must meet the age eligibility requirements. The Plus40/(TM)/ rider is not available to purchasers who use their Annuity as a funding vehicle for a
Tax Sheltered Annuity (or 403(b)) or as a funding vehicle for a qualified plan under Section 401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS
 .   If you die during the first 24 months following the effective date of the
     Plus40/(TM)/ rider (generally, the Issue Date of your Annuity), the death benefit will be limited to the amount of any charges paid for the Rider while it was in effect. While we will return the charges you have paid during the applicable period as the death benefit, your Beneficiary(ies)
     will receive no additional life insurance benefit from the Plus40/(TM)/
     rider if you die within 24 months of its effective date.
 .   If you make a Purchase Payment within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Purchase Payment(s). If we reduce the death benefit payable under the Plus40/(TM)/ rider based on this provision, we will return 50% of any charges paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.
 .   If we apply Credits to your Annuity based on Purchase Payments, such
     Credits are treated as Account Value for purposes of determining the death benefit payable under the Plus40/(TM)/ rider. However, if Credits were applied to Purchase Payments made within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Credits. If we reduce the death benefit payable under the Plus40/(TM)/ rider based on this provision, we will return 50% of any charges paid for the Rider based on such Credits as an additional amount included in the death benefit under the Rider.
 .   If you become terminally ill (as defined in the Rider) and elect to receive a portion of the Plus40/(TM)/ rider's death benefit under the
     Accelerated Death Benefit provision, the amount that will be payable under the Rider upon your death will be reduced. Please refer to the Accelerated
     Death Benefit provision described below.

                                      E-1

APPENDIX E

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix E -- Plus40(TM) Optional Life Insurance Rider continued

 .   If charges for the Plus40/(TM)/ rider are due and are unpaid as of the date the death benefit is being determined, such charges will be deducted from the amount paid to your Beneficiary(ies).
 .   If the age of any person covered under the Plus40/(TM)/ rider is misstated, we will adjust any coverage under the Rider to conform to the facts. For example, if, due to the misstatement, we overcharged you for coverage under the Rider, we will add any additional charges paid to the amount payable to your Beneficiary(ies). If, due to the misstatement, we undercharged you for coverage under the Rider, we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.
 .   On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately after the 95/th/ birthday), coverage will terminate. No charge will be made for an Owner following the expiry date. If there are two Owners, the expiry date applies separately to each Owner; therefore, coverage may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT
The Plus40/(TM)/ rider is subject to a Maximum Death Benefit Amount based on the Purchase Payments applied to your Annuity. The Plus40/(TM)/ rider may also be subject to a Per Life Maximum Benefit that is based on all amounts paid under any annuity contract we issue to you under which you have elected the
Plus40/(TM)/ rider or similar life insurance coverage.
 .   The Maximum Death Benefit Amount is 100% of the Purchase Payments
     increasing at 5% per year following the date each Purchase Payment is applied to the Annuity until the date of death. If Purchase Payments are applied to the Annuity within 24 months prior to the date of death, the
     Maximum Death Benefit Amount is decreased by the amount of such Purchase
     Payments.
 .   The Per Life Maximum Benefit applies to Purchase Payments applied to any such annuity contracts more than 24 months from the date of death that exceed $1,000,000. If you make Purchase Payments in excess of $1,000,000, we will reduce the aggregate death benefit payable under all Plus40/(TM)/
     riders, or similar riders issued by us, based on the combined amount of
     Purchase Payments in excess of $1,000,000 multiplied by 40%. If the Per
     Life Maximum Benefit applies, we will reduce the amount payable under each applicable Plus40/(TM)/ rider on a pro-rata basis. If the Per Life Maximum
     Benefit applies upon your death, we will return any excess charges that you paid on the portion of your Account Value on which no benefit is payable. The Per Life Maximum Benefit does not limit the amount of
     Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become terminally ill, you may request that a portion of the death benefit payable under the Plus40/(TM)/ rider be prepaid instead of being paid to your Beneficiary(ies) upon your death. Subject to our requirements and where allowed by law, we will make a one time, lump sum payment. Our requirements include proof satisfactory to us, in writing, of terminal illness after the
Rider's Effective Date.
   The maximum we will pay, before any reduction, is the lesser of 50% of the
Rider's death benefit or $100,000. If you elect to accelerate payment of a portion of the death benefit under the Plus40/TM/ rider, the amount of the remaining death benefit is reduced by the prepaid amount accumulating at an annualized interest rate of 6.0%. Eligibility for an accelerated payout of a portion of your Plus40/(TM)/ rider death benefit may be more restrictive than any medically-related surrender provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM) RIDER
The Plus40/(TM)/ rider has a current charge and a guaranteed maximum charge.
The current charge for the Plus40/(TM)/ rider is based on a percentage of your
Account Value as of the anniversary of the Issue Date of your Annuity. The applicable percentages differ based on the attained age, last birthday of the
Owner(s) or Annuitant (in the case of an entity owned Annuity) as of the date the charge is due. We reserve the right to change the current charge, at any time, subject to regulatory approval where required. If there are two Owners, we calculate the current charge that applies to each Owner individually and deduct the combined amount as the charge for the Rider. There is no charge based on a person's life after coverage expires as to that person. However, a charge will still apply to the second of two Owners (and coverage will continue for such Owner) if such Owner has not reached the expiry date.

                                      E-2

APPENDIX E

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                        PERCENTAGE OF
                           ATTAINED AGE ACCOUNT VALUE
                            Age 40-75        .80%
                            Age 76-80       1.60%
                            Age 81-85       3.20%
                            Age 86-90       4.80%
                            Age 91          6.50%
                            Age 92          7.50%
                            Age 93          8.50%
                            Age 94          9.50%
                            Age 95         10.50%

   The charge for the Plus40/(TM)/ rider may also be subject to a guaranteed maximum charge that will apply if the current charge, when applied to the
Account Value, exceeds the guaranteed maximum charge. The guaranteed maximum charge is based on a charge per $1,000 of insurance.
   We determine the charge for the Rider annually, in arrears. We deduct the charge: (1) upon your death; (2) on each anniversary of the Issue Date; (3) on the date that you begin receiving annuity payments; (4) if you surrender your
Annuity other than a medically-related surrender; or (5) if you choose to terminate the Rider. If the Rider terminates for any of the preceding reasons on a date other than the anniversary of the Annuity's Issue Date, the charge will be prorated. During the first year after the Annuity's Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, the charge will be prorated from the last anniversary of the Issue Date.
   You can elect to pay the annual charge through a redemption from your
Annuity's Account Value or through funds other than those within the Annuity.
If you do not elect a method of payment, we will automatically deduct the annual charge from your Annuity's Account Value. The manner in which you elect to pay for the Rider may have tax implications.
 .   If you elect to pay the charge through a redemption of your Annuity's
     Account Value, the withdrawal will be treated as a taxable distribution, and will generally be subject to ordinary income tax on the amount of any investment gain withdrawn. If you are under age 59 1/2, the distribution may also be subject to a 10% penalty on any gain withdrawn, in addition to ordinary income taxes. We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge.
 .   If you elect to pay the charge through funds other than those from your
     Annuity, we require that payment be made electronically in U.S. currency through a U.S. financial institution. If you elect to pay the charge through electronic transfer of funds and payment has not been received within 31 days from the due date, we will deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can terminate the Plus40/(TM)/ rider at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the Rider.
The Plus40/(TM)/ rider will terminate automatically on the date your Account
Value is applied to begin receiving annuity payments, on the date you surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date. We may also terminate the Plus40/(TM)/ rider, if necessary, to comply with our interpretation of the Code and applicable regulations. Once terminated, you may not reinstate your coverage under the Plus40/(TM)/ rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in ownership and annuitant designations under the Annuity may result in changes in eligibility and charges under the Plus40/(TM)/ rider. These changes may include termination of the Rider. Please refer to the Rider for specific details.

                                      E-3

APPENDIX E

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix E -- Plus40(TM) Optional Life Insurance Rider continued

SPOUSAL ASSUMPTION
A spousal beneficiary may elect to assume ownership of the Annuity instead of taking the Annuity's Death Benefit. However, regardless of whether a spousal beneficiary assumes ownership of the Annuity, The Death Benefit under the
Plus40/(TM)/ Rider will be paid Despite the Fact that the Annuity will
Continue. The spousal beneficiary can apply the death benefit proceeds under the Plus40/(TM)/ rider to the Annuity as a new Purchase Payment, can purchase a new annuity contract or use the death benefit proceeds for any other purpose.
Certain restrictions may apply to an Annuity that is used as a qualified investment. Spousal beneficiaries may also be eligible to purchase the
Plus40/(TM)/ rider, in which case the Annuity's Account Value, as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The Plus40/(TM)/ rider was designed to qualify as a life insurance contract under the Code. As life insurance, under most circumstances, the
Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.
   If your Annuity is being used as an Individual Retirement Annuity (IRA), we consider the Plus40/(TM)/ rider to be outside of your IRA, since premium for the Rider is paid for either with funds outside of your Annuity or with withdrawals previously subject to tax and any applicable tax penalty.
   We believe payments under the accelerated payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free payments. To the extent permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally ill, or any other applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

                                      E-4

APPENDIX F

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix F -- Description and Calculation of Previously Offered Optional Death
Benefits

If you purchased your Annuity before November 18, 2002 and were not a resident of the State of New York, the following optional death benefits were offered:

ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT
The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.
   The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

CALCULATION OF ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the
Death Benefit is calculated as follows:
1. the basic Death Benefit described above
   PLUS
2. 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

   "Death Benefit Amount" includes your Account Value and any amounts added to your Account Value under the basic Death Benefit when the Death Benefit is calculated. Under the basic Death Benefit, amounts are added to your Account
Value when the Account Value is less than Purchase Payments minus proportional withdrawals.
   "Proportional Withdrawals" are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn

 The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the
 Death Benefit.

 Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.

 NOTE: You may not elect the Enhanced Beneficiary Protection Optional Death
 Benefit if you have elected any other Optional Death Benefit.

Guaranteed Minimum Death Benefit
If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the Annuity is owned by an entity, the
Annuitant must be age 80 or less.

KEY TERMS USED WITH THE GUARANTEED MINIMUM DEATH BENEFIT
..   The Death Benefit Target Date is the contract anniversary on or after the
    80th birthday of the current Owner, the oldest of either joint Owner or the
    Annuitant, if entity owned.
..   The Highest Anniversary Value equals the highest of all previous
    "Anniversary Values" on or before the earlier of the Owner's date of death and the "Death Benefit Target Date".

                                      F-1

APPENDIX F

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix F -- Description and Calculation of
Previously Offered Optional Death Benefits continued

..   The Anniversary Value is the Account Value as of each anniversary of the
    Issue Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.
..   A Proportional Reduction is a reduction to the value being measured caused by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your
    Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase
    Payments increasing at the appropriate interest rate by 20%.

CALCULATION OF GUARANTEED MINIMUM DEATH BENEFIT
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:
1. the Account Value in the Sub-accounts plus the Interim Value of any Fixed
   Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2. the sum of all Purchase Payments minus the sum of all Proportional
   Reductions, each increasing daily until the Owner's date of death at a rate of 5.0%, subject to a limit of 200% of the difference between the sum of all
   Purchase Payments and the sum of all withdrawals as of the Owner's date of death; and
3. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional
Reductions since such date.

If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:
1. the Account Value as of the date we receive in writing "due proof of death"
   (an MVA may be applicable to amounts in any Fixed Allocations); and
2. the greater of Item 2 & 3 above on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

 Between May 15, 1999 and January 22, 2001, in those jurisdictions where we received regulatory approval, American Skandia offered the Guaranteed Minimum
 Death Benefit with a 7.2% accumulation rate. This Benefit will apply to
 Annuity Owners who purchased the Annuity and elected the 7.2% GMDB during the period it was offered.

ANNUITIES WITH JOINT OWNERS
For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the
Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary
Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

ANNUITIES OWNED BY ENTITIES
For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death
Benefit Target Date. Payment of the Death Benefit is based on the death of the
Annuitant (or Contingent Annuitant, if applicable).

CAN I TERMINATE THE OPTIONAL DEATH BENEFITS? DO THE OPTIONAL DEATH BENEFITS
TERMINATE UNDER OTHER CIRCUMSTANCES?
You can terminate the Enhanced Beneficiary Protection Optional Death Benefit
and the Guaranteed Minimum Death Benefit at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the benefit. Both optional Death Benefits will

                                      F-2

APPENDIX F

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

terminate automatically on the Annuity Date. We may also terminate any optional
Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

WHAT ARE THE CHARGES FOR THE OPTIONAL DEATH BENEFITS?
We deduct a charge from your Account Value if you elect to purchase either optional Death Benefit. The Enhanced Beneficiary Protection Death Benefit costs
0.25% of Account Value. The Guaranteed Minimum Death Benefit costs 0.35% of the current Death Benefit. The charges for these death benefits are deducted in arrears each Annuity Year. No charge applies after the Annuity Date. We deduct the charge:
1. on each anniversary of the Issue Date;
2. when Account Value is transferred to our general account prior to the
   Annuity Date;
3. if you surrender your Annuity; and
4. if you choose to terminate the benefit (Enhanced Beneficiary Protection
   Optional Death Benefit only).

   If you surrender the Annuity, elect to begin receiving annuity payments or terminate the benefit on a date other than an anniversary of the Issue Date, the charge will be prorated. During the first year after the Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, it would be prorated from the last anniversary of the Issue Date.
   We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the
Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge. If your Annuity's Account Value is insufficient to pay the charge, we may deduct your remaining Account Value and terminate your Annuity. We will notify you if your Account Value is insufficient to pay the charge and allow you to submit an additional Purchase
Payment to continue your Annuity.
   Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

ADDITIONAL CALCULATIONS

EXAMPLES OF ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT CALCULATION
The following are examples of how the Enhanced Beneficiary Protection Optional
Death Benefit is calculated. Each example assumes that a $50,000 initial
Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue
Date and that all Account Value is maintained in the variable investment options.

EXAMPLE WITH MARKET INCREASE
Assume that the Owner's Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account
Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater.
Therefore, the basic Death Benefit is equal to $75,000. The Enhanced
Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 50% of the "Death Benefit Amount"
less Purchase Payments reduced by proportional withdrawals.

             Purchase Payments        =$50,000
             Account Value            =$75,000
             Basic Death Benefit      =$75,000
             Death Benefit Amount     =$75,000 - $50,000 = $25,000
             Benefit Payable under Enhanced Beneficiary Protection
             Optional Death Benefit   =40% of Growth
                                      =$75,000 + $12,500 = $87,500

EXAMPLES WITH MARKET DECLINE
Assume that the Owner's Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account
Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or

                                      F-3

APPENDIX F

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix F -- Description and Calculation of Previously Offered Optional Death
Benefits continued

Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is
equal to the amount payable under the basic Death Benefit ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

                Purchase Payments                     =$50,000
                Account Value                         =$40,000
                Basic Death Benefit                   =$50,000
                Death Benefit Amount                  =$50,000 - $50,000 = $0
                Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit
                                                      =$50,000 + $0 = $50,000

   In this example you would receive no additional benefit from purchasing the
Enhanced Beneficiary Protection Optional Death Benefit.

EXAMPLES OF GUARANTEED MINIMUM DEATH BENEFIT CALCULATION
The following are examples of how the Guaranteed Minimum Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all
Account Value is maintained in the variable investment options.

Example of market increase
Assume that the Owner's Account Value has generally been increasing due to positive market performance. On the date we receive due proof of death, the
Account Value is $90,000. The Highest Anniversary Value at the end of any
previous period is $72,000. The Death Benefit would be the Account Value
($90,000) because it is greater than the Highest Anniversary Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally increased until the fifth anniversary but generally has been decreasing since the fifth contract anniversary. On the date we receive due proof of death, the Account Value is
$48,000. The Highest Anniversary Value at the end of any previous period is
$54,000. The Death Benefit would be the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77) because it is greater than the Highest
Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's Account Value increased significantly during the first six years following the Issue Date. On the sixth anniversary date the Account
Value is $90,000. During the seventh Annuity Year, the Account Value increases to as high as $100,000 but then subsequently falls to $80,000 on the date we receive due proof of death. The Death Benefit would be the Highest Anniversary
Value at the end of any previous period ($90,000), which occurred on the sixth anniversary, although the Account Value was higher during the subsequent period. The Account Value on the date we receive due proof of death ($80,000)
is lower, as is the sum of all prior Purchase Payments increased by 5.0%
annually ($73,872.77).

                                      F-4

APPENDIX G

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix G -- Additional Information on Asset Allocation Programs

Program Rules
.. Prior to December 5, 2005, you could elect an asset allocation program where the Sub-accounts for each asset class in each model portfolio were designated based on an evaluation of available Sub-accounts. Effective December 5, 2005, you can no longer enroll in an asset allocation program, but you will be permitted to remain in the program if you enrolled prior to the date. These
  Program Rules reflect how the asset allocation program will be administered as of December 5, 2005 for those Owners who have chosen to remain in their program. Asset allocation is a sophisticated method of diversification that allocates assets among asset classes in order to manage investment risk and potentially enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss.

How The Asset Allocation Program Works
.. Amounts will automatically be allocated in accordance with the percentages and to Sub-accounts indicated for the model portfolio that you previously chose. If you allocate your Account Value or transfer your Account Value among any Sub-accounts that are outside of your model portfolio, we will allocate these amounts according to the allocation percentages of the applicable model portfolio upon the next rebalancing. You will not be permitted to change from one model portfolio to the other. Upon each rebalance, 100% of your Account Value allocated to the Sub-accounts will be allocated to the asset allocation program. Any Account Value not invested in the Sub-accounts will not be part of the program.
.. Additional Purchase Payments: Unless otherwise requested, any additional
  Purchase Payments applied to the variable Sub-accounts in the Annuity will be allocated to the Sub-accounts according to the allocation percentages for the model portfolio you chose. Allocation of additional Purchase Payments outside of your model portfolio but into a Sub-account, will be reallocated according to the allocation percentages of the applicable model portfolio upon the next rebalancing.
.. Rebalancing Your Model Portfolio: Changes in the value of the Sub-account will cause your Account Value allocated to the Sub-accounts to vary from the percentage allocations of the model portfolio you select. By selecting the asset allocation program, you have directed us to periodically (e.g., quarterly) rebalance your Account Value allocated to the Sub-accounts in accordance with the percentage allocations assigned to each Sub-account within your model portfolio at the time you elected the program or had later been modified with your consent. Some asset allocation programs will only require that a rebalancing occur when the percent of your Account Value allocated to the Sub-accounts are outside of the acceptable range permitted under such asset allocation program. Note -- Any Account Value not invested in the Sub-accounts will not be affected by any rebalance.
.. Sub-account Changes Within the Model Portfolios: From time to time you may be notified of a change in a Sub-account within your model portfolio. If you consent (in the manner that is then permitted or required) to the change, then it will be implemented upon the next rebalance. If you do not consent then rebalancing will continue in accordance with your unchanged model portfolio, unless the Sub-account is no longer available under your Annuity, in which case your lack of consent will be deemed a request to terminate the asset allocation program and the provisions under "Termination or
  Modification of the Asset Allocation Program" will apply.
.. Owner Changes in Choice of Model Portfolio: You may not change from the model portfolio that you have elected to any other model portfolio.

Termination or Modification of the Asset Allocation Program:
.. You may request to terminate your asset allocation program at any time. Once you terminate your asset allocation program, you will not be permitted to re-enroll in the program. Any termination will be effective on the date that
  American Skandia receives your termination request in good order. If you are enrolled in HDV or LT5, termination of your asset allocation program must coincide with (i) the enrollment in a then currently available and approved asset allocation program or other approved option, or (ii) the allocation of your entire account value to the then required investment option(s) available with these benefits. However, if you are enrolled in LT5 you may terminate the LT5 benefit in order to then terminate your asset allocation program.
  American Skandia reserves the right to terminate or modify the asset allocation program at any time with respect to any programs.

Restrictions on Electing the Asset Allocation:
.. You cannot participate in auto-rebalancing or a DCA program while enrolled in an asset allocation program and Systematic Withdrawals can only be made as flat dollar amounts.

                                      G-1

 PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER
 DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS CH2-PROS
 (05/2006).

                  ------------------------------------------
                               (print your name)

                  ------------------------------------------
                                   (address)

                  ------------------------------------------
                             (city/state/zip code)

Variable Annuity Issued by:                        Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                              AMERICAN SKANDIA
ASSURANCE CORPORATION                                       MARKETING, INCORPORATED
A Prudential Financial Company                       A Prudential Financial Company
One Corporate Drive                                             One Corporate Drive
Shelton, Connecticut 06484                               Shelton, Connecticut 06484
Telephone: 1-800-752-6342                                   Telephone: 203-926-1888
http://www.americanskandia.prudential.com http://www.americanskandia.prudential.com

                              MAILING ADDRESSES:

                    AMERICAN SKANDIA -- VARIABLE ANNUITIES
                                 P.O. Box 7960
                            Philadelphia, PA 19176

                                 EXPRESS MAIL:
                    AMERICAN SKANDIA -- VARIABLE ANNUITIES
                                2101 Welsh Road
                               Dresher, PA 19025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution: Not Applicable.

Item 15. Indemnification of Directors and Officers: Under Section 33-320a of the Connecticut General Statutes, the Registrant must indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses including attorneys’ fees, for actions brought or threatened to be brought against him in his capacity as a director or officer when certain disinterested parties determine that he acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant. In any criminal action or proceeding, it also must be determined that the director or officer had no reason to believe his conduct was unlawful. The director or officer must also be indemnified when he is successful on the merits in the defense of a proceeding or in circumstances where a court determines that he is fairly and reasonable entitled to be indemnified, and the court approves the amount. In shareholder derivative suits, the director or officer must be finally adjudged not to have breached this duty to the Registrant or a court must determine that he is fairly and reasonably entitled to be indemnified and must approve the amount. In a claim based upon the director’s or officer’s purchase or sale of the Registrants’ securities, the director or officer may obtain indemnification only if a court determines that, in view of all the circumstances, he is fairly and reasonably entitled to be indemnified and then for such amount as the court shall determine. The By-Laws of American Skandia Life Assurance Corporation (“ASLAC”) also provide directors and officers with rights of indemnification, consistent with Connecticut Law.

The foregoing statements are subject to the provisions of Section 33-320a.

Directors and officers of ASLAC and American Skandia Marketing, Inc. (“ASM”) can also be indemnified pursuant to indemnity agreements between each director and officer and American Skandia, Inc., a corporation organized under the laws of the state of Delaware. The provisions of the indemnity agreement are governed by Section 45 of the General Corporation Law of the State of Delaware.

The directors and officers of ASLAC and ASM are covered under a directors and officers liability insurance policy. Such policy will reimburse ASLAC or ASM, as applicable, for any payments that it shall make to directors and officers pursuant to law and, subject to certain exclusions contained in the policy, will pay any other costs, charges and expenses, settlements and judgments arising from any proceeding involving any director or officer of ASLAC or ASM, as applicable, in his or her past or present capacity as such.

Item 16. Exhibits:

	Exhibits	Page
1	Underwriting agreement incorporated by reference to Post Effective Amendment No. 1 to Registration Statement No. 333-25733, filed via EDGAR March 2, 1998.

2	Plan of acquisition, reorganization, arrangement, liquidation or succession	Not applicable

3	Articles of incorporation and by-laws incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement No. 33-87010, filed via EDGAR March 2, 1998.

4

Instruments defining the rights of security holders, including indentures, incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement No. 33-87010, filed via EDGAR

April 25, 1996.

5	Opinion re legality	(included as Exhibit 23b)

6 - 9		Not applicable

1

10	Material contracts (Investment Management Agreement):

(a) Agreement with Alliance Capital Management L.P. incorporated by reference to Post-Effective No. 3 to Registration Statement No. 33-53507, filed via EDGAR April 26, 2002.

(b) Agreement with Blackrock Financial Management, Inc. incorporated by reference to Post-Effective No. 3 to Registration Statement No. 33-53507, filed via EDGAR April 26, 2002.

11 - 22		Not applicable

23a	Consent of PricewaterhouseCoopers LLP	FILED HEREWITH

23b	Opinion & Consent of Counsel	Filed via EDGAR with Post Effective Amendment No. 5 to this Registration Statement filed April 20, 2004

24	Powers of Attorney for Directors James J. Avery, Helen M. Galt, Ronald P. Joelson, Andrew J. Mako, C. Edward Chaplin, Bernard J. Jacob, David R. Odenath, Chief Executive Officer, President and Director, and Michael Bohm, Executive Vice President and Chief Financial Officer filed with Post-Effective Amendment No. 11 to Registration Statement No. 333-24989.	FILED HEREWITH

25 - 28		Not applicable

An index to the financial statement schedules is omitted because it is not required or is not applicable.

Item 17. Undertakings: The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:

(i) To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2

(4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

LEGAL EXPERTS: The Counsel of American Skandia Life Assurance Corporation has passed on the legal matters with respect to Federal laws and regulations applicable to the issue and sale of the Annuities and with respect to Connecticut law.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on the 21st day of April, 2006.

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
Depositor

By:	/s/ LAURA KEALEY
Laura Kealey, Vice President, Corporate Counsel

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date
(Principal Executive Officer)

David R. Odenath* David R. Odenath		Chief Executive Officer and President	April 21, 2006

(Principal Financial Officer and Principal Accounting Officer)

Michael Bohm* Michael Bohm		Executive Vice President and Chief Financial Officer	April 21, 2006

(Board of Directors)

James Avery* James Avery			Helen Galt* Helen Galt

Ronald Joelson* Ronald Joelson		David R. Odenath* David R. Odenath	Andrew J. Mako* Andrew J. Mako

C. Edward Chaplin* C. Edward Chaplin		Bernard J. Jacob* Bernard J. Jacob

	*By	/s/ LAURA KEALEY
Laura Kealey

*Executed by Laura Kealey on behalf of those indicated pursuant to Power of Attorney

Exhibits

Exhibit 23a	Consent of PricewaterhouseCoopers LLP.	FILED HEREWITH

24	Powers of Attorney	FILED HEREWITH